EXHIBIT 10.1

Execution Version

This RESTATEMENT AGREEMENT, dated as of June 23, 2016 (this “Restatement Agreement”), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Borrower”), J. C. PENNEY COMPANY, INC., J. C. PENNEY PURCHASING CORPORATION, JCP REAL ESTATE HOLDINGS, INC. and J. C. PENNEY PROPERTIES, INC., as guarantors (collectively, the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent (the “New Administrative Agent”), and the lenders under the Original Credit Agreement (as defined below) signatory hereto (collectively, the “Lenders”), is made in reference to the Credit and Guaranty Agreement, dated as of May 22, 2013 (as amended or supplemented prior to the date hereof, the “Original Credit Agreement”) by and among the Borrower, the Guarantors, the lenders party thereto, GOLDMAN SACHS BANK USA, as administrative agent (the “Former Administrative Agent”) and collateral agent (the “Former Collateral Agent”), and the other parties thereto.

WHEREAS, the Borrower has requested, and the Lenders have agreed, upon the terms and subject to the conditions set forth herein, that the Original Credit Agreement be amended and restated as provided herein;

WHEREAS, the Former Administrative Agent, the Former Collateral Agent, the New Administrative Agent, Wilmington Trust, National Association, as collateral agent (the “New Collateral Agent”) under the Pari Passu Intercreditor Agreement (as referred to below), the Borrower and the Guarantors have entered into the Agency Transfer Agreement (as defined in the Restated Credit Agreement), which shall become effective concurrently with the effectiveness of this Restatement Agreement;

WHEREAS, the New Administrative Agent, the New Collateral Agent and the other parties thereto have entered into the Pari Passu Intercreditor Agreement (as defined in the Restated Credit Agreement), which shall become effective concurrently with the effectiveness of this Restatement Agreement; and

WHEREAS, to the extent set forth on such Lender’s counterpart to this Restatement Agreement, each Lender party hereto that holds an Original Loan (as defined in the Restated Credit Agreement) has agreed to convert 100% (or such lesser amount as may be notified by the New Administrative Agent to such Lender prior to the Restatement Effective Date (as defined below) of such Lender’s Original Loan into a like principal amount of Initial Loans under the Restated Credit Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Borrower, the Lenders party hereto and the New Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement (as defined below), except that the defined terms “Lender” and “Requisite Lenders” shall have the meaning given such terms by the Original Credit Agreement.

SECTION 2. Amendment and Restatement of the Original Credit Agreement. Effective as of the Restatement Effective Date (as defined below), the Original Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Restated Credit Agreement”) and the Requisite Lenders hereby consent to the Agency Transfer Agreement and the Transactions. Each of the Lenders signatory hereto and the Borrower consent to the amendment of the Original Credit Agreement pursuant to this Restatement Agreement, the terms of the Restated Credit Agreement and the Transactions (as defined in the Restated Credit Agreement).

SECTION 3. Effectiveness. This Restatement Agreement shall become effective on the date (the “Restatement Effective Date”) when (x) counterparts hereof which, when taken together, bear the signatures of each of the Credit Parties, the New Administrative Agent, each Lender with a Commitment under the Restated Credit Agreement and the Requisite Lenders shall have been received by the New Administrative Agent and the New Collateral Agent, (y) all conditions to the Restatement Effective Date set forth in Section 3.1 of the Restated Credit Agreement shall have been satisfied and (z) the New Administrative Agent shall have received from the Borrower a non-refundable fee, for the account of (i) each Converting Lender equal to 0.50% of the principal amount of Converting Loans held by such consenting Lender on the Restatement Effective Date and (ii) each Lender with a Commitment under the Restated Credit Agreement equal to 0.50% of the principal amount of the Commitment of such Lender under the Restated Credit Agreement on the Restatement Effective Date.

SECTION 4. Counterparts; Amendments. This Restatement Agreement may neither be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the Credit Parties, the New Administrative Agent and Lenders constituting the Requisite Lenders. This Restatement Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Restatement Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Restatement Agreement.

SECTION 5. No Novation. The execution and delivery of this Restatement Agreement and the effectiveness hereof shall not act as a novation of the Original Credit Agreement and, except as specifically contemplated by this Restatement Agreement, shall not serve to discharge or release any Obligation or Lien under the Credit Documents. This Restatement Agreement shall be a Credit Document for all purposes of the Restated Credit Agreement.

SECTION 6. Applicable Law; Waiver of Jury Trial.

THIS RESTATEMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

EACH PARTY HERETO HEREBY AGREES TO THE TERMS SET FORTH IN SECTIONS 10.15 AND 10.16 OF THE RESTATED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 7. Headings. The Section headings used herein are for convenience of reference only, are not part of this Restatement Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Restatement Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

J. C. PENNEY CORPORATION, INC., as Borrower

By:	/s/ Michael Porter
	Name:	Michael Porter
	Title:	Vice President, Treasurer

J. C. PENNEY COMPANY, INC., as Guarantor

By:	/s/ Edward Record
	Name:	Edward Record
	Title:	Executive Vice President and Chief Financial Officer

J. C. PENNEY PURCHASING CORPORATION, as Guarantor

By:	/s/ Gary Piper
	Name:	Gary Piper
	Title:	Treasurer

JCP REAL ESTATE HOLDINGS, INC., as Guarantor

By:	/s/ Gary Piper
	Name:	Gary Piper
	Title:	Treasurer

J. C. PENNEY PROPERTIES, INC., as Guarantor

By:	/s/ Gary Piper
	Name:	Gary Piper
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender under the Restated Credit Agreement

By:	/s/ Lauren M. Baker
	Name:	Lauren M. Baker
	Title:	Vice President

Signature Page to Restatement Agreement

The undersigned Lender under the Original Credit Agreement hereby consents to the Restatement Agreement and, to the extent set forth below, to its Original Loans being converted to Initial Loans pursuant to the Restated Credit Agreement:

,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

Check the box to the right to request that your Original Loans be converted to Initial Loans:	☐

Exhibit A

Amended and Restated Credit and Guaranty Agreement

[attached]

EXECUTION VERSION

AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

dated as of June 23, 2016

among

J. C. PENNEY CORPORATION, INC.,

as Borrower,

J. C. PENNEY COMPANY, INC., and

CERTAIN SUBSIDIARIES OF J. C. PENNEY CORPORATION, INC.,

as Guarantors,

VARIOUS LENDERS,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO SECURITIES, LLC, and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Lead Arrangers and Joint Bookrunners

CITIZENS BANK, NATIONAL ASSOCIATION,

REGIONS BANK, and

HSBC BANK USA, N.A.,

as Senior Managing Agents

$1,688,125,000 Term Loan

-i-

-ii-

-iii-

-iv-

APPENDICES:	A Commitments
B Notice Addresses

SCHEDULES:	3.1(a)	Restatement Effective Date Credit Documents
	4.2	Equity Interests and Ownership
	4.13	Real Estate Assets
	4.14	Disclosed Matters
	5.15	Post-Closing Matters
	5.16(a)(i)	Restatement Effective Date Mortgaged Properties
	5.16(a)(iii)	Title Policy Properties
	5.16(a)(iv)	Initial Appraisal Properties
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.3	Certain Restrictive Agreements
	6.6	Certain Investments

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Note
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificate re Non-Bank Status
	F	Restatement Effective Date Certificate
	G	Counterpart Agreement
	H	Pledge and Security Agreement
	I	Modified Dutch Auction Procedures
	J	Pari Passu Intercreditor Agreement
	K	Incumbency Certificate

-v-

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of June 23, 2016, is entered into by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (together with its permitted successors in such capacity, “Administrative Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Holdings, Borrower, the Lenders, Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Former Agent”), and other parties are party to a credit agreement dated as of May 22, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”), and the parties to the Restatement Agreement (as defined below) have agreed to amend and restate in its entirety the Original Credit Agreement and replace it in its entirety with this Agreement;

WHEREAS, Lenders have agreed to extend Initial Loans (or convert Converting Loans) to Borrower, in an aggregate principal amount not to exceed $1,688,125,000, the proceeds of which will be used, together with the proceeds of the 2016 Notes, to consummate the Restatement Effective Date Refinancing.

WHEREAS, Former Agent, as administrative agent and collateral agent under the Original Credit Agreement, has assigned all of its rights and obligations under the Original Credit Agreement to the Administrative Agent and all of its rights and obligations under the Collateral Documents to the Collateral Agent.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“1994 Indenture” means the Indenture, dated as of April 1, 1994, between Holdings and Bank of America National Trust and Savings Association, as amended by a first supplemental indenture, dated as of January 27, 2002 between Holdings and U.S. Bank National Association, and a second supplemental indenture, dated as of July 26, 2002, by and among Holdings, Borrower and U.S. Bank National Association, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“2014 Indenture” means the Indenture, dated as of September 15, 2014 as supplemented by the First Supplemental Indenture dated as of September 15, 2014, among Holdings, Borrower and Wilmington Trust, National Association, as Trustee.

“2016 Indenture” means the Indenture, dated as of June 23, 2016, among Holdings, Borrower, the other guarantors party thereto and the 2016 Notes Trustee.

“2016 Notes” means $500,000,000 aggregate principal amount of 5.875% senior secured notes due 2023 issued by Borrower pursuant to the 2016 Indenture on the Restatement Effective Date.

“2016 Notes Trustee” means Wilmington Trust, National Association, as trustee under the 2016 Indenture, and its successors in such capacity.

“2023 Indenture” means the Indenture, dated as of October 1, 1982 as supplemented by the First Supplemental Indenture dated as of March 15, 1983, the Second Supplemental Indenture dated as of May 1, 1984, the Third Supplemental Indenture dated as of March 7, 1986, the Fourth Supplemental Indenture dated as of June 7, 1991, the Fifth Supplemental Indenture dated as of January 27, 2002 and the Sixth Supplemental Indenture dated as of May 20, 2013 between the Borrower and U.S. Bank National Association (successor to Bank of America National Trust and Savings Association), as Trustee.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of June 20, 2014, among Holdings, Borrower, Purchasing, the ABL Lenders, Wells Fargo Bank, National Association, as Administrative Agent and Co-Collateral Agent, and certain other Persons party thereto, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 10, 2015, among Holdings, Borrower, Purchasing, the ABL Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and Co-Collateral Agent, as the same may be further amended, restated, supplemented, replaced or Refinanced.

“ABL Intercreditor Agreement” means the Intercreditor and Collateral Cooperation Agreement, dated as of June 23, 2016, among the Credit Parties, the Collateral Agent, Wells Fargo Bank, National Association, as administrative agent under the ABL Credit Agreement, and the other parties thereto from time to time, as supplemented and amended from time to time.

“ABL Lender” means the lenders from time to time party to the ABL Credit Agreement.

“ABL Priority Collateral” means the “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Additional Lender” as defined in Section 2.24.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Adjusted Eurodollar Rate shall be the Interpolated Rate comparable to such period as of approximately 11:00 a.m., London time, on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than 1.00% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Transfer Agreement” means the Successor Agent Agreement, dated as of the Restatement Effective Date, by and among the Credit Parties, the Former Agent, the Administrative Agent and the Collateral Agent.

“Agent” means each of (i) Administrative Agent, (ii) Collateral Agent, (iii) each Joint Lead Arranger, (iv) each Joint Bookrunner, (v) each Senior Managing Agent and (vi) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Amended and Restated Credit and Guaranty Agreement, dated as of the date hereof, as it may be amended, restated, supplemented or otherwise modified from time to time.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by Administrative Agent consistent with generally accepted financial practices, taking into account the interest rate, margin, original issue discount, upfront fees and “eurodollar rate floors” or “base rate floors”; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness and (ii) (A) customary arrangement, structuring, underwriting, amendment, commitment or similar fees paid solely to the applicable arrangers or agents (or their respective affiliates) with respect to such Indebtedness, (B) fees that are not paid generally to the lenders providing such Indebtedness, and (C) fluctuations in the Adjusted Eurodollar Rate shall be excluded.

“Applicable Margin” means, (i) with respect to Eurodollar Rate Loans, 4.25% per annum, and (ii) with respect to Base Rate Loans, 3.25% per annum.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained by member banks of the United States Federal Reserve System (or any successor thereto) with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute

Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or Lenders by means of electronic communications pursuant to Section 10.1(b).

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (including the voluntary termination of a lease or other contract for consideration), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings’ Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) any disposition (as defined in Section 6.7) permitted by Section 6.7 of or with respect to assets (A) not constituting Collateral and (B) not required to become Collateral pursuant to Section 5.16, (iii) any disposition (as defined in Section 6.7) of Specified Assets prior to the date such assets are required to become Collateral pursuant to Section 5.16, (iv) any other disposition (as defined in Section 6.7) permitted by Section 6.7 other than pursuant to clauses (m), (p), (s) or (u) (with respect to any termination of a ground lease constituting Collateral or required to become Collateral pursuant to Section 5.16) thereof, and (v) sales, leases or licenses out of other assets for aggregate consideration of less than $5,000,000 in the aggregate during any Fiscal Year.

“Assignment Agreement” means, as applicable, (a) an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent or (b) a Borrower Assignment Agreement.

“Assignment Effective Date” as defined in Section 10.6(b).

“Auction” as defined in Section 10.6(i)(i).

“Auction Manager” means (a) Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates, as determined by the Borrower or (b) any other financial institution or advisor agreed by Borrower and Administrative Agent (whether or not an Affiliate of Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 10.6(i).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer of such Person; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (iii) the sum of (a) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate “floor”) that would be payable on such day for a Eurodollar Rate Loan with a one-month interest period plus (b) 1.00% per annum; provided, however, that notwithstanding the foregoing, the Base Rate shall at no time be less than 2.00% per annum. Any change in the Base Rate due to a change in the Prime Rate or the NYFRB Rate shall be effective on the effective day of such change in the Prime Rate or the NYFRB Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and each Lender.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Borrower Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Annex C to Exhibit I, with such amendments or modifications as may be approved by Administrative Agent.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means, subject to clause (i) of the proviso to the first sentence of Section 1.2(a), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit E.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer

Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings or a wholly owned Subsidiary of Holdings of any Equity Interest in Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date) other than any retirement or savings plan for employees of Holdings and its Subsidiaries, of Equity Interests representing more than 42.5% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated or approved by the board of directors of Holdings, or a committee thereof, nor (ii) appointed by directors so nominated or approved; or (d) the occurrence of any “change of control” (or similar event, however denominated) under and as defined in any indenture or other agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness. Notwithstanding the foregoing, the acquisition by a financial institution of Equity Interests in Holdings acquired by such financial institution pursuant to an underwriting arrangement in the ordinary course of its business shall not constitute a “Change of Control”.

“Class” (i) with respect to Lenders, refers to whether such Lenders hold a particular Class of Loans, and (ii) with respect to Loans, refers to whether such Loans are Initial Loans, Extended Loans of a given Extension Series or Refinancing Loans of a given Refinancing Series.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means Wilmington Trust, National Association, together with its permitted successors in such capacity pursuant to the Pari Passu Intercreditor Agreement.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, the Intercreditor Agreements, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Term Loan/Notes Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form reasonably satisfactory to Administrative Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Commitment” means the commitment of a Lender to make or otherwise fund an Initial Loan and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Restatement Effective Date is $1,688,125,000 minus the aggregate principal amount of Converting Loans.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Net Income for such period (disregarding any non-cash charges or credits related to any Plan, any non-qualified supplemental pension plan maintained, sponsored or contributed to by Holdings or any ERISA Affiliate, or any Multiemployer Plan) plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense for such period, plus

(ii) consolidated financing costs associated with securitization programs for such period, plus

(iii) consolidated income tax expense for such period, plus

(iv) all amounts attributable to depreciation and amortization for such period, plus

(v) any extraordinary, unusual or non-recurring charges for such period, plus

(vi) any fees, expenses or charges related to any equity offering, permitted acquisition or other investment, Asset Sale or other disposition, or incurrence or refinancing of (or amendment or other modification to the documents evidencing any) Indebtedness (in each case, whether or not successful or consummated) permitted to be made or incurred hereunder, including fees, expenses or charges relating to the Transactions, plus

(vii) any premium, make-whole or penalty payments that are required to be made in connection with any prepayment of Indebtedness, plus

(viii) any non-cash charges for such period; provided that in the event Holdings or any Subsidiary makes any cash payment in respect of any such non-cash charge, such cash payment shall be deducted from Consolidated Adjusted EBITDA in the period in which such payment is made, plus

(ix) the amount of cash restructuring charges and curtailments and modifications to pension and post-retirement employee benefit plans incurred during such period;

and minus:

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) any extraordinary, unusual or non-recurring gains for such period, plus

(ii) non-cash gains for such period, plus

(iii) any gains resulting from repurchases of Loans pursuant to Section 10.6(i);

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Capital Expenditures” means, for any period, with respect to Holdings, the aggregate of all expenditures by Holdings and its consolidated Subsidiaries for the acquisition or leasing (pursuant to Capital Lease Obligations) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a consolidated balance sheet of Holdings and its consolidated Subsidiaries; provided, however, that Consolidated Capital Expenditures for Holdings and its consolidated Subsidiaries shall not include: (a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings, (b) expenditures with proceeds of insurance settlements, condemnation awards, eminent domain and other settlements in respect of lost (including through eminent domain), destroyed, damaged or condemned assets, equipment or other property, (c) interest capitalized during such period to the extent included in Consolidated Cash Interest Expense, (d) expenditures that are accounted for as capital expenditures of Holdings or any consolidated Subsidiary and that actually are (i) paid for by a third party (excluding Holdings or any consolidated Subsidiary thereof) and for which neither Holdings nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period) or (ii) contractually required to be, and are, reimbursed to the Credit Parties in cash by a third party (including landlords) during such period, (e) the book value of any asset owned by Holdings or any of its consolidated Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of Holdings or such consolidated Subsidiary reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, (f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a sale of used or surplus equipment made within 90 days of the time of such purchase, in each case, in the ordinary course of business, and (g) expenditures to the extent constituting any portion of the purchase price of an acquisition of, or investment in, a business or line of business permitted under Section 6.6, which, in accordance with GAAP, are or should be capitalized under GAAP.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense during such period (excluding interest which is payable in kind, but including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP (for purposes of clarification, excluding fees and expenses paid in connection with the establishment of this Agreement)), all determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Permitted Investments.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(a) the sum, without duplication, of the amounts for such period of

(i) Consolidated Net Income, plus,

(ii) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period), plus

(iii) the Consolidated Working Capital Adjustment;

minus:

(b) non-cash gains increasing Consolidated Net Income for such period;

minus:

(c) the sum, without duplication and to the extent not included in the determination of Consolidated Net Income, of the amounts for such period paid from Internally Generated Cash of:

(i) scheduled repayments and mandatory prepayments of Indebtedness for borrowed money (excluding repayments or prepayments of any revolving credit facility, unless there is an equivalent permanent reduction in commitments thereunder) and scheduled repayments and mandatory prepayments of Capital Lease Obligations (excluding any interest expense portion thereof), plus

(ii) Consolidated Capital Expenditures, plus

(iii) payments in respect of long-term liabilities other than Indebtedness, plus

(iv) investments and acquisitions permitted to be made under Section 6.6, plus

(v) Restricted Payments made pursuant to clauses (i), (j), (k) or (l) of Section 6.4, plus

(vi) the aggregate amount of all other operating expenditures, plus

(vii) the aggregate amount of fees, expenses and charges related to any equity offering, permitted acquisition or other investment, Asset Sale or other disposition, or incurrence or refinancing of (or amendment or other modification to the documents evidencing any) Indebtedness (in each case, whether or not successful or consummated) permitted to be made or incurred hereunder, including fees, expenses and charges relating to the Transactions, plus

(viii) the aggregate amount of any premium, make-whole or penalty payments that are required to be made in connection with any prepayment of Indebtedness.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments during such period in respect of Long-Term Indebtedness (including Capital Lease Obligation payments) of Holdings and its consolidated Subsidiaries (but excluding (i) payments made by Holdings or any Subsidiary to Holdings or a Subsidiary, (ii) payments of principal to the extent made with the proceeds of Long-Term Indebtedness or the proceeds of any issuance or sale of Equity Interests in Holdings, in each case incurred, issued or sold, as applicable, to refinance such principal and (iii) repayments of principal of the loans under the ABL Credit Agreement), (c) the aggregate amount of principal payments paid in cash during such period (other than scheduled principal payments and other than (i) payments made by Holdings or any Subsidiary to Holdings or a Subsidiary, (ii) payments of principal to the extent made with the proceeds of Long-Term Indebtedness incurred to refinance such principal and (iii) repayments of principal of the loans under the ABL Credit Agreement made during such period) in respect of Long-Term Indebtedness (including Capital Lease Obligation payments) of Holdings and the Subsidiaries, to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, and (d) regular scheduled dividends paid in cash in respect of the common stock of Holdings and scheduled mandatory Restricted Payments paid in cash.

“Consolidated Interest Expense” means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings and the Subsidiaries for such period, including any interest that is capitalized rather than expensed for such period.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than Holdings) in which any other Person (other than Holdings or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or the date that such Person’s assets are acquired by Holdings or any Subsidiary.

“Consolidated Total Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount outstanding of all such Indebtedness (other than zero coupon Indebtedness)) determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate stated balance sheet amount of cash and cash equivalents (in each case, free and clear of all Liens, other than Permitted Encumbrances and Liens permitted under Section 6.2(a), 6.2(m) and 6.2(t) in excess of the Operating Cash Threshold.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of Holdings and its Subsidiaries over Consolidated Current Liabilities of Holdings and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any acquisition of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of any Person during such period; provided that there shall be included with respect to any such acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Converting Lender” means each Original Lender that has elected to convert its Original Loans to Loans pursuant to the Restatement Agreement.

“Converting Loans” means each Original Loan held by a Lender that is a Converting Lender (or, if less, the amount notified to such Converting Lender by Administrative Agent prior to the Restatement Effective Date).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of the Restatement Agreement, this Agreement, the Notes, if any, the Collateral Documents, and any other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof that specifically identifies itself as a “Credit Document”.

“Credit Extension” means the making of a Loan.

“Credit Party” means Borrower and the Guarantors.

“Credit Rating” means, in the case of Moody’s, the “Corporate Family Rating” (or its equivalent) assigned by Moody’s to Holdings and, in the case of S&P, the “Issuer Credit Rating” assigned by S&P to Borrower.

“Customary Mandatory Prepayment Terms” means, in respect of any Indebtedness, terms requiring any obligor in respect of such Indebtedness to Pay (or offer to Pay) such Indebtedness (a) in the event of a “change in control” (or similar event), (b) in the event of a “fundamental change” (or similar event) that is customary at the time of issuance (a “Fundamental Change”) and (c) in the event of an “asset sale” (or similar event, including condemnation or casualty), provided that such mandatory

Payment (or offer to Pay) in the event of an “asset sale” (or similar event, including condemnation or casualty) (i) can be avoided pursuant to customary reinvestment rights (it being understood that the terms of such Indebtedness may include additional customary means of avoiding the applicable Payment) and (ii) shall not apply to the sale or disposition of Collateral unless the Payment (or offer to Pay) may be avoided through reinvestment or prepayment of the Obligations or other Indebtedness secured by such Collateral on a pari passu or senior basis with the Loans. Holdings or Borrower may provide a certificate of a Financial Officer to the effect that the terms of any (x) reinvestment rights or other means of avoiding the applicable Payment referred to in clause (c)(i) above or (y) Fundamental Change are customary, and such determination shall be conclusive unless Administrative Agent shall have objected to such determination within five Business Days following its receipt of such certificate and the draft documentation governing such Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) subject to a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means any “deposit account”, within the meaning of Article 9 of the UCC, of any Credit Party.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by Borrower) of non-cash consideration received by Holdings, Borrower or any Subsidiary of Holdings in connection with a disposition made pursuant to clause (o), (p) or (s) of Section 6.7 that is so designated as “Designated Non-Cash Consideration” pursuant to a certificate of an Authorized Officer of the Borrower, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.14.

“Disqualified Equity Interests” means any Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily Payable (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the date that is 90 days after the Latest Maturity Date (measured as of the time that such Equity Interest is issued);

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the date that is 90 days after the Latest Maturity Date (measured as of the time that such Equity Interest is issued); or

(c) is Payable or is required to be Paid (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) by Holdings or any of its Affiliates, in whole or in part, at the option of the holder thereof, prior to the date that is 90 days after the Latest Maturity Date (measured as of the time that such Equity Interest is issued);

provided that clauses (a) and (c) hereto (other than the exclusions set forth therein) shall not apply to any requirement of mandatory Payment that is contingent upon (i) an “asset sale” (or similar event, including condemnation or casualty), the incurrence of Indebtedness or a “change of control” (or similar event) if such mandatory Payment can be avoided through Payment of Loans or through investments by Holdings or any of its Subsidiaries in assets to be used in their businesses or if such mandatory Payment is contingent upon prior payment in full of the Obligations and (ii) in addition to clause (i) above, in the case of a convertible security or a mandatorily convertible unit, a Fundamental Change, and provided, further, that Equity Interests issued to any employee benefit plan, or by any such plan to any employees of Holdings or any of its Subsidiaries, shall not constitute Disqualified Equity Interests solely because they may be required to be Paid in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means:

(a) those Persons identified by Borrower in writing to Administrative Agent prior to the Restatement Effective Date as direct competitors of Borrower or any of its Subsidiaries that is an operating company (it being understood and agreed that any bona fide debt funds of any financial investors in such operating company shall not constitute a direct competitor or Affiliate thereof for purposes of this clause (a)), or any of their respective Affiliates to the extent that such Affiliates (i) are clearly identifiable as such on the basis of their name or (ii) are identified in writing by the Borrower to Administrative Agent from time to time;

(b) those Persons identified by Borrower in writing to Administrative Agent from time to time after the Restatement Effective Date that are direct competitors of Borrower and its Subsidiaries after the Restatement Effective Date, and are approved by Administrative Agent and which Person is an operating company; and

(c) any other Person that has been identified in writing to Administrative Agent by Borrower prior to the Restatement Effective Date, and any Affiliates of such Person to the extent that such Affiliates (i) are clearly identifiable as such on the basis of their name or (ii) are identified in writing by the Borrower to Administrative Agent from time to time.

Any supplement to the list of Disqualified Lenders pursuant to clauses (a), (b) or (c) above shall be sent by the Borrower to JPMDQ_Contact@jpmorgan.com and such supplement shall take effect 3 Business Days after such notice is received by Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender or that is party to a pending trade). Administrative Agent shall, upon request of any Lender or any prospective assignee, make available the list of Disqualified Lenders. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Credit Party and the Lenders acknowledge and agree that the neither Administrative Agent nor any other Agent will have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and neither Administrative Agent nor any other Agent will have any liability with respect to any assignment made to a Disqualified Institution.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an affiliate of any Lender or a Related Fund or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, no Defaulting Lender, Disqualified Lender, natural person, Credit Party or Affiliate of a Credit Party shall be an Eligible Assignee (except for purposes of assignments to Borrower pursuant to Section 10.6(i)).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environment” means ambient air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or legally enforceable directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with the presence, Release or threat of Release of any Hazardous Material or Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to natural resources, the Environment, or as relates to exposure to Hazardous Materials, human health or safety.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the final rules and regulations promulgated thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code); (e) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f)

the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans (other than a termination initiated by Holdings or an ERISA Affiliate) or to appoint a trustee to administer any Plan; (g) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan or the withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA); (h) the receipt by Holdings or any ERISA Affiliate from any Multiemployer Plan of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) with respect to which Holdings or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) the imposition of a Lien upon the assets of Holdings or any ERISA Affiliate pursuant to the Internal Revenue Code or ERISA with respect to any Plan; or (k) the disqualification by the Internal Revenue Service of any Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) under Section 401(a) of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Immaterial Subsidiary” means, at any date of determination, any subsidiary of Holdings that, taken together with all Excluded Immaterial Subsidiaries that are designated as Excluded Subsidiaries, did not represent more than 5% of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Excluded Subsidiary” means, at any date, any Realty Company that is not a Material Subsidiary as of such date and any Excluded Immaterial Subsidiary designated by the Borrower in writing to the Administrative Agent. For purposes of determining whether a Realty Company is a Material Subsidiary or such other Excluded Subsidiary is an Excluded Immaterial Subsidiary, the computations required by the definition of the terms “Material Subsidiary” and “Excluded Immaterial Subsidiary”, as applicable, shall be made including the assets of all Excluded Subsidiaries.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(c), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Loans” as defined in Section 2.25(c)(ii).

“Extended Maturity Date” as defined in Section 2.25(a).

“Extended Loans” as defined in Section 2.25(c)(ii).

“Extension” as defined in Section 2.25(a).

“Extension Amendments” as defined in Section 2.25(f).

“Extension Offer” as defined in Section 2.25(a).

“Extension Series” means Extended Loans having the same terms and specified to constitute a single Class of Loans for purposes of this Agreement in the applicable Extension Amendment.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any intergovernmental agreement (and any related laws or legislation) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president-chief accountant, treasurer, assistant treasurer or controller of Holdings or Borrower.

“Financial Plan” as defined in Section 5.1(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on the Saturday closest to January 31 of each calendar year.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio, determined as of the end of such Test Period, of (a) Consolidated Adjusted EBITDA for such Test Period minus (i) Consolidated Capital Expenditures paid in cash by Holdings and its consolidated Subsidiaries during such Test Period (other than those financed with Long-Term Indebtedness (other than Loans) or with the proceeds of Sale/Leaseback Transactions entered into in accordance with Section 6.10, in each case to the extent such Indebtedness or Sale/Leaseback Transaction is incurred or consummated in connection with and for the specific purpose of financing such Consolidated Capital Expenditure) and (ii) the aggregate amount of income Taxes paid in cash by Holdings and its consolidated Subsidiaries during such Test Period, to (b) Consolidated Fixed Charges for such Test Period.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Zone” means areas having special flood hazards as described in the Flood Program.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Former Agent” as defined in the recitals hereto.

“Fundamental Change” as defined in the definition of “Customary Mandatory Prepayment Terms.”

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the provisions of Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” as defined in the Pledge and Security Agreement.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any guarantee at any time shall be deemed to be (i) an amount equal to the stated or determinable amount at such time of the related primary obligation, or portion thereof, in respect of which such guarantee is made or (ii) if the amount of such primary obligation is not stated or determinable at such time, the amount of the guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof; provided that, if the terms of such guarantee limit the amount for which such guarantor may be liable thereunder to a maximum stated or determinable amount, the amount of such guarantee shall not in any event exceed such maximum stated or determinable amount.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of (i) Holdings, (ii) each wholly-owned Domestic Subsidiary of Borrower that is a Material Subsidiary, (iii) each wholly-owned Domestic Subsidiary of Borrower that is a Non-Material Subsidiary and is required to satisfy the requirements of Section 5.10 in order for the Credit Parties to remain in compliance with the provisions of Section 6.5, (iv) each Subsidiary that guarantees or is a borrower with respect to the obligations under the ABL Credit Agreement, and (v) any Subsidiary of Holdings that is designated by Borrower to become a party to this Agreement and the applicable Collateral Documents for the purpose of granting a security interest in such Subsidiary’s Collateral, provided that Borrower shall cause the requirements of Section 5.10(a) to be satisfied with respect to such Subsidiary immediately upon such Subsidiary becoming a Guarantor. Notwithstanding anything contained in this Agreement to the contrary, under no circumstances shall a Foreign Subsidiary, or any Domestic Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, be considered or required to become a Guarantor under this Agreement unless either (x) such Foreign Subsidiary or Domestic Subsidiary guarantees or is a borrower with respect to the obligations under the ABL Credit Agreement or (y) Borrower so agrees.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means all explosive or radioactive materials, substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates or by-products, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated as hazardous, toxic, a pollutant, a contaminant, or words of similar import pursuant to any Environmental Law.

“Hazardous Materials Activity” means any past or current activity, event or occurrence conducted by Holdings or any of its Subsidiaries involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Restatement Effective Date, the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, and the unaudited financial statements of Holdings and its Subsidiaries, for each Fiscal Quarter commencing after the most recently ended Fiscal Year and ending at least 45 days prior to the Restatement Effective Date, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years and Fiscal Quarters, respectively.

“Holdings” as defined in the preamble hereto.

“Impacted Interest Period” as defined in the definition of “Adjusted Eurodollar Rate.”

“Increased-Cost Lender” as defined in Section 2.23.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) any earn-out obligation contingent upon performance of an acquired business, except to the extent such obligation would be required to be reflected on a consolidated balance sheet (without giving effect to the footnotes thereto) of Holdings prepared in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that with respect to Indebtedness that is nonrecourse to the credit of that Person, such Indebtedness shall be taken into account only to the extent of the lesser of (x) the fair market value of the asset(s) subject to such Lien and (y) the amount of Indebtedness secured), (f) all guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all Off-Balance Sheet Liabilities and (k) Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Equity Interests) of any Person that are convertible into common Equity Interests (other than any Disqualified Equity Interests) of such Person shall not constitute Indebtedness of such Person. For the avoidance of doubt, obligations in respect of Swap Agreements shall not constitute Indebtedness.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs

(including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of one counsel for all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant material jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim, and Environmental Liabilities or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Initial Appraisal” as defined in Section 5.16(a)(v).

“Initial Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.1(a), including, for the avoidance of doubt, a Converting Loan converted to an Initial Loan.

“Installment” as defined in Section 2.12.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement and the Junior Priority Intercreditor Agreement.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Restatement Effective Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or six-months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Loans shall extend beyond such Class’s Maturity Date; and (d) subject to the foregoing clauses (a) through (c), the initial Interest Period shall commence on the Restatement Effective Date and end on August 31, 2016.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internally Generated Cash” means, with respect to any period, any cash of Holdings or any Subsidiary generated during such period, excluding Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds and any cash that is generated from an incurrence of Indebtedness, an issuance of Equity Interests or a capital contribution.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available that exceeds the Impacted Interest Period, in each case, at such time.

“JC Penney Properties” means J. C. Penney Properties, Inc., a Delaware corporation.

“JCP Real Estate Holdings” means JCP Real Estate Holdings, Inc., a Delaware corporation.

“Joint Bookrunners” means each of JPMorgan, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Goldman Sachs Lending Partners LLC.

“Joint Lead Arrangers” means each of JPMorgan, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Goldman Sachs Lending Partners LLC.

“JPMorgan” as defined in the preamble hereto.

“Junior Priority Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit B to the Pari Passu Intercreditor Agreement.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended pursuant to Section 2.24 or 2.25, as the case may be, from time to time.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property.

“Lender” means each financial institution listed on the signature pages to the Restatement Agreement (including each Converting Lender), any other Person that becomes a party hereto pursuant to an Assignment Agreement and any Additional Lender.

“LIBO Screen Rate” as defined in the definition of “Adjusted Eurodollar Rate.”

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan” means an Initial Loan, an Extended Loan or a Refinancing Loan.

“Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) the outstanding principal amount of the Loans of such Lender and (ii) the outstanding principal amount of such Lender’s unfunded Commitment which has not expired or terminated in accordance with the terms of this Agreement; provided, at any time prior to the making of any Loan, the Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Margin Stock” as defined in Regulation U.

“Marketing Materials” means the Confidential Information Memorandum dated June 2016.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Credit Parties to perform their payment obligations under the Credit Documents or (c) a material impairment of the rights of or benefits available to the Lenders, Administrative Agent or Collateral Agent under any Credit Document (other than any such impairment of rights or benefits that is primarily attributable to (i) action taken by one or more Lenders, Administrative Agent or Collateral Agent (excluding any action against one or more Lenders, Administrative Agent or Collateral Agent taken by Holdings, Borrower, their respective subsidiaries or their respective affiliates) or (ii) circumstances that are unrelated to Holdings, Borrower, their respective Subsidiaries or their respective Affiliates).

“Material Indebtedness” means Indebtedness (other than the Loans hereunder), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Estate Asset” means (a) any Real Estate Asset fee-owned by Borrower or any Subsidiary that is a Guarantor having a fair market value equal to or greater than $2,000,000 as of the Restatement Effective Date based on the Initial Appraisal or, if acquired after the Restatement Effective Date, as of the date of the acquisition thereof, (b) any ground Leasehold Property leased by Borrower or any Subsidiary that is a Guarantor having a fair market value equal to or greater than $2,000,000 as of the Restatement Effective Date based on the Initial Appraisal or, if acquired after the Restatement Effective Date, as of the date of the acquisition thereof and (c) any other Real Estate Asset designated as a “Material Real Estate Asset” by the Borrower to the Administrative Agent in writing after the Restatement Effective Date; in each case with respect to clauses (a) and (b), other than (i) the real property located on or about 6501 Legacy Drive, Plano, Texas (headquarters) and (ii) any Real Estate Asset (A) located outside of one of the states of the United States of America or the District of Columbia, (B) owned or ground leased directly by Borrower constituting a part of any store, warehouse or distribution center if such Real Estate Asset has a net book value above 0.25% of Stockholders’ Equity (as determined as of the Restatement Effective Date with respect to Real Estate Assets owned as of the Restatement Effective Date, and in all other cases as determined at the time of such acquisition in accordance with the 1994 Indenture), (C) if any mortgage, pledge and/or security interest of or in such Real Estate Asset (1) is prohibited or restricted by applicable law (with no requirement to obtain the consent of any Governmental Authority), (2) would require a consent, approval, or other authorization of a landlord or other third party if such consent, approval or other authorization cannot be obtained after Borrower’s use of commercially reasonable efforts, or (3) could result in material adverse tax consequences (other than payment of mortgage tax, transfer tax or similar taxes related to real property collateral), or (D) where the cost of obtaining any mortgage, pledge and/or security interest of or in such Real Estate Asset would exceed the practical benefit to the Lenders afforded thereby (as reasonably determined by the Borrower and Administrative Agent).

“Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings that had, as of the date of the most recent financial statements delivered pursuant to Section 5.1 (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which Historical Financial Statements have been delivered), Net Tangible Assets representing more than 3% (or in the case of JCP Realty, LLC and its Subsidiaries, 5%) of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Maturity Date” means (a) with respect to any (i) Initial Loans, June 23, 2023, (ii) Extended Loans, the date specified in the applicable Extension Amendment as the Maturity Date therefor and (iii) Refinancing Loans, the date specified in the applicable Refinancing Amendment as the Maturity Date therefor and (b) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a First Priority mortgage, deed of trust, deed to secure debt, security deed, trust deed or spreader of lien, in form and substance reasonably satisfactory to Administrative Agent (and in form satisfactory to Collateral Agent), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA maintained, sponsored or contributed to by Holdings or any ERISA Affiliate.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans and Indebtedness that is secured by a Lien on Term Loan/Notes Exclusive Collateral on a basis that is pari passu with or junior to the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve to Holdings or any of its Subsidiaries, the amount released shall be considered Net Asset Sale Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder with respect to an asset constituting Collateral or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries constituting Collateral by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale or transfer of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Net Tangible Assets” means the aggregate amount at which the assets of Holdings and its Subsidiaries are reflected, in accordance with GAAP as in effect on the Restatement Effective Date, on the asset side of the consolidated balance sheet, as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1 (or prior to delivery of such financial statements, on the asset side of the consolidated balance sheet as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which Historical Financial Statements have been delivered), of Holdings and its Subsidiaries (after deducting all valuation and qualifying reserves relating to such assets), except any of the following described items that may be included among such assets (a) trademarks, patents, goodwill and similar intangibles, (b) investments in and advances to Subsidiaries, and (c) capital lease property rights, after deducting from such amount current liabilities (other than deferred Tax effects) as reflected, in accordance with GAAP as in effect on the Restatement Effective Date, on such balance sheet.

“Non-Consenting Lender” as defined in Section 2.23.

“Non-Converting Loan” means each Original Loan other than a Converting Loan.

“Non-Core Business Segment” means any business segment or separate department of the Credit Parties which contributed less than 5% of Consolidated Adjusted EBITDA of the Credit Parties as of the fiscal year immediately prior to the date of such calculation.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings that is not a Material Subsidiary.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its Affiliates or their Securities.

“Non-Public Lenders” means Lenders that wish to receive Non-Public Information with respect to Holdings, its Subsidiaries or their Securities.

“Non-US Lender” as defined in Section 2.20(c).

“Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to Secured Parties or any of them under any Credit Document, whether for principal, interest (including interest, fees and other amounts which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees and other amounts in the related bankruptcy proceeding), premiums, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person. For the avoidance of doubt, any preferred Equity Interests (other than any Disqualified Equity Interests) of any Person that are convertible into common Equity Interests (other than any Disqualified Equity Interests) of such Person shall not constitute an Off-Balance Sheet Liability of such Person.

“Operating Cash Threshold” means $750,000,000.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such Organizational Document shall only be to a document of a type customarily certified by such governmental official.

“Original Credit Agreement” as defined in the recitals hereto.

“Original Lender” means a Lender that holds Original Loans immediately prior to the Restatement Effective Date.

“Original Loan” means each “Loan” as defined in the Original Credit Agreement that is outstanding immediately prior to the Restatement Effective Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 by and among the Collateral Agent, the Administrative Agent, the 2016 Notes Trustee and any other parties thereto from time to time.

“Participant Register” as defined in Section 10.6(g)(i).

“PATRIOT Act” as defined in Section 3.1(l).

“Pay” means, in respect of any Indebtedness or Equity Interest, to pay, prepay, purchase, repurchase, redeem, retire, cancel or terminate such Indebtedness or Equity Interest other than (i) in exchange for Equity Interests that are not Disqualified Equity Interests (plus cash in lieu of fractional shares of such Equity Interests) and (ii) payment of interest with respect to Indebtedness or Equity Interests and accrued dividends paid pro rata to all holders of such class or series of Equity Interests. The words “Payment” and “Payable” shall have meanings correlative to the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Additional Debt” means Indebtedness of one or more of the Credit Parties in the form of (x) debt securities that are secured on a pari passu basis with or junior lien basis to the

Obligations or that are unsecured or (y) loans that are secured on a junior lien basis to the Obligations or that are unsecured; provided that, in each case (i) such Indebtedness is not guaranteed by any Subsidiary of Holdings that is not a Credit Party, (ii) any Liens securing such Indebtedness are limited solely to assets constituting Collateral, (iii) such Indebtedness shall have a final maturity no earlier than the Latest Maturity Date at the time such Indebtedness is issued, (iv) such Indebtedness does not have any scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is issued and (v) such Indebtedness shall not have mandatory prepayment provisions that are more favorable to the holders of such Indebtedness than the mandatory prepayment provisions applicable to the Loans or covenants and events of default that are more favorable to the holders of such Indebtedness, taken as a whole, than the covenants and Events of Default set forth in this Agreement (provided that a certificate of Borrower as to the satisfaction of the conditions described in this clause (v) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (v), shall be conclusive unless Administrative Agent notifies Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or governmental charges or levies that, in each case, are not overdue by more than 30 days or are being contested in compliance with Section 5.3;

(b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or, in the case of a landlords’ Lien, beyond any notice and cure period under the applicable real property lease) or are being contested in compliance with Section 5.3;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, employers’ health taxes and other social security laws or regulations or similar legislation or to secure letters of credit, bank guarantees or similar instruments supporting such obligations;

(d) pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds or obligations to insurance carriers and other obligations of a like nature, in each case in the ordinary course of business or to secure letters of credit, bank guarantees or similar instruments supporting such obligations;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (h) of Section 8.1;

(f) easements, restrictions (including zoning restrictions), rights-of-way and other encumbrances, title defects and matters of record affecting real property that do not materially detract from the value of the Collateral, taken as a whole, or interfere with the ordinary conduct of business of Holdings and its Subsidiaries, taken as a whole;

(g) the special property interest of a consignor in respect of goods subject to consignment;

(h) Liens (i) in favor of banks, other financial institutions, securities or commodities intermediaries or brokerage arising as a matter of law encumbering deposits of cash, securities, commodities and other funds maintained with such Persons (including rights of set off) and that are within the general parameters customary in such Person’s industry, (ii) deemed to exist in connection with investments in repurchase agreements described in clause (d) of the definition of “Permitted Investments”, (iii) attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business securing obligations owed to the institutions with which such accounts are maintained, (iv) that are contractual rights of setoff (x) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (y) relating to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and (v) that are rights of set-off (or holdbacks or reserves established by a credit card issuer or processor) against credit balances of Holdings or any of its Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to Holdings or any of its Subsidiaries, or Liens on returned merchandise in favor of such issuers or processors, in each case in the ordinary course of business, but not rights of set-off against any other property or assets of Holdings or any of its Subsidiaries pursuant to agreements with credit card issuers or credit card processors to secure the obligations of Holdings or any of its Subsidiaries to credit card issuers or credit card processors as a result of fees and chargebacks;

(i) Liens of a collecting bank under Section 4-210 of the UCC in effect in the relevant jurisdiction (or Section 4-208 in the case of the New York UCC) on items in the course of collection;

(j) Liens of sellers of goods to Holdings or a Subsidiary arising as a matter of law under Article 2 of the UCC in effect in the relevant jurisdiction or similar provisions of applicable law, in each case in the ordinary course of business;

(k) licenses of patents, trademarks and other intellectual property rights of Holdings or any of its Subsidiaries, in each case in the ordinary course of business and not materially interfering with the conduct of business by Holdings and its Subsidiaries, taken as a whole;

(l) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

(m) Liens incurred in the ordinary course of business in connection with the shipping of goods on the related goods and proceeds thereof in favor of the shipper of such goods;

(n) as to any Leasehold Property, any Lien encumbering the underlying fee estate or master or primary lease in connection therewith so long as such fee estate or landlord (or similar) interest is not held by a Person that is a Credit Party or an Affiliate of any Credit Party; and

(o) any matters affirmatively insured over or exceptions noted in the final title polices issued in connection with the Mortgages;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Indebtedness” means:

(a) obligations incurred by Holdings or any Subsidiary arising from agreements providing for customary indemnification, earnouts, adjustment of purchase price, non-compete, consulting or other similar obligations, in each case arising in connection with acquisitions or dispositions of any business, assets or subsidiary of Holdings or such Subsidiary permitted hereunder;

(b) Indebtedness in respect of (i) the financing of insurance premiums or (ii) take-or-pay or minimum buy obligations contained in supply agreements, in each case incurred in the ordinary course of business;

(c) obligations in respect of deferred compensation to employees of Holdings and its Subsidiaries in the ordinary course of business;

(d) (i) obligations of Holdings or any Subsidiary incurred in the ordinary course of business in respect of performance guarantees, completion guarantees, performance bonds, bid bonds, appeal bonds, surety bonds, judgment bonds, replevin bonds and similar bonds, self-insurance and other similar obligations to the extent any such obligations constitute Indebtedness and (ii) obligations in respect of letters of credit, bank guarantees or similar instruments supporting any such obligations or obligations described in clauses (c) and (d) of the definition of “Permitted Encumbrances”;

(e) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(f) Indebtedness incurred in the ordinary course of business in respect of cash management; netting services; automatic clearinghouse arrangements; employee credit card, debit card, prepaid card, purchase card or other payment card programs; overdraft protections and other bank products and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of Holdings or a Subsidiary drawn against insufficient funds in the ordinary course of business that is promptly repaid.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof);

(b) investments in commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a credit rating of at least A2 from S&P, P2 from Moody’s or F2 from Fitch;

(c) investments in certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic or offshore office of any commercial bank organized under the laws of the United States of America or any State thereof, (ii) any office located within the United States of America or in a foreign jurisdiction that has a tax treaty with the United States of America of a commercial bank organized under the laws of another country or (iii) any office located in London of any commercial bank organized under the laws of the United States of America, any Asian country or any European country, in each case which, at the time of acquisition, has a combined capital and surplus and undivided profits of not less than $500,000,000; provided, however, that investments with any bank that has a combined capital and surplus and undivided profits of less than $500,000,000 are permitted if Borrower maintains a banking relationship with such bank;

(d) collateralized repurchase agreements with a term of not more than 365 days and entered into with a financial institution satisfying the criteria described in clause (c) above or any ABL Lender or any Affiliate of an ABL Lender (i) that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) whose obligations under any such agreements is guaranteed by an entity that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $3,000,000,000; provided, that investments in any money market fund with portfolio assets of less than $3,000,000,000 are permitted if such fund has received a rating of AAA from S&P or Aaa from Moody’s.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Long-Term Indebtedness” means unsecured Indebtedness for borrowed money of Holdings or Borrower (and guarantees thereof by Holdings or Borrower); provided that (a) such Indebtedness shall mature later than, and shall not be subject to any scheduled payment of principal, mandatory sinking fund requirement or similar unconditional repayment obligation prior to, 90 days following the Latest Maturity Date (measured as of the time that such Indebtedness is incurred), (b) such Indebtedness shall not be subject to any terms requiring any obligor of such Indebtedness to Pay (or offer to Pay) such Indebtedness other than (i) pursuant to scheduled payments of principal that comply with clause (a) above and (ii) pursuant to Customary Mandatory Prepayment Terms, and (c) no additional direct or contingent obligors other than Holdings or Borrower may become liable in respect of such Indebtedness at any time.

“Permitted Supply Chain Financing” as defined in Section 6.1(m).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained, sponsored or contributed to by Holdings or any ERISA Affiliate.

“Platform” as defined in Section 5.1(m).

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement to be executed by Borrower, each Guarantor and Collateral Agent, substantially in the form of Exhibit H, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means the rate of interest per annum determined by Administrative Agent as its prime rate in effect at its principal office in New York City and notified to Borrower, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as Administrative Agent may from time to time designate in writing to Borrower and each Lender.

“Pro Rata Share” means, with respect to all payments, computations and other matters relating to the Loan of any Lender, the percentage obtained by dividing (a) the Loan Exposure of that Lender by (b) the aggregate Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Loan Exposure of all Lenders.

“Property Companies” means JC Penney Properties and JCP Real Estate Holdings, and “Property Company” means either of them.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to Holdings, its Subsidiaries or their Securities.

“Purchasing” means J. C. Penney Purchasing Corporation, a New York corporation.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Realty Company” means each of JCP Realty, LLC and its Subsidiaries that is principally engaged in the business of owning real estate and/or real estate-related interests.

“Recipient” means (a) Administrative Agent, (b) Collateral Agent and (c) any Lender, as applicable.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

“Refinance” means, in respect of any indebtedness, to extend, refinance, renew or replace, defease or refund such indebtedness, in each case, in whole or in part and/or with the same or different lenders, agents or arrangers and including any increase in the principal amount of the loans and commitments provided thereunder to the extent such increase is otherwise permitted hereunder. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Amendment” means an amendment to this Agreement executed by (a) each Credit Party, (b) Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Loans incurred pursuant thereto, in accordance with Section 2.24.

“Refinancing Commitments” means one or more Classes of Commitments hereunder that are established to fund Refinancing Loans hereunder pursuant to a Refinancing Amendment.

“Refinancing Debt Proceeds” means the net cash proceeds received by any Credit Party from any Refinancing Loans or from any Permitted Additional Debt incurred in reliance on Section 6.1(k) after deducting therefrom all reasonable costs and expenses of the Credit Parties in connection with the issuance of such Indebtedness (including arrangement and underwriting fees, upfront fees and fees and expenses of counsel and other professionals in connection therewith).

“Refinancing Loans” means one or more Classes of Loans hereunder that result from a Refinancing Amendment.

“Refinancing Series” means Refinancing Loans having the same terms and specified to constitute a single Class of Loans for purposes of this Agreement in the applicable Refinancing Amendment.

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the outdoor air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.23.

“Repricing Event” as defined in Section 2.13(b).

“Required Prepayment Date” as defined in Section 2.15(c).

“Requisite Lenders” means one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders; provided that, with respect to any Defaulting Lender, Requisite Lenders shall be determined by disregarding the Loan Exposure of such Defaulting Lender.

“Restatement Agreement” means the Restatement Agreement to the Original Credit Agreement dated June 23, 2016, by and among the Borrower, the other Credit Parties, Administrative Agent, the Lenders party thereto and the other parties party thereto.

“Restatement Effective Date” as defined in the Restatement Agreement.

“Restatement Effective Date Certificate” means a Restatement Effective Date Certificate substantially in the form of Exhibit F.

“Restatement Effective Date Mortgaged Property” means the Material Real Estate Assets listed on Schedule 5.16(a)(i).

“Restatement Effective Date Refinancing” means (i) the repayment of the Non-Converting Loans and (ii) the incurrence of the Initial Loans and issuance of the 2016 Notes.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary, (c) any payment made in connection with the conversion of any convertible Indebtedness into Equity Interests in Holdings or any Subsidiary and that constitutes a “net settlement” in respect of any such Equity Interests that would have been issuable upon such conversion on account of the principal of such Indebtedness, or (d) any payment made on account of a “call spread”, “capped call” or similar transaction relating to an issuance of Indebtedness or preferred Equity Interests convertible into, or by reference to, Equity Interests in Holdings or any Subsidiary; provided that a dividend, distribution or payment to the extent payable in Equity Interests (other than Disqualified Equity Interests) in Holdings shall not constitute a Restricted Payment.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Sale/Leaseback Transaction” as defined in Section 6.10.

“Secured Parties” means the Agents, the Lenders and the Indemnitees.

“Secured Supply Chain Obligations” means the due and punctual payment and performance of all obligations of each Credit Party to an ABL Lender or an Affiliate of an ABL Lender under any Permitted Supply Chain Financing, to the extent the documentation for such obligations specifically provides that such ABL Lender or Affiliate of an ABL Lender is entitled to be secured under the “Collateral Agreement” (as defined in the ABL Credit Agreement).

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Indentures” means the 1994 Indenture, the 2014 Indenture, the 2016 Indenture and the 2023 Indenture.

“Senior Managing Agents” means each of Citizens Bank, National Association, Regions Bank and HSBC Bank USA, N.A.

“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) any Consolidated Total Debt that is secured by a Lien upon any real or personal property or other assets of Holdings, Borrower or any Subsidiary as of such date to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Restatement Effective Date or with respect to any transaction contemplated to be undertaken after the Restatement Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Specified Assets” means the Material Real Estate Assets identified to the Administrative Agent as “Specified Assets” pursuant to Section 5.16(b) on or prior to the Restatement Effective Date.

“Stockholders’ Equity” means the sum, as at the close of a monthly accounting period (selected by Holdings) ending within 65 days next preceding the date of determination, of (a) the aggregate of capital, capital stock, capital surplus, capital in excess of par value of stock, reinvested earnings, earned surplus and net income retained for use in the business (however the foregoing may be designated), after deducting the cost of shares of capital stock of Holdings held in its treasury, of Holdings and its consolidated Subsidiaries, determined in accordance with generally accepted accounting practices applied on the basis used in reports from time to time to stockholders of Holdings, plus (b) the amount reflected in such determination as deferred tax effects. For purposes of this definition, “Subsidiary” means (i) any corporation of which Holdings, directly or indirectly, owns more than 50% of the outstanding stock, which at the time shall have by the terms thereof ordinary voting power to elect directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, or (ii) any such corporation of which such percentage of shares of outstanding stock of the character described in the foregoing clause (i) shall at the time be owned, directly or indirectly, by Holdings and one or more Subsidiaries as defined in the foregoing clause (i) or by one or more such Subsidiaries.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held; provided that Excluded Subsidiaries shall not be considered “Subsidiaries” of Holdings or Borrower for purposes hereof.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement. For the avoidance of doubt, “Swap Agreement” will include a swap transaction pursuant to which the obligations of the applicable Credit Party to make scheduled payments thereunder are deferred (including, without limitation, payment obligations that are deferred to the scheduled termination date of such transaction so that such Credit Party makes a single payment thereunder on such scheduled termination date).

“Tax” means any present or future tax, levy, impost, duty, deduction, withholding (including backup withholding), assessment, fee or other charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TBA/Vacant Parcel” means each tire, battery and automotive location or vacant portion of any parcel.

“Terminated Lender” as defined in Section 2.23.

“Term Loan/Notes Document” as defined in the Pari Passu Intercreditor Agreement.

“Term Loan/Notes Exclusive Collateral” as defined in the ABL Intercreditor Agreement.

“Term Loan/Notes Secured Obligations” as defined in the Pari Passu Intercreditor Agreement.

“Term Loan/Notes Secured Parties” as defined in the Pari Passu Intercreditor Agreement.

“Term Loan Percentage” means, at any time, the principal amount of Loans then outstanding at such time, expressed as percentage of the sum of the aggregate principal amount of Loans and other Term Loan/Notes Secured Obligations then outstanding.

“Test Period” means, at any time, the most recent period of 12 consecutive fiscal months of Holdings ended on or prior to such time (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.1(a) or (b).

“Title Company” means Commonwealth Land Title Company or any other national title insurance provider retained by the Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” as defined in Section 5.16(a)(iii).

“Title Policy Property” means the Material Real Estate Assets listed on Schedule 5.16(a)(iii).

“Transactions” means (i) the execution and delivery by each Credit Party of the Credit Documents entered into on the Restatement Effective Date to which it is or is to be a party, (ii) the funding of (and conversion to) the Initial Loans hereunder and (iii) the Restatement Effective Date Refinancing.

“Type of Loan” means a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any security interest, the Uniform Commercial Code of such jurisdiction.

“U.S. Lender” as defined in Section 2.20(c).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Waivable Mandatory Prepayment” as defined in Section 2.15(c).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2. Accounting Terms.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP after the date hereof and (ii) if Holdings or Borrower notifies Administrative Agent that Holdings or Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Holdings or Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. It is understood that all financial computations hereunder with respect to Holdings and the Subsidiaries (including computations of Consolidated Adjusted EBITDA and Net Tangible Assets) shall be made excluding the accounts of all Excluded Subsidiaries.

(b) All pro forma computations of the Fixed Charge Coverage Ratio required to be made hereunder giving effect to any incurrence of Indebtedness, investment, acquisition, disposition, Restricted Payment, payment in respect of Indebtedness or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether any such transaction is permitted to be consummated hereunder, to any incurrence of Indebtedness, investment, acquisition, disposition, Restricted Payment, payment in respect of

Indebtedness or other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if each such transaction had occurred on the first day of the applicable Test Period, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

1.3. Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any report, certificate or other information required to be furnished by Borrower or any other Credit Party is due on any day that is not a Business Day, it shall be deemed due on the next succeeding Business Day.

1.4. Effect of this Agreement on the Original Credit Agreement and the Other Existing Credit Documents. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in the Restatement Agreement, this Agreement shall be binding on Borrower, the other Credit Parties, Administrative Agent, the Lenders and the other parties party hereto, and the Original Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (a) the Obligations (as defined in the Original Credit Agreement) of Borrower and the other Credit Parties under the Original Credit Agreement and the other Credit Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Credit Documents and (b) the Collateral and the Credit Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Agreement, each Credit Document (other than the Original Credit Agreement) that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein or therein.

SECTION 2.	LOANS

2.1. Loans.

(a) Commitments. Subject to the terms and conditions hereof, and upon the satisfaction or waiver of each of the conditions set forth in Section 3.1,

(i) Each Converting Loan of each Converting Lender shall automatically be hereby converted to a like principal amount of Initial Loans on the Restatement Effective Date. All accrued and unpaid interest on the Converting Loans to, but not including, the Restatement Effective Date shall be payable on the Restatement Effective Date, but no amounts under Section 2.18(c) of the Original Credit Agreement shall be payable in connection with such conversion; and

(ii) Each Lender severally agrees to make Initial Loans denominated in Dollars to the Borrower on the Restatement Effective Date in an aggregate amount equal to the amount of such Lender’s Commitment. The Borrower shall prepay the aggregate principal amount of the Non-Converting Loans substantially concurrently with the receipt of the proceeds of the Initial Loans. All accrued and unpaid interest on the Non-Converting Loans to, but not including, the Restatement Effective Date shall be payable on the Restatement Effective Date, and Borrower will make any payments required under Section 2.18(c) of the Original Credit Agreement with respect to the Non-Converting Loans in accordance therewith. On and as of the Restatement Effective Date, upon the repayment of the Non-Converting Loans of such Original Lender, accrued and unpaid interest thereon and any other amounts due and owing thereto pursuant to the Original Credit Agreement, such Original Lender shall cease to be a Lender hereunder for all purposes.

Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date applicable to such Loans. Each Lender’s Commitment shall terminate immediately and without further action after giving effect to the funding of such Lender’s Commitment.

(b) Borrowing Mechanics for Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than (x) the requested Credit Date with respect to Base Rate Loans and (y) three days prior to the requested Credit Date with respect to Eurodollar Rate Loans (or such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the requested Credit Date, by wire transfer of same day funds in Dollars, at the principal office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified in Section 3 of the Restatement Agreement, Administrative Agent shall make the proceeds of such Loans available to Borrower on the requested Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the principal office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

2.2. [Reserved].

2.3. [Reserved].

2.4. [Reserved].

2.5. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Initial Loans shall be made by Lenders simultaneously and proportionately to their respective Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that (i) Administrative Agent declines to make a requested amount available to Borrower until such time as all applicable Lenders have made payment to Administrative Agent, (ii) a Lender fails to fund to Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement and (iii) such Lender’s failure results in Administrative Agent failing to make a corresponding amount available to Borrower on the Credit Date, at Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Borrower through and including the time of Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6. Use of Proceeds. The proceeds of the Loans, together with the proceeds of the 2016 Notes, shall be used to consummate the Restatement Effective Date Refinancing.

2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender (with respect to (i) any entry relating to such Lender’s Loans and (ii) the identity of the other Lender’s (but not any information with respect to such other Lenders’ Loans)) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any

Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Restatement Effective Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Restatement Effective Date (or, if such notice is delivered after the second Business Day prior to the Restatement Effective Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.8. Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c) In connection with Eurodollar Rate Loans there shall be no more than twelve (12) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan, the last Interest Payment Date with respect to such Loan and, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan and, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

2.9. Conversion/Continuation.

(a) Subject to Section 2.18 and so long as no Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b) Subject to clause (c) below, Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) on the day of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In lieu of delivering a Conversion/Continuation Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation; provided each such notice shall be promptly confirmed in writing by delivery of the Conversion/Continuation Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Conversion/Continuation Notice, the written Conversion/Continuation Notice shall govern. In the case of any Conversion/Continuation Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (f) or (g), any overdue amounts in respect of Loans (including overdue principal and, to the extent permitted by applicable law, overdue interest payments on the Loans or any fees or other amounts owed hereunder which are overdue) shall thereafter bear interest (including post-petition interest in any proceeding under Debtor Relief Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and overdue amounts in respect thereof shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11. Fees.

(a) Borrower agrees to pay on the Restatement Effective Date to each Lender party to this Agreement as a Lender on the Restatement Effective Date, as fee compensation for the funding of such Lender’s Initial Loans, a closing fee in the amount set forth in Section 3 of the Restatement Agreement, payable to such Lender on the Restatement Effective Date. Such closing fee will be in all respects fully earned, due and payable on the Restatement Effective Date and non-refundable and non-creditable thereafter.

(b) In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.12. Scheduled Payments/Commitment Reductions. The principal amounts of the Initial Loans shall be repaid in consecutive equal quarterly installments and at final maturity (each such payment, an “Installment”) in the aggregate amounts set forth below on each date set forth below:

Amortization Date	Installments
September 30, 2016	$10,550,781.25
December 31, 2016	$10,550,781.25
March 31, 2017	$10,550,781.25
June 30, 2017	$10,550,781.25
September 30, 2017	$10,550,781.25
December 31, 2017	$10,550,781.25
March 31, 2018	$10,550,781.25
June 30, 2018	$10,550,781.25
September 30, 2018	$10,550,781.25
December 31, 2018	$10,550,781.25
March 31, 2019	$10,550,781.25

Amortization Date	Installments
June 30, 2019	$10,550,781.25
September 30, 2019	$10,550,781.25
December 31, 2019	$10,550,781.25
March 31, 2020	$10,550,781.25
June 30, 2020	$10,550,781.25
September 30, 2020	$10,550,781.25
December 31, 2020	$10,550,781.25
March 31, 2021	$10,550,781.25
June 30, 2021	$10,550,781.25
September 30, 2021	$10,550,781.25
December 31, 2021	$10,550,781.25
March 31, 2022	$10,550,781.25
June 30, 2022	$10,550,781.25
September 30, 2022	$10,550,781.25
December 31, 2022	$10,550,781.25
March 31, 2023	$10,550,781.25
Initial Loan Maturity Date	$1,403,253,906.25

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date applicable to such Loans.

2.13. Voluntary Prepayments.

(a) Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount;

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, the receipt of proceeds from the issuance of Equity Interests or other Indebtedness or the disposition of assets or the closing of a merger, acquisition or other transaction, in which case such notice may be revoked or extended by the Borrower by notice to the Administrative Agent on or prior to the prepayment date specified therein if such condition is not satisfied or delayed in effectiveness. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b) Soft-Call Protection. In the event that, prior to the six month anniversary of the Restatement Effective Date, all or any portion of the Initial Loans is (i) repaid, prepaid, refinanced or replaced with any term loan financing, or (ii) repriced or effectively refinanced through any waiver, consent, amendment or amendment and restatement of this Agreement, and in the case of each of (i) and (ii), above, the effect thereof is to lower the All-in Yield of the Initial Loans (or portion thereof) or new term loan financing, as applicable, from the All-in Yield of the Initial Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Event”), Borrower shall pay to Administrative Agent for the account of Lenders with Initial Loans (A) in the case of clause (i), a prepayment premium equal to 1.00% of the aggregate principal amount of the Initial Loans so repaid, prepaid, refinanced, replaced or repriced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the Initial Loans repriced or effectively refinanced through such waiver, consent, amendment or amendment and restatement; provided that no such fee shall be payable, in the case of clause (i) or (ii), if the Repricing Event is due to, or in connection with, a Change in Control. If all or any portion of the Initial Loans held by any Lender is subject to mandatory assignment pursuant to Section 2.23 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Event) on or prior to the six month anniversary of the Restatement Effective Date, the Borrower shall pay to such Lender (and not any Person replacing such Lender pursuant to Section 2.23) its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium under clause (ii) of the immediately preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event.

2.14. Mandatory Prepayments.

(a) Asset Sales. No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds (other than the Net Asset Sale Proceeds of any sale or other disposition of ABL Priority Collateral), Borrower shall prepay or cause to be prepaid the Loans as set forth in Section 2.15(b) in an aggregate amount equal to the Term Loan Percentage of such Net Asset Sale Proceeds (and, if any Net Asset Sale Proceeds in excess of the Term Loan Percentage of such Net Asset Sale Proceeds have not been applied to repay, repurchase or redeem Term Loan/Notes Secured Obligations on or prior to the date the Borrower determines that it can no longer be contractually required to apply such excess Net Asset Sale Proceeds to repay, repurchase or redeem, or to make an offer to repay, repurchase or redeem, other Term Loan/Notes Secured Obligations then outstanding (other than pursuant to this Section 2.14(a) or any similar provision of any other Term Loan/Notes Document), the Borrower shall apply such excess amount of Net Asset Sale Proceeds, net of the pro rata portion of such Net Asset Sale Proceeds that is required to be used to repay, repurchase or redeem, or make an offer to repay, repurchase or redeem, other Term Loan/Notes Secured Obligations pursuant to any similar provision of any other Term Loan/Notes Document, to prepay Loans pursuant to this Section 2.14(a) no later than the fifth Business Day following such determination); provided so long as no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries that is a Credit Party, to invest Net Asset Sale Proceeds within three hundred sixty-five (365) days of receipt thereof (or, if a binding commitment to invest such Net Asset Sale Proceeds is entered into within such three hundred sixty-five (365) day period, within five hundred forty (540) days of receipt thereof) in long-term assets useful in the business of Borrower or any of its Subsidiaries that is a Credit Party.

(b) Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds (other than the Net Insurance/Condemnation Proceeds of any ABL Priority Collateral), Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to the Term Loan Percentage of such Net Insurance/Condemnation Proceeds (and, if any Net Insurance/Condemnation Proceeds in excess of the Term Loan Percentage of such Net Insurance/Condemnation Proceeds have not been applied to repay, repurchase or redeem Term Loan/Notes Secured Obligations on or prior to the date the Borrower determines that it can no longer be contractually required to apply such excess Net Insurance/Condemnation Proceeds to repay, repurchase or redeem, or to make an offer to repay, repurchase or redeem, other Term Loan/Notes Secured Obligations then outstanding (other than pursuant to this Section 2.14(b) or any similar provision of any other Term Loan/Notes Document), the Borrower shall apply such excess amount of Net Insurance/Condemnation Proceeds, net of the pro rata portion of such Net Insurance/Condemnation Proceeds that is required to be used to repay, repurchase or redeem, or make an offer to repay, repurchase or redeem, other Term Loan/Notes Secured Obligations pursuant to any similar provision of any other Term Loan/Notes Document, to prepay Loans pursuant to this Section 2.14(b) no later than the fifth Business Day following such determination); provided so long as no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and be continuing, Borrower shall have the option, directly or through one or more of its Subsidiaries that is a Credit Party to commence and pursue the replacement of damaged or destroyed assets with such Net Insurance/Condemnation Proceeds or invest such Net Insurance/Condemnation Proceeds within three hundred and sixty-five (365) days of receipt thereof in long term assets useful in the business of Holdings or any of its Subsidiaries that is a Credit Party, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(c) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending January 28, 2017), Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans made with Internally Generated Cash (excluding, for the avoidance of doubt, repurchases of Loans pursuant to Section 10.6(i) and repayments of Loans made with the cash proceeds of any refinancing indebtedness); provided, that if, as of the last day of the most recently ended Fiscal Year, the Senior Secured Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.1(c) calculating the Senior Secured Leverage Ratio as of the last day of such Fiscal Year) shall be (A) equal to or less than 2.50:1.00 and greater than 2.00:1.00, Borrower shall only be required to make the prepayments otherwise required by this Section 2.14(c) in an amount equal to 25% of such Consolidated Excess Cash Flow and (B) equal to or less than 2.00:1.00, Borrower shall not be required to make any prepayment pursuant to this Section 2.14(c). Notwithstanding anything herein to the contrary, no payments shall be required under this Section 2.14(c) for any Fiscal Year to the extent that, on the 90th day following the end of such Fiscal Year or on any earlier date Borrower may otherwise elect to make such payment, the sum of (x) “Availability” (as defined in the ABL Credit Agreement) and (y) the aggregate amount of cash and cash equivalents of the Credit Parties in excess of the Operating Cash Threshold, after giving effect to such payment, would be less than 27.5% of the “Line Cap” (as defined in the ABL Credit Agreement as in effect on the date hereof); provided that such payment shall be required to be made hereunder on the first day that, for the immediately preceding 30 consecutive days, the sum of (x) “Availability” (as defined in the ABL Credit Agreement) and (y) the aggregate amount of cash and cash equivalents of the Credit Parties in excess of the Operating Cash Threshold, after giving effect to such payment, is greater than or equal to 27.5% of the “Line Cap” (as defined in the ABL Credit Agreement as in effect on the date hereof).

(d) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(c), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.15. Application of Prepayments.

(a) Application of Voluntary Prepayments. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied to prepay the Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), and further applied on a pro rata basis to reduce the scheduled remaining Installments of principal of the Loans.

(b) Application of Mandatory Prepayments. Any amount required to be prepaid pursuant to Sections 2.14(a) through 2.14(c) shall be applied to prepay Loans of each Class on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and further applied to scheduled amortization of each Class of Loans as specified by Borrower in the applicable prepayment notice.

(c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, so long as any Loans are outstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans, not less than five Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the portion of the amount of the Waivable Mandatory Prepayment equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Loans in accordance with Section 2.15(b)), and Borrower shall be entitled to retain the remainder of the Waivable Mandatory Prepayment.

(d) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

2.16. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest and any amounts due under Sections 2.13(b) and 2.18(c) in respect of the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Administrative Agent shall have the right, in its sole discretion, to deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment so deemed to be non-conforming shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(g) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1 or pursuant to any sale of, any collection from, or other realization upon all or any part of the Collateral in connection with any exercise of remedies permitted hereunder, in connection with any proceeding under any Debtor Relief Law, under applicable Law or under the other Credit Documents, all payments or proceeds received by

Agents in respect of any of the Obligations, shall, subject to the provisions of the Intercreditor Agreements, be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

2.17. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.18. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the preceding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower. With respect to any Lender’s claim for compensation under this Section 2.18, Borrower shall not be required to compensate such Lender for any amount incurred more than 180 calendar days prior to the date that such Lender notifies Borrower of the event that gives rise to such claim.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of “Adjusted Eurodollar Rate” in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. If any Change in Law (i) subjects a Lender (or its applicable lending office) or any company controlling such Lender to any additional Tax (other than Indemnified Taxes, Connection Income Taxes and Taxes described in clauses (b)-(d) of the definition of Excluded Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of “Adjusted Eurodollar Rate”) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a) which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that any Change in Law, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within ten Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than 9 months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 9-month period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding the foregoing, no Lender may demand compensation pursuant to this Section 2.19 unless it is then the general policy of such Lender to pursue similar compensation in similar circumstances under comparable provisions of other credit agreements.

2.20. Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of any Tax except as required by applicable Law.

(b) Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Indemnified Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay, or cause to be paid, any such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) unless otherwise provided in this Section 2.20, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any Indemnified Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall, to the extent such Lender is legally able to do so, deliver to Administrative Agent and Borrower, on or prior to the Restatement Effective Date (in the case of each Lender listed on the signature pages of the Restatement Agreement on the Restatement Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower or Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Non-US Lender shall, to the extent it is legally able to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Borrower on or prior to the Restatement Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to an exemption. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees to the extent such Lender is legally able, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent and Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), as applicable, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

(d) Without limiting the provisions of Section 2.20(b), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Borrower shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e) Borrower shall indemnify Administrative Agent and any Lender for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Credit Party’s receipt of such certificate.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(h) Solely for purposes of determining withholding Tax imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

2.21. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.22. Defaulting Lenders.

(a) Defaulting Lender Waterfall. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; third, as Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fourth, if so determined by Administrative Agent and Borrower, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Pro Rata Shares. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within three Business Days after Borrower’s request for such withdrawal; (b) any Lender shall become and continues to be a Defaulting Lender; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b) or Section 2.25, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required (or, with respect to an Extension, requested; provided that, in respect of an Extension, if Borrower elects to exercise its rights under this Section 2.23, Borrower shall require that all such Non-Consenting Lenders assign their outstanding Loans in accordance with this Section 2.23) shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 and Section 2.13(b) and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6. Any removal of JPMorgan or its successor as a Defaulting Lender pursuant to this Section shall also constitute the removal of JPMorgan or its successor as Administrative Agent pursuant to Section 9.7.

2.24. Refinancing Amendments.

(a) On one or more occasions after the Restatement Effective Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Loans pursuant to a Refinancing Amendment in accordance with this Section 2.24 (each, an “Additional Lender”) (provided that Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional

Lender’s making such Refinancing Loans to the extent such consent, if any, would be required under Section 10.6(c) for an assignment of Loans to such Lender or Additional Lender), Refinancing Loans or Refinancing Commitments pursuant to a Refinancing Amendment; provided that (i) the terms of such Refinancing Loans (other than final maturity, amortization, interest rates, fees and call protection) shall be identical to the terms of the then outstanding Loans or otherwise satisfactory to Administrative Agent, (ii) the Refinancing Loans shall have a Maturity Date that is no shorter than the Maturity Date of the Loans to be refinanced with the Refinancing Debt Proceeds therefrom and shall not have greater annual amortization prior to such Maturity Date of such refinanced Loans than the annual amortization applicable to such refinanced Loans and (iii) Borrower shall apply the Refinancing Debt Proceeds therefrom on the date of receipt of such proceeds to repay outstanding Loans of any Class selected by Borrower.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 and, to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Restatement Effective Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by Administrative Agent in order to ensure that such Refinancing Loans are provided with the benefit of the applicable Collateral Documents.

(c) Each issuance of Refinancing Loans under Section 2.24(a) shall be in an aggregate principal amount that is not less than $25,000,000 unless another amount is agreed by Administrative Agent.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Refinancing Commitments and Refinancing Loans incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 10.5(e) and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.24, and the Requisite Lenders hereby expressly authorize Administrative Agent to enter into any such Refinancing Amendment.

(e) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 and Section 10.5 will not apply to Refinancing of Loans pursuant to a Refinancing Amendment made pursuant to and in accordance with the provisions of this Section 2.24, including to any payment of interest or fees in respect of any Refinancing Loans that have been extended pursuant to a Refinancing Amendment at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Refinancing Amendment.

2.25. Extensions of Loans.

(a) Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Loans of any Class to extend the maturity date and to provide for other terms consistent with this Section 2.25 (each such modification, an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by Borrower to all Lenders under any Class that is proposed to be extended under this Section 2.25, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each Lender in such Class) and on the same terms to each such Lender, which Extension Offer may be conditioned as determined by Borrower and set forth in such offer. In connection with each Extension, Borrower will provide notification to Administrative Agent (for distribution to the Lenders of the applicable Class), no later than 30 days prior to the maturity of the applicable Class or Classes to be extended of the requested new maturity date for the extended Loans of each such Class (each an “Extended Maturity Date”) and the due date for Lender responses. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.25.

(b) After giving effect to any Extension, the Loans so extended shall cease to be a part of the Class that they were a part of immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than ten different Classes of Loans.

(c) The consummation and effectiveness of each Extension shall be subject to the following:

(i) no Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii) the Loans of any Lender extended pursuant to any Extension (“Extended Loans”) shall have the same terms as the Class of Loans subject to the related Extension Amendment (“Existing Loans”); except (A) the final maturity date of any Extended Loans of a Class to be extended pursuant to an Extension shall be later than the Latest Maturity Date at the time of such Extension, and the weighted average life to maturity of any Extended Loans of a Class to be extended pursuant to an Extension shall be no shorter than the weighted average life to maturity of the Class of Existing Loans subject to the Latest Maturity Date at the time of such Extension; (B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Loans may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Loans; (C) no repayment of any Extended Loans shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full); (D) the Extended Loans may contain a “most favored nation” provision for the benefit of Lenders holding Extended Loans; and (E) the other terms and conditions applicable to Extended Loans may be terms different than those with respect to the Existing Loans so long as such terms and conditions only apply after the Latest Maturity Date at the time of such Extension; provided further, each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of Administrative Agent and Borrower, to give effect to the provisions of this Section 2.25, including any amendments necessary to treat the applicable Loans of the extending Lenders as a new “Class” of loans hereunder; provided however, no Extension Amendment may provide for any Class of Extended Loans to be secured by any Collateral or other assets of any Credit Party that does not also secure the Existing Loans;

(iii) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent;

(iv) a minimum amount in respect of such Extension (to be determined in Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $25,000,000, unless another amount is agreed to by Administrative Agent) shall be satisfied; and

(v) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 3.2 shall be satisfied (with all references in such Section to a Credit Date being deemed to be references to the Extension on the applicable date of such Extension), and Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of Borrower.

(d) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 and Section 10.5 will not apply to Extensions of Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.25, including to any payment of interest or fees in respect of any Extended Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans of any other Class, in each case as is set forth in the relevant Extension Offer.

(e) [Reserved].

(f) The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Credit Documents as may be necessary in order to establish new Classes of Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.25. Notwithstanding the foregoing, Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Requisite Lenders with respect to any matter contemplated by this Section 2.25 and, if Administrative Agent seeks such advice or concurrence, Administrative Agent shall be permitted to enter into such amendments with Borrower in accordance with any instructions received from such Requisite Lenders and shall also be entitled to refrain from entering into such amendments with Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Administrative Agent for any such advice or concurrence, all such Extension Amendments entered into with Borrower by Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the appropriate Credit Parties shall (at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage (or any other Credit Document that Administrative Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the latest Extended Maturity Date so that such maturity date is extended to the then latest Extended Maturity Date (or such later date as may be advised by local counsel to Administrative Agent) and (ii) Borrower shall deliver board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by Administrative Agent in connection therewith and a legal opinion of counsel reasonably acceptable to Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Loans provided for therein, does not conflict with or violate the terms and provisions of Section 10.5.

(g) Promptly following the consummation and effectiveness of any Extension, Borrower will furnish to Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Maturity Date and material economic terms of the Extension and the aggregate principal amount of each class of Loans and Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

SECTION 3.	CONDITIONS PRECEDENT

3.1. Restatement Effective Date. The obligation of each Lender to make any Loan pursuant to Section 2.1(a) on the Restatement Effective Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Restatement Effective Date:

(a) Credit Documents. The execution and delivery by each Credit Party of the Credit Documents listed on Schedule 3.1(a) and the execution and delivery by the Collateral Agent of each such Credit Document that is a Collateral Document.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received, in respect of each Credit Party, (i) sufficient copies of each Organizational Document as Administrative Agent shall request, and, to the extent applicable, certified as of the Restatement Effective Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) resolutions of the Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Restatement Effective Date, certified as of the Restatement Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, each dated the Restatement Effective Date or a recent date prior thereto; and (v) signature and incumbency certificates of one or more officers of Borrower who are authorized to execute Funding Notices delivered under this Agreement, in substantially the form of Exhibit K (with such amendments or modifications as may be approved by Administrative Agent).

(c) Consummation of Transactions.

(i) There shall not exist any “Event of Default” under and as defined in the ABL Credit Agreement and the Senior Indentures.

(ii) Administrative Agent shall have received reasonably satisfactory confirmation that the transactions described in clauses (i) and (iii) of the definition of “Transactions” shall occur substantially concurrently with or immediately after the making of (or conversion to) the Loans hereunder.

(d) Flood Determination. Administrative Agent shall have received (A) a completed Flood Certificate with respect to each Restatement Effective Date Mortgaged Property, which Flood Certificate shall (x) be addressed to the Administrative Agent and (y) otherwise comply with the Flood Program; (B) if the Flood Certificate states that such Restatement Effective Date Mortgaged Property is located in a Flood Zone, Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the existence of such Restatement Effective Date Mortgaged Property and (y) as to whether the community in which each Restatement Effective Date Mortgaged Property is located is participating in the Flood Program; and (C) if such Restatement Effective Date Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that Borrower has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program.

(e) Personal Property Collateral. Each Credit Party shall have delivered to Administrative Agent:

(i) evidence satisfactory to Administrative Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute or authorize, as applicable, and deliver UCC financing statements, originals of securities, instruments and chattel paper as provided therein);

(ii) a completed Collateral Questionnaire dated the Restatement Effective Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby; and

(iii) evidence that all stock certificates representing the Pledged Equity Interests (as defined in the Pledge and Security Agreement) issued by each Domestic Subsidiary and instruments evidencing the Pledged Debt (as defined in the Pledge and Security Agreement), in each case required to be delivered to the Collateral Agent pursuant to the Credit Documents, together with duly executed instruments of transfer have been delivered to Collateral Agent.

(f) Evidence of Insurance. Administrative Agent shall have received a certificate from the applicable Credit Party’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Term Loan/Notes Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5; provided, however, that to the extent such certificate, endorsements or other evidence is not delivered on the Restatement Effective Date, the Credit Parties shall be required to satisfy such condition on a post-closing basis pursuant to Section 5.15.

(g) Opinions of Counsel to Credit Parties. Agents and Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for Credit Parties, and Janet Link, General Counsel of Holdings, as to such matters as Administrative Agent and Collateral Agent may reasonably request, dated as of the Restatement Effective Date and in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(h) Fees. Borrower shall have paid to each Agent the reasonable and documented fees payable on or before the Restatement Effective Date referred to in Section 2.11(a) and (b) and all reasonable and documented expenses payable pursuant to Section 10.2 which have accrued to the Restatement Effective Date.

(i) Restatement Effective Date Certificate. Holdings and Borrower shall have delivered to Administrative Agent an originally executed Restatement Effective Date Certificate, together with all attachments thereto.

(j) No Litigation. There shall not exist any actions, suits or proceedings by or before any Governmental Authority enjoining the financing contemplated by this Agreement.

(k) Letter of Direction. Administrative Agent shall have received duly executed instructions from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Restatement Effective Date of the proceeds of the Loans made on such date.

(l) Patriot Act. At least 5 days prior to the Restatement Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”), to the extent that such information was requested by the Lenders at least 10 days prior to the Restatement Effective Date.

(m) Agency Transfer and Intercreditor Agreements. The Administrative Agent and the Collateral Agent shall have each received (i) a copy of the Agency Transfer Agreement, executed by the Former Agent, the Administrative Agent, the Collateral Agent and the Credit Parties, (ii) a copy of the Pari Passu Intercreditor Agreement, executed by the Collateral Agent and the Administrative Agent and acknowledged by the Credit Parties and (iii) a copy of the ABL Intercreditor Agreement, executed by Wells Fargo Bank, National Association, as administrative agent under the ABL Credit Agreement, and the Collateral Agent.

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make (or convert) any Loan on any Credit Date, including the Restatement Effective Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

(ii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(iii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given. In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if Borrower provides telephonic notice in lieu thereof, such telephone notice shall also be irrevocable once given. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and Lender, on the Restatement Effective Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Restatement Effective Date are deemed to be made concurrently with and giving effect to the consummation of the Transactions):

4.1. Organization; Requisite Power and Authority; Qualification. Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of each of the Material Subsidiaries of Borrower have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Material Subsidiary of Borrower is a party requiring, and there is no membership interest or other Equity Interests of any Material Subsidiary of Borrower outstanding which upon conversion or exchange would require, the issuance by any Material Subsidiary of Borrower of any additional membership interests or other Equity Interests of any Material Subsidiary of Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of any Material Subsidiary of Borrower. Schedule 4.2 correctly sets forth the ownership interest of Borrower and each of its Material Subsidiaries in their respective Material Subsidiaries as of the Restatement Effective Date.

4.3. [Reserved].

4.4. Governmental Consents; No Conflict. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or as to which the failure to be made or obtained and to be in full force and effect would not result in a Material Adverse Effect, (ii) filings necessary to perfect Liens created under the Pledge and Security Agreement and the Mortgages and (iii) filings of periodic reports with the Securities and Exchange Commission, (b) will not violate any law or regulation or the charter, by-laws or other Organizational Documents of Holdings or any Subsidiary or any material order of any Governmental Authority applicable to such Person except, in each case, as would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any material provision of any indenture, agreement or other instrument binding upon Holdings or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings or any Subsidiary, (d) will not result in the creation or imposition of, or the requirement to impose, any Lien on any asset of Holdings or any of its Subsidiaries, except Liens created under the Collateral Documents, and (e) do not require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Effective Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5. [Reserved].

4.6. Binding Obligation. The Transactions to be entered into by each Credit Party are within such Credit Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, stockholder action. This Agreement and each other Credit Document has been duly executed and delivered by each Credit Party party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.7. Historical Financial Statements. Holdings has heretofore furnished to the Lenders the Historical Financial Statements, which shall be deemed to have been furnished to the Lenders by inclusion as part of its 10-K or 10-Q filings filed on or prior to the Restatement Effective Date. The Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods thereof in accordance with GAAP, subject to normal year end audit adjustments and the absence of certain footnotes in the case of any such unaudited financial statements.

4.8. [Reserved].

4.9. No Material Adverse Change. Since January 30, 2016, except as disclosed in Holdings’ publicly available filings with the United States Securities and Exchange Commission on or prior to the Restatement Effective Date (excluding “risk factor” or other forward looking disclosure), there has not occurred any event, circumstance or change that has resulted in or could reasonably be expected to result in a material adverse change in or effect on the financial position or results of operations of Holdings and its Subsidiaries.

4.10. [Reserved].

4.11. Litigation. There are no actions, suits or proceedings by or before any Governmental Authority enjoining the financing contemplated by this Agreement.

4.12. Payment of Taxes. Each of Holdings and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

4.13. Properties.

(a) Title. Each of Holdings and its Subsidiaries has good title to, or valid leasehold or other property interests in, all its real and personal property material to the business of Holdings and its Subsidiaries (taken as a whole), except for Liens permitted under Section 6.2 and minor defects in title and leases being contested, in each case, that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each of Holdings and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other Intellectual Property material to its business, and the use thereof by Holdings and its Subsidiaries does not infringe upon the rights of any other Person, except for any defects in ownership or licenses and any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

(c) Real Estate. As of the Restatement Effective Date, Schedule 4.13 contains a true, accurate and complete list setting forth (i) the address of each of the Real Estate Assets, (ii) the type/use of such Real Estate Assets, (iii) the Credit Party that owns interests in such Real Estate Assets and (iv) the real estate interest held by such Credit Party. The ground lease or lease, as applicable, pursuant to which any Credit Party holds any interest in any Real Estate Asset is in full force and effect, and neither Holdings nor any Subsidiary of Holdings has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, except to the extent that any failure of any of the foregoing, individually or in the aggregate, would not result in a Material Adverse Effect.

4.14. Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) is in violation of any Environmental Law or has failed to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. Since the Restatement Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

4.15. Compliance with Laws and Agreements; No Defaults. Each of Holdings and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all material agreements and other material instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. No Credit Party or Subsidiary, nor to the knowledge of any Credit Party, any director, officer, agent, employee or Affiliate of any Credit Party or Subsidiary is a Person that is (i) the subject of any sanctions administered or enforced by The Office of Foreign Assets Control of the United States Treasury Department, the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and Borrower will not directly or indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise). No part of the proceeds of the Loans made hereunder will be used by any Credit Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.16. [Reserved].

4.17. Governmental Regulation. No Credit Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

4.18. Federal Reserve Regulations; Exchange Act.

(a) None of Holdings, Borrower or any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No portion of the proceeds of any Loan shall be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

4.19. Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the knowledge of Holdings and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or, to the knowledge of Holdings and Borrower, threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Borrower, no union organization activity that is taking place with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above) such as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

4.20. Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,) as of the most recent valuation for any Plan, no Plan had any Unfunded Pension Liability, and to the best knowledge of Holdings and Borrower, there has been no change in the funding status of any Plan since the valuation date of such recent valuation that would reasonably be expected to have a Material Adverse Effect.

4.21. [Reserved].

4.22. Solvency. As of the Restatement Effective Date, after giving effect to the Loans incurred on the Restatement Effective Date, the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

4.23. [Reserved].

4.24. [Reserved].

4.25. Disclosure. Neither the Marketing Materials nor any of the other reports, certificates or other written information (other than projections (the “projections”) and other forward looking information and information of a general economic or industry nature) (collectively, the “information”) furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all such other information), when furnished or modified or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections furnished by or on behalf of any Credit Party to any Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all other information), have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the projections are made available to any Agent or any Lender by any Credit Party (it being understood that such projections are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties, and that actual results may differ, and such differences may be material, from those expressed or implied in such projections, and no assurance can be given that the projections will be realized).

4.26. EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

4.27. PATRIOT Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.

SECTION 5.	AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than unasserted contingent obligations), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Holdings will deliver to Administrative Agent for distribution to each Lender (except as otherwise expressly required below):

(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, its consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(b) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year of Holdings, its audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(c) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate of a Financial Officer of Holdings or Borrower (i) certifying as to whether a Default has occurred and is continuing on the date thereof and, if a Default has occurred and is continuing on such date, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements referred to in Section 4.7 or delivered pursuant to clause (b) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) [Reserved];

(e) Notice of Default. Promptly upon any Financial Officer or other executive officer obtaining knowledge (i) of the occurrence of any Default or any Event of Default, or (ii) of any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect, a certificate of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto;

(f) Notice of Litigation. Promptly upon any Financial Officer or other executive officer obtaining knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, Borrower or any Subsidiary thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect (other than any Disclosed Matters);

(g) ERISA. Promptly upon any Financial Officer or other executive officer obtaining knowledge of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $100,000,000;

(h) Financial Plan. Within 90 days after the end of each Fiscal Year, an annual financial forecast (in a form consistent with forecasts previously provided to or otherwise approved by Administrative Agent) for Holdings and its Subsidiaries for the subsequent Fiscal Year (including a consolidated balance sheet of Holdings and its Subsidiaries as of the end of the prior fiscal year and consolidated statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year) (a “Financial Plan”);

(i) Insurance Report. Each Credit Party shall deliver to Administrative Agent a copy of a certificate of insurance evidencing the required coverage on or prior to the Restatement Effective Date and promptly following each renewal or replacement of such policies thereafter. Borrower will furnish to the Administrative Agent, upon its reasonable request, information in reasonable detail as to the insurance so maintained;

(j) Information Regarding Collateral. Borrower will furnish to Administrative Agent and Collateral Agent prompt written notice of any change (i) in the legal name of any Credit Party, (ii) in the identity or type of organization or corporate structure of any Credit Party, (iii) in the Federal Taxpayer Identification Number or other identification number of any Credit Party, or (iv) in the jurisdiction of organization of any Credit Party. Holdings and Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

(k) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Borrower shall deliver to Administrative Agent (i) a certificate of its Authorized Officer (A) either confirming that there has been no change in the information set forth in sections I.A.-D., I.H., II.A.-B. and II.E.-G. of the Collateral Questionnaire delivered on the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.1 and/or identifying such changes and (B) certifying that all UCC financing statements (including fixtures filings, as applicable) and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (A) above (or in such Collateral Questionnaire) to the extent necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Term Loan/Notes Secured Parties) in respect of all Collateral in which a Lien may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and (ii) upon request by Administrative Agent, a copy of any certificate or other document delivered to the administrative agent or collateral agent under the ABL Credit Agreement updating the information contained in any perfection certificate or similar document with respect to the ABL Priority Collateral, or certifying that there have been no changes to such information;

(l) Other Information. (A) Promptly upon their becoming publicly available, copies (or email notice) of all periodic reports and all registration, proxy statements and prospectuses, if any, filed by any Credit Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, (B) promptly after any Credit Party obtains knowledge that (i) Moody’s or S&P shall have announced a change in the Credit Rating established or deemed to have been established by such rating agency, written notice of such Credit Rating change, and (C) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary as Administrative Agent or Collateral Agent may reasonably request; provided that none of Holdings or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any bona fide binding agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; and

(m) Certification of Public Information. Holdings, Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Holdings or Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. Each of Holdings and Borrower agrees to use commercially reasonable efforts to clearly designate all information provided to Administrative Agent by or on behalf of Holdings or Borrower which is suitable to make available to Public Lenders. If Holdings or Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Holdings, its Subsidiaries and their Securities.

Documents required to be delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(l) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest of the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address; (ii) on which such documents are posted to the Securities and Exchange Commission’s (or any Governmental Authority succeeding to any or all of the functions of said Commission’s) website (including as part of any 10-K or 10-Q filing) or (iii) on which such documents are posted on Holdings’ behalf on any Platform to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that (A) Holdings shall have notified Administrative Agent of the posting of such documents and (B) in the case of documents required to be delivered pursuant to Section 5.1(a) or (b), Holdings shall deliver electronic copies of such documents to Administrative Agent if any Lender requests that Holdings deliver such copies until a request to cease delivering copies is given by Administrative Agent at the request of such Lender. Administrative Agent shall have no obligation to request the delivery of or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2. Existence. Each Credit Party will, and will cause each of its Material Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (b) except as would not reasonably be expected to have a Material Adverse Effect, take all reasonable action to preserve, renew and keep in full force and effect its rights, licenses, permits, privileges and franchises; provided that the foregoing clauses (a) and (b) shall not prohibit any merger, consolidation, liquidation, transfer of assets or dissolution permitted under Section 6.8 and, in the case of an asset transfer, Section 6.7.

5.3. Payment of Taxes. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, pay its Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not result in a Material Adverse Effect.

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of the business of Holdings and its Subsidiaries (taken as a whole) in good working order and condition, ordinary wear and tear, condemnation and casualty loss excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit the disposition of any property otherwise permitted by this Agreement; provided, further, that nothing in this Section shall prevent Holdings or any Subsidiary from discontinuing the operations or maintenance of any of its properties, or terminating any leases of any of its properties, in each case no longer deemed by Holdings or such Subsidiary, as applicable, to be useful in the conduct of its business.

5.5. Insurance. Each of Holdings and the Borrower will, and will cause each of its Material Subsidiaries to, maintain, (1) with financially sound and reputable insurance companies or (2) with association or captive insurance companies or pursuant to self-insurance, (a) insurance in such amounts (with no greater risk retention) and against such risks (including physical loss or damage to the Collateral (including all inventory constituting Collateral)) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

Subject to the ABL Intercreditor Agreement, each such policy of insurance shall (i) name Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, as an additional insured thereunder as its interests may appear, and policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include a lenders’ loss payable clause in favor of Collateral Agent and providing for losses thereunder to be payable to Collateral Agent or its designee, provided that, unless an Event of Default shall have occurred and be continuing, (A) Collateral Agent shall turn over to Borrower any amounts received by it as loss payee under any such policies and (B) Holdings, Borrower and/or the applicable Material Subsidiary shall have the sole right to make, settle and adjust claims in respect of such insurance. Each such policy referred to in this paragraph shall be evidenced by a certificate pursuant to which the relevant insurance broker will endeavor to provide Collateral Agent (A) at least 10 days’ prior written notice of any cancelation, modification or nonrenewal of any such policy by reason of nonpayment of premium (giving Collateral Agent the right to cure defaults in the payment of premiums) and (B) at least 30 days’ prior written notice of any cancelation, modification or nonrenewal of any such policy for any reason other than nonpayment of premium.

5.6. Books and Records; Inspections. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent, upon reasonable prior notice and without disruption of the normal and ordinary conduct of the business of Holdings, the Borrower or any such Subsidiary, to visit and inspect its properties, to examine and make extracts from its books and records (but Administrative Agent may not have more than one such visit per any twelve month period except during an Event of Default), and to discuss its affairs, finances and condition with its officers and, if an executive officer or a Financial Officer of Borrower has been afforded an opportunity to be present, independent accountants (subject to such accountants’ customary policies and procedures), all at such reasonable times during normal business hours and as often as reasonably requested. Notwithstanding anything to the contrary in this Section 5.6, (i) none of Holdings, the Borrower nor any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any bona fide binding agreement or (b) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall endeavor in good faith otherwise to disclose information responsive to the requests of Administrative Agent, any Lender or any of their respective related parties, in a manner that will protect such privilege, (ii) no such inspection of any Real Estate Asset (or any portion thereof) shall be permitted if the same would, or could reasonably be expected to, materially interfere with the use and/or operation of such Real Estate Asset and unless a Credit Party or its representatives is given the opportunity to be present and (iii) Administrative Agent shall not have the right to perform any Phase I Environmental Site Assessment or any invasive analysis or sampling of any environmental medium, including any Phase II Environmental Site Investigation or Assessment, without the written authorization of Borrower absent an Event of Default under Section 8.1(a), (f) or (g).

5.7. Lenders Meetings. Holdings and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location, or by teleconference, in each case as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

5.8. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

5.9. Environmental.

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent (for distribution to the Lenders) and Collateral Agent:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to environmental matters at any Facility or with respect to any Environmental Claims or Environmental Liabilities, if such environmental matters, Environmental Claims or Environmental Liabilities are reasonably expected to result in a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws that is reasonably expected to result in a Material Adverse Effect, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims or Environmental Liabilities having, individually or in the aggregate, a Material Adverse Effect, (2) any Environmental Claims or Environmental Liabilities that, individually or in the aggregate, are reasonably expected to result in a Material Adverse Effect, and (3) Holdings or Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Estate Asset subject to Mortgage under this Agreement that could cause such Real Estate Asset or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any material written communications with respect to (1) any Environmental Claims or Environmental Liabilities that, individually or in the aggregate, are reasonably expected to give rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority that is reasonably expected to result in a Material Adverse Effect, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity if such investigation is reasonably expected to give rise to a Material Adverse Effect; and

(iv) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent or Collateral Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all commercially reasonable actions to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim or Environmental Liabilities against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries.

(a) Subject to Section 5.10(b), if any wholly owned Domestic Subsidiary of Borrower (other than any Domestic Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) becomes a Material Subsidiary, guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement, or otherwise is required to become a Guarantor after the Restatement Effective Date, Holdings and Borrower shall, within fifteen Business Days after such wholly-owned Domestic Subsidiary becomes a Material Subsidiary, guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement, or is required to become a Guarantor (as applicable), notify Administrative Agent and the Lenders thereof and promptly (i) cause such wholly-owned Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, (ii) obtain all consents and approvals required to be obtained by it in connection with the execution and delivery of the Collateral Documents and the performance of its obligations thereunder and the granting by it of the Liens thereunder, and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Administrative Agent in order to create (A) Liens in favor of the Collateral Agent on any Material Real Estate Assets and (B) the Liens intended to be created by the Pledge and Security Agreement and to perfect such Liens to the extent required by, and with the priority required by, the Pledge and Security Agreement and the Intercreditor Agreements, in each case including those which are similar to those described in Sections 3.1(b), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 5.16(a)(i), 5.16(a)(ii), 5.16(a)(v), 5.16(a)(vii), 5.16(a)(viii) and 5.16(a)(ix). In the event that any Person becomes a Foreign Subsidiary of Borrower (including any Domestic Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries), and the ownership interests of such Foreign Subsidiary are owned by Borrower or by any wholly owned Domestic Subsidiary thereof that is or becomes a Material Subsidiary, guarantees or becomes a borrower in respect of the obligations under the ABL Credit Agreement, or otherwise is required to become a Guarantor after the Restatement Effective Date, Borrower shall, or shall cause such wholly-owned Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Borrower shall take, or shall cause such wholly-owned Domestic Subsidiary that is required to be a Guarantor to take, all of the actions referred to in Section 3.1(e) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Term Loan/Notes Secured Parties, under the Pledge and Security Agreement in 65% of such voting ownership interests and 100% of such non-voting ownership interests. With respect to each such wholly owned Domestic Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in Schedule 4.2 with respect to all Subsidiaries of Borrower; and such written notice shall be deemed to supplement Schedule 4.2 for all purposes hereof.

(b) Notwithstanding anything to the contrary herein, in no event shall the Collateral include (i) any Real Estate Assets which are not Material Real Estate Assets and (ii) Excluded Assets (as such term is defined in the Pledge and Security Agreement).

5.11. Additional Material Real Estate Assets. Subject to Section 5.10(b), in the event that any Credit Party acquires or designates after the Restatement Effective Date a Material Real Estate Asset and such interest in such Material Real Estate Asset is not otherwise subject to a Permitted Lien described in Section 6.2(d) that prohibits a Lien in favor of the Collateral Agent and is not otherwise excluded from the Collateral by the definition of Excluded Assets, then such Credit Party shall promptly take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Sections 3.1(d), 5.16(a)(i), 5.16(a)(ii), 5.16(a)(v), 5.16(a)(vii), 5.16(a)(viii) and 5.16(a)(ix) with respect to each such Material Real Estate Asset that Administrative Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Term Loan/Notes Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Administrative Agent, deliver to Administrative Agent or cooperate as necessary for the Administrative Agent to obtain, from time to time, such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12. [Reserved].

5.13. Further Assurances. Each Credit Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which Administrative Agent may reasonably request, to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Credit Parties and all of the outstanding Equity Interests of each Guarantor Subsidiary (subject to limitations contained in Section 5.10(b) and in the Credit Documents), all at the expense of the Credit Parties. Holdings and Borrower also agree to provide to Administrative Agent from time to time upon reasonable request, evidence reasonably satisfactory to Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents, including, if so requested by Administrative Agent, by entering into amendments or modifications to the Mortgages.

5.14. Maintenance of Ratings. Unless otherwise consented to by Requisite Lenders, Holdings and Borrower will use commercially reasonable efforts to maintain continuously in effect (i) a Credit Rating from each of Moody’s and S&P in respect of Holdings and (ii) a credit rating of the Loans from each of Moody’s and S&P.

5.15. Post-Closing Matters. Each of the Credit Parties, as applicable, shall satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement.

5.16. Post-Closing Real Estate Matters.

(a) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Term Loan/Notes Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien and security interest in certain Real Estate Assets, the Borrower and each applicable Guarantor shall deliver to the Collateral Agent within 30 days of the Restatement Effective Date (subject to extension by the Administrative Agent in its sole discretion):

(i) with respect to each Restatement Effective Date Mortgaged Property, evidence satisfactory to the Administrative Agent that such Credit Party has delivered to the Title Company an executed Mortgage for recordation in the appropriate recording office, together with a written direction to record the same and funds sufficient to pay any applicable mortgage tax or other applicable recording charge;

(ii) with respect to each Restatement Effective Date Mortgaged Property, a customary opinion of (A) local counsel, in each case, opining that (i) each Mortgage is recordable in the applicable jurisdiction; (ii) upon recordation, the Mortgage will constitute a valid lien against the applicable real property; and (iii) the Mortgage is enforceable against the mortgagor party thereto and (B) outside counsel or in-house counsel, opining that, to the extent not covered in another opinion being delivered by the Credit Parties, the Mortgage has been duly authorized, executed and delivered by the applicable Credit Party, in each case in form reasonably acceptable to Administrative Agent;

(iii) with respect to each Title Policy Property, an ALTA extended coverage lenders’ policies of title insurance (each, a “Title Policy”) (which shall not include a general mechanics lien exception) and a new survey or an existing survey together with a no-change affidavit sufficient to cause the Title Company to remove the general survey exception from such Title Policy and issue the survey-related endorsements with respect to the Title Policy Properties;

(iv) with respect to the fee-owned and ground-leased stores of Holdings and its Subsidiaries identified on Schedule 5.16(a)(iv), “Letter of value” appraisals from Cushman & Wakefield Inc. (the “Initial Appraisal”);

(v) for each Restatement Effective Date Mortgaged Property that is not a Title Policy Property, a current title search, no-change letter or similar title product reasonably acceptable to the Administrative Agent;

(vi) with respect to each Title Policy Property, evidence that such affidavits, certificates, information (including financial data) and instruments of indemnification (including so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies have been delivered to the Title Company;

(vii) evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages for each Restatement Effective Date Mortgaged Property (or Specified Asset) and issuance of the Title Policies and other similar title products contemplated by Section 5.16(a)(v);

(viii) with respect to each Restatement Effective Date Mortgaged Property that is a Leasehold Property, if required pursuant to the applicable lease, a copy of the notice to the landlord thereunder providing notice of the lien created by the Mortgage; and

(ix) proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which the Restatement Effective Date Mortgaged Properties are located, necessary to perfect the security interests in fixtures purported to be created by the Restatement Effective Date Mortgaged Properties in favor of the Collateral Agent for the benefit of the Term Loan/Notes Secured Parties; provided, however, that to the extent local counsel opines that any Mortgage would constitute a valid and effective fixture filing in the jurisdiction in which the applicable Restatement Effective Date Mortgaged Property is located, in form and substance satisfactory to the Administrative Agent, a fixture filing on Form UCC-1 shall not be required with respect to such Restatement Effective Date Mortgaged Property.

(b) Specified Assets. Notwithstanding Section 5.16(a), with respect to any Material Real Estate Asset that is also a Specified Asset, Borrower shall not be required to comply with the requirements of Sections 3.1(d), 5.16(a)(i), 5.16(a)(ii), 5.16(a)(v), 5.16(a)(vii), 5.16(a)(viii) and 5.16(a)(ix) with respect to any Specified Asset unless it is still owned by a Credit Party on the date that is 365 days from the Restatement Effective Date, and shall comply with all such requirements within 365 days from the Restatement Effective Date with respect to Specified Assets still owned on such date.

SECTION 6.	NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than unasserted contingent obligations), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party will, nor will it permit any Subsidiary to, create, incur, assume or guarantee, or otherwise be liable in respect of any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.1 and amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof; provided, that (i) no additional direct or contingent obligors may become liable in respect of such Indebtedness existing on the Restatement Effective Date (or any amendments, extensions, renewals, refinancings and replacements of such Indebtedness otherwise permitted pursuant to this clause (b)), (ii) such Indebtedness (and any amendments, extensions, renewals, refinancings and replacements of such Indebtedness otherwise permitted pursuant to this clause (b)) shall not be secured by any assets other than the assets securing the Indebtedness as of the Restatement Effective Date and (iii) in the case of any such Indebtedness constituting intercompany Indebtedness of a Credit Party to a non-Credit Party, such Indebtedness (and any amendments, extensions, renewals, refinancings and replacements of such Indebtedness otherwise permitted pursuant to this clause (b)) shall be non-cash pay, non-amortizing, and without covenants or defaults other than non-payment at maturity;

(c) Indebtedness of Holdings and Borrower under the 1994 Indenture, the 2014 Indenture and the 2023 Indenture existing on the Restatement Effective Date after giving effect to the Transactions and extensions, renewals, refinancings and replacements, in whole or in part, of such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof; provided that (i) no additional direct or contingent obligors may become liable in respect of such Indebtedness existing on the Restatement Effective Date (or any extensions, renewals, refinancings and replacements of such Indebtedness otherwise permitted pursuant to this clause (c)) and (ii) such Indebtedness (and any extensions, renewals, refinancings and replacements of such Indebtedness otherwise permitted pursuant to this clause (c)) shall not be secured by any assets of Borrower or any Subsidiary thereof;

(d) Indebtedness of Holdings or Borrower to any Subsidiary or any Excluded Subsidiary and of any Subsidiary to Holdings or any other Subsidiary; provided that any such Indebtedness owing by any Subsidiary that is not a Credit Party to any Credit Party shall be incurred in compliance with Section 6.6; provided, further that (i) all such Indebtedness owing by a non-Credit Party to a Credit Party shall be evidenced by an intercompany note that is in form and substance reasonably acceptable to the Administrative Agent and shall be subject to a First

Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness owed by a Credit Party to a non-Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations, (iii) any payment by any such Subsidiary that is a Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iv) in the case of any such Indebtedness owed by a Credit Party to an Excluded Subsidiary, such Indebtedness shall be unsecured, non-cash pay, non-amortizing, and without covenants or defaults other than non-payment at maturity;

(e) guarantees by Holdings or any of its Subsidiaries of Indebtedness of (i) so long as such Subsidiary also guarantees the Obligations on a pari passu basis, any Credit Party or (ii) any other Subsidiary; provided that such guarantees of Indebtedness of Subsidiaries that are not Credit Parties are incurred in compliance with Section 6.6; and provided, further that no Subsidiary of Borrower may guaranty any Indebtedness of the types described in clauses (b) (except with respect to Capital Lease Obligations identified on Schedule 6.1), (c), (i) or (o) of this Section 6.1;

(f) Permitted Indebtedness;

(g) Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (other than real property or fixtures constituting Collateral as of the Restatement Effective Date or required to become Collateral pursuant to Section 5.16) or to finance the acquisition of computer hardware or software or other information technology assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $750,000,000 at any time outstanding;

(h) Indebtedness of any Person that becomes a Subsidiary after the Restatement Effective Date and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $500,000,000 at any time outstanding and (iii) after giving effect to such Person becoming a Subsidiary and such Indebtedness, the Fixed Charge Coverage Ratio for the Test Period in effect at the time such Person becomes a Subsidiary shall not be less than 1.10 to 1.00 (determined on a pro forma basis in accordance with Section 1.2(b) as of the last day of such Test Period);

(i) Permitted Long-Term Indebtedness;

(j) Indebtedness under the ABL Credit Agreement; provided that the aggregate principal amount of loans and advances under the ABL Credit Agreement and unreimbursed obligations under letters of credit incurred under the ABL Credit Agreement shall not exceed $2,650,000,000; provided, further that such Indebtedness, if secured by the ABL Priority Collateral, constitutes permitted “ABL Secured Obligations” under the ABL Intercreditor Agreement;

(k) (i) Permitted Additional Debt (A) that is issued for cash consideration (which, for the avoidance of doubt, may be issued with original issue discount) to the extent the Refinancing Debt Proceeds thereof are applied on the date of receipt to prepay Loans and (B) so long as, immediately after giving effect to the incurrence of such Permitted Additional Debt and the application of proceeds therefrom, no Event of Default has occurred and is continuing, and (ii) amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness described in clause (i) above that do not increase the outstanding principal amount thereof (other than in respect of any premium, fees, costs or expenses payable in connection with such extension, renewal, refinancing or replacement); provided that such amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness (A) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being amended, extended, renewed, refinanced or replaced, (B) shall have terms and conditions (other than pricing, rate floors, discounts, fees, call protection, premiums and optional prepayment or redemption provisions) that in the good faith determination of Borrower are not materially less favorable (when taken as a whole) to Borrower than the terms and conditions of the Indebtedness being amended, extended, renewed, refinanced or replaced (when taken as a whole) (provided that a certificate of Borrower as to the satisfaction of the conditions described in this clause (B) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (B), shall be conclusive unless Administrative Agent notifies Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), (C) is not at any time guaranteed by any Person other than Persons that are Credit Parties and (D) such Indebtedness is not secured by any property or assets of Holdings or any Subsidiary other than the Collateral and any Liens securing such Indebtedness shall not have greater priority compared to the Liens securing the Loans than the Liens securing the Indebtedness so amended, extended, renewed, refinanced or replaced;

(l) other Indebtedness in an aggregate principal amount not to exceed $500,000,000 at any time outstanding;

(m) Indebtedness consisting of letters of credit, guarantees or other credit support provided in respect of trade payables of Borrower or any Subsidiary, in each case issued for the benefit of any bank, financial institution or other Person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of Borrower or any of its Subsidiaries, so long as (i) other than in the case of Secured Supply Chain Obligations, such Indebtedness is unsecured, (ii) the terms of such trade payables shall not have been extended in connection with the Permitted Supply Chain Financing and (iii) such Indebtedness represents amounts not in excess of those which Borrower or any of its Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables (“Permitted Supply Chain Financing”);

(n) Indebtedness of Holdings or any of its Subsidiaries supported by a letter of credit issued pursuant to the ABL Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(o) (i) unsecured Indebtedness of Holdings or Borrower convertible into, or by reference to, common Equity Interests (other than Disqualified Equity Interests) of Holdings or Borrower, (ii) preferred Equity Interests (other than Disqualified Equity Interests) of Holdings convertible into common Equity Interests (other than Disqualified Equity Interests) of Holdings, (iii) preferred Equity Interests (other than Disqualified Equity Interests) of Holdings, (iv) any “call spread”, “capped call” or similar transactions entered into in connection with such Indebtedness or preferred Equity Interests (other than Disqualified Equity Interests) or mandatorily convertible units of Indebtedness and such Equity Interests, and (v) mandatorily convertible units of Indebtedness and Equity Interests, so long as (1) any Indebtedness portion thereof is unsecured and (2) the purchase contract constituting such Equity Interests is for common stock (other than Disqualified Equity Interests); provided that (A) any such Indebtedness is not guaranteed by any Subsidiary of Holdings (other than Borrower), (B) such Indebtedness or preferred stock does not mature or become mandatorily payable (including pursuant to a mandatory offer to purchase) prior to the 90th day after the Latest Maturity Date (measured as of the time that such Indebtedness or preferred stock is incurred or issued, as applicable) (other than pursuant to Customary Mandatory Prepayment Terms or the Indebtedness portion of any mandatorily convertible units and (C) any “net settlement” features of such Indebtedness shall be permitted by Section 6.16;

(p) Indebtedness pursuant to Sale/Leaseback Transactions consummated pursuant to Section 6.10(b) or (c);

(q) Indebtedness issued by Holdings or any of its Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests (other than Disqualified Equity Interests) held by any future, present or former employee, director or consultant of Holdings or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement, in each case to the extent would be permitted by Section 6.4(l) if such purchase or redemption was made as a Restricted Payment;

(r) unsecured reimbursement obligations in respect of standby letters of credit issued in the ordinary course of business for the account of Holdings, Borrower, or any other direct or indirect Subsidiary of Holdings so long as only Borrower and Holdings are obligated to reimburse the issuer thereof in the case of any drawing; and

(s) Indebtedness under the 2016 Notes, and amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any premium, fees, costs or expenses payable in connection with such extension, renewal, refinancing or replacement); provided that such amendments, extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness (A) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being amended, extended, renewed, refinanced or replaced, (B) shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of Borrower are not materially less favorable (when taken as a whole) to Borrower than the terms and conditions of the Indebtedness being amended, extended, renewed, refinanced or replaced (when taken as a whole) (provided that a certificate of Borrower as to the satisfaction of the conditions described in this clause (B) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (B), shall be conclusive unless Administrative Agent notifies Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), (C) is not at any time guaranteed by any Person other than Persons that are Credit Parties, and (D) such Indebtedness is not secured by any property or assets of Holdings or any Subsidiary other than the Collateral and any Liens securing such Indebtedness shall not have greater priority compared to the Liens securing the Loans than the Liens securing the Indebtedness so amended, extended, renewed, refinanced or replaced.

Notwithstanding the foregoing, no Subsidiary of Borrower shall be permitted to guarantee, or otherwise become liable (whether direct or indirect) with respect to, Indebtedness otherwise permitted under clauses (b) (except with respect to Capital Lease Obligations identified on Schedule 6.1), (c), (i) or (o) of this Section 6.1.

6.2. Liens. No Credit Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens in favor of Collateral Agent pursuant to any Credit Document to secure the Obligations;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of Holdings or any Subsidiary existing on the Restatement Effective Date and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the Restatement Effective Date and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(e) Liens on fixed or capital assets (other than real property or fixtures constituting Collateral as of the Restatement Effective Date or required to become Collateral pursuant to Section 5.16) or on computer hardware or software or other information technology assets which are acquired, constructed or improved by Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (g) of Section 6.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings or any Subsidiaries;

(f) Liens in respect of leases, subleases, licenses and any other occupancy rights or agreements granted to other Persons (i) in the ordinary course of business and not materially interfering with the conduct of business of Holdings and its Subsidiaries, taken as a whole or (ii) with respect to Real Estate Assets no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business;

(g) Liens arising out of conditional sale, title retention, consignment (including “sale or return” arrangements) or similar arrangements for the sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business, provided that the aggregate amount of such goods shall not exceed $100,000,000 at any one time;

(h) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods;

(i) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(j) the sale or discount, in the ordinary course of business, of accounts receivable in connection with the compromise or collection thereof and not in connection with any financing or factoring arrangement;

(k) Liens (other than Liens on any Collateral) securing Indebtedness of a Subsidiary to a Credit Party or of a Subsidiary that is not a Credit Party to another Subsidiary that is not a Credit Party;

(l) Liens on property subject to Sale/Leaseback Transactions permitted by Section 6.10(b) or (c), and general intangibles related thereto;

(m) Liens on the ABL Priority Collateral (without giving effect to the parenthetical in each of clauses (i) and (ii) in the definition thereof) securing (i) the Indebtedness under the ABL Credit Agreement to the extent permitted by Section 6.1(j), (ii) obligations under Swap Agreements permitted under Section 6.6(h), (iii) Secured Supply Chain Obligations, and (iv) other “Obligations” (as defined in the ABL Credit Agreement) of a type not otherwise described in clauses (i) through (iii), in each case solely to the extent constituting “ABL Secured Obligations” (as defined in the ABL Intercreditor Agreement), provided that any such Liens are subject to the ABL Intercreditor Agreement;

(n) Liens on insurance policies and the proceeds thereof and unearned premiums securing the financing of premiums with respect thereto as provided under clause (b) of the definition of Permitted Indebtedness;

(o) to the extent constituting a Lien, sales or assignments of any litigation claims or rights to receive payments with respect to any such claims;

(p) to the extent constituting a Lien, sales or assignments of any right to receive rental payments permitted under Section 6.7;

(q) Liens on cash or cash equivalents securing Swap Agreements permitted under Section 6.6(h);

(r) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(s) other Liens securing obligations that do not exceed the greater of (A) $250,000,000 and (B) 5% of Stockholders’ Equity determined as of a Fiscal Quarter end selected by Borrower within 65 days of the date of incurrence of such Lien;

(t) Liens in favor of Collateral Agent securing obligations in respect of Indebtedness issued pursuant to Section 6.1(k) and (s); provided that such Liens shall rank pari passu or junior to the Liens securing the Obligations hereunder and be subject to the Pari Passu Intercreditor Agreement or the Junior Priority Intercreditor Agreement or another intercreditor agreement that is in form and substance reasonably acceptable to the Administrative Agent, as applicable, and in the case of such pari passu Indebtedness, the ABL Intercreditor Agreement; and

(u) Liens on the Collateral securing obligations in respect of Indebtedness issued pursuant to Section 6.1(l); provided that such Liens shall rank junior to the Liens securing the Obligations hereunder and be subject to the Junior Priority Intercreditor Agreement or another intercreditor agreement that is in form and substance reasonably acceptable to the Administrative Agent.

6.3. Restrictive Agreements. No Credit Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (1) the ability of Holdings or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations (or any Indebtedness incurred to refinance or replace the Obligations) or (2) the ability of any Credit Party (other than Holdings) to pay dividends or other distributions with respect to its Equity Interests or the ability of any Credit Party to make or repay loans or advances to a Credit Party or to guarantee the Obligations (or any Indebtedness incurred to refinance or replace any of the Obligations); provided that (a) the foregoing shall not apply to any prohibitions, restrictions or conditions imposed (i) by law, rule, regulation or judicial order, or required by any regulatory authority having jurisdiction over Holdings or any Subsidiary or any of their respective businesses, (ii) the ABL Credit Agreement or the 2016 Indenture or, in each case, any Refinancing thereof containing substantially equivalent restrictions or (iii) by any Credit Document or any related documents or agreements, (b) the foregoing shall not apply to any prohibitions, restrictions or conditions existing on the Restatement Effective Date and identified on Schedule 6.3 or to any refinancing, extension or renewal, in whole or in part, of, or any amendment, supplement or modification of, any Indebtedness or other obligation or other agreement, document or instrument existing on the Restatement Effective Date and identified on Schedule 6.3 containing any such prohibition, restriction or condition (but without expanding the scope of any such prohibition, restriction or condition in any material respect), (c) the foregoing shall not apply to prohibitions, restrictions or conditions contained in agreements relating to the direct or indirect disposition of Equity Interests of any Person, property or assets, imposing restrictions with respect to such Person, Equity Interests, property or assets pending the closing of such disposition, (d) the foregoing shall not apply to prohibitions, restrictions or conditions contained in any agreement of a Person that becomes a Subsidiary after the Restatement Effective Date which existed prior to the date that such Person became a Subsidiary; provided that such prohibitions, restrictions or conditions existed at the time that such Person became a Subsidiary and were not created in contemplation of such Person becoming a Subsidiary and do not apply to any other Subsidiary or any assets other than those of the Subsidiary so acquired, (e) the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (f) clause (1) of the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations not prohibited by this Agreement if such prohibitions, restrictions or conditions apply only to the property or assets securing such Indebtedness or obligations and any proceeds and products thereof and after-acquired property, except as may otherwise be permitted under this Section 6.3, (g) clause (1) of the foregoing shall not apply to (i) customary provisions in leases and other contracts or agreements restricting the transfer, assignment, pledge or mortgage thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) any reciprocal easement agreements containing customary provisions restricting dispositions of real property interests and (iii) Capital Lease Obligations, tax retention and other synthetic lease obligations and purchase money obligations that impose restrictions with respect to the property or assets so acquired, (h) clause (1) of the foregoing shall not apply to restrictions or conditions contained in any agreement or document governing any Permitted Long-Term Indebtedness, provided that such restrictions and conditions permit Liens securing the Obligations (or any Indebtedness incurred to refinance or replace any of the Obligations) on any asset or property of the type included in the Collateral, and (i) clause (2) of the foregoing shall not apply to restrictions or conditions contained in any agreement or document governing any Permitted Long-Term Indebtedness that restrict or condition dividends, distributions or loans to Holdings.

6.4. Restricted Payments. No Credit Party will, nor will it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except:

(a) any wholly-owned Subsidiary may distribute any cash, property or assets to Holdings, Borrower or any other Subsidiary that is its direct or indirect parent; provided that the Property Companies may not distribute real property, fixtures or equipment owned or leased by such Property Companies to the extent constituting Term Loan/Notes Exclusive Collateral;

(b) any Subsidiary may declare and pay dividends ratably with respect to its Equity Interests or a class or series of its Equity Interests; provided that no such dividend may be in the form of real property, fixtures or equipment owned or leased by such Property Companies to the extent constituting Term Loan/Notes Exclusive Collateral;

(c) to the extent constituting Restricted Payments, the Subsidiaries may enter into and consummate transactions permitted by Section 6.8;

(d) Holdings may pay cash in lieu of fractional Equity Interests;

(e) repurchases of Equity Interests of Holdings (i) deemed to occur on the exercise of stock options or warrants or similar rights if such Equity Interests represent the delivery of a portion of the Equity Interests subject to such options or warrants or similar rights in satisfaction of the exercise price of such stock options, warrants or similar rights (and do not involve cash consideration) or (ii) deemed to occur in the case of payment by Holdings or Borrower of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), in connection with the exercise or vesting of stock options, restricted stock warrants or similar rights (in lieu of a portion of the shares that otherwise would be issued upon such exercise or vesting);

(f) so long as no Default shall have occurred and be continuing immediately prior to or after giving effect thereto and, at the time of declaration (in the case of a dividend) or payment

(in all other cases) and after giving effect thereto, the Fixed Charge Coverage Ratio for the Test Period in effect at the time such Restricted Payment is to occur (determined on a pro forma basis in accordance with Section 1.2(b) as of the last day of such Test Period) is not less than 1.10 to 1.00, Holdings may make any additional Restricted Payments in cash in a maximum aggregate amount not to exceed $100,000,000 after the Restatement Effective Date during the term of this Agreement less the amount of any payments of Indebtedness made pursuant to Section 6.14(d); provided that if, at the time of such Restricted Payment and after giving effect thereto, the Fixed Charge Coverage Ratio for the Test Period in effect at the time such Restricted Payment is to occur (determined on a pro forma basis in accordance with Section 1.2(b) as of the last day of such Test Period) is equal to or greater than 2.50 to 1.00, the aggregate amount of Restricted Payments permitted pursuant to this clause (f) shall increase to $600,000,000 after the Restatement Effective Date during the term of this Agreement less the amount of any payments of Indebtedness made pursuant to Section 6.14(d);

(g) Holdings, Borrower or any Subsidiary may establish or make any payment on account of a “call spread”, “capped call” or similar transaction relating to an issuance of Indebtedness or preferred Equity Interests convertible into or by reference to Equity Interests of Holdings (or any mandatorily convertible units of Equity Interests of Holdings and Indebtedness), or any net share settlement of any warrant transaction entered into in connection with an issuance of Indebtedness or preferred Equity Interests convertible into, or by reference to, Equity Interests in Holdings or any Subsidiary;

(h) to the extent constituting Restricted Payments, transactions permitted under Section 6.1(q);

(i) the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent company of the Borrower or any Subsidiary (the “payor” or “lender,” as applicable, for purposes of this Section 6.4(i)) to pay amounts required for (A) franchise Taxes and other fees, Taxes and expenses required to maintain corporate existence, and (B) so long as such payor or lender is a member of a consolidated, combined, unitary or similar group with its direct parent company for U.S. federal, state or local income tax purposes, federal, state and local income taxes incurred by such direct parent company or, if applicable, the common parent of both such payor or lender and its parent entity; provided, however, no Credit Party or Subsidiary shall be permitted to make any payments to the shareholders of Holdings pursuant to this Section 6.4(i);

(j) any Restricted Payment otherwise made to any Person with a beneficial interest in the payor, where such payment is made in order to permit the recipient to pay any Taxes levied as a result of such recipient’s interest in the payor (for the avoidance of doubt, this Section 6.4(j) shall include tax distributions made by a partnership to a partner or member); provided, however, no Credit Party or Subsidiary shall be permitted to make any payments to the shareholders of Holdings pursuant to this Section 6.4(j);

(k) any Restricted Payment otherwise required (A) to qualify and maintain JC Penney Properties’ qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code or (B) to avoid the payment by JC Penney Properties of federal or state income or excise tax; and

(l) any Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Equity Interests) held by any future, present or former employee, director or consultant of Holdings or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, that the aggregate amount of Restricted Payments made under this clause (l) in any calendar year, less the amount of Indebtedness incurred under Section 6.1(q) in such calendar year, shall not exceed $5,000,000 (with unused amounts for any year being carried over to the next succeeding year).

6.5. Restrictions on Non-Material Subsidiaries. No Credit Party will permit the Non-Material Subsidiaries (other than any Foreign Subsidiary or any Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) that have not satisfied the requirements of Section 5.10 to have, in the aggregate, Net Tangible Assets representing in excess of 5% of the total Net Tangible Assets of Holdings and its Subsidiaries for a period of more than 15 days (or such longer period as Administrative Agent may agree) after financial statements delivered pursuant to Section 5.1 demonstrate that the Non-Material Subsidiaries (other than any Foreign Subsidiary or any Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) that have not satisfied such requirements of Section 5.10 have, in the aggregate, Net Tangible Assets representing in excess of 5% of the total Net Tangible Assets of Holdings and its Subsidiaries; provided that Foreign Subsidiaries and any Subsidiaries substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries shall not have, in the aggregate, Net Tangible Assets representing in excess of 10% of the total Net Tangible Assets of Holdings and its Subsidiaries.

6.6. Investments, Loans, Advances, Guarantees and Acquisitions. No Credit Party will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or hold any loans or advances to, guarantee any obligations of, or make or hold any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each referred to for purposes of this Section 6.6 as an “investment”), except:

(a) Permitted Investments;

(b) investments existing on the Restatement Effective Date and set forth on Schedule 6.6, and any refinancing, replacement, renewal or extension of any such investment which does not increase the amount thereof except pursuant to the terms of such investment as of the Restatement Effective Date (as set forth on Schedule 6.6) or as otherwise permitted by another clause of this Section 6.6;

(c) investments by Holdings and its Subsidiaries in Equity Interests in their respective Subsidiaries;

(d) loans or advances made by Holdings to any Subsidiary and made by any Subsidiary to Holdings or any other Subsidiary; provided, further that (i) all such loans or advances owed by a non-Credit Party to a Credit Party shall be evidenced by an intercompany note that is in form and substance reasonably acceptable to the Administrative Agent and subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such loans or advances owing by a Credit Party to a non-Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations, and (iii) any payment by any such Subsidiary that is a Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any loans or advances owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;

(e) guarantees, subject to the limitations of Section 6.1 in the case of Indebtedness;

(f) investments received in connection with the bankruptcy or reorganization of, or settlement or satisfaction or partial satisfaction of delinquent accounts and disputes with, customers, suppliers and other account debtors, in each case in the ordinary course of business or upon the foreclosure with respect to any secured investment;

(g) extensions of trade credit in the ordinary course of business;

(h) investments under Swap Agreements entered into in the ordinary course and not for speculative purposes, or entered into in connection with an issuance of Indebtedness or preferred Equity Interests convertible into, or by reference to, Equity Interests of Holdings or any Subsidiary (or any mandatorily convertible units of Equity Interests and Indebtedness);

(i) investments held by a Subsidiary acquired after the Restatement Effective Date or of a Person merged or consolidated with or into Borrower or a Subsidiary in accordance with this Agreement after the Restatement Effective Date to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(j) investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(k) promissory notes and other non-cash consideration that is permitted to be received in connection with dispositions permitted by Section 6.7(k), 6.7(o) or 6.7(x);

(l) investments made in any Permitted Supply Chain Financing;

(m) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(n) other investments in an aggregate amount not to exceed $300,000,000 in the aggregate at any time outstanding; provided that, at the time of and immediately after giving effect to any such investment, (i) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur shall be not less than 1.10 to 1.00 (determined on a pro forma basis in accordance with Section 1.2(b) as of the last day of such Test Period) and (ii) no Default shall have occurred and be continuing;

(o) without duplication of any other clauses of this Section 6.6, other investments that do not exceed $200,000,000 in the aggregate at any time outstanding, determined as of the date of such investment;

(p) investments with proceeds of the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings or Borrower made after the date hereof; and

(q) to the extent constituting investments, Restricted Payments permitted by Section 6.4 or any purchase, repurchase or other acquisition of Indebtedness permitted by Section 6.14.

Notwithstanding the foregoing, any investments by the Credit Parties in, and loans and advances by the Credit Parties to, and guarantees by the Credit Parties of Indebtedness and other monetary obligations of, Subsidiaries that are not Credit Parties permitted pursuant to this Section 6.6 (excluding all such investments, loans, advances and guarantees existing on the Restatement Effective Date and permitted by clause (b) above) shall be subject to the conditions that (a) the aggregate amount of such investments do not exceed $200,000,000 at any time outstanding, (b) no Event of Default shall have occurred and be continuing or would result therefrom and (c) in the case of the Property Companies and the Borrower, no such investment shall be made with real property or fixtures constituting Collateral. For purposes of this Section 6.6, the amount of any investment made or outstanding at any time shall be the original cost of such investment, reduced (at Borrower’s option) by any dividend, distribution, return of capital or principal repayment or received in respect of such investment.

6.7. Asset Sales. No Credit Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including by way of sale leaseback, voluntary lease termination or sale, assignment or securitization of a right to receive rental payments and including any Equity Interest owned by it, nor will any Credit Party permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than directors’ qualifying shares or to the extent required by applicable law) (each referred to for purposes of this section as a “disposition”), except:

(a) sales of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

(b) disposals of inventory pursuant to promotional or similar activities in the ordinary course of business;

(c) dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of Holdings and the Subsidiaries (other than real estate and fixtures constituting Collateral or required to become Collateral hereunder);

(d) dispositions to Holdings or any of its Subsidiaries; provided that that the Property Companies may not sell, transfer, assign or distribute real property, fixtures or equipment owned or leased by such Property Companies to Borrower, Holdings or, unless Administrative Agent agrees otherwise, any other Subsidiary of Holdings, to the extent such property constitutes Term Loan/Notes Exclusive Collateral;

(e) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) in the ordinary course of business of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable in the ordinary course of business;

(f) (i) any exchange of real property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code; provided that in the case of real property constituting Collateral, the fair market value of properties sold pursuant to this clause (f)(i) for which a Mortgage has not been granted on the property received in the exchange shall not exceed $75,000,000 at any time or (ii) dispositions of equipment in the ordinary course of business to the extent that (x) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;

(g) any disposition arising from condemnation or similar action with respect to any property or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(h) the lapse or abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and the other Subsidiaries taken as a whole;

(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), (A) in the ordinary course of business and which do not materially interfere with the business of Holdings and the Subsidiaries, taken as a whole, or (B) in connection with the discontinuance of the operations of any Facility no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business of Holdings and the Subsidiaries, taken as a whole;

(j) the unwinding of Swap Agreements;

(k) dispositions of accounts receivable in connection with the collection or compromise thereof;

(l) (i) any dividend or other Restricted Payment permitted pursuant to (or expressly not prohibited by) Section 6.4 (other than clause (c) thereof), (ii) any investment permitted pursuant to Section 6.6 and (iii) any Lien permitted by Section 6.2;

(m) sales of fixed or capital assets pursuant to Section 6.10(a);

(n) any issuance of Equity Interests by, or disposition of Equity Interests of, any Subsidiary that is not a Material Subsidiary;

(o) sales, transfers and other dispositions (including Sale/Leaseback Transactions permitted by Section 6.10, but excluding dispositions pursuant to Section 6.7(x)) of assets which do not constitute Collateral so long as (i) no Event of Default then exists or would arise therefrom, and (ii) such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 75% cash or cash equivalents;

(p) so long as no Event of Default exists or would arise as a result of the transaction, sales of a Subsidiary or any business segment which is a Non-Core Business Segment, or any portion thereof, (i) to any Person other than a Credit Party or a Subsidiary, for fair market value and so long as the consideration received for such sale or transfer is at least 75% cash or cash equivalents, or (ii) to a Subsidiary, if such sale or transfer is for fair market value and the entire consideration received for such sale or transfer is paid in cash or cash equivalents; provided that the aggregate amount of Consolidated Adjusted EBITDA attributable to all such Non-Core Business Segments or portions thereof sold in reliance on this paragraph (p) after the Restatement Effective Date during the term of this Agreement, in each case calculated as of the fiscal year immediately prior to the date of its sale, shall not exceed $100,000,000; and provided, further that, to the extent any real property Collateral (or the Equity Interests of any Subsidiary of Holdings that owns real property Collateral) is sold in connection with any disposition of any Non-Core Business Segment, such disposition of real property or Equity Interests must otherwise be permitted by Section 6.7(s);

(q) bulk sales or other dispositions of inventory of a Credit Party not in the ordinary course of business in connection with store closings;

(r) the issuance of Equity Interests (i) by Borrower to Holdings or (ii) by any wholly-owned Subsidiary of Borrower to Borrower or to any other wholly-owned Subsidiary of Borrower; provided that, in the case of any Property Company, any Equity Interests issued by such Property Company shall have been pledged to the Collateral Agent pursuant to the requirements of the Pledge and Security Agreement;

(s) sales, transfers and other dispositions of assets (other than Equity Interests in a Material Subsidiary) that are not permitted by any other clause of this Section, provided that (i) each such sale, transfer or disposition shall be made at fair value and at least 75% of such consideration shall be in cash or cash equivalents, (ii) at the time any such sale, transfer or other disposition is consummated and after giving effect thereto, the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause (s) after the Restatement Effective Date during the term of this Agreement (other than assets constituting ABL Priority Collateral) and the aggregate cash consideration received from Sale/Leaseback Transactions pursuant to Section 6.10(b) after the Restatement Effective Date during the term of this Agreement shall not exceed, in the aggregate, the greater of $500,000,000 and 7.5% of Net Tangible Assets as of the most recent fiscal quarter end for which financial statements shall at such time have been delivered pursuant to Section 5.1(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which Historical Financial Statements have been delivered), (iii) at the time any such sale, transfer or other disposition is consummated, no Event of Default shall have occurred and be continuing and (iv) the Net Asset Sale Proceeds arising therefrom shall be applied to prepay the Loans and other pari passu secured Indebtedness or make permitted reinvestments pursuant to Section 2.14(a);

(t) any sale or assignments of any litigation claims or rights to receive payments with respect to any such claims;

(u) any voluntary termination of any (or any portion of any) real property lease, sublease or other occupancy agreement in the ordinary course of business or in connection with the discontinuance of the operations of any Facility no longer deemed by Holdings or any Subsidiary, as applicable, to be useful in the conduct of the business;

(v) [Reserved];

(w) a disposition of the condominium within the Overland Park, Kansas store to the developer thereof for payment of nominal consideration; and

(x) consists of a sale, transfer or disposition of the real property located on or about 6501 Legacy Drive, Plano, Texas (headquarters) pursuant to a Sale/Leaseback Transaction permitted by Section 6.10; provided that such sale, transfer or disposition shall be made at fair value and at least 75% of such consideration shall be in cash or cash equivalents;

provided that (A) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (d), (h), (i), (j), (l), (u) and (w) above) shall be made for fair value, (B) no disposition of real property, fixtures or equipment owned or leased by any of the Property Companies, to the extent constituting Term Loan/Notes Exclusive Collateral, shall be made by any of the Property Companies to Holdings, Borrower or, unless Administrative Agent agrees otherwise, any Subsidiary of

Holdings (other than the other Property Company), and (C) no sale or transfer of any Intellectual Property shall be made that would result in the loss by Holdings and the Subsidiaries of the free and unconditional use of the jcpenney name or any trade name or brand name needed for the disposition of any inventory or prevent, delay, hinder or increase the cost of Collateral Agent’s exercise of its rights under the license to Intellectual Property granted under the Pledge and Security Agreement (it being understood that this clause (C) is not intended to prevent the grant of any license or Lien on Intellectual Property so long as all rights necessary to enable Collateral Agent to exercise its rights in respect of the Collateral are reserved). For purposes of the 75% cash requirement set forth in clauses (o), (p) and (s) above, the following shall be deemed to be “cash”: (i) any liabilities (as shown on Holdings’, Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto (other than any liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition, (ii) any notes or other obligations or other securities or assets received by Holdings, Borrower or any Subsidiary of Holdings in the applicable disposition that are converted into cash or cash equivalents within 180 days of the receipt thereof (to the extent of the cash or cash equivalents received), (iii) any Designated Non-Cash Consideration received by Holdings, Borrower or any Subsidiary of Holdings in the applicable disposition having an aggregate fair market value (as determined in good faith by Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at the time outstanding, not to exceed, at the time of receipt of such consideration, 1.0% of Net Tangible Assets as of the most recent fiscal quarter end for which financial statements shall at such time have been delivered pursuant to Section 5.1(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which Historical Financial Statements have been delivered) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (iv) any long term assets used or useful in the business of Holdings or any Subsidiary that is a Credit Party. This Section shall not be construed to prohibit transfers of cash by Holdings or any of its Subsidiaries that are not prohibited by any other provision of this Agreement.

6.8. Fundamental Changes. No Credit Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with or into or consolidate with any Material Subsidiary whose outstanding Equity Interests were pledged to the Collateral Agent on or prior to the Restatement Effective Date in a transaction in which such Material Subsidiary is the surviving corporation and such Equity Interests remain so pledged, (ii) any Person may merge with or into or consolidate with the Borrower or any Subsidiary of Borrower in a transaction in which the surviving entity is the Borrower or (in the case of a transaction not involving the Borrower) becomes a Subsidiary and (if any party to such merger or consolidation is or becomes a Credit Party) is a Credit Party; provided that any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to or after giving effect to such merger or consolidation shall comply with Sections 6.6 and 6.7, as applicable, (iii) any Subsidiary (other than Holdings, Borrower or any Property Company) may liquidate or dissolve or change its legal form if Borrower determines in good faith that such liquidation or dissolution or change in legal form is in the best interests of Borrower and its subsidiaries and is not materially disadvantageous to the Lenders; provided that, in the case of a liquidation or dissolution of a Subsidiary of Borrower that is a Material Subsidiary, the Person into which such Material Subsidiary is liquidated or dissolved shall be the Borrower or a Material Subsidiary whose outstanding Equity Interests were pledged to the Collateral Agent on or prior to the Restatement Effective Date and shall succeed to or assume all obligations of such Material Subsidiary under the Credit Documents in a manner reasonably satisfactory to Administrative Agent, (iv) any merger the sole purpose and effect of which is to reincorporate or reorganize a Person in another jurisdiction in the United States shall be permitted; provided that, if such Person is a Credit Party, the surviving entity is a Credit Party (and, if not a Credit Party before such merger, shall assume all obligations of such Credit Party under the Credit Documents in a manner reasonably satisfactory to Administrative Agent), and (v) a merger, dissolution, liquidation, consolidation, sale, transfer or other disposition (other than by or of any Property Company) the purpose and effect of which is to effect a transaction permitted pursuant to Section 6.7. Notwithstanding anything in this Section 6.8 to the contrary, no Property Company shall be permitted to (i) merge into or consolidate with any other Person (other than the other Property Company), or permit any other Person (other than the other Property Company) to merge into or consolidate with it, (ii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or (iii) liquidate or dissolve.

6.9. Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.7, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.10. Sales and Leaseback Transactions. No Credit Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property (real or personal) used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property for a period of time in excess of three (3) years, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each such transaction, a “Sale/Leaseback Transaction”), except for any such sale or transfer of fixed or capital assets that (a) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after such Credit Party or such Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset, (b) is made for cash consideration in an amount not less than the fair value of such fixed or capital asset; provided that (i) any such sale or transfer made in reliance on this clause (b) is permitted by Section 6.7(o), Section 6.7(s) or Section 6.7(x) and (ii) the sum of the aggregate amount of all cash consideration received on or after the Restatement Effective Date in respect of all Sale/Leaseback Transactions made in reliance on this clause (b) and Section 6.7(s), plus the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on Section 6.7(s) after the Restatement Effective Date during the term of this Agreement, shall not exceed the greater of $500,000,000 and 7.5% of Net Tangible Assets as of the most recent fiscal quarter end for which financial statements shall at such time have been delivered pursuant to Section 5.1(a) or (b) (or prior to delivery of such financial statements, as of the end of the most recent Fiscal Quarter (or Fiscal Year) with respect to which Historical Financial Statements have been delivered), and the Net Asset Sale Proceeds arising therefrom shall be applied as described in Section 6.7(s)(iv) or (c) is a sale or transfer permitted by Section 6.7(x).

6.11. Transactions with Affiliates. No Credit Party will, nor will it permit any Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable in any material respect to the applicable Credit Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Credit Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Credit Parties not involving any other Affiliates, (d) any Restricted Payment permitted by Section 6.4, (e) investment transactions with captive insurance companies and retirement plans in the ordinary course of business, (f) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Holdings or such Subsidiary entered in the ordinary course of business, (g) any loans, advances, guarantees and other investments permitted by Section 6.6, (h) any Indebtedness permitted under Section 6.1 and (i) any disposition permitted by Section 6.7.

6.12. Conduct of Business. Holdings will not, and will not permit any of its Subsidiaries to, engage to any extent material to Holdings and its Subsidiaries (taken as a whole) in any business other than the businesses of the type conducted by Holdings and its Subsidiaries on the Restatement Effective Date and businesses reasonably related, ancillary or complementary to the business or businesses of Holdings or any Subsidiary or any reasonable extension, development or expansion thereof.

6.13. Permitted Activities of Holdings. Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement and the other Credit Documents, the ABL Credit Agreement, the Senior Indentures, Permitted Long-Term Indebtedness, Indebtedness permitted under Sections 6.1(d), (e), (f), (g), (k), (l), (n), (o), (q), (r) and (s) or any commitment or engagement letter with respect to any of the foregoing or obligations under or with respect to issuance of its Equity Interests and engagement letters or underwriting or securities purchase agreements with respect thereto; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Equity Interests of Borrower, (ii) performing its obligations and activities incidental thereto under the Credit Documents, the ABL Credit Agreement, the Senior Indentures, Permitted Long-Term Indebtedness and Indebtedness permitted under Sections 6.1(d), (e), (g), (k), (l), (n), (o), (q), (r) and (s) or any commitment or engagement letter with respect to any of the foregoing or obligations under or with respect to issuance of its Equity Interests and engagement letters or underwriting or securities purchase agreements with respect thereto; and (iii) making Restricted Payments and investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its direct Subsidiaries; (f) create or acquire any direct Subsidiary or make or own any investment in any Person other than Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.14. Certain Payments of Indebtedness. No Credit Party will, nor will it permit any Subsidiary to, pay or make, directly or indirectly, any voluntary payment or other voluntary distribution (whether in cash, securities or other property) of or in respect of principal of or interest on (x) any Long-Term Indebtedness that is also Material Indebtedness (other than, for avoidance of doubt, Indebtedness under the ABL Credit Agreement) or (y) any intercompany Indebtedness owed to a non-Credit Party set forth on Schedule 6.1 hereto, or any voluntary payment or other voluntary distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Indebtedness, except:

(a) refinancings of any such Long-Term Indebtedness with the proceeds of other Indebtedness permitted under Section 6.1;

(b) payments upon conversion of any such Indebtedness into common stock of Holdings made solely in common stock of Holdings, together with cash payments in lieu of issuance of fractional shares and payments of accrued but unpaid interest, in each case in connection with such conversion;

(c) other payments of or in respect of any such Indebtedness made solely with (or with the proceeds of a substantially concurrent issuance and sale of) Equity Interests (other than Disqualified Equity Interests) in Holdings or upon settlement of a forward purchase contract which is a component of a mandatorily convertible unit which also includes an amortizing note;

(d) so long as no Default shall have occurred and be continuing immediately prior to or after giving effect to such payment and, at the time of such payment and after giving effect thereto, the Fixed Charge Coverage Ratio for the Test Period in effect at the time such payment is to occur (determined on a pro forma basis in accordance with Section 1.2(b) as of the last day of such Test Period) is not less than 1.10 to 1.00, other payments of any such Indebtedness in a maximum aggregate amount not to exceed $100,000,000 after the Restatement Effective Date during the term of this Agreement less the amount of Restricted Payments made pursuant to Section 6.4(f); provided that if, at the time of such payment and after giving effect thereto, the Fixed Charge Coverage Ratio for the Test Period in effect at the time such payment is to occur (determined on a pro forma basis in accordance with Section 1.2(b) as of the last day of such Test Period) is equal to or greater than 2.50 to 1.00, the aggregate amount of other payments of any such Indebtedness permitted pursuant to this clause (d) shall increase to $600,000,000 after the Restatement Effective Date during the term of this Agreement less the amount of Restricted Payments made pursuant to Section 6.4(f); and

(e) so long as no Default shall have occurred and be continuing immediately prior to or after giving effect to such payment, other payments of any such Indebtedness in a maximum aggregate amount not to exceed $400,000,000 after the Restatement Effective Date during the term of this Agreement.

6.15. Amendments of Organizational Documents. No Credit Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws, operating, management or partnership agreement or other Organizational Documents to the extent any such amendment, modification or waiver would be materially adverse to the Lenders; for purposes of clarification, the issuance of preferred Equity Interests which are otherwise permitted to be issued under this Agreement shall not be deemed to be materially adverse to the Lenders.

6.16. Net Settlement of Convertible Indebtedness. No Credit Party will, nor will it permit any Subsidiary to, directly or indirectly, create, incur, assume, issue or permit to exist any Indebtedness or any security convertible into Equity Interests in Holdings or any Subsidiary that provides for a “net settlement” (other than a “net settlement” at the sole discretion of the issuer of such Indebtedness or security) in respect of the Equity Interests that would have been issuable upon the conversion of such Indebtedness or security on account of the principal of such Indebtedness or security.

SECTION 7.	GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent, for the ratable benefit of the Beneficiaries, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety, in each case other than payment in full of the Obligations (other than unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees, to the fullest extent permitted by applicable law, as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) [reserved];

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than any unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Credit Documents or from the proceeds of any Collateral or security for the Guaranteed Obligations, except to the extent such Collateral also serves as collateral for indebtedness other than the Guaranteed Obligations and is subject to a security interest with priority that is pari passu or senior to that of the security interest in such Collateral) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than any unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations (other than any unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives, to the fullest extent permitted by applicable law, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full (other than any unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full (other than any unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations), such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries and credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than any unasserted indemnification, tax gross-up,

expense reimbursement or yield protection obligations) shall have been paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in respect of all or any part of such payment(s) that are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8.	EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of or premium on any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) any interest on any Loan or any fee within five Business Days after the date due; or (iii) any other amount due hereunder within 30 days after the due date thereof; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods); or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (B) Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness prior to the stated maturity of such Indebtedness, solely as a result of the exercise by such holders of such right, or (C) any breach of Section 6.11 of the ABL Credit Agreement unless as a result of any such breach the obligations under the ABL Credit Agreement shall have been accelerated and/or the commitments under the ABL Credit Agreement shall have been terminated; or

(c) Breach of Certain Covenants. Failure of Holdings or Borrower to observe or perform or to cause any of its Subsidiaries that is a Credit Party to observe or perform any covenant, condition or agreement contained in Section 2.6, clause (e) of Section 5.1, Section 5.2 (with respect to the existence of any Credit Party), Section 5.16(a)(i) or in Section 6; or

(d) Breach of Representations, Etc. Any representation or warranty made or deemed made by or on behalf of any Credit Party in or pursuant to any Credit Document or any amendment or modification thereof or waiver thereunder, or any material representation or warranty in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clause (a) or (c) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after written notice thereof from Administrative Agent to Borrower (any such notice to be identified as a “notice of default” and to refer specifically to this Section 8.1(e)); or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings or any Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 8.1, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or (ii) Holdings or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(h) Judgments and Attachments. One or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by independent third party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) shall be rendered against Holdings, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Subsidiary to enforce any such judgment; or

(i) [Reserved]; or

(j) Employee Benefit Plans. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time, (i) any Guarantor’s Guaranty hereunder shall cease to be in full force and effect (other than in accordance with the terms of this Agreement, including satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared to be null and void or any Guarantor shall repudiate its obligations under its Guaranty hereunder, (ii) this Agreement ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $10,000,000 or more, with the priority required by the relevant Collateral Document, in each case for any reason other than (A) the failure of Administrative Agent to file any financing statement (or amendment thereto) delivered to Administrative Agent and Collateral Agent for filing, (B) by reason of express release pursuant to Section 9.8 or the terms of any Collateral Document or (B) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Credit Party in a transaction not prohibited under the Credit Documents, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party;

THEN, (1) in every such event (other than an event described in Section 8.1(f) or (g)), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Requisite Lenders, and shall, at the request of the Requisite Lenders, by notice to Borrower, take either or both of the following actions, at the same or different times: (A) terminate the Commitments, if any, of each Lender having such Commitments, and thereupon the Commitments shall terminate immediately; (B) declare each of the following immediately due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), in which case such amounts will become so due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans, and (II) all other Obligations; and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (2) in case of any event described in Section 8.1(f) or (g), the Commitments shall automatically terminate and the unpaid principal amount of and accrued interest and premium on the Loans and all other then-outstanding Obligations shall automatically become due and payable, without presentment, demand, protest or other requirements of any kind.

SECTION 9.	AGENTS

9.1. Appointment of Agents. Each of JPMorgan, Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Goldman Sachs Lending Partners LLC is hereby appointed as a Joint Lead Arranger and a Joint Bookrunner hereunder, and each Lender hereby authorizes them to act as a Joint Lead Arranger and a Joint Bookrunner in accordance with the terms hereof and the other Credit Documents. JPMorgan is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes JPMorgan to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. The Administrative Agent, on behalf of itself and the Lenders, is authorized to appoint Wilmington Trust, National Association under the Pari Passu Intercreditor Agreement and under the other Collateral Documents and each Lender hereby authorizes Wilmington Trust, National Association to execute the Collateral Documents and the other Collateral Documents to which it is a party and to act as Collateral Agent in accordance with the terms of the Pari Passu Intercreditor Agreement and the other Collateral Documents. Citizens Bank, National Association, Regions Bank and HSBC Bank USA, N.A. are hereby appointed Senior Managing Agents hereunder, and each Lender hereby authorizes them to act as Senior Managing Agents in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. Other than Sections 9.8(c) through (f), in respect of which the Borrower is a third-party beneficiary, the provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of

Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. As of the Restatement Effective Date, each Joint Lead Arranger, Joint Bookrunner and Senior Managing Agent shall not have any obligations but shall be entitled to all benefits of this Section 9. Each Joint Lead Arranger, Joint Bookrunner, Senior Managing Agent and any Agent described in clause (ix) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Borrower.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in the Credit Documents to which it is party. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or the Administrative Agent acting with the consent of the Requisite Lenders (with respect to instructions received by the Collateral Agent) or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting

Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5). No Agent shall be deemed to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until notice describing such Default, identified as a “notice of default,” and such event or events is given to the Agent by the Loan Parties or any Lender (or the Administrative Agent with respect to a notice delivered to the Collateral Agent).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement, the Restatement Agreement or an Assignment Agreement and funding or converting its Loan on the Restatement Effective Date or any subsequent Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Restatement Effective Date or such subsequent Credit Date. Notwithstanding anything herein to the contrary, each Lender also acknowledges that the Liens and security interests granted to the Collateral Agent pursuant to the Pledge and Security Agreement and the other Collateral Documents on Collateral and the exercise of any right or remedy by Collateral Agent under any of the foregoing with respect to the Collateral are subject to the provisions of the Intercreditor Agreements. As to any such Collateral, in the event of a conflict between the terms of the Intercreditor Agreements, this Agreement or any other Collateral Documents (on the other hand), the terms of the Intercreditor Agreements shall govern and control.

(c) Each Lender acknowledges that Borrower may purchase Loans and/or Commitments hereunder from Lenders from time to time, subject to the restrictions set forth in the definition of “Eligible Assignee” and Section 10.6.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent. Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder, subject to the reasonable satisfaction of Borrower and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent. If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or, if instructed by the Administrative Agent, Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement to a Person that is not a Credit Party, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. In the event of any conflict between the terms of the Intercreditor Agreements and any of the Credit Documents, the provisions of the Intercreditor Agreements shall govern and control. Each Secured Party authorizes and instructs Administrative Agent and Collateral Agent to enter into the Collateral Documents and each Intercreditor Agreement on behalf of the Secured Parties in accordance with this Agreement (and consents to the terms contained therein) and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of such Intercreditor Agreement.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Credit Documents may be exercised solely by Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties (and, in the case of the Collateral Agent, the other Term Loan/Notes Secured Parties) in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent and Collateral Agent, as applicable, for the benefit of the Secured Parties (and, in the case of the Collateral Agent, the other Term Loan/Notes Secured Parties) in accordance with the terms thereof and the Pari Passu Intercreditor Agreement, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Collateral Agent or Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent or Administrative Agent, as agent for and representative of Secured Parties (and, in the case of the Collateral Agent, the other Term Loan/Notes Secured Parties) (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c) Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than any unasserted contingent obligations) have been paid in full and all Commitments have terminated or expired, upon request of Borrower, Administrative Agent and Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral solely with respect to Obligations, and to release all guarantee obligations provided for in any Credit Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d) Release of Collateral in Respect of Permitted Dispositions. Upon any disposition of property, including the Equity Interests of any Guarantor, permitted by this Agreement (other than to another Credit Party, but including pursuant to Section 9.8(f)), the Liens granted pursuant to the Collateral Documents in respect of such disposed property and in respect of the property of any Guarantor discharged and released from its Guaranty pursuant to Section 7.12 shall be deemed to be automatically released and such property shall automatically revert to the applicable Credit Party with no further action on the part of any Person. Upon the incurrence of any Indebtedness permitted by Section 6.1(g), the Liens granted pursuant to the Collateral Documents in respect of the property subject to such Liens may be released or subordinated, in each case promptly upon Borrower’s request, to the extent such property does not constitute real property or fixtures constituting Term Loan/Notes Exclusive Collateral as of the Restatement Effective Date or required to become Term Loan/Notes Exclusive Collateral pursuant to Section 5.16 following the Restatement Effective Date. The Administrative Agent shall direct the Collateral Agent to (without notice to, or vote or consent of, any Lender), at the applicable Credit Party’s expense, execute and deliver or otherwise authorize the filing of such documents as such Credit Party shall reasonably request to effectuate the release or subordination, as applicable, set forth in the two preceding sentences, in form and substance reasonable satisfactory to Administrative Agent, including financing statement amendments to evidence any release.

(e) The Agents shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Lien thereon in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(f) The Collateral Agent may conclusively rely that any instruction received by it from the Administrative Agent is in accordance with the appropriate consents from Lenders or Requisite Lenders (as applicable) pursuant to the terms hereof.

(g) Release of TBA/Vacant Parcels. Notwithstanding anything to the contrary contained herein, (1) Borrower shall have the right to subdivide any TBA/Vacant Parcel from the remaining Real Estate Asset, (2) the Administrative Agent shall direct the Collateral Agent to (without notice to, or vote or consent of, any Lender), at the applicable Credit Party’s expense, execute and deliver or otherwise authorize the filing of such documents as such Credit Party shall reasonably request to effectuate the subdivision, in form and substance reasonably satisfactory to Administrative Agent and (3) following completion of such subdivision, the Lien of the Mortgage and any other Collateral Document shall be released with respect to such TBA/Vacant Parcel upon satisfaction of the following conditions:

(i) Not less than thirty (30) calendar days prior to the date of the intended release, Borrower shall deliver to the Administrative Agent a notice setting forth (i) the date of the intended release of such TBA/Vacant Parcel, and (ii) the name of the proposed transferee;

(ii) As of the date Borrower delivers to the Administrative Agent a notice of the proposed release and as of the date of the release, no Event of Default has occurred and is continuing;

(iii) Borrower delivers to the Administrative Agent a certificate of an Authorized Officer stating that (A) the release of the TBA/Vacant Parcel shall not cause a violation of any applicable zoning (including parking), building or use laws or licenses and permits as the same relate to the remainder of the Real Estate Asset, (B) there shall not be any restriction in access to the remainder of the Real Estate Asset as a result of the release, (C) to the extent required by the local authorities or municipality, the TBA/Vacant Parcel has been or will be, at the time of such release, legally subdivided from the remainder of the applicable Real Estate Asset and will be separately taxed, (D) all applicable and appropriate easements have been retained for the benefit of the remainder of the Real Estate Asset to the extent necessary for its intended use and (E) that the release is permitted under the Credit Agreement;

(iv) If the TBA/Vacant Parcel is part of a Title Policy Property, Borrower shall deliver to the Collateral Agent an endorsement to the Title Policy insuring the Mortgage for such Title Policy Property, which endorsement (i) extends the effective date of such Title Policy to the effective date of the release, (ii) confirms no change in the priority of the Mortgage on the remainder of the Real Estate Asset (exclusive of the TBA/Vacant Parcel that is released); and (iii) insures the rights and benefits granted the applicable Credit Party under any new or amended reciprocal easement agreement(s) or such other agreement(s), if any, executed and recorded in connection with the release;

(v) Borrower shall submit to the Administrative Agent, not less than ten (10) Business Days prior to the intended release date, a release of Lien for the TBA/Vacant Parcel for execution by the Collateral Agent, in form and substance satisfactory to the Administrative Agent; such release shall be in a form appropriate in the State in which the TBA/Vacant Parcel is located; and

(vi) Borrower shall have paid to the Administrative Agent and the Collateral Agent all of such Person’s reasonable out-of-pocket costs and expenses in connection with the review and approval of the documents and information required to be delivered pursuant to the terms of this Section 9.8(f) and the release of the TBA/Vacant Parcel from the Lien of the Mortgage, including due diligence review costs and reasonable legal counsel fees.

Upon satisfaction of the foregoing, the Administrative Agent shall direct the Collateral Agent to execute and deposit into escrow the release of Lien documentation provided by Borrower on or prior to the intended release date, and such documentation shall be released immediately prior to the conveyance of the applicable TBA/Vacant Parcels to an unrelated third party buyer.

9.9. Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

9.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.11, 10.2 and 10.3) allowed in such judicial proceeding; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 10.2 and 10.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.11, 10.2 and 10.3, out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.	MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party or any Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile (except for any notices sent to Administrative Agent) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to any Agent (except the Collateral Agent) and any Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent or any Lender pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Notices and other communications to the Collateral Agent may be delivered or furnished pursuant to the procedures set forth in Section 5.01 of the Pari Passu Intercreditor Agreement. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv) Each Credit Party, each Lender and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Holdings, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all documented, out-of-pocket, actual and reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable and documented costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable, documented fees, expenses and disbursements of counsel to Agents (limited to one counsel for all Agents taken as a whole (plus one additional counsel for the Collateral Agent) and, if reasonably necessary, a single local counsel for all Agents taken as a whole (plus one additional counsel for the Collateral Agent) in each relevant material jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Agents similarly situated taken as a whole) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all documented, out-of-pocket actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of Collateral Agent, for the benefit of Term Loan/Notes Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all documented actual and reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all documented actual and reasonable, documented costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other documented, out-of-pocket, actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto and (h) after the occurrence of a Default or an Event of Default, all documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees (limited to one counsel for Agents and Lenders taken as a whole (plus one additional counsel for the Collateral Agent) and, if reasonably necessary, a single local counsel for all Agents and Lenders taken as a whole (plus one additional counsel for the Collateral Agent) in each relevant material jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Agents and Lenders similarly situated taken as a whole) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE AND WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN CONNECTION WITH AN INVESTIGATION, LITIGATION, CLAIM OR PROCEEDING THAT IS BROUGHT BY ANY CREDIT PARTY, ANY EQUITY HOLDERS OR CREDITORS OF ANY CREDIT PARTY OR ANY OTHER INDEMNITEE AND WHETHER OR NOT SUCH INDEMNITEE IS OTHERWISE A PARTY HERETO; provided, however, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or their respective controlled Affiliates, directors, employees, attorneys, agents or sub-agents, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) arises from a material breach of the obligations of such Indemnitee hereunder (other than with respect to a breach by the Collateral Agent), as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) arises from any dispute solely among Indemnitees other than (1) any claims against any Agent in its capacity or in fulfilling its role as an Agent or any similar role hereunder and (2) any claims arising out of any act or omission on the part of any Credit Party or any of its Affiliates, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Each Credit Party also agrees that no Lender, Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the prior written consent of Administrative Agent, without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, including all claims of any nature or description arising out of or connected hereto, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.17 and 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.

10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c) and except as provided in Sections 10.5(e), 10.5(f) and 10.5(g), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Credit Document (or direct the Collateral Agent to do the same) to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment. Notwithstanding anything to the contrary in this Section 10.5, the Credit Parties shall be permitted to supplement or amend schedules to the Pledge and Security Agreement or Collateral Questionnaire, in each case, in accordance with Section 13 of the Pledge and Security Agreement.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest, fees or premium;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Restatement Effective Date;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Administrative Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be needed for such release); or

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii) and (ix).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

(ii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the aggregate Loan Exposure of all Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may amend, modify or waive, in whole or in part, any prepayment provision so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered; or

(iii) amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender (or direct the Collateral Agent to do the same). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall, upon delivery to Administrative Agent, be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

(e) Extension Amendments and Refinancing Amendments. Nothing in this Section 10.5 shall be deemed to limit any Credit Party or Administrative Agent from entering into any Refinancing Amendments or Extension Amendments (including, without limitation, to amend the definition of

“Maturity Date” to reflect any such Refinancing or Extension) to effectuate the Refinancing or Extensions contemplated by Section 2.24 or 2.25 hereof, respectively, and the Lenders hereby irrevocably authorize Administrative Agent to enter into such amendments on their behalf.

(f) Credit Agreement Refinancing Indebtedness. Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any ABL Intercreditor Agreement, any Pari Passu Intercreditor Agreement, other intercreditor agreement or arrangement or any other Collateral Document permitted under this Agreement in connection with an incurrence of Indebtedness or Liens permitted under this Agreement (including, without limitation, the joinder of holders thereof), as expressly contemplated by the terms of such ABL Intercreditor Agreement, such Pari Passu Intercreditor Agreement, such other intercreditor agreement or arrangement or such other Collateral Document permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement or Collateral Document as, in the good faith determination of Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent or Collateral Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or Collateral Agent, as applicable.

(g) Amendments for the Purpose of Granting New Liens or Adding Collateral. Notwithstanding the foregoing, any Collateral Document may be amended or otherwise modified without the consent of any Lender solely to grant a new Lien for the benefit of the Term Loan/Notes Secured Parties or to extend an existing Lien in any Collateral Document over additional assets. The Collateral Agent shall execute and deliver to the Administrative Agent any documents reasonably requested in connection with the foregoing.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee” upon the giving of notice to Administrative Agent;

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee” upon giving of notice to Borrower, Administrative Agent and to any such Person (except in the case of assignments made by or to JPMorgan), consented to by each of Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided further that (A) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof and (B) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (w) $1,000,000, (x) such lesser amount as agreed to by Borrower and Administrative Agent, (y) the aggregate amount of the Loans of the assigning Lender with respect to the Class being assigned or (z) the amount assigned by an assigning Lender to an Affiliate or Related Fund of such Lender; and

(iii) to any Persons the identities and allocations of which were approved by the Borrower prior to the Restatement Effective Date (and any Affiliates thereof) in connection with the primary syndication of the Loans.

(d) Mechanics.

(i) Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to Administrative Agent of a registration and processing fee of $3,500.

(ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate, to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Restatement Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for U.S. federal income tax purposes as an agent of Borrower, maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the Loan (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loan for all purposes under this Agreement, notwithstanding any notice to the contrary.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, and (y) a participant shall not be entitled to the benefits of Section 2.20 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.20 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.17 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Assignments to Borrower. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Commitment or Loans owing to it (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments) to Borrower on a non pro rata basis through (x) one or more modified Dutch auctions (each, an “Auction”) (provided that, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with the Auction Procedures set forth on Exhibit I and are otherwise reasonably acceptable to Borrower, the Auction Manager and Administrative Agent)) or (y) open market purchases, in each case subject to the following additional limitations:

(i) With respect to all repurchases made by Borrower pursuant to any Auction, (A) Borrower shall deliver to the Auction Manager a certificate of an Authorized Officer stating that (1) no Event of Default has occurred and is continuing or would result from such repurchase and (2) as of the launch date of the related Auction and the effective date of any Borrower Assignment Agreement, it is not in possession of any information regarding Borrower or its Subsidiaries, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders and (B) the assigning Lender and Borrower shall execute and deliver to the Auction Manager a Borrower Assignment Agreement;

(ii) With respect to all open market purchases made by Borrower, (A) the aggregate principal amount of Loans purchased by assignment pursuant to this Section 10.6(i)(ii) may not exceed $250,000,000 after the Restatement Effective Date during the term of this Agreement, and (B) the assigning Lender and the Borrower shall execute and deliver to the Administrative Agent a Borrower Assignment Agreement and (C) either (1) Borrower shall represent in the relevant Borrower Assignment Agreement that it is not in possession of any information regarding Borrower or its Subsidiaries, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the assigning Lender or (2) each Lender shall agree in the relevant Borrower Assignment Agreement that (v) in connection with any such open market purchase, Borrower then may have, and later may come into possession of, information regarding the Loans or the Credit Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to enter into an assignment of such Loans hereunder (“Excluded Information”), (w) such Lender has independently and without reliance on Borrower or any of its Subsidiaries or Affiliates made such Lender’s own analysis and determined to enter into an assignment of such Loans and to consummate the transactions contemplated thereby notwithstanding such Lender’s lack of knowledge of the Excluded Information, (x) Holdings and its Subsidiaries shall have no liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings and its Subsidiaries, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information, (y) the Excluded Information may not be available to Administrative Agent or the other Lenders hereunder and (z) to the extent such Lender assigns (or does not assign) Loans pursuant to this Section 10.6(i), it agrees to the provisions set forth in this clause (ii), and agrees that such provisions shall control, notwithstanding any inconsistent provision hereof or in any Borrower Assignment Agreement; and

(iii) Following any repurchase by Borrower pursuant to this Section 10.6(i), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document or (C) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document. In connection with any Loans repurchased and cancelled pursuant to this Section 10.6(i), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.15. CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENTS GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND

THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Each Agent and each Lender shall hold all non-public information regarding Holdings, Borrower and their respective Subsidiaries, Affiliates and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender and each Agent may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information and on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Borrower promptly thereof to the extent not prohibited by law) and (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19. Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif” shall be effective as delivery of a manually executed counterpart of this Agreement.

10.20. PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.21. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.22. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

10.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(a) reduction in full or in part or cancellation of any such liability;

(b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(c) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Commitments1

Lender	Commitment	Pro Rata Share
JPMorgan Chase Bank, N.A.	$957,929,233.21	100%

Total	$957,929,233.21	100%

[1]	In addition to Initial Loans funded pursuant to the Commitments reflected in this Appendix A, Converting Loans in an aggregate principal amount of $730,195,766.79 shall automatically be converted to a like principal amount of Initial Loans on the Restatement Effective Date.

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

J. C. PENNEY CORPORATION, INC.

6501 Legacy Drive, Mail Code 1304

Plano, TX 75024

Attention: Treasurer

Facsimile: (972) 431-2044

All other Credit Parties:

c/o J. C. Penney Corporation, Inc.

6501 Legacy Drive, Mail Code 1304

Plano, TX 75024

Attention: Treasurer

Facsimile: (972) 431-2044

in each case, with a copy to:

6501 Legacy Drive, Mail Code 1101

Plano, TX 75024

Attention: General Counsel

Facsimile: (972) 531-1916

APPENDIX B-1

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Administrative Agent’s Principal Office:

500 Stanton Christiana Road

Ops Building 2, 3rd Floor

Newark, DE 19713-2107

Telephone: (302) 634-1678

APPENDIX B-2

Schedule 3.1(a)

Restatement Agreement

Pledge and Security Agreement

Amended and Restated Trademark Security Agreement, among J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation and Wilmington Trust, National Association as Collateral Agent, dated as of June 23, 2016

Patent Security Agreement, among J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation and Wilmington Trust, National Association as Collateral Agent, dated as of June 23, 2016

Amended and Restated Copyright Security Agreement, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc., J. C. Penney Purchasing Corporation and Wilmington Trust, National Association as Collateral Agent, dated as of June 23, 2016

ABL Intercreditor Agreement

Pari Passu Intercreditor Agreement

Agency Transfer Agreement

Collateral Questionnaire

Schedule 4.2

Equity Interests and Ownership

Credit Party	Owned by	Total Ownership	Percent Owned
J. C. Penney Corporation, Inc.	J. C. Penney Company, Inc.	100.000	100.000
JCP Real Estate Holdings, Inc.	J. C. Penney Corporation, Inc.	10.000	100.000
J. C. Penney Purchasing Corporation	J. C. Penney Corporation, Inc.	300.000	100.000
J. C. Penney Properties, Inc.	JCP Real Estate Holdings, Inc.	100.000	100.000	[1]

[1]	J. C. Penney Properties, Inc. has issued 112 Shares of Series A Preferred Stock to third party equityholders in accordance with the requirement that Real Estate Investment Trusts have in excess of 100 shareholders.

Schedule 4.13

Real Estate Assets

(see attached)

Store Number	Type/Use	Address	City	State	Real Estate Interest Held (Primary Interest)	Credit Party Holding Real Estate Interest
00001	MAIN STORE	PO BOX 110	KEMMERER	WY	Fee	J.C. Penney Properties, Inc.
00001	MAIN STORE	PO BOX 110	KEMMERER	WY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00004	MAIN STORE	990 22ND AVE S	BROOKINGS	SD	Lease	J.C. Penney Corporation, Inc.
00005	MAIN STORE	9501 Arlington Expy	Jacksonville	FL	Lease	J.C. Penney Corporation, Inc.
00005	TIRE/BATTERY/AUTO	9501 Arlington Expy	Jacksonville	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
00007	MAIN STORE	PO BOX 7126	AUBURN	NY	Lease	J.C. Penney Corporation, Inc.
00012	MAIN STORE	78 E MAIN ST	PRICE	UT	Lease	J.C. Penney Corporation, Inc.
00016	MAIN STORE	1170 CENTRAL AVE	DUNKIRK	NY	Lease	J.C. Penney Corporation, Inc.
00017	MAIN STORE	1425 S SANTA FE AVE	CHANUTE	KS	Lease	J.C. Penney Corporation, Inc.
00026	MAIN STORE	124 S MAIN ST	PENDLETON	OR	Lease	J.C. Penney Corporation, Inc.
00027	MAIN STORE	12300 SE 82ND AVE	PORTLAND	OR	Fee	J.C. Penney Properties, Inc.
00027	MAIN STORE	12300 SE 82ND AVE	PORTLAND	OR	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00030	MAIN STORE	14301 BURNHAVEN DR	BURNSVILLE	MN	Fee	J.C. Penney Properties, Inc.
00030	MAIN STORE	14301 BURNHAVEN DR	BURNSVILLE	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00043	MAIN STORE	621 MAIN ST	ALAMOSA	CO	Fee	J.C. Penney Properties, Inc.
00043	OUTSIDE STOCKROOM	621 MAIN ST	ALAMOSA	CO	Lease	J.C. Penney Corporation, Inc.
00044	MAIN STORE	3542 S MARYLAND PKWY	LAS VEGAS	NV	Lease	J.C. Penney Corporation, Inc.
00044	TIRE/BATTERY/AUTO	3542 S MARYLAND PKWY	LAS VEGAS	NV	Sublease to Third party	J.C. Penney Corporation, Inc.
00046	MAIN STORE	701 RICHMOND RD	RICHMOND HEIGHTS	OH	Lease	J.C. Penney Corporation, Inc.
00046	TIRE/BATTERY/AUTO	701 RICHMOND RD	RICHMOND HEIGHTS	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
00052	MAIN STORE	321 MAIN ST	FORT MORGAN	CO	Lease	J.C. Penney Corporation, Inc.
00055	MAIN STORE	4600 S MEDFORD DR STE 2000	LUFKIN	TX	Lease	J.C. Penney Corporation, Inc.
00056	MAIN STORE	413 DAKOTA AVE	WAHPETON	ND	Lease	J.C. Penney Corporation, Inc.
00058	MAIN STORE	2050 PONCE BY PASS STE 200	PONCE	Puerto Rico	Lease	J.C. Penney Corporation, Inc.
00063	MAIN STORE	212 E 2ND ST	THE DALLES	OR	Lease	J.C. Penney Corporation, Inc.
00065	MAIN STORE	1309 ADAMS AVE	LA GRANDE	OR	Lease	J.C. Penney Corporation, Inc.
00067	MAIN STORE	500 LEHIGH VALLEY MALL	WHITEHALL	PA	Fee	J.C. Penney Properties, Inc.
00067	MAIN STORE	500 LEHIGH VALLEY MALL	WHITEHALL	PA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00089	MAIN STORE	2321 DAVE LYLE BLVD	ROCK HILL	SC	Lease	J.C. Penney Corporation, Inc.
00090	HOME STORE	4861 NORTH STONE	TUCSON	AZ	Lease	J.C. Penney Corporation, Inc.
00090	MAIN STORE	4530 N ORACLE RD	TUCSON	AZ	Ground Lease	J.C. Penney Properties, Inc.
00090	MAIN STORE	4530 N ORACLE RD	TUCSON	AZ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00099	MAIN STORE	300 CROSS CREEK MALL	FAYETTEVILLE	NC	Fee	J.C. Penney Properties, Inc.
00099	MAIN STORE	300 CROSS CREEK MALL	FAYETTEVILLE	NC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00102	MAIN STORE	9801 CORTANA PL	BATON ROUGE	LA	Fee	J.C. Penney Properties, Inc.
00102	MAIN STORE	9801 CORTANA PL	BATON ROUGE	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00104	MAIN STORE	201-209 WEST C ST	MCCOOK	NE	Lease	J.C. Penney Corporation, Inc.
00106	MAIN STORE	401 NE NORTHGATE WAY STE 475	SEATTLE	WA	Ground Lease	J.C. Penney Corporation, Inc.
00109	ADDITIONAL SPACE	1343 COMMERCIAL ST	ASTORIA	OR	Lease	J.C. Penney Corporation, Inc.
00109	MAIN STORE	1343 COMMERCIAL ST	ASTORIA	OR	Fee	J.C. Penney Properties, Inc.
00113	MAIN STORE	PO BOX 668	WILLISTON	ND	Lease	J.C. Penney Corporation, Inc.
00116	MAIN STORE	81 ROCKINGHAM PARK BLVD	SALEM	NH	Fee	J.C. Penney Properties, Inc.
00116	MAIN STORE	81 ROCKINGHAM PARK BLVD	SALEM	NH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00120	MAIN STORE	301 WYOMING BLVD SE	CASPER	WY	Lease	J.C. Penney Corporation, Inc.
00129	MAIN STORE	600 S CARPENTER AVE	KINGSFORD	MI	Lease	J.C. Penney Corporation, Inc.
00130	MAIN STORE	601-635 HARRY L DR STE 99	JOHNSON CITY	NY	Ground Lease	J.C. Penney Properties, Inc.
00130	MAIN STORE	601-635 HARRY L DR STE 99	JOHNSON CITY	NY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00133	MAIN STORE	25 LILAC MALL (RT 125)	ROCHESTER	NH	Lease	J.C. Penney Corporation, Inc.
00135	MAIN STORE	344 V BUCKLAND HLS DR STE 7000	MANCHESTER	CT	Fee	J.C. Penney Properties, Inc.
00135	MAIN STORE	344 V BUCKLAND HLS DR STE 7000	MANCHESTER	CT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00141	MAIN STORE	1207 N COMMERCE	ARDMORE	OK	Fee	J.C. Penney Properties, Inc.
00141	MAIN STORE	1207 N COMMERCE	ARDMORE	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00152	MAIN STORE	4835 PROMENADE PKWY	BESSEMER	AL	Ground Lease	J.C. Penney Properties, Inc.
00152	MAIN STORE	4835 PROMENADE PKWY	BESSEMER	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00157	MAIN STORE	2180 S GILBERT RD	CHANDLER	AZ	Ground Lease	J.C. Penney Corporation, Inc.
00161	MAIN STORE	5043 JIMMY LEE SMITH PKWY	HIRAM	GA	Ground Lease	J.C. Penney Properties, Inc.
00161	MAIN STORE	5043 JIMMY LEE SMITH PKWY	HIRAM	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00162	MAIN STORE	90 E LOCUST ST	CANTON	IL	Lease	J.C. Penney Corporation, Inc.
00163	MAIN STORE	800 FOXCROFT AVE STE 800	MARTINSBURG	WV	Lease	J.C. Penney Corporation, Inc.
00168	MAIN STORE	300 MONTGOMERY MALL	NORTH WALES	PA	Lease	J.C. Penney Corporation, Inc.
00168	TIRE/BATTERY/AUTO	300 MONTGOMERY MALL	NORTH WALES	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
00170	MAIN STORE	720 N 12TH ST (US 641)	MURRAY	KY	Lease	J.C. Penney Corporation, Inc.
00171	MAIN STORE	10225 77TH ST	PLEASANT PRAIRIE	WI	Ground Lease	J.C. Penney Properties, Inc.
00171	MAIN STORE	10225 77TH ST	PLEASANT PRAIRIE	WI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00174	LICENSE AGREEMENT	100 W 33RD ST	NEW YORK	NY	Lease	J.C. Penney Corporation, Inc.
00174	MAIN STORE	100 W 33RD ST	NEW YORK	NY	Lease	J.C. Penney Corporation, Inc.
00178	MAIN STORE	333 MAIN ST STE 200	OAK RIDGE	TN	Lease	J.C. Penney Corporation, Inc.
00179	MAIN STORE	6051 SKILLMAN ST	DALLAS	TX	Ground Lease	J.C. Penney Properties, Inc.
00179	MAIN STORE	6051 SKILLMAN ST	DALLAS	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00182	MAIN STORE	1800 DAISY ST EXT STE 2	CLEARFIELD	PA	Lease	J.C. Penney Corporation, Inc.
00183	MAIN STORE	2100 HAMILTON PLACE BLVD	CHATTANOOGA	TN	Fee	J.C. Penney Properties, Inc.
00183	MAIN STORE	2100 HAMILTON PLACE BLVD	CHATTANOOGA	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00184	MAIN STORE	990 NW Blue Pkwy	Lee’s Summit	MO	Fee	J.C. Penney Properties, Inc.
00185	MAIN STORE	1150 W CARL SANDBURG DR	GALESBURG	IL	Lease	J.C. Penney Corporation, Inc.

00185	MAIN STORE	1150 W CARL SANDBURG DR	GALESBURG	IL	Sublease to Third party	J.C. Penney Corporation, Inc.
00192	MAIN STORE	11801 FAIR OAKS MALL	FAIRFAX	VA	Fee	J.C. Penney Properties, Inc.
00192	MAIN STORE	11801 FAIR OAKS MALL	FAIRFAX	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00194	MAIN STORE	9100 MCHUGH DR STE 576	LANHAM	MD	Lease	J.C. Penney Corporation, Inc.
00195	MAIN STORE	63 SERRAMONTE CTR	DALY CITY	CA	Lease	J.C. Penney Corporation, Inc.
00196	MAIN STORE	222 S STATE ST	FAIRMONT	MN	Lease	J.C. Penney Corporation, Inc.
00197	MAIN STORE	360 GATEWAY DR	BROOKLYN	NY	Ground Lease	J.C. Penney Corporation, Inc.
00197	SIGN AGREEMENT	360 GATEWAY DR	BROOKLYN	NY	Lease	J.C. Penney Corporation, Inc.
00199	MAIN STORE	500 MONROEVILLE MALL	MONROEVILLE	PA	Lease	J.C. Penney Corporation, Inc.
00200	MAIN STORE	1419 3rd Ave	SEATTLE	WA	Lease	J.C. Penney Corporation, Inc.
00200	MAIN STORE	1419 3rd Ave	SEATTLE	WA	Sublease to Third party	J.C. Penney Corporation, Inc.
00201	MAIN STORE	10101 E INDEPENDENCE BLVD	MATTHEWS	NC	Lease	J.C. Penney Corporation, Inc.
00202	MAIN STORE	1754 FRANKLIN MILLS CIR	PHILADELPHIA	PA	Lease	J.C. Penney Corporation, Inc.
00204	MAIN STORE	2700 POTOMAC MILLS CIR	WOODBRIDGE	VA	Lease	J.C. Penney Corporation, Inc.
00207	MAIN STORE	2500 W MORELAND RD	WILLOW GROVE	PA	Lease	J.C. Penney Corporation, Inc.
00209	MAIN STORE	3411 MERCHANT BLVD	ABINGDON	MD	Ground Lease	J.C. Penney Properties, Inc.
00209	MAIN STORE	3411 MERCHANT BLVD	ABINGDON	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00211	MAIN STORE	3200 W EMPIRE MALL	SIOUX FALLS	SD	Lease	J.C. Penney Corporation, Inc.
00214	MAIN STORE	200 WESTERN AVE NW STE A	FARIBAULT	MN	Lease	J.C. Penney Corporation, Inc.
00217	MAIN STORE	14370 BEAR VALLEY RD	VICTORVILLE	CA	Lease	J.C. Penney Corporation, Inc.
00218	MAIN STORE	6020 E 82ND ST STE 700	INDIANAPOLIS	IN	Lease	J.C. Penney Corporation, Inc.
00218	TIRE/BATTERY/AUTO	6020 E 82ND ST STE 700	INDIANAPOLIS	IN	Sublease to Third party	J.C. Penney Corporation, Inc.
00219	MAIN STORE	3400 BELL AIR MALL	MOBILE	AL	Lease	J.C. Penney Corporation, Inc.
00219	TIRE/BATTERY/AUTO	3400 BELL AIR MALL	MOBILE	AL	Sublease to Third party	J.C. Penney Corporation, Inc.
00220	MAIN STORE	1500 E WASHINGTON AVE	UNION GAP	WA	Ground Lease	J.C. Penney Properties, Inc.
00220	MAIN STORE	1500 E WASHINGTON AVE	UNION GAP	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00221	MAIN STORE	1155 CARLISLE ST	HANOVER	PA	Lease	J.C. Penney Corporation, Inc.
00224	MAIN STORE		San Bernardino	CA	Lease	J.C. Penney Corporation, Inc.
00225	MAIN STORE	2005 VETERANS BLVD	DUBLIN	GA	Lease	J.C. Penney Corporation, Inc.
00226	MAIN STORE	2200 S 10TH ST	MCALLEN	TX	Lease	J.C. Penney Corporation, Inc.
00231	MAIN STORE	10450 S STATE ST STE 2106	SANDY	UT	Lease	J.C. Penney Corporation, Inc.
00232	MAIN STORE	4502 S STEELE STE 200	TACOMA	WA	Ground Lease	J.C. Penney Corporation, Inc.
00232	TIRE/BATTERY/AUTO	4502 S STEELE STE 200	TACOMA	WA	Sublease to Third party	J.C. Penney Corporation, Inc.
00237	MAIN STORE	3 ORLAND SQ DR	ORLAND PARK	IL	Fee	J.C. Penney Properties, Inc.
00237	MAIN STORE	3 ORLAND SQ DR	ORLAND PARK	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00241	MAIN STORE	2000 RT 38 STE 1000	CHERRY HILL	NJ	Fee	J.C. Penney Properties, Inc.
00241	MAIN STORE	2000 RT 38 STE 1000	CHERRY HILL	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00246	MAIN STORE	20700 AVALON BLVD STE 500	CARSON	CA	Fee	J.C. Penney Properties, Inc.
00246	MAIN STORE	20700 AVALON BLVD STE 500	CARSON	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00246	TIRE/BATTERY/AUTO	20700 AVALON BLVD STE 500	CARSON	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
00249	MAIN STORE	901 W MORTON	JACKSONVILLE	IL	Lease	J.C. Penney Corporation, Inc.
00250	MAIN STORE	67 LAKEWOOD CTR MALL	LAKEWOOD	CA	Lease	J.C. Penney Corporation, Inc.
00251	HOME STORE	8235 WEST BELL ROAD	PEORIA	AZ	Lease	J.C. Penney Corporation, Inc.
00251	MAIN STORE	7750 W ARROWHEAD TOWNE CENTER	GLENDALE	AZ	Fee	J.C. Penney Properties, Inc.
00253	MAIN STORE	3501 GRANVILLE AVE	MUNCIE	IN	Lease	J.C. Penney Corporation, Inc.
00258	MAIN STORE	734 MARKET ST	FARMINGTON	MO	Lease	J.C. Penney Corporation, Inc.
00258	SIGN AGREEMENT	734 MARKET ST	FARMINGTON	MO	Lease	J.C. Penney Corporation, Inc.
00259	MAIN STORE	3111 S 31ST ST STE 3301	TEMPLE	TX	Lease	J.C. Penney Corporation, Inc.
00260	MAIN STORE	950 DANA DR	REDDING	CA	Lease	J.C. Penney Corporation, Inc.
00268	MAIN STORE	2500 MEADOWBROOK MALL	BRIDGEPORT	WV	Lease	J.C. Penney Corporation, Inc.
00270	MAIN STORE	854 STATE RTE 13	CORTLAND	NY	Lease	J.C. Penney Corporation, Inc.
00273	MAIN STORE	701 RUSSELL AVE	GAITHERSBURG	MD	Fee	J.C. Penney Properties, Inc.
00273	MAIN STORE	701 RUSSELL AVE	GAITHERSBURG	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00278	MAIN STORE	1501 LAFAYETTE PKY STE E1	LAGRANGE	GA	Lease	J.C. Penney Corporation, Inc.
00283	MAIN STORE	1057 BROAD ST	SUMTER	SC	Lease	J.C. Penney Corporation, Inc.
00286	MAIN STORE	4500 PEORIA ST (US 51)	PERU	IL	Lease	J.C. Penney Corporation, Inc.
00287	MAIN STORE	901 US 27 N STE 150	SEBRING	FL	Lease	J.C. Penney Corporation, Inc.
00288	MAIN STORE	9500 SW WASHINGTON SQ RD	PORTLAND	OR	Lease	J.C. Penney Corporation, Inc.
00304	MAIN STORE	3550 MCCANN RD	LONGVIEW	TX	Fee	J.C. Penney Properties, Inc.
00304	MAIN STORE	3550 MCCANN RD	LONGVIEW	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00306	MAIN STORE	225 MAIN AVE N	THIEF RIVER FALLS	MN	Lease	J.C. Penney Corporation, Inc.
00309	MAIN STORE	640 NIBLACK BLVD	VINCENNES	IN	Lease	J.C. Penney Corporation, Inc.
00311	MAIN STORE	1980 N JEFFERSON ST	HUNTINGTON	IN	Lease	J.C. Penney Corporation, Inc.
00318	MAIN STORE	1323 Apache Dr SW	Rochester	MN	Lease	J.C. Penney Corporation, Inc.
00318	TIRE/BATTERY/AUTO	1323 Apache Dr SW	Rochester	MN	Sublease to Third party	J.C. Penney Corporation, Inc.
00321	MAIN STORE	451 E ALTAMONTE DR STE 1301	ALTAMONTE SPRINGS	FL	Lease	J.C. Penney Corporation, Inc.
00322	MAIN STORE	400 DUBOIS RD	COOKEVILLE	TN	Lease	J.C. Penney Corporation, Inc.
00324	MAIN STORE	870 W MARKET ST	TIFFIN	OH	Lease	J.C. Penney Corporation, Inc.
00327	MAIN STORE	87 VILLAGE SQUARE MALL	EFFINGHAM	IL	Lease	J.C. Penney Corporation, Inc.
00334	MAIN STORE	1330 TRAVIS BLVD	FAIRFIELD	CA	Fee	J.C. Penney Properties, Inc.
00345	MAIN STORE	2200 W FLORIDA AVE	HEMET	CA	Lease	J.C. Penney Corporation, Inc.
00351	MAIN STORE	3057 E MAIN	RUSSELLVILLE	AR	Lease	J.C. Penney Corporation, Inc.
00355	HOME STORE	1251 US 31 N.	GREENWOOD	IN	Lease	J.C. Penney Corporation, Inc.
00355	MAIN STORE	1251 US 31 N	GREENWOOD	IN	Fee	J.C. Penney Properties, Inc.
00355	MAIN STORE	1251 US 31 N	GREENWOOD	IN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00365	MAIN STORE	214 BORGER S/C	BORGER	TX	Lease	J.C. Penney Corporation, Inc.
00367	MAIN STORE	400 BALD HILL RD	WARWICK	RI	Ground Lease	J.C. Penney Properties, Inc.
00367	MAIN STORE	400 BALD HILL RD	WARWICK	RI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00370	MAIN STORE	1000 HILLTOP MALL	RICHMOND	CA	Fee	J.C. Penney Properties, Inc.

00370	MAIN STORE	1000 HILLTOP MALL	RICHMOND	CA	Ground Lease	J.C. Penney Properties, Inc.
00370	MAIN STORE	1000 HILLTOP MALL	RICHMOND	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00370	MAIN STORE	1000 HILLTOP MALL	RICHMOND	CA	Sale Leaseback	J.C. Penney Properties, Inc.
00370	TIRE/BATTERY/AUTO	1000 HILLTOP MALL	RICHMOND	CA	Sublease to Third party	J.C. Penney Properties, Inc.
00373	MAIN STORE	1262 VOCKE RD STE 300	LA VALE	MD	Lease	J.C. Penney Corporation, Inc.
00384	MAIN STORE	2901 N GRAND AVE	AMES	IA	Lease	J.C. Penney Corporation, Inc.
00389	HOME STORE	5532 SPRINGDALE AVENUE	PLEASANTON	CA	Lease	J.C. Penney Corporation, Inc.
00389	MAIN STORE	1500 STONERIDGE MALL RD	PLEASANTON	CA	Fee	J.C. Penney Properties, Inc.
00389	MAIN STORE	1500 STONERIDGE MALL RD	PLEASANTON	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00395	MAIN STORE	3405 E STATE ST	HERMITAGE	PA	Lease	J.C. Penney Corporation, Inc.
00395	TIRE/BATTERY/AUTO	3405 E STATE ST	HERMITAGE	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
00400	MAIN STORE	125 S MICHIGAN AVE	BIG RAPIDS	MI	Lease	J.C. Penney Corporation, Inc.
00403	MAIN STORE	5953 W PARK AVE STE 3000	HOUMA	LA	Lease	J.C. Penney Corporation, Inc.
00406	MAIN STORE	1100 N MAIN ST	ALTUS	OK	Lease	J.C. Penney Corporation, Inc.
00419	MAIN STORE	2021 N HIGHLAND AVE STE 15	JACKSON	TN	Lease	J.C. Penney Corporation, Inc.
00419	TIRE/BATTERY/AUTO	2021 N HIGHLAND AVE STE 15	JACKSON	TN	Sublease to Third party	J.C. Penney Corporation, Inc.
00424	MAIN STORE	7171 N DAVIS HWY STE 8220	PENSACOLA	FL	Fee	J.C. Penney Properties, Inc.
00426	MAIN STORE	251 HIGH ST	TORRINGTON	CT	Lease	J.C. Penney Corporation, Inc.
00439	MAIN STORE	600 EASTVIEW MALL	VICTOR	NY	Fee	J.C. Penney Properties, Inc.
00439	MAIN STORE	600 EASTVIEW MALL	VICTOR	NY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00450	MAIN STORE	1302 W I-40 FRONTAGE RD	GALLUP	NM	Lease	J.C. Penney Corporation, Inc.
00456	MAIN STORE	3404 W 13TH ST	GRAND ISLAND	NE	Lease	J.C. Penney Corporation, Inc.
00457	MAIN STORE	101 W WATER ST	DECORAH	IA	Lease	J.C. Penney Corporation, Inc.
00465	MAIN STORE	24140 MAGIC MOUNTAIN PKY	SANTA CLARITA	CA	Ground Lease	J.C. Penney Properties, Inc.
00465	MAIN STORE	24140 MAGIC MOUNTAIN PKY	SANTA CLARITA	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00466	MAIN STORE	150 HOMER ADAMS PKWY	ALTON	IL	Fee	J.C. Penney Properties, Inc.
00466	MAIN STORE	150 HOMER ADAMS PKWY	ALTON	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00478	MAIN STORE	5200 MEADOWOOD MALL CIR	RENO	NV	Fee	J.C. Penney Properties, Inc.
00478	MAIN STORE	5200 MEADOWOOD MALL CIR	RENO	NV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00479	MAIN STORE	6481 NEWBERRY RD	GAINESVILLE	FL	Lease	J.C. Penney Corporation, Inc.
00481	MAIN STORE	4201 YELLOWSTONE AVE	POCATELLO	ID	Lease	J.C. Penney Corporation, Inc.
00483	MAIN STORE	3936 E MARKET ST	LOGANSPORT	IN	Lease	J.C. Penney Corporation, Inc.
00485	MAIN STORE	4310 BUFFALO GAP RD	ABILENE	TX	Lease	J.C. Penney Corporation, Inc.
00487	MAIN STORE	3401 S US 41	TERRE HAUTE	IN	Lease	J.C. Penney Corporation, Inc.
00494	MAIN STORE	600 MERCED MALL	MERCED	CA	Lease	J.C. Penney Corporation, Inc.
00495	MAIN STORE	1300 9TH AVE SE STE 3	WATERTOWN	SD	Lease	J.C. Penney Corporation, Inc.
00496	MAIN STORE	1700 W COUNTY RD B-2	ROSEVILLE	MN	Fee	J.C. Penney Properties, Inc.
00496	MAIN STORE	1700 W COUNTY RD B-2	ROSEVILLE	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00497	MAIN STORE	305 MOUNT HOPE AVE	ROCKAWAY	NJ	Fee	J.C. Penney Properties, Inc.
00497	MAIN STORE	305 MOUNT HOPE AVE	ROCKAWAY	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00514	MAIN STORE	830 MAIN ST UNIT 3	PRESQUE ISLE	ME	Lease	J.C. Penney Corporation, Inc.
00528	MAIN STORE	1680 WRIGHT AVE	ALMA	MI	Lease	J.C. Penney Corporation, Inc.
00529	MAIN STORE	17301 VALLEY MALL RD STE 400	HAGERSTOWN	MD	Lease	J.C. Penney Corporation, Inc.
00529	TIRE/BATTERY/AUTO	17301 VALLEY MALL RD STE 400	HAGERSTOWN	MD	Sublease to Third party	J.C. Penney Corporation, Inc.
00530	MAIN STORE	155 DORSET ST	SOUTH BURLINGTON	VT	Lease	J.C. Penney Corporation, Inc.
00536	MAIN STORE	300 EARLY BLVD	EARLY	TX	Lease	J.C. Penney Corporation, Inc.
00539	MAIN STORE	RT 104 E	OSWEGO	NY	Lease	J.C. Penney Corporation, Inc.
00549	MAIN STORE	3301 VETERANS MEMORIAL BLVD	METAIRIE	LA	Lease	J.C. Penney Corporation, Inc.
00557	MAIN STORE	15740 WHITTWOOD LANE	WHITTIER	CA	Lease	J.C. Penney Corporation, Inc.
00559	MAIN STORE	2424 US 6TH AND 50TH	GRAND JUNCTION	CO	Fee	J.C. Penney Properties, Inc.
00559	MAIN STORE	2424 US 6TH AND 50TH	GRAND JUNCTION	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00562	MAIN STORE	1701 SUNRISE HWY	BAYSHORE L I	NY	Lease	J.C. Penney Corporation, Inc.
00566	MAIN STORE	2555 EL CAMINO REAL	CARLSBAD	CA	Fee	J.C. Penney Properties, Inc.
00566	MAIN STORE	2555 EL CAMINO REAL	CARLSBAD	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00568	MAIN STORE	300 S MAIN ST	MCALLEN	TX	Lease	J.C. Penney Corporation, Inc.
00578	MAIN STORE	PO BOX 10010	HOLYOKE	MA	Lease	J.C. Penney Corporation, Inc.
00579	MAIN STORE	4101 E 42ND ST	ODESSA	TX	Lease	J.C. Penney Corporation, Inc.
00581	MAIN STORE	800 S JAMES CAMPBELL BLVD	COLUMBIA	TN	Lease	J.C. Penney Corporation, Inc.
00582	MAIN STORE	5001 MONROE ST	TOLEDO	OH	Fee	J.C. Penney Properties, Inc.
00582	PARKING	5001 MONROE ST	TOLEDO	OH	Ground Lease	J.C. Penney Corporation, Inc.
00588	MAIN STORE	300 HWY 78 E	JASPER	AL	Lease	J.C. Penney Corporation, Inc.
00601	ADDITIONAL SPACE	3700 S MERIDIAN ST	PUYALLUP	WA	Lease	J.C. Penney Corporation, Inc.
00601	MAIN STORE	3700 S MERIDIAN ST	PUYALLUP	WA	Lease	J.C. Penney Corporation, Inc.
00607	MAIN STORE	1100 S DEWEY ST	NORTH PLATTE	NE	Lease	J.C. Penney Corporation, Inc.
00608	MAIN STORE	814 US HWY 62-65 N STE 27	HARRISON	AR	Lease	J.C. Penney Corporation, Inc.
00611	MAIN STORE	6002 SLIDE RD-PO BOX 68611	LUBBOCK	TX	Lease	J.C. Penney Corporation, Inc.
00611	TIRE/BATTERY/AUTO	6002 SLIDE RD-PO BOX 68611	LUBBOCK	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
00620	MAIN STORE	1700 W INTL SPEEDWAY BLVD	DAYTONA BEACH	FL	Lease	J.C. Penney Corporation, Inc.
00620	TIRE/BATTERY/AUTO	1700 W INTL SPEEDWAY BLVD	DAYTONA BEACH	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
00631	MAIN STORE	6301 NW LOOP 410	SAN ANTONIO	TX	Fee	J.C. Penney Properties, Inc.
00631	MAIN STORE	6301 NW LOOP 410	SAN ANTONIO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00634	MAIN STORE	3040 PLAZA BONITA RD	NATIONAL CITY	CA	Fee	J.C. Penney Properties, Inc.
00634	MAIN STORE	3040 PLAZA BONITA RD	NATIONAL CITY	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00643	MAIN STORE	4600 BAY RD	SAGINAW	MI	Lease	J.C. Penney Corporation, Inc.
00643	TIRE/BATTERY/AUTO	4600 BAY RD	SAGINAW	MI	Sublease to Third party	J.C. Penney Corporation, Inc.
00644	MAIN STORE	3301 DILLON DR	PUEBLO	CO	Lease	J.C. Penney Corporation, Inc.
00647	MAIN STORE	3315 N RIDGE RD E STE 100	ASHTABULA	OH	Lease	J.C. Penney Corporation, Inc.
00651	MAIN STORE	PR RD 2 KM 81.9 CARRIZALES	HATILLO	Puerto Rico	Lease	J.C. Penney Corporation, Inc.

00652	MAIN STORE	2200 W WAR MEMORIAL DR STE 997	PEORIA	IL	Fee	J.C. Penney Properties, Inc.
00652	MAIN STORE	2200 W WAR MEMORIAL DR STE 997	PEORIA	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00652	TIRE/BATTERY/AUTO	2200 W WAR MEMORIAL DR STE 997	PEORIA	IL	Sublease to Third party	J.C. Penney Corporation, Inc.
00654	MAIN STORE	3541 MASONIC DR	ALEXANDRIA	LA	Lease	J.C. Penney Corporation, Inc.
00656	MAIN STORE	1200 10TH AVE S	GREAT FALLS	MT	Lease	J.C. Penney Corporation, Inc.
00658	MAIN STORE	5300 SAN DARIO	LAREDO	TX	Fee	J.C. Penney Properties, Inc.
00658	MAIN STORE	5300 SAN DARIO	LAREDO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00663	MAIN STORE	3929 MCCAIN BLVD STE 500	NORTH LITTLE ROCK	AR	Lease	J.C. Penney Corporation, Inc.
00663	TIRE/BATTERY/AUTO	3929 MCCAIN BLVD STE 500	NORTH LITTLE ROCK	AR	Sublease to Third party	J.C. Penney Corporation, Inc.
00666	MAIN STORE	2005 N 14TH ST STE 141	PONCA CITY	OK	Lease	J.C. Penney Corporation, Inc.
00671	MAIN STORE	3199 N WHITE SANDS	ALAMOGORDO	NM	Lease	J.C. Penney Corporation, Inc.
00680	MAIN STORE	51027 HWY 6	GLENWOOD SPRINGS	CO	Lease	J.C. Penney Corporation, Inc.
00681	MAIN STORE	2101 FT HENRY DR	KINGSPORT	TN	Lease	J.C. Penney Corporation, Inc.
00687	MAIN STORE	3700 ATLANTA HWY	ATHENS	GA	Lease	J.C. Penney Corporation, Inc.
00688	MAIN STORE	2600 BEACH BLVD	BILOXI	MS	Lease	J.C. Penney Corporation, Inc.
00689	MAIN STORE	2427 US HWY 90 W STE 10	LAKE CITY	FL	Lease	J.C. Penney Corporation, Inc.
00691	HOME STORE	685 CONTRA COSTA BLVD.	PLEASANT HILL	CA	Lease	J.C. Penney Corporation, Inc.
00691	MAIN STORE	484 SUN VALLEY MALL	CONCORD	CA	Lease	J.C. Penney Corporation, Inc.
00691	TIRE/BATTERY/AUTO	484 SUN VALLEY MALL	CONCORD	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
00695	MAIN STORE	700 HAYWOOD RD	GREENVILLE	SC	Ground Lease	J.C. Penney Properties, Inc.
00695	MAIN STORE	700 HAYWOOD RD	GREENVILLE	SC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00696	ADDITIONAL SPACE	1249 SOUTHCENTER MALL	TUKWILA	WA	Lease	J.C. Penney Corporation, Inc.
00696	MAIN STORE	1249 SOUTHCENTER MALL	TUKWILA	WA	Ground Lease	J.C. Penney Corporation, Inc.
00696	TIRE/BATTERY/AUTO	1249 SOUTHCENTER MALL	TUKWILA	WA	Sublease to Third party	J.C. Penney Corporation, Inc.
00699	MAIN STORE	1169 GLENDALE GALLERIA	GLENDALE	CA	Fee	J.C. Penney Properties, Inc.
00699	MAIN STORE	1169 GLENDALE GALLERIA	GLENDALE	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00700	MAIN STORE	500 QUAKER BRIDGE MALL	TRENTON	NJ	Fee	J.C. Penney Properties, Inc.
00700	MAIN STORE	500 QUAKER BRIDGE MALL	TRENTON	NJ	Sale Leaseback	J.C. Penney Properties, Inc.
00700	TIRE/BATTERY/AUTO	500 QUAKER BRIDGE MALL	TRENTON	NJ	Sublease to Third party	J.C. Penney Properties, Inc.
00702	MAIN STORE	8401 GATEWAY BLVD W	EL PASO	TX	Lease	J.C. Penney Corporation, Inc.
00703	LAND	408 MITCHELL ST	PETOSKEY	MI	Lease	J.C. Penney Corporation, Inc.
00703	MAIN STORE	408 MITCHELL ST	PETOSKEY	MI	Fee	J.C. Penney Properties, Inc.
00704	MAIN STORE	4651 27TH ST	MOLINE	IL	Lease	J.C. Penney Corporation, Inc.
00708	MAIN STORE	1800 PIPESTONE RD	BENTON HARBOR	MI	Lease	J.C. Penney Corporation, Inc.
00709	MAIN STORE	3115 E COLONIAL DR	ORLANDO	FL	Lease	J.C. Penney Corporation, Inc.
00712	MAIN STORE	3111 MIDWESTERN PKWY	WICHITA FALLS	TX	Lease	J.C. Penney Corporation, Inc.
00718	MAIN STORE	310 TOWNE CTR CIR	SANFORD	FL	Fee	J.C. Penney Properties, Inc.
00731	MAIN STORE	3202 OAKVIEW DR	OMAHA	NE	Fee	J.C. Penney Properties, Inc.
00731	MAIN STORE	3202 OAKVIEW DR	OMAHA	NE	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00733	MAIN STORE	800 S CAMINO DEL RIO	DURANGO	CO	Lease	J.C. Penney Corporation, Inc.
00738	MAIN STORE	925 WASHINGTON AVE	DETROIT LAKES	MN	Lease	J.C. Penney Corporation, Inc.
00739	MAIN STORE	2150 NORTHWOODS BLVD UNIT E100	N CHARLESTON	SC	Lease	J.C. Penney Corporation, Inc.
00744	MAIN STORE	300 VALLEY RIVER CTR	EUGENE	OR	Ground Lease	J.C. Penney Corporation, Inc.
00744	TIRE/BATTERY/AUTO	300 VALLEY RIVER CTR	EUGENE	OR	Sublease to Third party	J.C. Penney Corporation, Inc.
00766	MAIN STORE	331 BRANDON TOWN CENTER MALL	BRANDON	FL	Fee	J.C. Penney Properties, Inc.
00767	MAIN STORE	4316 MILAN RD	SANDUSKY	OH	Lease	J.C. Penney Corporation, Inc.
00768	MAIN STORE	3300 CHAMBERS RD STE 5090	HORSEHEADS	NY	Lease	J.C. Penney Corporation, Inc.
00768	TIRE/BATTERY/AUTO	3300 CHAMBERS RD STE 5090	HORSEHEADS	NY	Sublease to Third party	J.C. Penney Corporation, Inc.
00769	MAIN STORE	2190 IDAHO ST	ELKO	NV	Lease	J.C. Penney Corporation, Inc.
00778	MAIN STORE	1408 N PARHAM RD	RICHMOND	VA	Fee	J.C. Penney Properties, Inc.
00778	MAIN STORE	1408 N PARHAM RD	RICHMOND	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00779	MAIN STORE	6000 FLORENCE MALL	FLORENCE	KY	Fee	J.C. Penney Properties, Inc.
00779	MAIN STORE	6000 FLORENCE MALL	FLORENCE	KY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00780	MAIN STORE	1718 E BLVD	KOKOMO	IN	Lease	J.C. Penney Corporation, Inc.
00781	MAIN STORE	4101 S YALE AVE	TULSA	OK	Lease	J.C. Penney Corporation, Inc.
00781	TIRE/BATTERY/AUTO	4101 S YALE AVE	TULSA	OK	Sublease to Third party	J.C. Penney Corporation, Inc.
00784	MAIN STORE	3649 ERIE BLVD E STE 2	DE WITT	NY	Lease	J.C. Penney Corporation, Inc.
00786	MAIN STORE	7900 Governor Ritchie Hwy	Glen Burnie	MD	Ground Lease	J.C. Penney Properties, Inc.
00786	MAIN STORE	7900 Governor Ritchie Hwy	Glen Burnie	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00794	MAIN STORE	3500 OLEANDER DR	WILMINGTON	NC	Lease	J.C. Penney Corporation, Inc.
00797	MAIN STORE	816 WALNUT SQUARE BLVD STE D	DALTON	GA	Lease	J.C. Penney Corporation, Inc.
00808	MAIN STORE	3187 N MAIN ST	ANDERSON	SC	Lease	J.C. Penney Corporation, Inc.
00808	TIRE/BATTERY/AUTO	3187 N MAIN ST	ANDERSON	SC	Sublease to Third party	J.C. Penney Corporation, Inc.
00814	MAIN STORE	625 BLACK LAKE BLVD	OLYMPIA	WA	Lease	J.C. Penney Corporation, Inc.
00816	MAIN STORE	606 CHRISTIANA MALL	NEWARK	DE	Fee	J.C. Penney Properties, Inc.
00816	MAIN STORE	606 CHRISTIANA MALL	NEWARK	DE	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00819	MAIN STORE	500 BRIARWOOD CIR	ANN ARBOR	MI	Fee	J.C. Penney Properties, Inc.
00819	MAIN STORE	500 BRIARWOOD CIR	ANN ARBOR	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00819	MAIN STORE	500 BRIARWOOD CIR	ANN ARBOR	MI	Sale Leaseback	J.C. Penney Properties, Inc.
00819	TIRE/BATTERY/AUTO	500 BRIARWOOD CIR	ANN ARBOR	MI	Sublease to Third party	J.C. Penney Properties, Inc.
00830	MAIN STORE	PO BOX 2008	LAUREL	MS	Lease	J.C. Penney Corporation, Inc.
00834	MAIN STORE	2000 N POINT CIR	ALPHARETTA	GA	Lease	J.C. Penney Corporation, Inc.
00835	MAIN STORE	117-19 E MAIN ST	SIDNEY	MT	Lease	J.C. Penney Corporation, Inc.
00838	MAIN STORE	810 W PARK AVE	GREENWOOD	MS	Lease	J.C. Penney Corporation, Inc.
00852	MAIN STORE	701 LYNN HAVEN PKWY	VIRGINIA BEACH	VA	Lease	J.C. Penney Corporation, Inc.
00863	MAIN STORE	680 CITADEL DR E	COLORADO SPRINGS	CO	Fee	J.C. Penney Properties, Inc.
00863	MAIN STORE	680 CITADEL DR E	COLORADO SPRINGS	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00864	MAIN STORE	3661 EISENHOWER PKWY STE 6	MACON	GA	Lease	J.C. Penney Corporation, Inc.
00864	TIRE/BATTERY/AUTO	3661 EISENHOWER PKWY STE 6	MACON	GA	Sublease to Third party	J.C. Penney Corporation, Inc.

00870	MAIN STORE	730 MEYERLAND PLAZA MALL	HOUSTON	TX	Lease	J.C. Penney Corporation, Inc.
00881	MAIN STORE	7700 E KELLOGG DR	WICHITA	KS	Lease	J.C. Penney Corporation, Inc.
00881	TIRE/BATTERY/AUTO	7700 E KELLOGG DR	WICHITA	KS	Sublease to Third party	J.C. Penney Corporation, Inc.
00882	MAIN STORE	2415 SAGAMORE PKWY S 52	LAFAYETTE	IN	Lease	J.C. Penney Corporation, Inc.
00882	TIRE/BATTERY/AUTO	2415 SAGAMORE PKWY S 52	LAFAYETTE	IN	Sublease to Third party	J.C. Penney Corporation, Inc.
00890	MAIN STORE	194 MAIN ST	STURBRIDGE	MA	Lease	J.C. Penney Corporation, Inc.
00891	LAND	135 E TOWNE MALL	MADISON	WI	Sublease to Third party	J.C. Penney Properties, Inc.
00891	MAIN STORE	135 E TOWNE MALL	MADISON	WI	Fee	J.C. Penney Properties, Inc.
00895	MAIN STORE	150 PEARL NIX PKWY	GAINESVILLE	GA	Lease	J.C. Penney Corporation, Inc.
00895	TIRE/BATTERY/AUTO	150 PEARL NIX PKWY	GAINESVILLE	GA	Sublease to Third party	J.C. Penney Corporation, Inc.
00899	MAIN STORE	639 STILLWATER AVE	BANGOR	ME	Lease	J.C. Penney Corporation, Inc.
00902	MAIN STORE	1201 HOOPER AVE STE B	TOMS RIVER	NJ	Lease	J.C. Penney Corporation, Inc.
00907	MAIN STORE	8201 S TAMIAMI TRAIL	SARASOTA	FL	Fee	J.C. Penney Properties, Inc.
00909	MAIN STORE	1620 E 10TH ST STE 100	ROANOKE RAPIDS	NC	Lease	J.C. Penney Corporation, Inc.
00910	MAIN STORE	4129 E WILDER RD	BAY CITY	MI	Fee	J.C. Penney Properties, Inc.
00910	MAIN STORE	4129 E WILDER RD	BAY CITY	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00911	MAIN STORE	800 N 98TH ST	OMAHA	NE	Fee	J.C. Penney Properties, Inc.
00914	MAIN STORE	1170 INDIANA AVE	SAINT MARYS	OH	Lease	J.C. Penney Corporation, Inc.
00916	MAIN STORE	PO BOX 8709	CAROLINA	Puerto Rico	Lease	J.C. Penney Corporation, Inc.
00920	MAIN STORE	200 W PARK MALL	CAPE GIRARDEAU	MO	Lease	J.C. Penney Corporation, Inc.
00921	MAIN STORE	2231 S MISSION RD	MT PLEASANT	MI	Lease	J.C. Penney Corporation, Inc.
00924	MAIN STORE	160 N GULPH RD STE 5000	KING OF PRUSSIA	PA	Lease	J.C. Penney Corporation, Inc.
00933	MAIN STORE	300 WESTFARMS MALL	FARMINGTON	CT	Ground Lease	J.C. Penney Properties, Inc.
00933	MAIN STORE	300 WESTFARMS MALL	FARMINGTON	CT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00951	MAIN STORE	1365 N DUPONT HWY STE 5000	DOVER	DE	Fee	J.C. Penney Properties, Inc.
00951	MAIN STORE	1365 N DUPONT HWY STE 5000	DOVER	DE	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00952	MAIN STORE	630 OLD COUNTRY RD UNIT A2	GARDEN CITY	NY	Ground Lease	J.C. Penney Corporation, Inc.
00952	MAIN STORE	630 OLD COUNTRY RD UNIT A2	GARDEN CITY	NY	Sale Leaseback	J.C. Penney Corporation, Inc.
00952	TIRE/BATTERY/AUTO	630 OLD COUNTRY RD UNIT A2	GARDEN CITY	NY	Sublease to Third party	J.C. Penney Corporation, Inc.
00952	TRASH COMPACTOR	630 OLD COUNTRY RD UNIT A2	GARDEN CITY	NY	Lease	J.C. Penney Corporation, Inc.
00954	MAIN STORE	234 N MAIN ST	SHERIDAN	WY	Lease	J.C. Penney Corporation, Inc.
00954	OUTSIDE STOCKROOM	234 N MAIN ST	SHERIDAN	WY	Lease	J.C. Penney Corporation, Inc.
00955	MAIN STORE	6420 S PACIFIC BLVD	HUNTINGTON PARK	CA	Fee	J.C. Penney Properties, Inc.
00965	MAIN STORE	1845 N WEST AVE	EL DORADO	AR	Lease	J.C. Penney Corporation, Inc.
00972	MAIN STORE	220 GOLF MILL CTR	NILES	IL	Lease	J.C. Penney Corporation, Inc.
00982	MAIN STORE	7777 EASTPOINT MALL	BALTIMORE	MD	Ground Lease	J.C. Penney Properties, Inc.
00982	MAIN STORE	7777 EASTPOINT MALL	BALTIMORE	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
00993	MAIN STORE	2418 SW MILITARY DR	SAN ANTONIO	TX	Lease	J.C. Penney Corporation, Inc.
00993	TIRE/BATTERY/AUTO	2418 SW MILITARY DR	SAN ANTONIO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
00995	MAIN STORE	MERCER MALL BOX 7106	BLUEFIELD	WV	Lease	J.C. Penney Corporation, Inc.
00996	MAIN STORE	4401 S BROADWAY	TYLER	TX	Lease	J.C. Penney Corporation, Inc.
00996	TIRE/BATTERY/AUTO	4401 S BROADWAY	TYLER	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
01002	MAIN STORE	4348 ELECTRIC RD	ROANOKE	VA	Lease	J.C. Penney Corporation, Inc.
01002	TIRE/BATTERY/AUTO	4348 ELECTRIC RD	ROANOKE	VA	Sublease to Third party	J.C. Penney Corporation, Inc.
01012	MAIN STORE	75 MAVERICK ST RT 1A	ROCKLAND	ME	Lease	J.C. Penney Corporation, Inc.
01020	MAIN STORE	1671 W LACEY BLVD	HANFORD	CA	Lease	J.C. Penney Corporation, Inc.
01024	MAIN STORE	236 E 5TH ST N	BURLEY	ID	Lease	J.C. Penney Corporation, Inc.
01028	MAIN STORE	315 E SECOND ST	CALEXICO	CA	Lease	J.C. Penney Corporation, Inc.
01031	MAIN STORE	220 ENNIS LN	TOWANDA	PA	Lease	J.C. Penney Corporation, Inc.
01033	MAIN STORE	3000 DUNN AVE UNIT 25	JACKSONVILLE	FL	Lease	J.C. Penney Corporation, Inc.
01037	MAIN STORE	3401 DALE RD	MODESTO	CA	Lease	J.C. Penney Corporation, Inc.
01046	MAIN STORE	2201 S INTERSTATE 35 E STE D	DENTON	TX	Fee	J.C. Penney Properties, Inc.
01046	MAIN STORE	2201 S INTERSTATE 35 E STE D	DENTON	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01048	MAIN STORE	200 SIDNEY BAKER ST S (HWY 16)	KERRVILLE	TX	Lease	J.C. Penney Corporation, Inc.
01049	MAIN STORE	4 FOX VALLEY CTR	AURORA	IL	Fee	J.C. Penney Properties, Inc.
01049	MAIN STORE	4 FOX VALLEY CTR	AURORA	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01052	MAIN STORE	220 W MARIPOSA RD	NOGALES	AZ	Lease	J.C. Penney Corporation, Inc.
01056	MAIN STORE	3701 S MAIN ST (US 33)	ELKHART	IN	Lease	J.C. Penney Corporation, Inc.
01058	MAIN STORE	1386 E COURT ST	SEGUIN	TX	Lease	J.C. Penney Corporation, Inc.
01064	ADDITIONAL SPACE	324 E SAN ANTONIO ST	EL PASO	TX	Lease	J.C. Penney Corporation, Inc.
01064	MAIN STORE	324 E SAN ANTONIO ST	EL PASO	TX	Fee	J.C. Penney Properties, Inc.
01067	MAIN STORE	1904 E 9TH ST	WINFIELD	KS	Lease	J.C. Penney Corporation, Inc.
01068	MAIN STORE	202 E CENTENNIAL DR	PITTSBURG	KS	Lease	J.C. Penney Corporation, Inc.
01071	MAIN STORE	2000 BRITTAIN RD STE 600	AKRON	OH	Lease	J.C. Penney Corporation, Inc.
01071	TIRE/BATTERY/AUTO	2000 BRITTAIN RD STE 600	AKRON	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
01076	MAIN STORE	1060 HWY 15 S	HUTCHINSON	MN	Lease	J.C. Penney Corporation, Inc.
01081	MAIN STORE	1780 GALLERIA BLVD	FRANKLIN	TN	Fee	J.C. Penney Properties, Inc.
01081	MAIN STORE	1780 GALLERIA BLVD	FRANKLIN	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01086	MAIN STORE	619 N PERKINS RD	STILLWATER	OK	Lease	J.C. Penney Corporation, Inc.
01091	MAIN STORE	1401 PAUL BUNYAN DR NW STE 2	BEMIDJI	MN	Lease	J.C. Penney Corporation, Inc.
01101	MAIN STORE	715 E EXPRESSWAY 83	WESLACO	TX	Ground Lease	J.C. Penney Properties, Inc.
01101	MAIN STORE	715 E EXPRESSWAY 83	WESLACO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01106	MAIN STORE	1950 PRAIRIE CENTER PKWY	BRIGHTON	CO	Fee	J.C. Penney Properties, Inc.
01106	MAIN STORE	1950 PRAIRIE CENTER PKWY	BRIGHTON	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01116	MAIN STORE	1744 E CARL ALBERT PKWY	MCALESTER	OK	Lease	J.C. Penney Corporation, Inc.
01117	TIRE/BATTERY/AUTO	NORTH NEW HOPE ROAD	GASTONIA	NC	Lease	J.C. Penney Corporation, Inc.
01117	TIRE/BATTERY/AUTO	NORTH NEW HOPE ROAD	GASTONIA	NC	Sublease to Third party	J.C. Penney Corporation, Inc.
01122	MAIN STORE	2501 W MEMORIAL RD	OKLAHOMA CITY	OK	Fee	J.C. Penney Properties, Inc.
01122	MAIN STORE	2501 W MEMORIAL RD	OKLAHOMA CITY	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.

01128	MAIN STORE	2520 GULF FWY S	LEAGUE CITY	TX	Ground Lease	J.C. Penney Properties, Inc.
01128	MAIN STORE	2520 GULF FWY S	LEAGUE CITY	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01130	MAIN STORE	3501 E BROADWAY	TUCSON	AZ	Lease	J.C. Penney Corporation, Inc.
01130	TIRE/BATTERY/AUTO	3501 E BROADWAY	TUCSON	AZ	Sublease to Third party	J.C. Penney Corporation, Inc.
01134	MAIN STORE	80 VIEWMONT MALL	SCRANTON	PA	Lease	J.C. Penney Corporation, Inc.
01135	MAIN STORE	3409 CANDLERS MOUNTAIN RD	LYNCHBURG	VA	Fee	J.C. Penney Properties, Inc.
01135	MAIN STORE	3409 CANDLERS MOUNTAIN RD	LYNCHBURG	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01140	MAIN STORE	4541 S LABURNUM AVE	RICHMOND	VA	Ground Lease	J.C. Penney Properties, Inc.
01140	MAIN STORE	4541 S LABURNUM AVE	RICHMOND	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01141	MAIN STORE	1651 STATE HWY 1 S	GREENVILLE	MS	Lease	J.C. Penney Corporation, Inc.
01142	MAIN STORE	951 W PACHECO BLVD	LOS BANOS	CA	Lease	J.C. Penney Corporation, Inc.
01143	MAIN STORE	428 N STATE HWY 19	PALATKA	FL	Lease	J.C. Penney Corporation, Inc.
01148	MAIN STORE	300 MARY ESTHER BLVD	MARY ESTHER	FL	Lease	J.C. Penney Corporation, Inc.
01150	MAIN STORE	STATE HWY 35 AND 36	EATONTOWN	NJ	Fee	J.C. Penney Properties, Inc.
01150	MAIN STORE	STATE HWY 35 AND 36	EATONTOWN	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01153	MAIN STORE	2601 CENTRAL AVE	DODGE CITY	KS	Lease	J.C. Penney Corporation, Inc.
01155	MAIN STORE	1300 E PINECREST DR	MARSHALL	TX	Lease	J.C. Penney Corporation, Inc.
01156	MAIN STORE	4915 CLAREMONT AVE	STOCKTON	CA	Ground Lease	J.C. Penney Properties, Inc.
01156	MAIN STORE	4915 CLAREMONT AVE	STOCKTON	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01156	TIRE/BATTERY/AUTO	4915 CLAREMONT AVE	STOCKTON	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01159	MAIN STORE	350 JOHN R JUNKIN DR	NATCHEZ	MS	Lease	J.C. Penney Corporation, Inc.
01161	MAIN STORE	5256 ROUTE 30	GREENSBURG	PA	Fee	J.C. Penney Properties, Inc.
01161	MAIN STORE	5256 ROUTE 30	GREENSBURG	PA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01163	MAIN STORE	1375 US 127 S	FRANKFORT	KY	Lease	J.C. Penney Corporation, Inc.
01164	MAIN STORE	2800 S COLUMBIA RD	GRAND FORKS	ND	Lease	J.C. Penney Corporation, Inc.
01165	MAIN STORE	1826-19TH AVE	LEWISTON	ID	Lease	J.C. Penney Corporation, Inc.
01166	MAIN STORE	18900 MICHIGAN AVE (US 12)	DEARBORN	MI	Fee	J.C. Penney Properties, Inc.
01166	MAIN STORE	18900 MICHIGAN AVE (US 12)	DEARBORN	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01166	TIRE/BATTERY/AUTO	18900 MICHIGAN AVE (US 12)	DEARBORN	MI	Sublease to Third party	J.C. Penney Properties, Inc.
01166	TIRE/BATTERY/AUTO	18900 MICHIGAN AVE (US 12)	DEARBORN	MI	Sublease to Third party	J.C. Penney Properties, Inc.
01168	MAIN STORE	14200 E ALAMEDA AVE	AURORA	CO	Fee	J.C. Penney Properties, Inc.
01168	MAIN STORE	14200 E ALAMEDA AVE	AURORA	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01170	MAIN STORE	700 QUINTARD DR STE 100	OXFORD	AL	Lease	J.C. Penney Corporation, Inc.
01170	TIRE/BATTERY/AUTO	700 QUINTARD DR STE 100	OXFORD	AL	Sublease to Third party	J.C. Penney Corporation, Inc.
01180	MAIN STORE	260 WAYNE TOWNE CTR	WAYNE	NJ	Ground Lease	J.C. Penney Properties, Inc.
01180	MAIN STORE	260 WAYNE TOWNE CTR	WAYNE	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01188	HOME STORE	3402 SOUTH GLENSTONE AVENUE	SPRINGFIELD	MO	Lease	J.C. Penney Corporation, Inc.
01188	MAIN STORE	2825 S GLENSTONE AVE STE 200	SPRINGFIELD	MO	Lease	J.C. Penney Corporation, Inc.
01188	TIRE/BATTERY/AUTO	2825 S GLENSTONE AVE STE 200	SPRINGFIELD	MO	Sublease to Third party	J.C. Penney Corporation, Inc.
01190	MAIN STORE	175 YORKTOWN S/C	LOMBARD	IL	Fee	J.C. Penney Properties, Inc.
01192	MAIN STORE	600 SUNRISE MALL	MASSAPEQUA L I	NY	Ground Lease	J.C. Penney Corporation, Inc.
01195	MAIN STORE	95 N MOORLAND RD	BROOKFIELD	WI	Ground Lease	J.C. Penney Corporation, Inc.
01195	TIRE/BATTERY/AUTO	95 N MOORLAND RD	BROOKFIELD	WI	Sublease to Third party	J.C. Penney Corporation, Inc.
01198	MAIN STORE	1500 KANSAS AVE	GREAT BEND	KS	Lease	J.C. Penney Corporation, Inc.
01203	FOUNDRY	1101 MELBOURNE RD SUITE 3077	HURST	TX	Lease	J.C. Penney Corporation, Inc.
01206	MAIN STORE	6100 SUNRISE BLVD	CITRUS HTS	CA	Fee	J.C. Penney Properties, Inc.
01206	MAIN STORE	6100 SUNRISE BLVD	CITRUS HTS	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01206	TIRE/BATTERY/AUTO	6100 SUNRISE BLVD	CITRUS HTS	CA	Sublease to Third party	J.C. Penney Properties, Inc.
01207	FOUNDRY	11745 W 95TH ST	OVERLAND PARK	KS	Lease	J.C. Penney Corporation, Inc.
01208	MAIN STORE	1122 N UNIVERSITY DR	NACOGDOCHES	TX	Lease	J.C. Penney Corporation, Inc.
01210	MAIN STORE	3700 STATE RD 16	LA CROSSE	WI	Lease	J.C. Penney Corporation, Inc.
01212	MAIN STORE	3075 CLAIRTON RD STE 100	WEST MIFFLIN	PA	Ground Lease	J.C. Penney Properties, Inc.
01212	MAIN STORE	3075 CLAIRTON RD STE 100	WEST MIFFLIN	PA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01216	FOUNDRY	18801 E 39TH ST S	INDEPENDENCE	MO	Lease	J.C. Penney Corporation, Inc.
01217	MAIN STORE	23 WEST TOWNE MALL	MADISON	WI	Fee	J.C. Penney Properties, Inc.
01217	MAIN STORE	23 WEST TOWNE MALL	MADISON	WI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01223	MAIN STORE	24200 LAGUNA HILLS MALL	LAGUNA HILLS	CA	Ground Lease	J.C. Penney Properties, Inc.
01223	MAIN STORE	24200 LAGUNA HILLS MALL	LAGUNA HILLS	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01223	TIRE/BATTERY/AUTO	24200 LAGUNA HILLS MALL	LAGUNA HILLS	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01226	MAIN STORE	400 PARK CITY S/C	LANCASTER	PA	Lease	J.C. Penney Corporation, Inc.
01226	TIRE/BATTERY/AUTO	400 PARK CITY S/C	LANCASTER	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
01228	MAIN STORE	2500 S CENTER ST	MARSHALLTOWN	IA	Lease	J.C. Penney Corporation, Inc.
01229	MAIN STORE	280 HILLCREST DR W	THOUSAND OAKS	CA	Fee	J.C. Penney Properties, Inc.
01229	MAIN STORE	280 HILLCREST DR W	THOUSAND OAKS	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01240	MAIN STORE	504 N ADAMS ST	CARROLL	IA	Lease	J.C. Penney Corporation, Inc.
01241	MAIN STORE	100 NORTHRIDGE MALL	SALINAS	CA	Lease	J.C. Penney Corporation, Inc.
01241	MAIN STORE	100 NORTHRIDGE MALL	SALINAS	CA	Sale Leaseback	J.C. Penney Corporation, Inc.
01241	TIRE/BATTERY/AUTO	100 NORTHRIDGE MALL	SALINAS	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01248	MAIN STORE	4150 S HWY 27	SOMERSET	KY	Lease	J.C. Penney Corporation, Inc.
01250	MAIN STORE	757 E LEWIS & CLRK PKY STE 701	CLARKSVILLE	IN	Lease	J.C. Penney Corporation, Inc.
01256	MAIN STORE	1321 N COLUMBIA CTR BLVD # 100	KENNEWICK	WA	Fee	J.C. Penney Properties, Inc.
01256	MAIN STORE	1321 N COLUMBIA CTR BLVD # 100	KENNEWICK	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01262	MAIN STORE	50 HAMPTON VILLAGE PLAZA	SAINT LOUIS	MO	Lease	J.C. Penney Corporation, Inc.
01270	MAIN STORE	3939 S CARSON ST	CARSON CITY	NV	Fee	J.C. Penney Properties, Inc.
01270	MAIN STORE	3939 S CARSON ST	CARSON CITY	NV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01274	MAIN STORE	591 BROADWAY	CHULA VISTA	CA	Lease	J.C. Penney Corporation, Inc.
01288	MAIN STORE	2200 N MAPLE AVE	RAPID CITY	SD	Lease	J.C. Penney Corporation, Inc.

01296	MAIN STORE	2918 VINE ST STE 2001	HAYS	KS	Lease	J.C. Penney Corporation, Inc.
01296	TIRE/BATTERY/AUTO	2918 VINE ST STE 2001	HAYS	KS	Sublease to Third party	J.C. Penney Corporation, Inc.
01306	MAIN STORE	35000 W WARREN RD	WESTLAND	MI	Ground Lease	J.C. Penney Properties, Inc.
01306	MAIN STORE	35000 W WARREN RD	WESTLAND	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01308	MAIN STORE	5000 SHELBYVILLE RD	LOUISVILLE	KY	Ground Lease	J.C. Penney Corporation, Inc.
01313	MAIN STORE	100 HWY 332 W STE 1260	LAKE JACKSON	TX	Lease	J.C. Penney Corporation, Inc.
01315	MAIN STORE	325 NORTHSIDE DR E STE 25	STATESBORO	GA	Lease	J.C. Penney Corporation, Inc.
01319	MAIN STORE	1530 COSHOCTON AVE	MT VERNON	OH	Lease	J.C. Penney Corporation, Inc.
01320	MAIN STORE	3320 SILAS CREEK PKWY STE 460	WINSTON-SALEM	NC	Fee	J.C. Penney Properties, Inc.
01320	MAIN STORE	3320 SILAS CREEK PKWY STE 460	WINSTON-SALEM	NC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01321	MAIN STORE	777 E MERRITT ISL CSWY STE 210	MERRITT ISLAND	FL	Lease	J.C. Penney Corporation, Inc.
01321	TIRE/BATTERY/AUTO	777 E MERRITT ISL CSWY STE 210	MERRITT ISLAND	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01322	MAIN STORE	1560 HOUSTONVILLE RD STE 301	DANVILLE	KY	Lease	J.C. Penney Corporation, Inc.
01323	MAIN STORE	5100 GREAT NORTHERN MALL	N OLMSTED	OH	Ground Lease	J.C. Penney Properties, Inc.
01323	MAIN STORE	5100 GREAT NORTHERN MALL	N OLMSTED	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01324	MAIN STORE	1118 JAMES AVE	BEDFORD	IN	Lease	J.C. Penney Corporation, Inc.
01327	MAIN STORE	100 FOUR SEASONS TOWN CTR	GREENSBORO	NC	Lease	J.C. Penney Corporation, Inc.
01330	MAIN STORE	5488 S PADRE ISLAND DR STE4000	CORPUS CHRISTI	TX	Lease	J.C. Penney Corporation, Inc.
01330	TIRE/BATTERY/AUTO	5488 S PADRE ISLAND DR STE4000	CORPUS CHRISTI	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
01337	MAIN STORE	100 STONEWOOD ST	DOWNEY	CA	Lease	J.C. Penney Corporation, Inc.
01337	TIRE/BATTERY/AUTO	100 STONEWOOD ST	DOWNEY	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01339	MAIN STORE	101 RANGE LINE STE 250A	JOPLIN	MO	Lease	J.C. Penney Corporation, Inc.
01339	TIRE/BATTERY/AUTO	101 RANGE LINE STE 250A	JOPLIN	MO	Sublease to Third party	J.C. Penney Corporation, Inc.
01348	MAIN STORE	3560 LAMAR AVE HWY 82	PARIS	TX	Lease	J.C. Penney Corporation, Inc.
01351	MAIN STORE	3100 SW COLLEGE RD	OCALA	FL	Lease	J.C. Penney Corporation, Inc.
01352	MAIN STORE	700 W 14 MILE RD	TROY	MI	Fee	J.C. Penney Properties, Inc.
01352	MAIN STORE	700 W 14 MILE RD	TROY	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01360	HOME STORE	8881 SOUTHWEST 107TH AVENUE	MIAMI	FL	Lease	J.C. Penney Corporation, Inc.
01360	MAIN STORE	7201 N KENDALL DR	MIAMI	FL	Ground Lease	J.C. Penney Corporation, Inc.
01360	TIRE/BATTERY/AUTO	7201 N KENDALL DR	MIAMI	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01362	MAIN STORE	1600 A MILLER TRUNK HWY	DULUTH	MN	Lease	J.C. Penney Corporation, Inc.
01362	TIRE/BATTERY/AUTO	1600 A MILLER TRUNK HWY	DULUTH	MN	Sublease to Third party	J.C. Penney Corporation, Inc.
01368	MAIN STORE	7507 W CERMAK RD	NORTH RIVERSIDE	IL	Fee	J.C. Penney Properties, Inc.
01368	MAIN STORE	7507 W CERMAK RD	NORTH RIVERSIDE	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01373	HOME STORE	6933 LINDBERGH BOULEVARD	ST LOUIS	MO	Lease	J.C. Penney Corporation, Inc.
01373	MAIN STORE	100 S COUNTY CENTER WAY	SAINT LOUIS	MO	Lease	J.C. Penney Corporation, Inc.
01377	MAIN STORE	607 N BERKELEY BLVD	GOLDSBORO	NC	Lease	J.C. Penney Corporation, Inc.
01377	TIRE/BATTERY/AUTO	607 N BERKELEY BLVD	GOLDSBORO	NC	Sublease to Third party	J.C. Penney Corporation, Inc.
01385	MAIN STORE	201 S MAIN ST	BISHOP	CA	Lease	J.C. Penney Corporation, Inc.
01388	MAIN STORE	205 N ORCHARD AVE	UKIAH	CA	Lease	J.C. Penney Corporation, Inc.
01389	MAIN STORE	11801 W 95TH ST	OVERLAND PARK	KS	Ground Lease	J.C. Penney Corporation, Inc.
01389	MAIN STORE	11801 W 95TH ST	OVERLAND PARK	KS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01392	MAIN STORE	250 PLAINFIELD RD UNIT 202	WEST LEBANON	NH	Lease	J.C. Penney Corporation, Inc.
01393	MAIN STORE	4257 N MAYO TRAIL	PIKEVILLE	KY	Lease	J.C. Penney Corporation, Inc.
01398	MAIN STORE	23000 EUREKA RD STE A3	TAYLOR	MI	Ground Lease	J.C. Penney Properties, Inc.
01398	MAIN STORE	23000 EUREKA RD STE A3	TAYLOR	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01399	MAIN STORE	1700 MARKET LANE	NORFOLK	NE	Lease	J.C. Penney Corporation, Inc.
01405	MAIN STORE	12421 WAYZATA BLVD	MINNETONKA	MN	Fee	J.C. Penney Properties, Inc.
01405	MAIN STORE	12421 WAYZATA BLVD	MINNETONKA	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01413	MAIN STORE	3601 S 2700 W	SALT LAKE CITY	UT	Lease	J.C. Penney Corporation, Inc.
01413	TIRE/BATTERY/AUTO	3601 S 2700 W	SALT LAKE CITY	UT	Sublease to Third party	J.C. Penney Corporation, Inc.
01417	MAIN STORE	400 S BALDWIN AVE	ARCADIA	CA	Ground Lease	J.C. Penney Properties, Inc.
01417	MAIN STORE	400 S BALDWIN AVE	ARCADIA	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01419	MAIN STORE	1900 GREEN OAKS RD	FORT WORTH	TX	Fee	J.C. Penney Properties, Inc.
01419	MAIN STORE	1900 GREEN OAKS RD	FORT WORTH	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01419	TIRE/BATTERY/AUTO	1900 GREEN OAKS RD	FORT WORTH	TX	Sublease to Third party	J.C. Penney Properties, Inc.
01431	MAIN STORE	2101 BROADWAY	YANKTON	SD	Lease	J.C. Penney Corporation, Inc.
01432	MAIN STORE	14300 LAKESIDE CIR	STERLING HTS	MI	Fee	J.C. Penney Properties, Inc.
01432	MAIN STORE	14300 LAKESIDE CIR	STERLING HTS	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01433	MAIN STORE	1890 SOUTHLAKE MALL	MERRILLVILLE	IN	Lease	J.C. Penney Corporation, Inc.
01433	OUTSIDE STOCKROOM	1890 SOUTHLAKE MALL	MERRILLVILLE	IN	Lease	J.C. Penney Corporation, Inc.
01433	TIRE/BATTERY/AUTO	1890 SOUTHLAKE MALL	MERRILLVILLE	IN	Sublease to Third party	J.C. Penney Corporation, Inc.
01443	MAIN STORE	245 SAINT CLAIR SQ	FAIRVIEW HTS	IL	Ground Lease	J.C. Penney Properties, Inc.
01443	MAIN STORE	245 SAINT CLAIR SQ	FAIRVIEW HTS	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01443	TIRE/BATTERY/AUTO	245 SAINT CLAIR SQ	FAIRVIEW HTS	IL	Sublease to Third party	J.C. Penney Corporation, Inc.
01445	MAIN STORE	1 SANGERTOWN SQ STE 55	NEW HARTFORD	NY	Lease	J.C. Penney Corporation, Inc.
01451	MAIN STORE	3340 MALL LOOP DR SPACE 2	JOLIET	IL	Fee	J.C. Penney Properties, Inc.
01451	MAIN STORE	3340 MALL LOOP DR SPACE 2	JOLIET	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01455	MAIN STORE	1850 APPLE BLOSSOM DR	WINCHESTER	VA	Lease	J.C. Penney Corporation, Inc.
01462	MAIN STORE	6699 SPRINGFIELD MALL	SPRINGFIELD	VA	Fee	J.C. Penney Properties, Inc.
01462	MAIN STORE	6699 SPRINGFIELD MALL	SPRINGFIELD	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01462	TIRE/BATTERY/AUTO	6699 SPRINGFIELD MALL	SPRINGFIELD	VA	Sublease to Third party	J.C. Penney Properties, Inc.
01467	MAIN STORE	5500 BUCKEYSTOWN PIKE	FREDERICK	MD	Lease	J.C. Penney Corporation, Inc.
01475	MAIN STORE	27001 US HWY 19 N	CLEARWATER	FL	Fee	J.C. Penney Properties, Inc.
01475	MAIN STORE	27001 US HWY 19 N	CLEARWATER	FL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01480	MAIN STORE	4510 E CACTUS RD	PHOENIX	AZ	Fee	J.C. Penney Properties, Inc.
01480	MAIN STORE	4510 E CACTUS RD	PHOENIX	AZ	Lease (Intercompany)	J.C. Penney Corporation, Inc.

01481	MAIN STORE	201 WESTSHORE PLAZA	TAMPA	FL	Lease	J.C. Penney Corporation, Inc.
01481	TIRE/BATTERY/AUTO	201 WESTSHORE PLAZA	TAMPA	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01487	MAIN STORE	1129 N BALDWIN AVE STE 200	MARION	IN	Lease	J.C. Penney Corporation, Inc.
01489	MAIN STORE	5522 SHAFFER RD STE 09	DU BOIS	PA	Lease	J.C. Penney Corporation, Inc.
01493	MAIN STORE	100 FRANKLIN ST UNIT F	WESTERLY	RI	Lease	J.C. Penney Corporation, Inc.
01503	MAIN STORE	1925 E MARKET ST	HARRISONBURG	VA	Lease	J.C. Penney Corporation, Inc.
01505	MAIN STORE	1203 PLAZA DR	WEST COVINA	CA	Fee	J.C. Penney Properties, Inc.
01505	MAIN STORE	1203 PLAZA DR	WEST COVINA	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01509	MAIN STORE	800 CODDINGTOWN CTR	SANTA ROSA	CA	Lease	J.C. Penney Corporation, Inc.
01509	TIRE/BATTERY/AUTO	800 CODDINGTOWN CTR	SANTA ROSA	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01510	MAIN STORE	1303 NIAGARA FALLS BLVD	AMHERST	NY	Fee	J.C. Penney Properties, Inc.
01510	MAIN STORE	1303 NIAGARA FALLS BLVD	AMHERST	NY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01512	MAIN STORE	1228 MAIN ST	DELANO	CA	Lease	J.C. Penney Corporation, Inc.
01514	MAIN STORE	303 301 BLVD W STE 701	BRADENTON	FL	Lease	J.C. Penney Corporation, Inc.
01514	TIRE/BATTERY/AUTO	303 301 BLVD W STE 701	BRADENTON	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01529	MAIN STORE	755 STATE RT 18 STE 600	E BRUNSWICK	NJ	Fee	J.C. Penney Properties, Inc.
01529	MAIN STORE	755 STATE RT 18 STE 600	E BRUNSWICK	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01531	MAIN STORE	2300 E LINCOLN HWY	LANGHORNE	PA	Lease	J.C. Penney Corporation, Inc.
01531	TIRE/BATTERY/AUTO	2300 E LINCOLN HWY	LANGHORNE	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
01535	MAIN STORE	101 CLEARVIEW CIRCLE	BUTLER	PA	Lease	J.C. Penney Corporation, Inc.
01539	MAIN STORE	555 W GRAND AVE STE M-1	WISCONSIN RAPIDS	WI	Lease	J.C. Penney Corporation, Inc.
01542	MAIN STORE	7601 S CICERO AVE	CHICAGO	IL	Lease	J.C. Penney Corporation, Inc.
01559	MAIN STORE	2400 EDGEWOOD RD SW	CEDAR RAPIDS	IA	Lease	J.C. Penney Corporation, Inc.
01572	MAIN STORE	6000 S HANNUM AVE	CULVER CITY	CA	Fee	J.C. Penney Properties, Inc.
01572	MAIN STORE	6000 S HANNUM AVE	CULVER CITY	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01580	MAIN STORE	3225 28TH ST SE	GRAND RAPIDS	MI	Fee	J.C. Penney Properties, Inc.
01580	MAIN STORE	3225 28TH ST SE	GRAND RAPIDS	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01587	MAIN STORE	550 S GEAR AVE	W BURLINGTON	IA	Lease	J.C. Penney Corporation, Inc.
01587	TIRE/BATTERY/AUTO	550 S GEAR AVE	W BURLINGTON	IA	Lease	J.C. Penney Corporation, Inc.
01589	MAIN STORE	3575 MAPLE AVE	ZANESVILLE	OH	Lease	J.C. Penney Corporation, Inc.
01590	MAIN STORE	4600 W KELLOGG RD	WICHITA	KS	Fee	J.C. Penney Properties, Inc.
01590	MAIN STORE	4600 W KELLOGG RD	WICHITA	KS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01591	MAIN STORE	22 CLIFTON COUNTRY RD STE 2	CLIFTON PARK	NY	Lease	J.C. Penney Corporation, Inc.
01603	MAIN STORE	4217 SIX FORKS RD STE 100	RALEIGH	NC	Lease	J.C. Penney Corporation, Inc.
01603	TIRE/BATTERY/AUTO	4217 SIX FORKS RD STE 100	RALEIGH	NC	Sublease to Third party	J.C. Penney Corporation, Inc.
01612	HOME STORE	10201 UNIVERSITY AVENUE	CLIVE	IA	Lease	J.C. Penney Corporation, Inc.
01612	MAIN STORE	1551 VALLEY WEST DR	W DES MOINES	IA	Lease	J.C. Penney Corporation, Inc.
01614	MAIN STORE	5100 MONTCLAIR PLAZA LANE	MONTCLAIR	CA	Lease	J.C. Penney Corporation, Inc.
01618	MAIN STORE	25 MIRACLE MILE DR	ROCHESTER	NY	Ground Lease	J.C. Penney Properties, Inc.
01618	MAIN STORE	25 MIRACLE MILE DR	ROCHESTER	NY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01623	MAIN STORE	27150 NOVI RD	NOVI	MI	Fee	J.C. Penney Properties, Inc.
01623	MAIN STORE	27150 NOVI RD	NOVI	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01628	MAIN STORE	1607 3RD AVE W	DICKINSON	ND	Lease	J.C. Penney Corporation, Inc.
01635	MAIN STORE	1826 S MAIN ST	MARYVILLE	MO	Lease	J.C. Penney Corporation, Inc.
01650	MAIN STORE	301 COX CREEK PKWY (RT 133)	FLORENCE	AL	Lease	J.C. Penney Corporation, Inc.
01674	MAIN STORE	PO BOX 4220	BARBOURSVILLE	WV	Fee	J.C. Penney Properties, Inc.
01674	MAIN STORE	PO BOX 4220	BARBOURSVILLE	WV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01693	MAIN STORE	1400 N TURNER ST	HOBBS	NM	Lease	J.C. Penney Corporation, Inc.
01698	MAIN STORE	5000 FREDERICA ST	OWENSBORO	KY	Lease	J.C. Penney Corporation, Inc.
01704	MAIN STORE	4803 OUTER LOOP RD	LOUISVILLE	KY	Fee	J.C. Penney Properties, Inc.
01704	MAIN STORE	4803 OUTER LOOP RD	LOUISVILLE	KY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01717	MAIN STORE	115 TIMES SQ MALL	MT VERNON	IL	Lease	J.C. Penney Corporation, Inc.
01722	MAIN STORE	840 MILL CREEK MALL	ERIE	PA	Lease	J.C. Penney Corporation, Inc.
01722	TIRE/BATTERY/AUTO	840 MILL CREEK MALL	ERIE	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
01738	MAIN STORE	1051 GREEN ACRES MALL	VALLEY STREAM L I	NY	Lease	J.C. Penney Corporation, Inc.
01749	MAIN STORE	2400 RICHMOND RD STE 61	TEXARKANA	TX	Lease	J.C. Penney Corporation, Inc.
01751	MAIN STORE	205 W BLACKSTOCK RD STE 8	SPARTANBURG	SC	Lease	J.C. Penney Corporation, Inc.
01761	MAIN STORE	502 GARDEN STATE PLAZA	PARAMUS	NJ	Lease	J.C. Penney Corporation, Inc.
01775	MAIN STORE	850 KIRKWOOD MALL	BISMARCK	ND	Lease	J.C. Penney Corporation, Inc.
01778	MAIN STORE	2200 N TUSTIN ST	ORANGE	CA	Lease	J.C. Penney Corporation, Inc.
01779	MAIN STORE	300 STROUD MALL	STROUDSBURG	PA	Lease	J.C. Penney Corporation, Inc.
01781	MAIN STORE	2115 W ROOSEVELT BLVD	MONROE	NC	Lease	J.C. Penney Corporation, Inc.
01783	MAIN STORE	1224 E TIPTON ST	SEYMOUR	IN	Lease	J.C. Penney Corporation, Inc.
01786	MAIN STORE	1701 MACFARLAND BLVD E	TUSCALOOSA	AL	Fee	J.C. Penney Properties, Inc.
01786	MAIN STORE	1701 MACFARLAND BLVD E	TUSCALOOSA	AL	Ground Lease	J.C. Penney Properties, Inc.
01786	MAIN STORE	1701 MACFARLAND BLVD E	TUSCALOOSA	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01787	MAIN STORE	1500 CANTON RD	AKRON	OH	Lease	J.C. Penney Corporation, Inc.
01794	HOME STORE	910 S. RAINBOW BOULEVARD	LAS VEGAS	NV	Lease	J.C. Penney Corporation, Inc.
01794	MAIN STORE	4400 MEADOWS LANE	LAS VEGAS	NV	Fee	J.C. Penney Properties, Inc.
01794	MAIN STORE	4400 MEADOWS LANE	LAS VEGAS	NV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01800	MAIN STORE	265 PINE AVE	SNOHOMISH	WA	Lease	J.C. Penney Corporation, Inc.
01811	MAIN STORE	21840 S HAWTHORNE BLVD	TORRANCE	CA	Lease	J.C. Penney Corporation, Inc.
01816	MAIN STORE	7850 MENTOR AVE STE 930	MENTOR	OH	Lease	J.C. Penney Corporation, Inc.
01823	MAIN STORE	8900 NE VANCOUVER MALL DR	VANCOUVER	WA	Fee	J.C. Penney Properties, Inc.
01823	MAIN STORE	8900 NE VANCOUVER MALL DR	VANCOUVER	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01829	MAIN STORE	1442 US HWY 45 N	COLUMBUS	MS	Lease	J.C. Penney Corporation, Inc.
01831	MAIN STORE	3202 ARTIC BLVD	ANCHORAGE	AK	Fee	J.C. Penney Properties, Inc.
01831	MAIN STORE	3202 ARTIC BLVD	ANCHORAGE	AK	Fee	J.C. Penney Properties, Inc.

01831	MAIN STORE	3202 ARTIC BLVD	ANCHORAGE	AK	Sublease to Third party	J.C. Penney Properties, Inc.
01831	MAIN STORE	3202 ARTIC BLVD	ANCHORAGE	AK	Sublease to Third party	J.C. Penney Properties, Inc.
01832	MAIN STORE	3236 KIRKWOOD HWY	WILMINGTON	DE	Lease	J.C. Penney Corporation, Inc.
01832	TIRE/BATTERY/AUTO	3236 KIRKWOOD HWY	WILMINGTON	DE	Sublease to Third party	J.C. Penney Corporation, Inc.
01842	MAIN STORE	2115 S MOONEY BLVD	VISALIA	CA	Sale Leaseback	J.C. Penney Corporation, Inc.
01844	MAIN STORE	340 SOUTHLAND MALL	HAYWARD	CA	Lease	J.C. Penney Corporation, Inc.
01844	TIRE/BATTERY/AUTO	340 SOUTHLAND MALL	HAYWARD	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01845	MAIN STORE	305 LIBERTY ST NE	SALEM	OR	Lease	J.C. Penney Corporation, Inc.
01847	MAIN STORE	1200 E BROAD AVE	ROCKINGHAM	NC	Lease	J.C. Penney Corporation, Inc.
01853	MAIN STORE	4300 TUSCARAWAS ST W	CANTON	OH	Lease	J.C. Penney Corporation, Inc.
01853	TIRE/BATTERY/AUTO	4300 TUSCARAWAS ST W	CANTON	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
01858	MAIN STORE	1075 N BRIDGE ST	CHILLICOTHE	OH	Lease	J.C. Penney Corporation, Inc.
01859	MAIN STORE	2400 ELIDA RD	LIMA	OH	Lease	J.C. Penney Corporation, Inc.
01859	TIRE/BATTERY/AUTO	2400 ELIDA RD	LIMA	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
01860	MAIN STORE	4199 NATIONAL RD E	RICHMOND	IN	Lease	J.C. Penney Corporation, Inc.
01862	MAIN STORE	4125 CLEVELAND AVE STE 903	FORT MYERS	FL	Lease	J.C. Penney Corporation, Inc.
01862	TIRE/BATTERY/AUTO	4125 CLEVELAND AVE STE 903	FORT MYERS	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01867	MAIN STORE	117 S 25TH ST STE 1	FORT DODGE	IA	Lease	J.C. Penney Corporation, Inc.
01868	MAIN STORE	420 HUCK FINN S/C	HANNIBAL	MO	Lease	J.C. Penney Corporation, Inc.
01869	MAIN STORE	8200 PERRY HALL BLVD	BALTIMORE	MD	Fee	J.C. Penney Properties, Inc.
01869	MAIN STORE	8200 PERRY HALL BLVD	BALTIMORE	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01870	MAIN STORE	3702 FREDERICK AVE STE 7	SAINT JOSEPH	MO	Lease	J.C. Penney Corporation, Inc.
01870	TIRE/BATTERY/AUTO	3702 FREDERICK AVE STE 7	SAINT JOSEPH	MO	Sublease to Third party	J.C. Penney Corporation, Inc.
01871	MAIN STORE	1321 S BROADWAY	SANTA MARIA	CA	Lease	J.C. Penney Corporation, Inc.
01874	MAIN STORE	4101 W DIVISION ST	SAINT CLOUD	MN	Lease	J.C. Penney Corporation, Inc.
01876	MAIN STORE	1603 E EMPIRE ST	BLOOMINGTON	IL	Lease	J.C. Penney Corporation, Inc.
01880	MAIN STORE	1050 E 23RD ST	FREMONT	NE	Lease	J.C. Penney Corporation, Inc.
01886	MAIN STORE	1300 N MILLER ST	WENATCHEE	WA	Lease	J.C. Penney Corporation, Inc.
01891	MAIN STORE	3015 HWY 29 S	ALEXANDRIA	MN	Lease	J.C. Penney Corporation, Inc.
01899	MAIN STORE	4621 EASTGATE BLVD	CINCINNATI	OH	Fee	J.C. Penney Properties, Inc.
01899	MAIN STORE	4621 EASTGATE BLVD	CINCINNATI	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01900	MAIN STORE	714 GREENVILLE BLVD	GREENVILLE	NC	Lease	J.C. Penney Corporation, Inc.
01900	TIRE/BATTERY/AUTO	714 GREENVILLE BLVD	GREENVILLE	NC	Sublease to Third party	J.C. Penney Corporation, Inc.
01902	MAIN STORE	4500 MIDWAY MALL	ELYRIA	OH	Lease	J.C. Penney Corporation, Inc.
01902	TIRE/BATTERY/AUTO	4500 MIDWAY MALL	ELYRIA	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
01908	MAIN STORE	2910 N ELM ST	LUMBERTON	NC	Lease	J.C. Penney Corporation, Inc.
01911	MAIN STORE	90 LEE JACKSON HWY STE 1268	STAUNTON	VA	Lease	J.C. Penney Corporation, Inc.
01917	TIRE/BATTERY/AUTO	880 N MILITARY HWY	NORFOLK	VA	Sublease to Third party	J.C. Penney Properties, Inc.
01919	MAIN STORE	3100 M L KING JR BLVD STE 29	NEW BERN	NC	Lease	J.C. Penney Corporation, Inc.
01923	MAIN STORE	2230 EASTRIDGE LOOP	SAN JOSE	CA	Lease	J.C. Penney Corporation, Inc.
01924	MAIN STORE	900 EASTWOOD MALL	NILES	OH	Lease	J.C. Penney Corporation, Inc.
01927	MAIN STORE	PO BOX 6002	VIENNA	WV	Lease	J.C. Penney Corporation, Inc.
01928	MAIN STORE	4000 FT CAMPBELL BLVD	HOPKINSVILLE	KY	Lease	J.C. Penney Corporation, Inc.
01928	TIRE/BATTERY/AUTO	4000 FT CAMPBELL BLVD	HOPKINSVILLE	KY	Sublease to Third party	J.C. Penney Corporation, Inc.
01930	MAIN STORE	2400 ROOSEVELT RD	MARINETTE	WI	Lease	J.C. Penney Corporation, Inc.
01932	HOME STORE	7490 N Blackstone Ave	Fresno	CA	Lease	J.C. Penney Corporation, Inc.
01932	MAIN STORE	555 E SHAW AVE	FRESNO	CA	Sale Leaseback	J.C. Penney Corporation, Inc.
01934	MAIN STORE	1350 N MAIN ST	LOGAN	UT	Lease	J.C. Penney Corporation, Inc.
01935	MAIN STORE	2825 W MAIN ST STE C	BOZEMAN	MT	Lease	J.C. Penney Corporation, Inc.
01936	MAIN STORE	7401 MARKET ST	BOARDMAN	OH	Lease	J.C. Penney Corporation, Inc.
01936	TIRE/BATTERY/AUTO	7401 MARKET ST	BOARDMAN	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
01937	MAIN STORE	990 W 41ST ST	HIBBING	MN	Lease	J.C. Penney Corporation, Inc.
01939	MAIN STORE	7000 TYRONE SQ	SAINT PETERSBURG	FL	Lease	J.C. Penney Corporation, Inc.
01939	TIRE/BATTERY/AUTO	7000 TYRONE SQ	SAINT PETERSBURG	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01940	MAIN STORE	5350 S 76TH ST	GREENDALE	WI	Fee	J.C. Penney Properties, Inc.
01940	MAIN STORE	5350 S 76TH ST	GREENDALE	WI	Sublease to Third party	J.C. Penney Properties, Inc.
01940	TIRE/BATTERY/AUTO	5350 S 76TH ST	GREENDALE	WI	Sublease to Third party	J.C. Penney Properties, Inc.
01942	MAIN STORE	90 W COUNTY CTR	DES PERES	MO	Fee	J.C. Penney Properties, Inc.
01943	MAIN STORE	1105 MELBOURNE DR	HURST	TX	Lease	J.C. Penney Corporation, Inc.
01943	TIRE/BATTERY/AUTO	1105 MELBOURNE DR	HURST	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
01944	MAIN STORE	700 BROADWAY AVE E STE 1	MATTOON	IL	Lease	J.C. Penney Corporation, Inc.
01945	MAIN STORE	2625 SCOTTSVILLE RD STE 40	BOWLING GREEN	KY	Lease	J.C. Penney Corporation, Inc.
01948	MAIN STORE	3 WOODFIELD MALL	SCHAUMBURG	IL	Fee	J.C. Penney Properties, Inc.
01950	MAIN STORE	6987 FRIARS RD	SAN DIEGO	CA	Ground Lease	J.C. Penney Corporation, Inc.
01950	TIRE/BATTERY/AUTO	6987 FRIARS RD	SAN DIEGO	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
01951	MAIN STORE	3401 DONNELL DR	FORESTVILLE	MD	Fee	J.C. Penney Properties, Inc.
01951	MAIN STORE	3401 DONNELL DR	FORESTVILLE	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01953	MAIN STORE	1655 W 49TH ST STE 1200	HIALEAH	FL	Lease	J.C. Penney Corporation, Inc.
01953	TIRE/BATTERY/AUTO	1655 W 49TH ST STE 1200	HIALEAH	FL	Sublease to Third party	J.C. Penney Corporation, Inc.
01956	MAIN STORE	8000 W BROWARD BLVD STE 900	PLANTATION	FL	Fee	J.C. Penney Properties, Inc.
01957	MAIN STORE	200 SOUTHDALE CTR	EDINA	MN	Fee	J.C. Penney Properties, Inc.
01958	LAND	6455 EASTEX FRWY	BEAUMONT	TX	Sublease to Third party	J.C. Penney Properties, Inc.
01958	MAIN STORE	6455 EASTEX FRWY	BEAUMONT	TX	Fee	J.C. Penney Properties, Inc.
01958	MAIN STORE	6455 EASTEX FRWY	BEAUMONT	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01958	TIRE/BATTERY/AUTO	6455 EASTEX FRWY	BEAUMONT	TX	Sublease to Third party	J.C. Penney Properties, Inc.
01959	MAIN STORE	1122 EL CAMINO REAL	SAN BRUNO	CA	Fee	J.C. Penney Properties, Inc.
01960	MAIN STORE	3605 GALLERIA AT TYLER	RIVERSIDE	CA	Fee	J.C. Penney Properties, Inc.
01960	MAIN STORE	3605 GALLERIA AT TYLER	RIVERSIDE	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01961	MAIN STORE	5111 ROGERS AVE	FORT SMITH	AR	Lease	J.C. Penney Corporation, Inc.
01961	TIRE/BATTERY/AUTO	5111 ROGERS AVE	FORT SMITH	AR	Sublease to Third party	J.C. Penney Corporation, Inc.
01962	MAIN STORE	4840 BRIARCLIFF RD NE	ATLANTA	GA	Sale Leaseback	J.C. Penney Corporation, Inc.

01963	MAIN STORE	320 W KIMBERLY RD STE 409	DAVENPORT	IA	Fee	J.C. Penney Properties, Inc.
01963	MAIN STORE	320 W KIMBERLY RD STE 409	DAVENPORT	IA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01965	MAIN STORE	1000 RIVERGATE PKWY STE 3	GOODLETTSVILLE	TN	Fee	J.C. Penney Properties, Inc.
01968	MAIN STORE	34 WYOMING VALLEY MALL	WILKES BARRE	PA	Lease	J.C. Penney Corporation, Inc.
01968	TIRE/BATTERY/AUTO	34 WYOMING VALLEY MALL	WILKES BARRE	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
01970	MAIN STORE	1475 UPPER VALLEY PIKE	SPRINGFIELD	OH	Lease	J.C. Penney Corporation, Inc.
01970	TIRE/BATTERY/AUTO	1475 UPPER VALLEY PIKE	SPRINGFIELD	OH	Sublease to Third party	J.C. Penney Corporation, Inc.
01971	MAIN STORE	4545 TRANSIT RD	WILLIAMSVILLE	NY	Lease	J.C. Penney Corporation, Inc.
01971	TIRE/BATTERY/AUTO	4545 TRANSIT RD	WILLIAMSVILLE	NY	Sublease to Third party	J.C. Penney Corporation, Inc.
01972	MAIN STORE	4201 COLDWATER RD	FORT WAYNE	IN	Lease	J.C. Penney Corporation, Inc.
01972	TIRE/BATTERY/AUTO	4201 COLDWATER RD	FORT WAYNE	IN	Sublease to Third party	J.C. Penney Corporation, Inc.
01975	MAIN STORE	301 NORTHGATE MALL	CHATTANOOGA	TN	Sale Leaseback	J.C. Penney Corporation, Inc.
01975	TIRE/BATTERY/AUTO	301 NORTHGATE MALL	CHATTANOOGA	TN	Sublease to Third party	J.C. Penney Corporation, Inc.
01976	MAIN STORE	2400 10TH ST SW	MINOT	ND	Lease	J.C. Penney Corporation, Inc.
01977	MAIN STORE	1500 APALACHEE PKWY	TALLAHASSEE	FL	Ground Lease	J.C. Penney Corporation, Inc.
01979	MAIN STORE	3535 S LINDEN RD	FLINT	MI	Fee	J.C. Penney Properties, Inc.
01979	MAIN STORE	3535 S LINDEN RD	FLINT	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01980	HOME STORE	7207 GRAPE ROAD	MISHAWAKA	IN	Lease	J.C. Penney Corporation, Inc.
01980	MAIN STORE	6501 N GRAPE RD	MISHAWAKA	IN	Lease	J.C. Penney Corporation, Inc.
01981	MAIN STORE	2901 BROOKS ST	MISSOULA	MT	Fee	J.C. Penney Properties, Inc.
01981	MAIN STORE	2901 BROOKS ST	MISSOULA	MT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01982	MAIN STORE	6580 S WESTNEDGE AVE	PORTAGE	MI	Fee	J.C. Penney Properties, Inc.
01982	MAIN STORE	6580 S WESTNEDGE AVE	PORTAGE	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01983	MAIN STORE	428 WOODBRIDGE CTR DR	WOODBRIDGE	NJ	Fee	J.C. Penney Properties, Inc.
01983	MAIN STORE	428 WOODBRIDGE CTR DR	WOODBRIDGE	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01985	MAIN STORE	550 CENTER ST	AUBURN	ME	Lease	J.C. Penney Corporation, Inc.
01987	MAIN STORE	2400 N COLUMBIA ST (US 441N)	MILLEDGEVILLE	GA	Lease	J.C. Penney Corporation, Inc.
01989	MAIN STORE	6000 SUNSET MALL	SAN ANGELO	TX	Fee	J.C. Penney Properties, Inc.
01989	MAIN STORE	6000 SUNSET MALL	SAN ANGELO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
01991	MAIN STORE	99 BENNINGTON SQ	BENNINGTON	VT	Lease	J.C. Penney Corporation, Inc.
01992	MAIN STORE	320 BYPASS 72 NW STE A	GREENWOOD	SC	Lease	J.C. Penney Corporation, Inc.
01993	MAIN STORE	2011 N ROAN ST	JOHNSON CITY	TN	Lease	J.C. Penney Corporation, Inc.
01994	MAIN STORE	3902 13TH AVE SW STE 200	FARGO	ND	Lease	J.C. Penney Corporation, Inc.
01995	MAIN STORE	503 E IVES ST STE 200	MARSHFIELD	WI	Lease	J.C. Penney Corporation, Inc.
01997	MAIN STORE	40 BATAVIA CITY CTR	BATAVIA	NY	Lease	J.C. Penney Corporation, Inc.
01998	MAIN STORE	4600 N US HWY 89	FLAGSTAFF	AZ	Lease	J.C. Penney Corporation, Inc.
02006	MAIN STORE	3600 COUNTRY CLUB DR STOP 4	JEFFERSON CITY	MO	Fee	J.C. Penney Properties, Inc.
02006	MAIN STORE	3600 COUNTRY CLUB DR STOP 4	JEFFERSON CITY	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02008	MAIN STORE	2 FREEDOM MALL	ROME	NY	Lease	J.C. Penney Corporation, Inc.
02010	MAIN STORE	7900 DAY DR	PARMA	OH	Lease	J.C. Penney Corporation, Inc.
02011	MAIN STORE	18601 33RD AVE W	LYNNWOOD	WA	Fee	J.C. Penney Properties, Inc.
02011	MAIN STORE	18601 33RD AVE W	LYNNWOOD	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02015	MAIN STORE	626 BOLL WEEVIL CIR	ENTERPRISE	AL	Lease	J.C. Penney Corporation, Inc.
02018	MAIN STORE	200 SW C AVE	LAWTON	OK	Lease	J.C. Penney Corporation, Inc.
02020	MAIN STORE	1930 S LOOP 256	PALESTINE	TX	Lease	J.C. Penney Corporation, Inc.
02021	MAIN STORE	6001 W WACO DR	WACO	TX	Lease	J.C. Penney Corporation, Inc.
02022	MAIN STORE	367 RUSSELL ST STE A	HADLEY	MA	Lease	J.C. Penney Corporation, Inc.
02024	MAIN STORE	1639 E RIO RD	CHARLOTTESVILLE	VA	Fee	J.C. Penney Properties, Inc.
02024	MAIN STORE	1639 E RIO RD	CHARLOTTESVILLE	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02025	HOME STORE	MORGAN AVE (HWY 62) & GREEN RI	EVANSVILLE	IN	Lease	J.C. Penney Corporation, Inc.
02025	MAIN STORE	800 N GREEN RIVER RD	EVANSVILLE	IN	Lease	J.C. Penney Corporation, Inc.
02034	MAIN STORE	105 CROSSROADS MALL	MT HOPE	WV	Lease	J.C. Penney Corporation, Inc.
02036	MAIN STORE	4511 N MIDKIFF RD	MIDLAND	TX	Fee	J.C. Penney Properties, Inc.
02036	MAIN STORE	4511 N MIDKIFF RD	MIDLAND	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02038	MAIN STORE	1180 BLOWING ROCK RD	BOONE	NC	Lease	J.C. Penney Corporation, Inc.
02039	MAIN STORE	1410 SPARTA ST	MCMINNVILLE	TN	Lease	J.C. Penney Corporation, Inc.
02040	MAIN STORE	2901 S CAPITOL OF TEXAS HWY	AUSTIN	TX	Fee	J.C. Penney Properties, Inc.
02040	MAIN STORE	2901 S CAPITOL OF TEXAS HWY	AUSTIN	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02042	MAIN STORE	400 SPOTSYLVANIA MALL	FREDERICKSBURG	VA	Lease	J.C. Penney Corporation, Inc.
02043	MAIN STORE	STATE HWY M-26	HOUGHTON	MI	Lease	J.C. Penney Corporation, Inc.
02044	MAIN STORE	2334 OAKLAND AVE STE 8	INDIANA	PA	Lease	J.C. Penney Corporation, Inc.
02045	MAIN STORE	2400 8TH AVE SW STE A1	JAMESTOWN	ND	Lease	J.C. Penney Corporation, Inc.
02046	MAIN STORE	1615 N HARRISON AVE	PIERRE	SD	Lease	J.C. Penney Corporation, Inc.
02047	MAIN STORE	2121 US HWY 1 S STE A	SAINT AUGUSTINE	FL	Lease	J.C. Penney Corporation, Inc.
02048	MAIN STORE	901 11TH AVE SW STE 34	SPENCER	IA	Lease	J.C. Penney Corporation, Inc.
02049	MAIN STORE	126 JACKSON ST	STERLING	CO	Lease	J.C. Penney Corporation, Inc.
02051	MAIN STORE	120 WASHINGTON AVE EXT STE 40	ALBANY	NY	Lease	J.C. Penney Corporation, Inc.
02052	MAIN STORE	22631 RT 68 STE 10	CLARION	PA	Lease	J.C. Penney Corporation, Inc.
02055	MAIN STORE	821 N CENTRAL EXPWY	PLANO	TX	Fee	J.C. Penney Properties, Inc.
02055	MAIN STORE	821 N CENTRAL EXPWY	PLANO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02058	MAIN STORE	1400 DELL RANGE BLVD	CHEYENNE	WY	Lease	J.C. Penney Corporation, Inc.
02059	MAIN STORE	5801 BECKLEY RD	BATTLE CREEK	MI	Fee	J.C. Penney Properties, Inc.
02059	MAIN STORE	5801 BECKLEY RD	BATTLE CREEK	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02060	MAIN STORE	7804 ABERCORN ST	SAVANNAH	GA	Lease	J.C. Penney Corporation, Inc.
02063	MAIN STORE	RT 23 (RD 2)	ONEONTA	NY	Lease	J.C. Penney Corporation, Inc.
02064	MAIN STORE	4501 CENTRAL AVE STE 103	HOT SPRINGS NAT PK	AR	Lease	J.C. Penney Corporation, Inc.
02065	MAIN STORE	5304 W SAGINAW ST	LANSING	MI	Lease	J.C. Penney Corporation, Inc.
02066	MAIN STORE	1982 W GRAND RIVER AVE STE 135	OKEMOS	MI	Lease	J.C. Penney Corporation, Inc.

02067	MAIN STORE	1860 W MICHIGAN AVE	JACKSON	MI	Lease	J.C. Penney Corporation, Inc.
02068	MAIN STORE	1800 FOUR SEASONS BLVD	HENDERSONVILLE	NC	Lease	J.C. Penney Corporation, Inc.
02069	MAIN STORE	8001 S ORANGE BLOSSOM STE 700	ORLANDO	FL	Lease	J.C. Penney Corporation, Inc.
02071	MAIN STORE	19525 BISCAYNE BLVD	AVENTURA	FL	Lease	J.C. Penney Corporation, Inc.
02074	MAIN STORE	1910 WELLS RD	ORANGE PARK	FL	Lease	J.C. Penney Corporation, Inc.
02076	MAIN STORE	2338 US 23 S	ALPENA	MI	Lease	J.C. Penney Corporation, Inc.
02079	MAIN STORE	325 PIEDMONT DR	DANVILLE	VA	Lease	J.C. Penney Corporation, Inc.
02080	MAIN STORE	4601 E MAIN ST	FARMINGTON	NM	Lease	J.C. Penney Corporation, Inc.
02083	MAIN STORE	401 LEE ST E	CHARLESTON	WV	Fee	J.C. Penney Properties, Inc.
02083	MAIN STORE	401 LEE ST E	CHARLESTON	WV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02085	MAIN STORE	1500 N RIVERSIDE AVE	MEDFORD	OR	Lease	J.C. Penney Corporation, Inc.
02086	MAIN STORE	5101 HINKLEVILLE RD STE 800	PADUCAH	KY	Lease	J.C. Penney Corporation, Inc.
02089	MAIN STORE	905 N 12TH ST STE 10	MIDDLESBORO	KY	Lease	J.C. Penney Corporation, Inc.
02091	MAIN STORE	700 MAINE MALL RD	SOUTH PORTLAND	ME	Ground Lease	J.C. Penney Properties, Inc.
02091	MAIN STORE	700 MAINE MALL RD	SOUTH PORTLAND	ME	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02092	MAIN STORE	1700 W NEW HAVEN AVE	MELBOURNE	FL	Lease	J.C. Penney Corporation, Inc.
02093	MAIN STORE	700 TELSHOR BLVD STE 2000	LAS CRUCES	NM	Lease	J.C. Penney Corporation, Inc.
02096	MAIN STORE	72900 HWY 111	PALM DESERT	CA	Fee	J.C. Penney Properties, Inc.
02096	MAIN STORE	72900 HWY 111	PALM DESERT	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02098	MAIN STORE	101 FOOTHILLS MALL	MARYVILLE	TN	Lease	J.C. Penney Corporation, Inc.
02099	MAIN STORE	2320 E 17TH ST	IDAHO FALLS	ID	Lease	J.C. Penney Corporation, Inc.
02100	MAIN STORE	1111 JACKSON AVE W	OXFORD	MS	Lease	J.C. Penney Corporation, Inc.
02101	MAIN STORE	1300 ULSTER AVE MALL STE 210	KINGSTON	NY	Lease	J.C. Penney Corporation, Inc.
02102	MAIN STORE	1695 ANNAPOLIS MALL	ANNAPOLIS	MD	Fee	J.C. Penney Properties, Inc.
02102	MAIN STORE	1695 ANNAPOLIS MALL	ANNAPOLIS	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02103	MAIN STORE	455 S BIBB ST	EAGLE PASS	TX	Lease	J.C. Penney Corporation, Inc.
02104	MAIN STORE	7925 FM 1960 RD STE 7000	HOUSTON	TX	Fee	J.C. Penney Properties, Inc.
02104	MAIN STORE	7925 FM 1960 RD STE 7000	HOUSTON	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02105	MAIN STORE	6834 WESLEY ST STE C	GREENVILLE	TX	Lease	J.C. Penney Corporation, Inc.
02108	MAIN STORE	2000 SAN JACINTO MALL	BAYTOWN	TX	Fee	J.C. Penney Properties, Inc.
02108	MAIN STORE	2000 SAN JACINTO MALL	BAYTOWN	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02110	MAIN STORE	2100 S W S YOUNG DR STE 2000	KILLEEN	TX	Fee	J.C. Penney Properties, Inc.
02110	MAIN STORE	2100 S W S YOUNG DR STE 2000	KILLEEN	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02115	MAIN STORE	2000 MARTIN LUTHER KING JR BLV	PANAMA CITY	FL	Fee	J.C. Penney Properties, Inc.
02119	MAIN STORE	922 RIVER FALLS ST	ANDALUSIA	AL	Lease	J.C. Penney Corporation, Inc.
02121	MAIN STORE	4125 W OWEN K GARRIOTT RD	ENID	OK	Lease	J.C. Penney Corporation, Inc.
02122	MAIN STORE	2500 W STATE ST STE 118	ALLIANCE	OH	Lease	J.C. Penney Corporation, Inc.
02123	ADDITIONAL SPACE	2950 E TEXAS AVE	BOSSIER CITY	LA	Lease	J.C. Penney Corporation, Inc.
02123	MAIN STORE	2950 E TEXAS AVE	BOSSIER CITY	LA	Fee	J.C. Penney Properties, Inc.
02124	MAIN STORE	3035 KNOXVILLE CENTER DR STE O	KNOXVILLE	TN	Lease	J.C. Penney Corporation, Inc.
02130	MAIN STORE	10177 N KINGS HWY	MYRTLE BEACH	SC	Lease	J.C. Penney Corporation, Inc.
02131	MAIN STORE	5901 UNIVERSITY DR	HUNTSVILLE	AL	Lease	J.C. Penney Corporation, Inc.
02132	MAIN STORE	2076 9TH ST N	NAPLES	FL	Lease	J.C. Penney Corporation, Inc.
02135	MAIN STORE	4501 N MAIN ST STE 9	ROSWELL	NM	Lease	J.C. Penney Corporation, Inc.
02136	MAIN STORE	1600 11TH AVE	HELENA	MT	Lease	J.C. Penney Corporation, Inc.
02137	MAIN STORE	3100 HWY 365	PORT ARTHUR	TX	Lease	J.C. Penney Corporation, Inc.
02138	MAIN STORE	850 HARTFORD PIKE UNIT C	WATERFORD	CT	Lease	J.C. Penney Corporation, Inc.
02139	MAIN STORE	9303 W ATLANTIC BLVD	CORAL SPRINGS	FL	Lease	J.C. Penney Corporation, Inc.
02140	MAIN STORE	2006 S EXPY 83	HARLINGEN	TX	Fee	J.C. Penney Properties, Inc.
02140	MAIN STORE	2006 S EXPY 83	HARLINGEN	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02144	MAIN STORE	555 JOHN F KENNEDY RD	DUBUQUE	IA	Lease	J.C. Penney Corporation, Inc.
02147	MAIN STORE	1605 SOUTH FIRST STREET	WILLMAR	MN	Lease	J.C. Penney Corporation, Inc.
02152	MAIN STORE	2390 CHESTNUT ST	ORANGEBURG	SC	Lease	J.C. Penney Corporation, Inc.
02153	MAIN STORE	1041 SPRING LANE	SANFORD	NC	Lease	J.C. Penney Corporation, Inc.
02157	MAIN STORE	100 S FEDERAL AVE STE 118A	MASON CITY	IA	Lease	J.C. Penney Corporation, Inc.
02158	MAIN STORE	810 S CASS ST	CORINTH	MS	Lease	J.C. Penney Corporation, Inc.
02159	MAIN STORE	801 N CONGRESS AVE	BOYNTON BEACH	FL	Lease	J.C. Penney Corporation, Inc.
02160	MAIN STORE	5453 W 88TH AVE	WESTMINSTER	CO	Ground Lease	J.C. Penney Properties, Inc.
02160	MAIN STORE	5453 W 88TH AVE	WESTMINSTER	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02163	MAIN STORE	200 RIVER OAKS DR	CALUMET CITY	IL	Ground Lease	J.C. Penney Properties, Inc.
02163	MAIN STORE	200 RIVER OAKS DR	CALUMET CITY	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02165	MAIN STORE	120 N DARTMOUTH MALL	NORTH DARTMOUTH	MA	Lease	J.C. Penney Corporation, Inc.
02166	MAIN STORE	1810 FORT JONES RD	YREKA	CA	Lease	J.C. Penney Corporation, Inc.
02168	MAIN STORE	1200 E COUNTY LINE RD	RIDGELAND	MS	Fee	J.C. Penney Properties, Inc.
02168	MAIN STORE	1200 E COUNTY LINE RD	RIDGELAND	MS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02169	MAIN STORE	7701 W I-40 STE 600	AMARILLO	TX	Fee	J.C. Penney Properties, Inc.
02169	MAIN STORE	7701 W I-40 STE 600	AMARILLO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02171	MAIN STORE	290 E VIA RANCHO PKWY	ESCONDIDO	CA	Ground Lease	J.C. Penney Properties, Inc.
02171	MAIN STORE	290 E VIA RANCHO PKWY	ESCONDIDO	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02172	MAIN STORE	1600 TOWN CENTER DR	MONTEBELLO	CA	Fee	J.C. Penney Properties, Inc.
02172	MAIN STORE	1600 TOWN CENTER DR	MONTEBELLO	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02173	MAIN STORE	ONE MALL BLVD	BRUNSWICK	GA	Fee	J.C. Penney Properties, Inc.
02173	MAIN STORE	ONE MALL BLVD	BRUNSWICK	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02175	MAIN STORE	4761 PECANLAND MALL DR	MONROE	LA	Fee	J.C. Penney Properties, Inc.
02175	MAIN STORE	4761 PECANLAND MALL DR	MONROE	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02176	MAIN STORE	101 MANHATTAN CTR	MANHATTAN	KS	Lease	J.C. Penney Corporation, Inc.
02177	MAIN STORE	4832 VALLEY VIEW BLVD NW	ROANOKE	VA	Fee	J.C. Penney Properties, Inc.

02177	MAIN STORE	4832 VALLEY VIEW BLVD NW	ROANOKE	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02178	MAIN STORE	8106 N NAVARRO ST	VICTORIA	TX	Fee	J.C. Penney Properties, Inc.
02178	MAIN STORE	8106 N NAVARRO ST	VICTORIA	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02183	MAIN STORE	12335 JAMES ST	HOLLAND	MI	Lease	J.C. Penney Corporation, Inc.
02184	MAIN STORE	1500 HARVEY RD	COLLEGE STATION	TX	Fee	J.C. Penney Properties, Inc.
02184	MAIN STORE	1500 HARVEY RD	COLLEGE STATION	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02185	MAIN STORE	4301 W WISCONSIN AVE	APPLETON	WI	Fee	J.C. Penney Properties, Inc.
02185	MAIN STORE	4301 W WISCONSIN AVE	APPLETON	WI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02188	MAIN STORE	60 ELM PLAZA	WATERVILLE	ME	Lease	J.C. Penney Corporation, Inc.
02189	MAIN STORE	300 A AVE W	OSKALOOSA	IA	Lease	J.C. Penney Corporation, Inc.
02190	MAIN STORE	224 N LOGAN BLVD	BURNHAM	PA	Lease	J.C. Penney Corporation, Inc.
02192	MAIN STORE	1500 E 11TH ST STE 1000	HUTCHINSON	KS	Lease	J.C. Penney Corporation, Inc.
02196	MAIN STORE	201 S WASHINGTON ST	OWOSSO	MI	Lease	J.C. Penney Corporation, Inc.
02197	MAIN STORE	2302 E KANSAS AVE	GARDEN CITY	KS	Lease	J.C. Penney Corporation, Inc.
02198	MAIN STORE	2206 S BALTIMORE ST	KIRKSVILLE	MO	Lease	J.C. Penney Corporation, Inc.
02203	MAIN STORE	1700 NORMAN DR	VALDOSTA	GA	Lease	J.C. Penney Corporation, Inc.
02204	MAIN STORE	1704 N DIXIE HWY	ELIZABETHTOWN	KY	Lease	J.C. Penney Corporation, Inc.
02207	MAIN STORE	2813 N PRINCE ST	CLOVIS	NM	Lease	J.C. Penney Corporation, Inc.
02209	MAIN STORE	2501 MING AVE	BAKERSFIELD	CA	Ground Lease	J.C. Penney Properties, Inc.
02209	MAIN STORE	2501 MING AVE	BAKERSFIELD	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02210	MAIN STORE	1600 INDUSTRIAL RD	EMPORIA	KS	Lease	J.C. Penney Corporation, Inc.
02211	MAIN STORE	2350 SE WASHINGTON BLVD	BARTLESVILLE	OK	Lease	J.C. Penney Corporation, Inc.
02213	MAIN STORE	301 N POPLAR	SEARCY	AR	Lease	J.C. Penney Corporation, Inc.
02217	MAIN STORE	3140 VIRGINIA AVE	CONNERSVILLE	IN	Lease	J.C. Penney Corporation, Inc.
02218	MAIN STORE	2300 RIVERCHASE GALLERIA	HOOVER	AL	Fee	J.C. Penney Properties, Inc.
02218	MAIN STORE	2300 RIVERCHASE GALLERIA	HOOVER	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02219	MAIN STORE	150 NORTHSHORE BLVD	SLIDELL	LA	Lease	J.C. Penney Corporation, Inc.
02220	MAIN STORE	2700 LAKE RD	DYERSBURG	TN	Lease	J.C. Penney Corporation, Inc.
02223	MAIN STORE	1801 N MAIN ST STE 14	MITCHELL	SD	Lease	J.C. Penney Corporation, Inc.
02224	MAIN STORE	2 FINANCIAL PLAZA STE 100	HUNTSVILLE	TX	Lease	J.C. Penney Corporation, Inc.
02225	MAIN STORE	1500 N CLINTON ST	DEFIANCE	OH	Lease	J.C. Penney Corporation, Inc.
02229	MAIN STORE	PO BOX 29526	SANTA FE	NM	Fee	J.C. Penney Properties, Inc.
02229	MAIN STORE	PO BOX 29526	SANTA FE	NM	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02231	MAIN STORE	311 JACKSONVILLE MALL	JACKSONVILLE	NC	Lease	J.C. Penney Corporation, Inc.
02232	MAIN STORE	5065 MAIN ST	TRUMBULL	CT	Ground Lease	J.C. Penney Properties, Inc.
02232	MAIN STORE	5065 MAIN ST	TRUMBULL	CT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02237	MAIN STORE	6931 S MEMORIAL DR	TULSA	OK	Fee	J.C. Penney Properties, Inc.
02238	MAIN STORE	1513 N KANSAS AVE	LIBERAL	KS	Lease	J.C. Penney Corporation, Inc.
02239	MAIN STORE	2259 S 9TH ST	SALINA	KS	Lease	J.C. Penney Corporation, Inc.
02240	MAIN STORE	201 SKYLINE DR STE 7	CONWAY	AR	Lease	J.C. Penney Corporation, Inc.
02241	MAIN STORE	20 N MAIN ST	KALISPELL	MT	Lease	J.C. Penney Corporation, Inc.
02243	MAIN STORE	300 BONNER MALL WAY STE 60	PONDERAY	ID	Lease	J.C. Penney Corporation, Inc.
02244	MAIN STORE	1019 S WASHINGTON ST	NORTH ATTLEBORO	MA	Lease	J.C. Penney Corporation, Inc.
02246	MAIN STORE	2001 SOUTH RD (RT 9)	POUGHKEEPSIE	NY	Lease	J.C. Penney Corporation, Inc.
02247	HOME STORE	292 DANIEL WEBSTER HWY	NASHUA	NH	Lease	J.C. Penney Corporation, Inc.
02247	MAIN STORE	310 DANIEL WEBSTER HWY STE 103	NASHUA	NH	Fee	J.C. Penney Properties, Inc.
02247	MAIN STORE	310 DANIEL WEBSTER HWY STE 103	NASHUA	NH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02250	MAIN STORE	50 FOX RUN RD STE 35	NEWINGTON	NH	Fee	J.C. Penney Properties, Inc.
02250	MAIN STORE	50 FOX RUN RD STE 35	NEWINGTON	NH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02256	MAIN STORE	7 BACKUS AVE	DANBURY	CT	Fee	J.C. Penney Properties, Inc.
02256	MAIN STORE	7 BACKUS AVE	DANBURY	CT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02257	MAIN STORE	2701 DAVID H MCLEOD BLVD	FLORENCE	SC	Lease	J.C. Penney Corporation, Inc.
02258	MAIN STORE	3450 WRIGHTSBORO RD	AUGUSTA	GA	Fee	J.C. Penney Properties, Inc.
02258	MAIN STORE	3450 WRIGHTSBORO RD	AUGUSTA	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02259	MAIN STORE	1100 WESLEYAN BLVD	ROCKY MOUNT	NC	Lease	J.C. Penney Corporation, Inc.
02262	MAIN STORE	301 N LINCOLN RD STE 100	ESCANABA	MI	Lease	J.C. Penney Corporation, Inc.
02263	MAIN STORE	1006 ROSS PARK MALL DR	PITTSBURGH	PA	Fee	J.C. Penney Properties, Inc.
02263	MAIN STORE	1006 ROSS PARK MALL DR	PITTSBURGH	PA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02265	MAIN STORE	2901 PINES MALL DR STE A	PINE BLUFF	AR	Fee	J.C. Penney Properties, Inc.
02265	MAIN STORE	2901 PINES MALL DR STE A	PINE BLUFF	AR	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02266	MAIN STORE	2080 GREELEY MALL	GREELEY	CO	Ground Lease	J.C. Penney Properties, Inc.
02266	MAIN STORE	2080 GREELEY MALL	GREELEY	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02270	MAIN STORE	771 S 30TH ST	HEATH	OH	Lease	J.C. Penney Corporation, Inc.
02272	MAIN STORE	160 TYLER RD	RED WING	MN	Lease	J.C. Penney Corporation, Inc.
02274	MAIN STORE	2801 GUTHRIE HWY STE 500	CLARKSVILLE	TN	Lease	J.C. Penney Corporation, Inc.
02275	MAIN STORE	1615 POLE LINE RD E	TWIN FALLS	ID	Lease	J.C. Penney Corporation, Inc.
02276	MAIN STORE	1260 GIBSON RD	WOODLAND	CA	Lease	J.C. Penney Corporation, Inc.
02279	MAIN STORE	4901 N KICKAPOO AVE STE 4000	SHAWNEE	OK	Fee	J.C. Penney Properties, Inc.
02279	MAIN STORE	4901 N KICKAPOO AVE STE 4000	SHAWNEE	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02281	MAIN STORE	1724 VETERANS BLVD	MCCOMB	MS	Lease	J.C. Penney Corporation, Inc.
02282	MAIN STORE	1600 RIVER VALLEY CIR N	LANCASTER	OH	Lease	J.C. Penney Corporation, Inc.
02284	MAIN STORE	2301 W WORLEY	COLUMBIA	MO	Fee	J.C. Penney Properties, Inc.
02284	MAIN STORE	2301 W WORLEY	COLUMBIA	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02286	MAIN STORE	21017 SALMON RUN MALL LOOP E	WATERTOWN	NY	Lease	J.C. Penney Corporation, Inc.
02287	MAIN STORE	4405 BLACK HORSE PIKE	MAYS LANDING	NJ	Fee	J.C. Penney Properties, Inc.
02287	MAIN STORE	4405 BLACK HORSE PIKE	MAYS LANDING	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.

02288	MAIN STORE	501 N MAIN ST STE 118	MUSKOGEE	OK	Lease	J.C. Penney Corporation, Inc.
02290	HOME STORE	6 SOUTHPARK MALL	COLONIAL HEIGHTS	VA	Ground Lease	J.C. Penney Corporation, Inc.
02290	HOME STORE	6 Southpark Cir	Colonial Heights	VA	Lease	J.C. Penney Corporation, Inc.
02290	MAIN STORE	6 SOUTHPARK MALL	COLONIAL HTS	VA	Fee	J.C. Penney Properties, Inc.
02290	MAIN STORE	6 SOUTHPARK MALL	COLONIAL HTS	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02294	MAIN STORE	1480 CONCORD PKWY N	CONCORD	NC	Lease	J.C. Penney Corporation, Inc.
02296	MAIN STORE	814 NC 24 27 BYP E	ALBEMARLE	NC	Lease	J.C. Penney Corporation, Inc.
02297	MAIN STORE	10 MALL DR W	JERSEY CITY	NJ	Fee	J.C. Penney Properties, Inc.
02297	MAIN STORE	10 MALL DR W	JERSEY CITY	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02298	MAIN STORE	311 THREE RIVERS DR	KELSO	WA	Lease	J.C. Penney Corporation, Inc.
02300	MAIN STORE	415 NEW RIVER RD	CHRISTIANSBURG	VA	Lease	J.C. Penney Corporation, Inc.
02303	MAIN STORE	1970 US HWY 70 SE	HICKORY	NC	Fee	J.C. Penney Properties, Inc.
02303	MAIN STORE	1970 US HWY 70 SE	HICKORY	NC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02304	MAIN STORE	1821 SW WANAMAKER RD	TOPEKA	KS	Fee	J.C. Penney Properties, Inc.
02304	MAIN STORE	1821 SW WANAMAKER RD	TOPEKA	KS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02309	MAIN STORE	3382 NW FEDERAL HWY	JENSEN BEACH	FL	Lease	J.C. Penney Corporation, Inc.
02311	MAIN STORE	1600 N Jackson St	Tullahoma	TN	Lease	J.C. Penney Corporation, Inc.
02312	MAIN STORE	300 N MILWAUKEE ST	BOISE	ID	Fee	J.C. Penney Properties, Inc.
02312	MAIN STORE	300 N MILWAUKEE ST	BOISE	ID	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02313	MAIN STORE	60 SMITHFIELD BLVD	PLATTSBURGH	NY	Lease	J.C. Penney Corporation, Inc.
02316	MAIN STORE	2601 DAWSON RD	ALBANY	GA	Fee	J.C. Penney Properties, Inc.
02316	MAIN STORE	2601 DAWSON RD	ALBANY	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02317	MAIN STORE	400 MILL AVE SE STE C2	NEW PHILADELPHIA	OH	Lease	J.C. Penney Corporation, Inc.
02320	MAIN STORE	8501 W BOWLES AVE	LITTLETON	CO	Fee	J.C. Penney Properties, Inc.
02322	MAIN STORE	1858 Service Dr	Winona	MN	Sale Leaseback	J.C. Penney Corporation, Inc.
02322	MAIN STORE	1858 Service Dr	Winona	MN	Sublease to Third party	J.C. Penney Corporation, Inc.
02322	MAIN STORE	1858 Service Dr	Winona	MN	Sublease to Third party	J.C. Penney Corporation, Inc.
02324	MAIN STORE	435 E CLIFTY DR	MADISON	IN	Lease	J.C. Penney Corporation, Inc.
02326	MAIN STORE	732 FREEMAN LANE	GRASS VALLEY	CA	Lease	J.C. Penney Corporation, Inc.
02327	MAIN STORE	10 BELLIS FAIR PKWY	BELLINGHAM	WA	Fee	J.C. Penney Properties, Inc.
02327	MAIN STORE	10 BELLIS FAIR PKWY	BELLINGHAM	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02331	MAIN STORE	1800 TIFFIN AVE	FINDLAY	OH	Lease	J.C. Penney Corporation, Inc.
02332	MAIN STORE	655 CHESHIRE RD	LANESBOROUGH	MA	Lease	J.C. Penney Corporation, Inc.
02333	MAIN STORE	225 COLUMBIA MALL DR	BLOOMSBURG	PA	Lease	J.C. Penney Corporation, Inc.
02338	MAIN STORE	6000 TOWN EAST MALL	MESQUITE	TX	Fee	J.C. Penney Properties, Inc.
02339	MAIN STORE	1015 W WILL ROGERS	CLAREMORE	OK	Lease	J.C. Penney Corporation, Inc.
02341	MAIN STORE	63455 N HWY 97 STE 93	BEND	OR	Lease	J.C. Penney Corporation, Inc.
02342	MAIN STORE	282 BERLIN MALL RD UNIT 19	BERLIN	VT	Lease	J.C. Penney Corporation, Inc.
02343	MAIN STORE	987 E ASH ST	PIQUA	OH	Lease	J.C. Penney Corporation, Inc.
02344	MAIN STORE	1007 N PINE ST	DERIDDER	LA	Lease	J.C. Penney Corporation, Inc.
02345	MAIN STORE	480 MAYBERRY MALL	MOUNT AIRY	NC	Lease	J.C. Penney Corporation, Inc.
02346	MAIN STORE	3 S TUNNEL RD	ASHEVILLE	NC	Fee	J.C. Penney Properties, Inc.
02346	MAIN STORE	3 S TUNNEL RD	ASHEVILLE	NC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02347	MAIN STORE	1441 TAMIAMI TRAIL	PORT CHARLOTTE	FL	Lease	J.C. Penney Corporation, Inc.
02348	MAIN STORE	2252 25TH ST	COLUMBUS	IN	Lease	J.C. Penney Corporation, Inc.
02349	MAIN STORE	3300 S AIRPORT RD W	TRAVERSE CITY	MI	Fee	J.C. Penney Properties, Inc.
02349	MAIN STORE	3300 S AIRPORT RD W	TRAVERSE CITY	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02353	MAIN STORE	PO BOX 1070	SILVERDALE	WA	Ground Lease	J.C. Penney Properties, Inc.
02353	MAIN STORE	PO BOX 1070	SILVERDALE	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02354	MAIN STORE	2010 YAKIMA VALLEY HWY J-1	SUNNYSIDE	WA	Lease	J.C. Penney Corporation, Inc.
02356	MAIN STORE	1414 SOUTHERN HILLS CTR	WEST PLAINS	MO	Lease	J.C. Penney Corporation, Inc.
02357	MAIN STORE	1350 PILGRIM LN	PLYMOUTH	IN	Lease	J.C. Penney Corporation, Inc.
02358	MAIN STORE	1810 S WEST AVE	FREEPORT	IL	Lease	J.C. Penney Corporation, Inc.
02364	MAIN STORE	3 WALDEN GALLERIA DR	CHEEKTOWAGA	NY	Lease	J.C. Penney Corporation, Inc.
02367	MAIN STORE	6000 MAHONING AVE	YOUNGSTOWN	OH	Lease	J.C. Penney Corporation, Inc.
02368	MAIN STORE	200 W HANLEY AVE	COEUR D ALENE	ID	Lease	J.C. Penney Corporation, Inc.
02369	MAIN STORE	3501 W MAIN ST	NORMAN	OK	Lease	J.C. Penney Corporation, Inc.
02370	MAIN STORE	4200 PORTSMOUTH BLVD	CHESAPEAKE	VA	Lease	J.C. Penney Corporation, Inc.
02372	MAIN STORE	328 ROBERT SMALLS PKWY	BEAUFORT	SC	Lease	J.C. Penney Corporation, Inc.
02373	MAIN STORE	1752 W REELFOOT AVE	UNION CITY	TN	Lease	J.C. Penney Corporation, Inc.
02374	MAIN STORE	1750 E RED CLIFFS DR	SAINT GEORGE	UT	Lease	J.C. Penney Corporation, Inc.
02375	MAIN STORE	150 RICHLAND SQ	RICHLAND CENTER	WI	Lease	J.C. Penney Corporation, Inc.
02376	MAIN STORE	2 STRATFORD SQ MALL	BLOOMINGDALE	IL	Lease	J.C. Penney Corporation, Inc.
02381	MAIN STORE	300 GREENVILLE W DR STE 1	GREENVILLE	MI	Lease	J.C. Penney Corporation, Inc.
02382	MAIN STORE	1550 N MITCHELL ST	CADILLAC	MI	Lease	J.C. Penney Corporation, Inc.
02385	MAIN STORE	1199 COLUSA AVE	YUBA CITY	CA	Lease	J.C. Penney Corporation, Inc.
02386	MAIN STORE	9560 MALL RD	MORGANTOWN	WV	Lease	J.C. Penney Corporation, Inc.
02388	MAIN STORE	1131 W RANCHO VISTA BLVD	PALMDALE	CA	Fee	J.C. Penney Properties, Inc.
02388	MAIN STORE	1131 W RANCHO VISTA BLVD	PALMDALE	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02390	MAIN STORE	1353 TUSCULUM BLVD	GREENEVILLE	TN	Lease	J.C. Penney Corporation, Inc.
02391	MAIN STORE	300 CASCADE MALL DR	BURLINGTON	WA	Lease	J.C. Penney Corporation, Inc.
02392	MAIN STORE	1600 N STATE RT 50	BOURBONNAIS	IL	Fee	J.C. Penney Properties, Inc.
02392	MAIN STORE	1600 N STATE RT 50	BOURBONNAIS	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02396	MAIN STORE	3225 STATE RT 364 STE 165	CANANDAIGUA	NY	Lease	J.C. Penney Corporation, Inc.
02398	MAIN STORE	900 COMMONS DR STE 900	DOTHAN	AL	Fee	J.C. Penney Properties, Inc.
02398	MAIN STORE	900 COMMONS DR STE 900	DOTHAN	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02399	MAIN STORE	975 AVE HOSTOS STE 320	MAYAGUEZ	Puerto Rico	Ground Lease	J.C. Penney Corporation, Inc.
02400	MAIN STORE	1001 BARNES CROSSING RD STE300	TUPELO	MS	Lease	J.C. Penney Corporation, Inc.

02410	MAIN STORE	2401 S STEMMONS FWY STE 4000	LEWISVILLE	TX	Fee	J.C. Penney Properties, Inc.
02410	MAIN STORE	2401 S STEMMONS FWY STE 4000	LEWISVILLE	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02411	MAIN STORE	2350 MIRACLE MILE RD #270	BULLHEAD CITY	AZ	Lease	J.C. Penney Corporation, Inc.
02414	MAIN STORE	355 FLETCHER PKWY	EL CAJON	CA	Ground Lease	J.C. Penney Properties, Inc.
02414	MAIN STORE	355 FLETCHER PKWY	EL CAJON	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02415	MAIN STORE	15083 US 19 S	THOMASVILLE	GA	Lease	J.C. Penney Corporation, Inc.
02416	MAIN STORE	270 LOUDON RD	CONCORD	NH	Lease	J.C. Penney Corporation, Inc.
02417	MAIN STORE	1105 WALNUT ST	CARY	NC	Lease	J.C. Penney Corporation, Inc.
02418	MAIN STORE	3800 US HWY 98 N STE 200	LAKELAND	FL	Lease	J.C. Penney Corporation, Inc.
02419	HOME STORE	6555 E. SOUTHERN AVE., STE 200	MESA	AZ	Lease	J.C. Penney Corporation, Inc.
02419	MAIN STORE	6525 E SOUTHERN AVE	MESA	AZ	Fee	J.C. Penney Properties, Inc.
02423	MAIN STORE	780 NW GARDEN VLY BLVD STE 160	ROSEBURG	OR	Lease	J.C. Penney Corporation, Inc.
02425	MAIN STORE	2900 W WASHINGTON ST STE 92	STEPHENVILLE	TX	Lease	J.C. Penney Corporation, Inc.
02427	MAIN STORE	278 BLACK GOLD BLVD	HAZARD	KY	Lease	J.C. Penney Corporation, Inc.
02428	MAIN STORE	4400 24TH AVE	FORT GRATIOT	MI	Fee	J.C. Penney Properties, Inc.
02428	MAIN STORE	4400 24TH AVE	FORT GRATIOT	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02430	MAIN STORE	10308 SOUTHSIDE BLVD	JACKSONVILLE	FL	Fee	J.C. Penney Properties, Inc.
02431	MAIN STORE	1100-B HWY 260	COTTONWOOD	AZ	Lease	J.C. Penney Corporation, Inc.
02433	MAIN STORE	11017 CAROLINA PLACE PKWY	PINEVILLE	NC	Lease	J.C. Penney Corporation, Inc.
02434	HOME STORE	6600 MENAUL BLVD., N.E.	ALBUQUERQUE	NM	Lease	J.C. Penney Corporation, Inc.
02434	MAIN STORE	6600 MENAUL BLVD NE STE 600	ALBUQUERQUE	NM	Fee	J.C. Penney Properties, Inc.
02436	MAIN STORE	475 S ST LOUIS ST	BATESVILLE	AR	Lease	J.C. Penney Corporation, Inc.
02438	MAIN STORE	1110 N QUINCY AVE	OTTUMWA	IA	Lease	J.C. Penney Corporation, Inc.
02439	MAIN STORE	1000 MALL RUN RD	UNIONTOWN	PA	Lease	J.C. Penney Corporation, Inc.
02440	MAIN STORE	300 LYCOMING MALL CIR STE 2043	PENNSDALE	PA	Lease	J.C. Penney Corporation, Inc.
02442	MAIN STORE	4481 S WHITE MOUNTAIN RD STE 5	SHOW LOW	AZ	Lease	J.C. Penney Corporation, Inc.
02443	MAIN STORE	PO BOX 6110	WALDORF	MD	Fee	J.C. Penney Properties, Inc.
02443	MAIN STORE	PO BOX 6110	WALDORF	MD	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02445	MAIN STORE	6840 EASTMAN AVE	MIDLAND	MI	Fee	J.C. Penney Properties, Inc.
02445	MAIN STORE	6840 EASTMAN AVE	MIDLAND	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02447	MAIN STORE	864 HWY 12 W	STARKVILLE	MS	Lease	J.C. Penney Corporation, Inc.
02449	MAIN STORE	399 CAMPBELLSVILLE BYPASS	CAMPBELLSVILLE	KY	Lease	J.C. Penney Corporation, Inc.
02452	MAIN STORE	300 MOUNT BERRY SQ NE	ROME	GA	Lease	J.C. Penney Corporation, Inc.
02453	MAIN STORE	6 MCKINLEY MALL	BLASDELL	NY	Lease	J.C. Penney Corporation, Inc.
02456	MAIN STORE	11401 PINES BLVD	PEMBROKE PINES	FL	Fee	J.C. Penney Properties, Inc.
02457	MAIN STORE	9559 DESTINY USA DR	SYRACUSE	NY	Lease	J.C. Penney Corporation, Inc.
02458	MAIN STORE	1601 S BROAD	SCOTTSBORO	AL	Lease	J.C. Penney Corporation, Inc.
02460	MAIN STORE	STATE RT 37-ST LAWRENCE CENTRE	MASSENA	NY	Lease	J.C. Penney Corporation, Inc.
02463	MAIN STORE	140 MARSH AVE	STATEN ISLAND	NY	Fee	J.C. Penney Properties, Inc.
02464	MAIN STORE	1201 BOSTON POST RD	MILFORD	CT	Lease	J.C. Penney Corporation, Inc.
02467	MAIN STORE	1695 ARDEN WAY	SACRAMENTO	CA	Fee	J.C. Penney Properties, Inc.
02467	MAIN STORE	1695 ARDEN WAY	SACRAMENTO	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02470	MAIN STORE	413 MARKET SQ DR	MAYSVILLE	KY	Lease	J.C. Penney Corporation, Inc.
02472	MAIN STORE	839 3RD AVE	JASPER	IN	Lease	J.C. Penney Corporation, Inc.
02474	MAIN STORE	510 GATE CITY HWY SPACE 360	BRISTOL	VA	Lease	J.C. Penney Corporation, Inc.
02477	MAIN STORE	3710 HWY 9	FREEHOLD	NJ	Fee	J.C. Penney Properties, Inc.
02477	MAIN STORE	3710 HWY 9	FREEHOLD	NJ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02478	MAIN STORE	1603 NW 107TH AVE	MIAMI	FL	Fee	J.C. Penney Properties, Inc.
02480	MAIN STORE	22450 TOWN CIR	MORENO VALLEY	CA	Fee	J.C. Penney Properties, Inc.
02480	MAIN STORE	22450 TOWN CIR	MORENO VALLEY	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02482	MAIN STORE	5725 JOHNSTON ST	LAFAYETTE	LA	Fee	J.C. Penney Properties, Inc.
02482	MAIN STORE	5725 JOHNSTON ST	LAFAYETTE	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02484	MAIN STORE	4730 N DIVISION ST	SPOKANE	WA	Lease	J.C. Penney Corporation, Inc.
02485	MAIN STORE	560 GALLERIA DR	JOHNSTOWN	PA	Lease	J.C. Penney Corporation, Inc.
02486	MAIN STORE	5580 GOODS LN STE 2031	ALTOONA	PA	Lease	J.C. Penney Corporation, Inc.
02488	MAIN STORE	ONE N GALLERIA DR	MIDDLETOWN	NY	Lease	J.C. Penney Corporation, Inc.
02490	MAIN STORE	231 GREECE RIDGE CTR DR	GREECE	NY	Fee	J.C. Penney Properties, Inc.
02491	MAIN STORE	6 GALLERIA MALL DR	TAUNTON	MA	Lease	J.C. Penney Corporation, Inc.
02494	MAIN STORE	200 PAUL HUFF PKWY NW STE 44	CLEVELAND	TN	Lease	J.C. Penney Corporation, Inc.
02495	MAIN STORE	1850 ADAMS ST STE 2	MANKATO	MN	Fee	J.C. Penney Properties, Inc.
02495	MAIN STORE	1850 ADAMS ST STE 2	MANKATO	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02496	MAIN STORE	500 NEWPARK MALL	NEWARK	CA	Ground Lease	J.C. Penney Properties, Inc.
02496	MAIN STORE	500 NEWPARK MALL	NEWARK	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02498	MAIN STORE	2727 FAIRFIELD COMMONS BLVD	DAYTON	OH	Lease	J.C. Penney Corporation, Inc.
02503	MAIN STORE	1201 E MAIN	CARBONDALE	IL	Lease	J.C. Penney Corporation, Inc.
02505	LAND	1201 S DIRKSEN PKWY	SPRINGFIELD	IL	Sublease to Third party	J.C. Penney Properties, Inc.
02505	MAIN STORE	1201 S DIRKSEN PKWY	SPRINGFIELD	IL	Fee	J.C. Penney Properties, Inc.
02505	MAIN STORE	1201 S DIRKSEN PKWY	SPRINGFIELD	IL	Sublease to Third party	J.C. Penney Corporation, Inc.
02506	MAIN STORE	2900 E LINCOLN WAY	STERLING	IL	Lease	J.C. Penney Corporation, Inc.
02506	TIRE/BATTERY/AUTO	2900 E LINCOLN WAY	STERLING	IL	Sublease to Third party	J.C. Penney Corporation, Inc.
02507	MAIN STORE	312 W PRIEN LAKE RD	LAKE CHARLES	LA	Fee	J.C. Penney Properties, Inc.
02507	MAIN STORE	312 W PRIEN LAKE RD	LAKE CHARLES	LA	Ground Lease	J.C. Penney Properties, Inc.
02507	MAIN STORE	312 W PRIEN LAKE RD	LAKE CHARLES	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02507	MAIN STORE	312 W PRIEN LAKE RD	LAKE CHARLES	LA	Sublease to Third party	J.C. Penney Corporation, Inc.
02521	MAIN STORE	9100 N SKYVIEW AVE	KANSAS CITY	MO	Fee	J.C. Penney Properties, Inc.
02521	MAIN STORE	9100 N SKYVIEW AVE	KANSAS CITY	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02522	MAIN STORE	9056 N 121ST EAST AVE	OWASSO	OK	Ground Lease	J.C. Penney Properties, Inc.
02522	MAIN STORE	9056 N 121ST EAST AVE	OWASSO	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.

02523	MAIN STORE	215 CREEKSIDE WAY	NEW BRAUNFELS	TX	Fee	J.C. Penney Properties, Inc.
02523	MAIN STORE	215 CREEKSIDE WAY	NEW BRAUNFELS	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02524	MAIN STORE	2421 CRANBERRY HWY STE 290	WAREHAM	MA	Ground Lease	J.C. Penney Properties, Inc.
02524	MAIN STORE	2421 CRANBERRY HWY STE 290	WAREHAM	MA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02526	MAIN STORE	7352 GLORY RD	BAXTER	MN	Ground Lease	J.C. Penney Properties, Inc.
02526	MAIN STORE	7352 GLORY RD	BAXTER	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02527	MAIN STORE	500 WINCHESTER AVE	ASHLAND	KY	Ground Lease	J.C. Penney Properties, Inc.
02527	MAIN STORE	500 WINCHESTER AVE	ASHLAND	KY	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02529	MAIN STORE	11534 PARKSIDE DR	FARRAGUT	TN	Ground Lease	J.C. Penney Properties, Inc.
02529	MAIN STORE	11534 PARKSIDE DR	FARRAGUT	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02530	MAIN STORE	1301 CENTER RD	AVON	OH	Ground Lease	J.C. Penney Properties, Inc.
02530	MAIN STORE	1301 CENTER RD	AVON	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02534	MAIN STORE	501 C M FAGAN DR	HAMMOND	LA	Ground Lease	J.C. Penney Properties, Inc.
02534	MAIN STORE	501 C M FAGAN DR	HAMMOND	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02613	MAIN STORE	1932 E 20TH ST	CHICO	CA	Fee	J.C. Penney Properties, Inc.
02613	MAIN STORE	1932 E 20TH ST	CHICO	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02614	MAIN STORE	1710 S MAIN ST	BELLEFONTAINE	OH	Lease	J.C. Penney Corporation, Inc.
02616	MAIN STORE	2940 WATSON BLVD	CENTERVILLE	GA	Lease	J.C. Penney Corporation, Inc.
02617	MAIN STORE	7600 KINGSTON PIKE STE 900	KNOXVILLE	TN	Fee	J.C. Penney Properties, Inc.
02617	MAIN STORE	7600 KINGSTON PIKE STE 900	KNOXVILLE	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02619	MAIN STORE	10101 BROOK RD STE 800	GLEN ALLEN	VA	Fee	J.C. Penney Properties, Inc.
02619	MAIN STORE	10101 BROOK RD STE 800	GLEN ALLEN	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02620	MAIN STORE	515 S WESTWOOD	POPLAR BLUFF	MO	Lease	J.C. Penney Corporation, Inc.
02622	MAIN STORE	2301 DEL PRADO BLVD STE 700	CAPE CORAL	FL	Lease	J.C. Penney Corporation, Inc.
02624	MAIN STORE	3401 NICHOLASVILLE RD STE 116	LEXINGTON	KY	Ground Lease	J.C. Penney Corporation, Inc.
02625	MAIN STORE	4370 I-75 BUSINESS SPUR	SAULT STE MARIE	MI	Lease	J.C. Penney Corporation, Inc.
02626	MAIN STORE	1312 W SUNSET RD	HENDERSON	NV	Ground Lease	J.C. Penney Properties, Inc.
02626	MAIN STORE	1312 W SUNSET RD	HENDERSON	NV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02629	MAIN STORE	1050 S BISHOP AVE	ROLLA	MO	Lease	J.C. Penney Corporation, Inc.
02631	MAIN STORE	58000 TWENTY-NINE PALMS HWY	YUCCA VALLEY	CA	Fee	J.C. Penney Properties, Inc.
02631	MAIN STORE	58000 TWENTY-NINE PALMS HWY	YUCCA VALLEY	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02632	MAIN STORE	4 MID RIVERS MALL	SAINT PETERS	MO	Fee	J.C. Penney Properties, Inc.
02632	MAIN STORE	4 MID RIVERS MALL	SAINT PETERS	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02633	MAIN STORE	3507 MANCHESTER EXPWY STE E	COLUMBUS	GA	Lease	J.C. Penney Corporation, Inc.
02647	MAIN STORE	210 ANDOVER ST	PEABODY	MA	Fee	J.C. Penney Properties, Inc.
02647	MAIN STORE	210 ANDOVER ST	PEABODY	MA	Lease	J.C. Penney Corporation, Inc.
02648	MAIN STORE	400 BREA MALL	BREA	CA	Ground Lease	J.C. Penney Corporation, Inc.
02649	HOME STORE	510 WESTMINSTER MALL	WESTMINSTER	CA	Lease	J.C. Penney Corporation, Inc.
02649	MAIN STORE	400 WESTMINSTER MALL	WESTMINSTER	CA	Ground Lease	J.C. Penney Corporation, Inc.
02650	MAIN STORE	1050 LAYTON HILLS MALL	LAYTON	UT	Lease	J.C. Penney Corporation, Inc.
02651	MAIN STORE	68 GATEWAY MALL	LINCOLN	NE	Fee	J.C. Penney Properties, Inc.
02651	MAIN STORE	68 GATEWAY MALL	LINCOLN	NE	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02653	MAIN STORE	4770 GOLF RD	EAU CLAIRE	WI	Fee	J.C. Penney Properties, Inc.
02653	MAIN STORE	4770 GOLF RD	EAU CLAIRE	WI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02654	MAIN STORE	100 COMMERCIAL RD UNIT 180	LEOMINSTER	MA	Lease	J.C. Penney Corporation, Inc.
02655	MAIN STORE	90 W 5TH ST	DOUGLAS	AZ	Fee	J.C. Penney Properties, Inc.
02657	MAIN STORE	939 NE D ST	GRANTS PASS	OR	Lease	J.C. Penney Corporation, Inc.
02660	MAIN STORE	20505 S DIXIE HWY	MIAMI	FL	Lease	J.C. Penney Corporation, Inc.
02661	MAIN STORE	4 Hawthorn Center	Vernon Hills	IL	Fee	J.C. Penney Properties, Inc.
02661	MAIN STORE	4 Hawthorn Center	Vernon Hills	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02662	MAIN STORE	578 AVIATION RD STE 3	QUEENSBURY	NY	Lease	J.C. Penney Corporation, Inc.
02663	MAIN STORE	377 S MILLS RD	VENTURA	CA	Fee	J.C. Penney Properties, Inc.
02663	MAIN STORE	377 S MILLS RD	VENTURA	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02671	MAIN STORE	2180 NE HWY 99 W	MCMINNVILLE	OR	Lease	J.C. Penney Corporation, Inc.
02672	MAIN STORE	380 N COOPER DR	HENDERSON	NC	Lease	J.C. Penney Corporation, Inc.
02676	MAIN STORE	1215 S MAIN ST	SIKESTON	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02677	MAIN STORE	9301 TAMPA AVE	NORTHRIDGE	CA	Fee	J.C. Penney Properties, Inc.
02678	MAIN STORE	658 RICHLAND MALL	MANSFIELD	OH	Ground Lease	J.C. Penney Properties, Inc.
02678	MAIN STORE	658 RICHLAND MALL	MANSFIELD	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02679	MAIN STORE	525 UNION ST	WATERBURY	CT	Lease	J.C. Penney Corporation, Inc.
02682	MAIN STORE	1901 NW EXPWY STE 1200	OKLAHOMA CITY	OK	Ground Lease	J.C. Penney Properties, Inc.
02682	MAIN STORE	1901 NW EXPWY STE 1200	OKLAHOMA CITY	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02683	MAIN STORE	17177 ROYALTON RD BOX 3	STRONGSVILLE	OH	Fee	J.C. Penney Properties, Inc.
02683	MAIN STORE	17177 ROYALTON RD BOX 3	STRONGSVILLE	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02685	MAIN STORE	3851 S COOPER ST	ARLINGTON	TX	Fee	J.C. Penney Properties, Inc.
02685	MAIN STORE	3851 S COOPER ST	ARLINGTON	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02687	MAIN STORE	651 W WASHINGTON	SEQUIM	WA	Lease	J.C. Penney Corporation, Inc.
02689	MAIN STORE	2700 MIAMISBURG-CENTERVILLE RD	CENTERVILLE	OH	Lease	J.C. Penney Corporation, Inc.
02690	MAIN STORE	1000 TURTLE CREEK DR	HATTIESBURG	MS	Fee	J.C. Penney Properties, Inc.
02690	MAIN STORE	1000 TURTLE CREEK DR	HATTIESBURG	MS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02692	MAIN STORE	2422 W KETTLEMAN LANE	LODI	CA	Ground Lease	J.C. Penney Properties, Inc.
02692	MAIN STORE	2422 W KETTLEMAN LANE	LODI	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02693	MAIN STORE	3127 STOCKTON HILL RD	KINGMAN	AZ	Lease	J.C. Penney Corporation, Inc.
02695	MAIN STORE	16280 DRESDEN AVE SPACE M	E LIVERPOOL	OH	Lease	J.C. Penney Corporation, Inc.

02696	MAIN STORE	11200 LAKELINE MALL DR	CEDAR PARK	TX	Fee	J.C. Penney Properties, Inc.
02696	MAIN STORE	11200 LAKELINE MALL DR	CEDAR PARK	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02697	MAIN STORE	16529 SOUTHWEST FRWY	SUGARLAND	TX	Fee	J.C. Penney Properties, Inc.
02697	MAIN STORE	16529 SOUTHWEST FRWY	SUGARLAND	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02698	MAIN STORE	3100 NAGLEE RD	TRACY	CA	Lease	J.C. Penney Corporation, Inc.
02700	MAIN STORE	5083 TUTTLE CROSSING BLVD	DUBLIN	OH	Fee	J.C. Penney Properties, Inc.
02700	MAIN STORE	5083 TUTTLE CROSSING BLVD	DUBLIN	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02702	MAIN STORE	197 WESTBANK EXPY STE 2	GRETNA	LA	Fee	J.C. Penney Properties, Inc.
02703	MAIN STORE	2756 N GERMANTOWN PKWY	MEMPHIS	TN	Fee	J.C. Penney Properties, Inc.
02703	MAIN STORE	2756 N GERMANTOWN PKWY	MEMPHIS	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02704	MAIN STORE	10000 COORS BYPASS NW	ALBUQUERQUE	NM	Fee	J.C. Penney Properties, Inc.
02704	MAIN STORE	10000 COORS BYPASS NW	ALBUQUERQUE	NM	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02705	MAIN STORE	501 EAGLE RIDGE DR	LAKE WALES	FL	Lease	J.C. Penney Corporation, Inc.
02706	MAIN STORE	458 N VIRGINIA AVE	TIFTON	GA	Lease	J.C. Penney Corporation, Inc.
02707	MAIN STORE	2175 S KOELLER ST	OSHKOSH	WI	Lease	J.C. Penney Corporation, Inc.
02708	MAIN STORE	573 DONALD LYNCH BLVD	MARLBOROUGH	MA	Fee	J.C. Penney Properties, Inc.
02708	MAIN STORE	573 DONALD LYNCH BLVD	MARLBOROUGH	MA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02709	MAIN STORE	4201 N SHILOH DR	FAYETTEVILLE	AR	Lease	J.C. Penney Corporation, Inc.
02712	MAIN STORE	3501 CAPITAL CITY MALL	CAMP HILL	PA	Lease	J.C. Penney Corporation, Inc.
02715	MAIN STORE	14659 N US HWY 25 E STE 22	CORBIN	KY	Lease	J.C. Penney Corporation, Inc.
02716	MAIN STORE	2215 MEMORIAL DR	WAYCROSS	GA	Lease	J.C. Penney Corporation, Inc.
02718	MAIN STORE	100 BAYCHESTER AVE	BRONX	NY	Ground Lease	J.C. Penney Corporation, Inc.
02718	MAIN STORE	100 BAYCHESTER AVE	BRONX	NY	Sublease to Third party	J.C. Penney Corporation, Inc.
02719	MAIN STORE	715 OMACHE DR	OMAK	WA	Lease	J.C. Penney Corporation, Inc.
02720	MAIN STORE	200 BEAVER VALLEY MALL	MONACA	PA	Lease	J.C. Penney Corporation, Inc.
02721	MAIN STORE	3159 W BROADWAY	SEDALIA	MO	Lease	J.C. Penney Corporation, Inc.
02722	MAIN STORE	9409 W COLONIAL DR	OCOEE	FL	Fee	J.C. Penney Properties, Inc.
02725	MAIN STORE	3350 E FLORAL AVE	SELMA	CA	Lease	J.C. Penney Corporation, Inc.
02726	MAIN STORE	1481 WAGNER AVE	GREENVILLE	OH	Lease	J.C. Penney Corporation, Inc.
02728	MAIN STORE	1111 E TYLER ST STE 127	ATHENS	TX	Lease	J.C. Penney Corporation, Inc.
02729	MAIN STORE	3311 IOWA ST	LAWRENCE	KS	Ground Lease	J.C. Penney Properties, Inc.
02729	MAIN STORE	3311 IOWA ST	LAWRENCE	KS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02730	MAIN STORE	6200 20TH ST STE 700	VERO BEACH	FL	Fee	J.C. Penney Properties, Inc.
02731	MAIN STORE	1409 EHRINGHAUS ST	ELIZABETH CITY	NC	Lease	J.C. Penney Corporation, Inc.
02732	MAIN STORE	10300 LITTLE PATUXENT PKWY	COLUMBIA	MD	Fee	J.C. Penney Properties, Inc.
02736	MAIN STORE	3500 EAST WEST HWY STE 1000	HYATTSVILLE	MD	Lease	J.C. Penney Corporation, Inc.
02738	MAIN STORE	11160 VEIRS MILL RD	WHEATON	MD	Lease	J.C. Penney Corporation, Inc.
02739	MAIN STORE	20131 HWY 59N STE 3000	HUMBLE	TX	Fee	J.C. Penney Properties, Inc.
02739	MAIN STORE	20131 HWY 59N STE 3000	HUMBLE	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02740	MAIN STORE	151 MARYSVILLE TOWNE CTR	MARYSVILLE	WA	Lease	J.C. Penney Corporation, Inc.
02741	MAIN STORE	318 E FAIRMOUNT AVE	LAKEWOOD	NY	Lease	J.C. Penney Corporation, Inc.
02742	MAIN STORE	1840 COUNTRYSIDE DR	TURLOCK	CA	Ground Lease	J.C. Penney Properties, Inc.
02742	MAIN STORE	1840 COUNTRYSIDE DR	TURLOCK	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02743	MAIN STORE	1000 BONITA LAKE CIRCLE	MERIDIAN	MS	Lease	J.C. Penney Corporation, Inc.
02744	MAIN STORE	14730 E INDIANA AVE	SPOKANE	WA	Lease	J.C. Penney Corporation, Inc.
02749	MAIN STORE	21030 DULLES TOWN CIR	STERLING	VA	Fee	J.C. Penney Properties, Inc.
02749	MAIN STORE	21030 DULLES TOWN CIR	STERLING	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02750	MAIN STORE	PO BOX 5147	GASTONIA	NC	Lease	J.C. Penney Corporation, Inc.
02751	MAIN STORE	PLAZA LAS AMERICAS S/C	SAN JUAN	Puerto Rico	Lease	J.C. Penney Corporation, Inc.
02752	MAIN STORE	1403 PALISADES CTR DR	WEST NYACK	NY	Lease	J.C. Penney Corporation, Inc.
02753	MAIN STORE	6201 BLUEBONNET BLVD	BATON ROUGE	LA	Fee	J.C. Penney Properties, Inc.
02753	MAIN STORE	6201 BLUEBONNET BLVD	BATON ROUGE	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02754	MAIN STORE	3055 BLACK GAP RD	CHAMBERSBURG	PA	Lease	J.C. Penney Corporation, Inc.
02755	MAIN STORE	120 NIBLICK RD	PASO ROBLES	CA	Fee	J.C. Penney Properties, Inc.
02755	MAIN STORE	120 NIBLICK RD	PASO ROBLES	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02756	HOME STORE	3147 MIDDLE COUNTY ROAD	LAKE GROVE	NY	Lease	J.C. Penney Corporation, Inc.
02756	MAIN STORE	9 SMITH HAVEN MALL	LAKE GROVE L I	NY	Lease	J.C. Penney Corporation, Inc.
02756	OUTSIDE STOCKROOM	9 SMITH HAVEN MALL	LAKE GROVE L I	NY	Lease	J.C. Penney Corporation, Inc.
02757	MAIN STORE	8417 S PARK MEADOWS CTR DR	LONE TREE	CO	Fee	J.C. Penney Properties, Inc.
02757	MAIN STORE	8417 S PARK MEADOWS CTR DR	LONE TREE	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02758	MAIN STORE	1471 CORAL RIDGE AVE	CORALVILLE	IA	Fee	J.C. Penney Properties, Inc.
02758	MAIN STORE	1471 CORAL RIDGE AVE	CORALVILLE	IA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02760	MAIN STORE	23415 THREE NOTCH RD STE 2016	CALIFORNIA	MD	Lease	J.C. Penney Corporation, Inc.
02761	MAIN STORE	11500 MIDLOTHIAN TPKE	RICHMOND	VA	Ground Lease	J.C. Penney Corporation, Inc.
02762	MAIN STORE	8102 CITRUS PARK TOWN CTR	TAMPA	FL	Fee	J.C. Penney Properties, Inc.
02763	MAIN STORE	1201 LAKE WOODLANDS DR STE 500	THE WOODLANDS	TX	Fee	J.C. Penney Properties, Inc.
02763	MAIN STORE	1201 LAKE WOODLANDS DR STE 500	THE WOODLANDS	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02765	MAIN STORE	219 MARLBORO AVE STE 21	EASTON	MD	Lease	J.C. Penney Corporation, Inc.
02767	MAIN STORE	1500 S WILLOW ST	MANCHESTER	NH	Fee	J.C. Penney Properties, Inc.
02767	MAIN STORE	1500 S WILLOW ST	MANCHESTER	NH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02768	MAIN STORE	1500 RT 47 STE 21B	RIO GRANDE	NJ	Lease	J.C. Penney Corporation, Inc.
02769	MAIN STORE	1512 MILITARY RD	BENTON	AR	Lease	J.C. Penney Corporation, Inc.
02770	MAIN STORE	1200 TOWNE CENTRE BLVD STE B	PROVO	UT	Lease	J.C. Penney Corporation, Inc.
02773	ADDITIONAL SPACE	400 ERNEST W BARRETT PKWY NW	KENNESAW	GA	Lease	J.C. Penney Corporation, Inc.
02773	HOME STORE	667 ERNEST BARRETT PARKWAY	KENNESAW	GA	Lease	J.C. Penney Corporation, Inc.
02773	MAIN STORE	400 ERNEST W BARRETT PKWY NW	KENNESAW	GA	Fee	J.C. Penney Properties, Inc.
02775	MAIN STORE	1750 DEPTFORD CENTER RD STE D	DEPTFORD	NJ	Fee	J.C. Penney Properties, Inc.

02776	MAIN STORE	3333 BUFORD DR	BUFORD	GA	Lease	J.C. Penney Corporation, Inc.
02777	MAIN STORE	381 WEST ST	KEENE	NH	Lease	J.C. Penney Corporation, Inc.
02779	MAIN STORE	PLAZA PALMA REAL S/C	HUMACAO	Puerto Rico	Ground Lease	J.C. Penney Corporation, Inc.
02780	MAIN STORE	200 AVE RAFAEL CORDERO STE 111	CAGUAS	Puerto Rico	Ground Lease	J.C. Penney Corporation, Inc.
02782	MAIN STORE	5055 2ND AVE STE 28	KEARNEY	NE	Lease	J.C. Penney Corporation, Inc.
02783	MAIN STORE	40640 WINCHESTER RD	TEMECULA	CA	Fee	J.C. Penney Properties, Inc.
02783	MAIN STORE	40640 WINCHESTER RD	TEMECULA	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02784	MAIN STORE	6101 CALHOUN MEMOR HWY STE A	EASLEY	SC	Lease	J.C. Penney Corporation, Inc.
02785	MAIN STORE	3774 RIVERTOWN PRKWY SW	GRANDVILLE	MI	Fee	J.C. Penney Properties, Inc.
02785	MAIN STORE	3774 RIVERTOWN PRKWY SW	GRANDVILLE	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02788	MAIN STORE	259 INDIAN MOUND DR	MT STERLING	KY	Lease	J.C. Penney Corporation, Inc.
02789	MAIN STORE	10308 W FOREST HILL BLVD	WELLINGTON	FL	Fee	J.C. Penney Properties, Inc.
02795	MAIN STORE	2607 PRESTON RD	FRISCO	TX	Fee	J.C. Penney Properties, Inc.
02795	MAIN STORE	2607 PRESTON RD	FRISCO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02796	MAIN STORE	1125 GALLERIA BLVD	ROSEVILLE	CA	Fee	J.C. Penney Properties, Inc.
02796	MAIN STORE	1125 GALLERIA BLVD	ROSEVILLE	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02797	MAIN STORE	100 MALL DR UNIT B	STEUBENVILLE	OH	Lease	J.C. Penney Corporation, Inc.
02799	MAIN STORE	1611 VIRGINIA AVE STE 605	NORTH BEND	OR	Lease	J.C. Penney Corporation, Inc.
02801	MAIN STORE	1450 POLARIS PKWY	COLUMBUS	OH	Fee	J.C. Penney Properties, Inc.
02801	MAIN STORE	1450 POLARIS PKWY	COLUMBUS	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02802	MAIN STORE	2000 ROBINSON TOWN CTR	PITTSBURGH	PA	Fee	J.C. Penney Properties, Inc.
02802	MAIN STORE	2000 ROBINSON TOWN CTR	PITTSBURGH	PA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02803	MAIN STORE	2304 E JACKSON ST	MACOMB	IL	Lease	J.C. Penney Corporation, Inc.
02804	MAIN STORE	8040 MALL PKWY	LITHONIA	GA	Ground Lease	J.C. Penney Corporation, Inc.
02805	MAIN STORE	6910 FAYETTEVILLE RD STE 600	DURHAM	NC	Fee	J.C. Penney Properties, Inc.
02806	MAIN STORE	2370 N EXPWY STE 2000	BROWNSVILLE	TX	Fee	J.C. Penney Properties, Inc.
02806	MAIN STORE	2370 N EXPWY STE 2000	BROWNSVILLE	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02807	MAIN STORE	5690 HARVEY ST	MUSKEGON	MI	Fee	J.C. Penney Properties, Inc.
02807	MAIN STORE	5690 HARVEY ST	MUSKEGON	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02808	MAIN STORE	301A S SERVICE RD	BLYTHEVILLE	AR	Lease	J.C. Penney Corporation, Inc.
02809	MAIN STORE	12300 JEFFERSON AVE STE 500	NEWPORT NEWS	VA	Lease	J.C. Penney Corporation, Inc.
02810	MAIN STORE	140 S 24TH ST W	BILLINGS	MT	Lease	J.C. Penney Corporation, Inc.
02812	MAIN STORE	202 E 24TH ST	COLUMBUS	NE	Lease	J.C. Penney Corporation, Inc.
02814	MAIN STORE	92-59 59TH AVE	ELMHURST	NY	Fee	J.C. Penney Properties, Inc.
02815	MAIN STORE	3200 GATEWAY BLVD	PRESCOTT	AZ	Fee	J.C. Penney Properties, Inc.
02815	MAIN STORE	3200 GATEWAY BLVD	PRESCOTT	AZ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02816	MAIN STORE	3351 S DOGWOOD	EL CENTRO	CA	Fee	J.C. Penney Properties, Inc.
02816	MAIN STORE	3351 S DOGWOOD	EL CENTRO	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02817	MAIN STORE	2540 SYCAMORE RD	DE KALB	IL	Lease	J.C. Penney Corporation, Inc.
02819	MAIN STORE	1627 OPELIKA RD STE 69	AUBURN	AL	Lease	J.C. Penney Corporation, Inc.
02820	MAIN STORE	6650 DOUGLAS BLVD	DOUGLASVILLE	GA	Lease	J.C. Penney Corporation, Inc.
02820	STYLING SALON	6650 DOUGLAS BLVD	DOUGLASVILLE	GA	Lease	J.C. Penney Corporation, Inc.
02821	MAIN STORE	4340 SERGEANT RD	SIOUX CITY	IA	Fee	J.C. Penney Properties, Inc.
02822	MAIN STORE	1600 NE 23RD ST	POMPANO BEACH	FL	Lease	J.C. Penney Corporation, Inc.
02823	MAIN STORE	12399 S MAINSTREET	RANCHO CUCAMONGA	CA	Fee	J.C. Penney Properties, Inc.
02824	MAIN STORE	6620 TOWNE CENTER LOOP STE E	SOUTHAVEN	MS	Fee	J.C. Penney Properties, Inc.
02824	MAIN STORE	6620 TOWNE CENTER LOOP STE E	SOUTHAVEN	MS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02825	MAIN STORE	12550 RIVERDALE BLVD	COON RAPIDS	MN	Ground Lease	J.C. Penney Corporation, Inc.
02826	MAIN STORE	333 N HWY 67	CEDAR HILL	TX	Ground Lease	J.C. Penney Corporation, Inc.
02827	MAIN STORE	2611 E MAIN ST	PLAINFIELD	IN	Ground Lease	J.C. Penney Properties, Inc.
02828	MAIN STORE	2000 N NEIL ST	CHAMPAIGN	IL	Lease	J.C. Penney Corporation, Inc.
02829	MAIN STORE	13701 GROVE DR	MAPLE GROVE	MN	Lease	J.C. Penney Corporation, Inc.
02829	SIGN AGREEMENT	13701 GROVE DR	MAPLE GROVE	MN	Lease	J.C. Penney Corporation, Inc.
02830	MAIN STORE	7200 E HARRISON AVE	ROCKFORD	IL	Fee	J.C. Penney Properties, Inc.
02830	MAIN STORE	7200 E HARRISON AVE	ROCKFORD	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02832	MAIN STORE	1401 GREENBRIER PKWY STE 3000	CHESAPEAKE	VA	Lease	J.C. Penney Corporation, Inc.
02833	MAIN STORE	6909 N LOOP 1604 E	SAN ANTONIO	TX	Fee	J.C. Penney Properties, Inc.
02833	MAIN STORE	6909 N LOOP 1604 E	SAN ANTONIO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02834	MAIN STORE	69340 HWY 21	COVINGTON	LA	Ground Lease	J.C. Penney Corporation, Inc.
02834	MAIN STORE	69340 HWY 21	COVINGTON	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02835	MAIN STORE	3000 E HIGHLAND DR STE 516	JONESBORO	AR	Fee	J.C. Penney Properties, Inc.
02835	MAIN STORE	3000 E HIGHLAND DR STE 516	JONESBORO	AR	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02837	MAIN STORE	1375 S YUMA PALMS PKWY	YUMA	AZ	Fee	J.C. Penney Properties, Inc.
02837	MAIN STORE	1375 S YUMA PALMS PKWY	YUMA	AZ	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02838	MAIN STORE	877 NE ALSBURY BLVD	BURLESON	TX	Lease	J.C. Penney Corporation, Inc.
02839	MAIN STORE	31510 Gratiot Ave	Roseville	MI	Lease	J.C. Penney Corporation, Inc.
02839	MAIN STORE	31510 Gratiot Ave	Roseville	MI	Sublease to Third party	J.C. Penney Corporation, Inc.
02840	MAIN STORE	1236 EASTDALE MALL	MONTGOMERY	AL	Fee	J.C. Penney Properties, Inc.
02840	MAIN STORE	1236 EASTDALE MALL	MONTGOMERY	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02841	MAIN STORE	2209 VETERANS BLVD	DEL RIO	TX	Lease	J.C. Penney Corporation, Inc.
02842	MAIN STORE	13333 W MCDOWELL RD	GOODYEAR	AZ	Fee	J.C. Penney Properties, Inc.
02843	MAIN STORE	10083 GULF CENTER DR	FORT MYERS	FL	Ground Lease	J.C. Penney Corporation, Inc.
02844	MAIN STORE	100 BAYBROOK MALL	FRIENDSWOOD	TX	Ground Lease	J.C. Penney Properties, Inc.
02844	MAIN STORE	100 BAYBROOK MALL	FRIENDSWOOD	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02845	MAIN STORE	3742 BROOKWALL DR STE 10	AKRON	OH	Lease	J.C. Penney Corporation, Inc.

02846	MAIN STORE	5050 E RAY RD	PHOENIX	AZ	Lease	J.C. Penney Corporation, Inc.
02847	MAIN STORE	167 PITTSBURGH MILL CIR	TARENTUM	PA	Lease	J.C. Penney Corporation, Inc.
02848	MAIN STORE	4485 S GRAND CANYON DR	LAS VEGAS	NV	Ground Lease	J.C. Penney Corporation, Inc.
02848	MAIN STORE	4485 S GRAND CANYON DR	LAS VEGAS	NV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02849	MAIN STORE	10000 ALABAMA ST	REDLANDS	CA	Ground Lease	J.C. Penney Properties, Inc.
02849	MAIN STORE	10000 ALABAMA ST	REDLANDS	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02850	MAIN STORE	28151 STATE RD 56	WESLEY CHAPEL	FL	Ground Lease	J.C. Penney Corporation, Inc.
02862	MAIN STORE	3459 PRINCETON RD	HAMILTON	OH	Ground Lease	J.C. Penney Properties, Inc.
02862	MAIN STORE	3459 PRINCETON RD	HAMILTON	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02863	MAIN STORE	23523 GRAND CIRCLE BLVD	KATY	TX	Fee	J.C. Penney Properties, Inc.
02863	MAIN STORE	23523 GRAND CIRCLE BLVD	KATY	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02864	MAIN STORE	3001 WHITE BEAR AVE	MAPLEWOOD	MN	Fee	J.C. Penney Properties, Inc.
02864	MAIN STORE	3001 WHITE BEAR AVE	MAPLEWOOD	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02865	MAIN STORE	8348 TAMARACK VILLAGE	WOODBURY	MN	Fee	J.C. Penney Properties, Inc.
02865	MAIN STORE	8348 TAMARACK VILLAGE	WOODBURY	MN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02866	MAIN STORE	800 WILLARD DR	ASHWAUBENON	WI	Ground Lease	J.C. Penney Properties, Inc.
02866	MAIN STORE	800 WILLARD DR	ASHWAUBENON	WI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02868	MAIN STORE	401 S MT JULIET RD STE 630	MT JULIET	TN	Ground Lease	J.C. Penney Properties, Inc.
02868	MAIN STORE	401 S MT JULIET RD STE 630	MT JULIET	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02869	MAIN STORE	5060 PINNACLE SQ	BIRMINGHAM	AL	Fee	J.C. Penney Properties, Inc.
02869	MAIN STORE	5060 PINNACLE SQ	BIRMINGHAM	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02870	MAIN STORE	17610 E 39TH ST S	INDEPENDENCE	MO	Lease	J.C. Penney Corporation, Inc.
02871	MAIN STORE	240 BANKS CROSSING	FAYETTEVILLE	GA	Lease	J.C. Penney Corporation, Inc.
02872	MAIN STORE	1380 HWY 20 W	MCDONOUGH	GA	Fee	J.C. Penney Properties, Inc.
02872	MAIN STORE	1380 HWY 20 W	MCDONOUGH	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02873	MAIN STORE	304 FORUM DR	COLUMBIA	SC	Ground Lease	J.C. Penney Properties, Inc.
02873	MAIN STORE	304 FORUM DR	COLUMBIA	SC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02874	MAIN STORE	341 NEWNAN CROSSING BYP	NEWNAN	GA	Fee	J.C. Penney Properties, Inc.
02874	MAIN STORE	341 NEWNAN CROSSING BYP	NEWNAN	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02875	MAIN STORE	22500 TOWN CENTER AVE	SPANISH FORT	AL	Ground Lease	J.C. Penney Properties, Inc.
02875	MAIN STORE	22500 TOWN CENTER AVE	SPANISH FORT	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02876	MAIN STORE	14658 DELAWARE ST	WESTMINSTER	CO	Ground Lease	J.C. Penney Properties, Inc.
02876	MAIN STORE	14658 DELAWARE ST	WESTMINSTER	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02877	MAIN STORE	17710 LA CANTERA PKWY	SAN ANTONIO	TX	Ground Lease	J.C. Penney Properties, Inc.
02877	MAIN STORE	17710 LA CANTERA PKWY	SAN ANTONIO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02878	MAIN STORE	4680 HIGH POINTE BLVD	HARRISBURG	PA	Fee	J.C. Penney Properties, Inc.
02878	MAIN STORE	4680 HIGH POINTE BLVD	HARRISBURG	PA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02879	MAIN STORE	2202 BELLVIEW RD	ROGERS	AR	Ground Lease	J.C. Penney Properties, Inc.
02879	MAIN STORE	2202 BELLVIEW RD	ROGERS	AR	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02880	MAIN STORE	STATE HWY 16 & RT 302	NORTH CONWAY	NH	Lease	J.C. Penney Corporation, Inc.
02881	MAIN STORE	300 MEMORIAL CITY WAY	HOUSTON	TX	Fee	J.C. Penney Properties, Inc.
02881	MAIN STORE	300 MEMORIAL CITY WAY	HOUSTON	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02883	MAIN STORE	2500 SMITH RANCH RD	PEARLAND	TX	Ground Lease	J.C. Penney Properties, Inc.
02883	MAIN STORE	2500 SMITH RANCH RD	PEARLAND	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02884	MAIN STORE	12351 N IH-35	AUSTIN	TX	Ground Lease	J.C. Penney Properties, Inc.
02884	MAIN STORE	12351 N IH-35	AUSTIN	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02885	MAIN STORE	5120 FAIRMONT PKWY	PASADENA	TX	Ground Lease	J.C. Penney Properties, Inc.
02885	MAIN STORE	5120 FAIRMONT PKWY	PASADENA	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02889	MAIN STORE	1727 W BETHANY HOME RD	PHOENIX	AZ	Ground Lease	J.C. Penney Corporation, Inc.
02901	MAIN STORE	8752 MICHIGAN RD	INDIANAPOLIS	IN	Lease	J.C. Penney Corporation, Inc.
02902	MAIN STORE	1900 E RIO SALADO PKWY STE 140	TEMPE	AZ	Ground Lease	J.C. Penney Corporation, Inc.
02903	MAIN STORE	3141 WATERMILL DR	BURLINGTON	NC	Fee	J.C. Penney Properties, Inc.
02903	MAIN STORE	3141 WATERMILL DR	BURLINGTON	NC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02904	MAIN STORE	9500 S IH-35 STE H	AUSTIN	TX	Ground Lease	J.C. Penney Properties, Inc.
02904	MAIN STORE	9500 S IH-35 STE H	AUSTIN	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02905	MAIN STORE	3001 TEXAS SAGE TRL	FORT WORTH	TX	Fee	J.C. Penney Properties, Inc.
02906	MAIN STORE	1720 OLD FORT PKWY	MURFREESBORO	TN	Fee	J.C. Penney Properties, Inc.
02906	MAIN STORE	1720 OLD FORT PKWY	MURFREESBORO	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02907	MAIN STORE	6302 S CENTRAL ST	AURORA	CO	Fee	J.C. Penney Properties, Inc.
02907	MAIN STORE	6302 S CENTRAL ST	AURORA	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02908	MAIN STORE	100 COLUMBIANA CIR #102	COLUMBIA	SC	Lease	J.C. Penney Corporation, Inc.
02909	MAIN STORE	7939 HWY N	DARDENNE PRAIRIE	MO	Fee	J.C. Penney Properties, Inc.
02909	MAIN STORE	7939 HWY N	DARDENNE PRAIRIE	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02910	MAIN STORE	7751 TOWNE CENTER PKWY	PAPILLION	NE	Ground Lease	J.C. Penney Properties, Inc.
02910	MAIN STORE	7751 TOWNE CENTER PKWY	PAPILLION	NE	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02911	MAIN STORE	11552 S DISTRICT DR	SOUTH JORDAN	UT	Fee	J.C. Penney Properties, Inc.
02911	MAIN STORE	11552 S DISTRICT DR	SOUTH JORDAN	UT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02912	MAIN STORE	10904 STADIUM PKWY	KANSAS CITY	KS	Fee	J.C. Penney Properties, Inc.
02913	MAIN STORE	5265 S CALLE SANTA CRUZ	TUCSON	AZ	Ground Lease	J.C. Penney Corporation, Inc.
02914	MAIN STORE	2600 S SHACKLEFORD RD	LITTLE ROCK	AR	Fee	J.C. Penney Properties, Inc.
02914	MAIN STORE	2600 S SHACKLEFORD RD	LITTLE ROCK	AR	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02915	MAIN STORE	135 BOCKMAN DR	FORT COLLINS	CO	Lease	J.C. Penney Corporation, Inc.

02916	MAIN STORE	400 N UNION ST	OLEAN	NY	Lease	J.C. Penney Corporation, Inc.
02917	MAIN STORE	955 S HOVER ST	LONGMONT	CO	Lease	J.C. Penney Corporation, Inc.
02918	MAIN STORE	340 S COLONIAL DR	ALABASTER	AL	Fee	J.C. Penney Properties, Inc.
02918	MAIN STORE	340 S COLONIAL DR	ALABASTER	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02919	MAIN STORE	2890 N MAIN ST	SANTA ANA	CA	Lease	J.C. Penney Corporation, Inc.
02920	MAIN STORE	9480 VILLAGE PLACE BLVD	BRIGHTON	MI	Ground Lease	J.C. Penney Properties, Inc.
02920	MAIN STORE	9480 VILLAGE PLACE BLVD	BRIGHTON	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02921	MAIN STORE	5751 LONG PRAIRIE RD	FLOWER MOUND	TX	Fee	J.C. Penney Properties, Inc.
02922	MAIN STORE	13900 HOARD DR	NOBLESVILLE	IN	Fee	J.C. Penney Properties, Inc.
02922	MAIN STORE	13900 HOARD DR	NOBLESVILLE	IN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02924	MAIN STORE	7400 WOODWARD AVE	WOODRIDGE	IL	Lease	J.C. Penney Corporation, Inc.
02925	MAIN STORE	8201 FLYING CLOUD DR	EDEN PRAIRIE	MN	Lease	J.C. Penney Corporation, Inc.
02926	MAIN STORE	7451 YOUREE DR	SHREVEPORT	LA	Ground Lease	J.C. Penney Properties, Inc.
02926	MAIN STORE	7451 YOUREE DR	SHREVEPORT	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02927	MAIN STORE	410 PORTERS VALE BLVD	VALPARAISO	IN	Fee	J.C. Penney Properties, Inc.
02927	MAIN STORE	410 PORTERS VALE BLVD	VALPARAISO	IN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02928	MAIN STORE	1100 OGDEN AVE	MONTGOMERY	IL	Fee	J.C. Penney Properties, Inc.
02928	MAIN STORE	1100 OGDEN AVE	MONTGOMERY	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02930	MAIN STORE	1600 ORCHARD GATEWAY BLVD	NORTH AURORA	IL	Fee	J.C. Penney Properties, Inc.
02930	MAIN STORE	1600 ORCHARD GATEWAY BLVD	NORTH AURORA	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02931	MAIN STORE	3100 MAIN ST STE 1000	MAUMEE	OH	Fee	J.C. Penney Properties, Inc.
02931	MAIN STORE	3100 MAIN ST STE 1000	MAUMEE	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02932	MAIN STORE	3400 RIO GRANDE AVE	MONTROSE	CO	Ground Lease	J.C. Penney Properties, Inc.
02932	MAIN STORE	3400 RIO GRANDE AVE	MONTROSE	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02933	MAIN STORE	1200 N HAPPY VALLEY RD	NAMPA	ID	Ground Lease	J.C. Penney Properties, Inc.
02933	MAIN STORE	1200 N HAPPY VALLEY RD	NAMPA	ID	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02934	MAIN STORE	151 UNIVERSITY OAKS	ROUND ROCK	TX	Fee	J.C. Penney Properties, Inc.
02934	MAIN STORE	151 UNIVERSITY OAKS	ROUND ROCK	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02935	MAIN STORE	2071 COLISEUM DR	HAMPTON	VA	Fee	J.C. Penney Properties, Inc.
02935	MAIN STORE	2071 COLISEUM DR	HAMPTON	VA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02936	MAIN STORE	1041 N PROMENADE PKWY	CASA GRANDE	AZ	Fee	J.C. Penney Properties, Inc.
02937	MAIN STORE	14659 RAMONA AVE	CHINO	CA	Ground Lease	J.C. Penney Properties, Inc.
02937	MAIN STORE	14659 RAMONA AVE	CHINO	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02939	MAIN STORE	7400 SAN PEDRO AVE	SAN ANTONIO	TX	Lease	J.C. Penney Corporation, Inc.
02940	MAIN STORE	5651 HWY 95 N	LAKE HAVASU CITY	AZ	Ground Lease	J.C. Penney Corporation, Inc.
02941	MAIN STORE	2400 S SERVICE RD	MOORE	OK	Fee	J.C. Penney Properties, Inc.
02941	MAIN STORE	2400 S SERVICE RD	MOORE	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02942	MAIN STORE	7271 SE 29TH ST	MIDWEST CITY	OK	Ground Lease	J.C. Penney Properties, Inc.
02942	MAIN STORE	7271 SE 29TH ST	MIDWEST CITY	OK	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02943	MAIN STORE	3675 STONE CREEK BLVD	COLERAIN TOWNSHIP	OH	Fee	J.C. Penney Properties, Inc.
02943	MAIN STORE	3675 STONE CREEK BLVD	COLERAIN TOWNSHIP	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02944	MAIN STORE	25646 HWY 290	CYPRESS	TX	Ground Lease	J.C. Penney Properties, Inc.
02944	MAIN STORE	25646 HWY 290	CYPRESS	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02944	SIGN AGREEMENT	25646 HWY 290	CYPRESS	TX	Lease	J.C. Penney Corporation, Inc.
02945	MAIN STORE	2001 W OSCEOLA PKWY	KISSIMMEE	FL	Fee	J.C. Penney Properties, Inc.
02946	MAIN STORE	1015 E I 30	ROCKWALL	TX	Ground Lease	J.C. Penney Properties, Inc.
02946	MAIN STORE	1015 E I 30	ROCKWALL	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02948	MAIN STORE	3065 RT 50	SARATOGA SPRINGS	NY	Fee	J.C. Penney Properties, Inc.
02949	MAIN STORE	1441 N HWY 77	WAXAHACHIE	TX	Fee	J.C. Penney Properties, Inc.
02949	MAIN STORE	1441 N HWY 77	WAXAHACHIE	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02950	MAIN STORE	800 S RANDALL RD	ALGONQUIN	IL	Fee	J.C. Penney Properties, Inc.
02950	MAIN STORE	800 S RANDALL RD	ALGONQUIN	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02951	MAIN STORE	2940 COMMERCE DR	JOHNSBURG	IL	Fee	J.C. Penney Properties, Inc.
02951	MAIN STORE	2940 COMMERCE DR	JOHNSBURG	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02952	MAIN STORE	4451 PROMENADE WAY	MATTESON	IL	Fee	J.C. Penney Properties, Inc.
02952	MAIN STORE	4451 PROMENADE WAY	MATTESON	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02953	MAIN STORE	8100 N FLINTLOCK RD	KANSAS CITY	MO	Fee	J.C. Penney Properties, Inc.
02953	MAIN STORE	8100 N FLINTLOCK RD	KANSAS CITY	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02954	MAIN STORE	N96W18515 COUNTY LINE RD	MENOMONEE FALLS	WI	Lease	J.C. Penney Corporation, Inc.
02955	MAIN STORE	4951 SLATTEN RANCH RD	ANTIOCH	CA	Fee	J.C. Penney Properties, Inc.
02956	MAIN STORE	550 PINNACLE PL	PRATTVILLE	AL	Fee	J.C. Penney Properties, Inc.
02956	MAIN STORE	550 PINNACLE PL	PRATTVILLE	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02957	MAIN STORE	4185 RIVERDALE RD	RIVERDALE	UT	Fee	J.C. Penney Properties, Inc.
02957	MAIN STORE	4185 RIVERDALE RD	RIVERDALE	UT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02959	MAIN STORE	419 E TRENTON RD	EDINBURG	TX	Ground Lease	J.C. Penney Properties, Inc.
02959	MAIN STORE	419 E TRENTON RD	EDINBURG	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02960	MAIN STORE	1950 JOE BATTLE BLVD	EL PASO	TX	Ground Lease	J.C. Penney Properties, Inc.
02960	MAIN STORE	1950 JOE BATTLE BLVD	EL PASO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02961	MAIN STORE	3125 LOUISIANA AVE	LAFAYETTE	LA	Fee	J.C. Penney Properties, Inc.
02961	MAIN STORE	3125 LOUISIANA AVE	LAFAYETTE	LA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02962	MAIN STORE	725 ADAMS DR	WEATHERFORD	TX	Fee	J.C. Penney Properties, Inc.

02963	MAIN STORE	1996 MEMORIAL DR STE 1	SAINT JOHNSBURY	VT	Lease	J.C. Penney Corporation, Inc.
02964	MAIN STORE	2060 SAM RITTENBERG BLVD	CHARLESTON	SC	Fee	J.C. Penney Properties, Inc.
02964	MAIN STORE	2060 SAM RITTENBERG BLVD	CHARLESTON	SC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02965	MAIN STORE	3650 NEW CENTER PT	COLORADO SPRINGS	CO	Ground Lease	J.C. Penney Properties, Inc.
02965	MAIN STORE	3650 NEW CENTER PT	COLORADO SPRINGS	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02966	MAIN STORE	8568 E 49TH AVE	DENVER	CO	Ground Lease	J.C. Penney Properties, Inc.
02966	MAIN STORE	8568 E 49TH AVE	DENVER	CO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02967	MAIN STORE	50753 WATERSIDE DR	CHESTERFIELD TOWNSHP	MI	Fee	J.C. Penney Properties, Inc.
02967	MAIN STORE	50753 WATERSIDE DR	CHESTERFIELD TOWNSHP	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02968	MAIN STORE	24201 BRAZOS TOWN CROSSING	ROSENBERG	TX	Fee	J.C. Penney Properties, Inc.
02968	SIGN AGREEMENT	24201 BRAZOS TOWN CROSSING	ROSENBERG	TX	Lease	J.C. Penney Corporation, Inc.
02969	MAIN STORE	610 GRAHAM DR	SHERMAN	TX	Fee	J.C. Penney Properties, Inc.
02970	MAIN STORE	5181 PEPPER ST	SPRING HILL	FL	Fee	J.C. Penney Properties, Inc.
02971	MAIN STORE	300 TOWN CENTER BLVD	WHITE LAKE TOWNSHIP	MI	Fee	J.C. Penney Properties, Inc.
02971	MAIN STORE	300 TOWN CENTER BLVD	WHITE LAKE TOWNSHIP	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02972	MAIN STORE	43690 FORD RD	CANTON	MI	Ground Lease	J.C. Penney Properties, Inc.
02972	MAIN STORE	43690 FORD RD	CANTON	MI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02973	MAIN STORE	11325 W LINCOLN HWY	MOKENA	IL	Fee	J.C. Penney Properties, Inc.
02973	MAIN STORE	11325 W LINCOLN HWY	MOKENA	IL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02975	MAIN STORE	3333 MARKET PLACE DR	COUNCIL BLUFFS	IA	Fee	J.C. Penney Properties, Inc.
02975	MAIN STORE	3333 MARKET PLACE DR	COUNCIL BLUFFS	IA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02976	MAIN STORE	515 CABELA DR	TRIADELPHIA	WV	Ground Lease	J.C. Penney Properties, Inc.
02976	MAIN STORE	515 CABELA DR	TRIADELPHIA	WV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02977	MAIN STORE	5886 HIGHWAY 100	WASHINGTON	MO	ATM License to Third Party	J.C. Penney Properties, Inc.
02977	MAIN STORE	5886 HIGHWAY 100	WASHINGTON	MO	Fee	J.C. Penney Properties, Inc.
02977	MAIN STORE	5886 HIGHWAY 100	WASHINGTON	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02978	MAIN STORE	9365 FIELDS ERTEL RD	CINCINNATI	OH	Lease	J.C. Penney Corporation, Inc.
02979	MAIN STORE	2345 S HWY 27	CLERMONT	FL	Fee	J.C. Penney Properties, Inc.
02980	MAIN STORE	3165 INTERSTATE 45 N	CONROE	TX	Fee	J.C. Penney Properties, Inc.
02980	MAIN STORE	3165 INTERSTATE 45 N	CONROE	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02982	MAIN STORE	301 STACY RD	FAIRVIEW	TX	Fee	J.C. Penney Properties, Inc.
02982	MAIN STORE	301 STACY RD	FAIRVIEW	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02983	MAIN STORE	800 BARNES ST	SAN MARCOS	TX	Fee	J.C. Penney Properties, Inc.
02983	MAIN STORE	800 BARNES ST	SAN MARCOS	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02984	MAIN STORE	2037 LANTERN RIDGE DR	RICHMOND	KY	Fee	J.C. Penney Properties, Inc.
02985	MAIN STORE	6200 GRANDVIEW PKWY	DAVENPORT	FL	Ground Lease	J.C. Penney Corporation, Inc.
02986	MAIN STORE	200 MARKET ST	FLOWOOD	MS	Fee	J.C. Penney Properties, Inc.
02986	MAIN STORE	200 MARKET ST	FLOWOOD	MS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02987	MAIN STORE	1001 RAINBOW DR	GADSDEN	AL	Lease	J.C. Penney Corporation, Inc.
02988	MAIN STORE	7700 POLO GROUNDS BLVD	MEMPHIS	TN	Fee	J.C. Penney Properties, Inc.
02988	MAIN STORE	7700 POLO GROUNDS BLVD	MEMPHIS	TN	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02989	MAIN STORE	1800 COASTAL GRAND CIR	MYRTLE BEACH	SC	Ground Lease	J.C. Penney Properties, Inc.
02989	MAIN STORE	1800 COASTAL GRAND CIR	MYRTLE BEACH	SC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02990	MAIN STORE	6901 W 135TH ST	OVERLAND PARK	KS	Fee	J.C. Penney Corporation, Inc.
02990	MAIN STORE	6901 W 135TH ST	OVERLAND PARK	KS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02991	MAIN STORE	5335 W LOOP 1604 N	SAN ANTONIO	TX	Fee	J.C. Penney Properties, Inc.
02991	MAIN STORE	5335 W LOOP 1604 N	SAN ANTONIO	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02992	MAIN STORE	4190 E COURT ST STE 500	BURTON	MI	Lease	J.C. Penney Corporation, Inc.
02993	MAIN STORE	798 GRAVOIS BLUFFS BLVD	FENTON	MO	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02993	SIGN AGREEMENT	798 GRAVOIS BLUFFS BLVD	FENTON	MO	Lease	J.C. Penney Corporation, Inc.
02993	SIGN AGREEMENT	798 GRAVOIS BLUFFS BLVD	FENTON	MO	Lease	J.C. Penney Corporation, Inc.
02993	SIGN AGREEMENT	798 GRAVOIS BLUFFS BLVD	FENTON	MO	Lease	J.C. Penney Corporation, Inc.
02994	MAIN STORE	3363 LOWERY PKWY	FULTONDALE	AL	Ground Lease	J.C. Penney Properties, Inc.
02994	MAIN STORE	3363 LOWERY PKWY	FULTONDALE	AL	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02995	MAIN STORE	5858 E SAM HOUSTON PKWY N	HOUSTON	TX	Fee	J.C. Penney Properties, Inc.
02995	SIGN AGREEMENT	5858 E SAM HOUSTON PKWY N	HOUSTON	TX	Lease	J.C. Penney Corporation, Inc.
02997	MAIN STORE	206 BLUEFISH DR	PANAMA CITY BEACH	FL	Fee	J.C. Penney Properties, Inc.
02998	MAIN STORE	19005 SE MILL PLAIN BLVD	VANCOUVER	WA	Ground Lease	J.C. Penney Properties, Inc.
02998	MAIN STORE	19005 SE MILL PLAIN BLVD	VANCOUVER	WA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
02999	MAIN STORE	1060 PERIMETER DR	MANTECA	CA	Fee	J.C. Penney Properties, Inc.
02999	MAIN STORE	1060 PERIMETER DR	MANTECA	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
03040	CATALOG OUTLET—30	3430 PRESTON HWY	LOUISVILLE	KY	Lease	J.C. Penney Corporation, Inc.
03900	AIR BRIDGE	406 W. 5TH AVENUE	ANCHORAGE	AK	Lease	J.C. Penney Corporation, Inc.
03900	HOME STORE	406 W. 5TH AVENUE	ANCHORAGE	AK	Sublease to Third party	J.C. Penney Corporation, Inc.
03900	PARKING LOT	406 W. 5TH AVENUE	ANCHORAGE	AK	Sublease to Third party	J.C. Penney Corporation, Inc.
04306	TELEMARKETING	1001 COMMERCE DRIVE	HARMARVILLE	PA	Lease	J.C. Penney Corporation, Inc.
04306	TELEMARKETING	1001 COMMERCE DRIVE	HARMARVILLE	PA	Sublease to Third party	J.C. Penney Corporation, Inc.
04534	CUSTOM DECORATING	4741 & 4801 URBANI AVENUE	MCCLELLAN	CA	Lease	J.C. Penney Corporation, Inc.
04534	CUSTOM DECORATING	4741 & 4801 URBANI AVENUE	MCCLELLAN	CA	Sublease to Third party	J.C. Penney Corporation, Inc.
05071	TREASURY	GOLF ROAD & MILWAUKEE AVE.	NILES	IL	Ground Lease	J.C. Penney Corporation, Inc.
05071	TREASURY	GOLF ROAD & MILWAUKEE AVE.	NILES	IL	Sublease to Third party	J.C. Penney Corporation, Inc.
09005	LOGISTIC CENTER	1634 SALISBURY ROAD	STATESVILLE	NC	Fee	J.C. Penney Properties, Inc.
09005	LOGISTIC CENTER	1634 SALISBURY ROAD	STATESVILLE	NC	Lease	J.C. Penney Corporation, Inc.

09005	PARKING	1634 SALISBURY ROAD	STATESVILLE	NC	Lease	J.C. Penney Corporation, Inc.
09005	PARKING	1634 SALISBURY ROAD	STATESVILLE	NC	Lease (Intercompany)	J.C. Penney Corporation, Inc.
9010	INTERCOMPANY LEASE	6800 VALLEY VIEW AVENUE	BUENA PARK	CA	Lease (Intercompany)	J.C.PENNEY CORPORATION,INC.
9010	LOGISTIC CENTER	6800 VALLEY VIEW AVENUE	BUENA PARK	CA	Fee	J.C.PENNEY PROPERTIES,INC.
09041	OFFICES	3801 PARKWOOD BLVD SUITE D-100	FRISCO	TX	Lease	J.C. Penney Corporation, Inc.
09041	OFFICES	3801 PARKWOOD BLVD SUITE D-100	FRISCO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09100	ACCOUNTING OFFICE	310 SOUTH MAIN ST.	SALT LAKE CITY	UT	Lease	J.C. Penney Corporation, Inc.
09100	ACCOUNTING OFFICE	310 SOUTH MAIN ST.	SALT LAKE CITY	UT	Sublease to Third party	J.C. Penney Corporation, Inc.
09100	PARKING	310 SOUTH MAIN ST.	SALT LAKE CITY	UT	Lease	J.C. Penney Corporation, Inc.
09113	ECKERD DRUG—CVS	3821 ELLISON DRIVE NW	ALBUQUERQUE	NM	Lease	J.C. Penney Corporation, Inc.
09113	ECKERD DRUG—CVS	3821 ELLISON DRIVE NW	ALBUQUERQUE	NM	Sublease to Third party	J.C. Penney Corporation, Inc.
09131	LOGISTIC CENTER	11800 W. BURLEIGH ROAD	WAUWATOSA	WI	Fee	J.C. Penney Properties Inc.
09131	LOGISTIC CENTER	11800 W. BURLEIGH ROAD	WAUWATOSA	WI	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09132	LOGISTIC CENTER	10500 LACKMAN ROAD	LENEXA	KS	Fee	J.C. Penney Properties Inc.
09132	LOGISTIC CENTER	10500 LACKMAN ROAD	LENEXA	KS	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09224	LAND	501 D’ARCY PARKWAY	LATHROP	CA	Fee	J.C. Penney Properties, Inc.
09224	LAND	501 D’ARCY PARKWAY	LATHROP	CA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09224	LOGISTIC CENTER	700 D’ARCY PARKWAY	LATHROP	CA	Lease	J.C. Penney Corporation, Inc.
09275	ADDITIONAL SPACE	124 ROSE LANE	FRISCO	TX	Lease	J.C. Penney Corporation, Inc.
09316	LAND	11111 STEAD BLVD.	RENO	NV	Sublease to Third party	J.C. Penney Properties Inc.
09316	LOGISTIC CENTER	11111 STEAD BLVD.	RENO	NV	Fee	J.C. Penney Properties Inc.
09316	LOGISTIC CENTER	11111 STEAD BLVD.	RENO	NV	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09317	LOGISTIC CENTER	1339 TOLLAND TPK	MANCHESTER	CT	Fee	J.C. Penney Propert ies Inc.
09317	LOGISTIC CENTER	1339 TOLLAND TPK	MANCHESTER	CT	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09435	LOGISTIC CENTER	1701 INTERMODAL PARKWAY	HASLET	TX	Fee	J.C. Penney Properties Inc.
09435	LOGISTIC CENTER	1701 INTERMODAL PARKWAY	HASLET	TX	Fee	J.C. Penney Properties, Inc.
09435	LOGISTIC CENTER	1701 INTERMODAL PARKWAY	HASLET	TX	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09435	LOGISTIC CENTER	1701 INTERMODAL PARKWAY	HASLET	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09442	STORE SUPPORT CENTER	1650 S HWY 67	CEDAR HILL	TX	Lease	J.C. Penney Corporation, Inc.
09450	STORE SUPPORT CENTER	6800 STATE ROAD 33	LAKELAND	FL	Lease	J.C. Penney Corporation, Inc.
09454	STORE SUPPORT CENTER	400 HIGHWAY 6	SPANISH FORK	UT	Lease	J.C. Penney Corporation, Inc.
09474	OFFICES	200 LAFAYETTE STREET	NEW YORK	NY	Lease	J.C. Penney Corporation, Inc.
09486	LAND	5500 SOUTH EXPRESSWAY	ATLANTA	GA	Sublease to Third party	J.C. Penney Corporation, Inc.
09486	LOGISTIC CENTER	5500 SOUTH EXPRESSWAY	ATLANTA	GA	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09486	LOGISTIC CENTER	5500 SOUTH EXPRESSWAY	ATLANTA	GA	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	HANGER FOR CORP AIRCRAFT	8111 LEMON AVE, STE 150	DALLAS	TX	Lease	J.C. Penney Corporation, Inc.
09900	LAND	6501 LEGACY DRIVE	PLANO	TX	Lease	J.C. Penney Corporation, Inc.
09900	LAND	6501 LEGACY DRIVE	PLANO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	OFFICES	6501 LEGACY DRIVE	PLANO	TX	Fee	J.C. Penney Corporation, Inc.
09900	OFFICES	328 BARRY AVENUE	WAYZATA	MN	Lease	J.C. Penney Corporation, Inc.
09900	OFFICES	601 PENNSYLVANIA AVE. NW	WASHINGTON	DC	Lease	J.C. Penney Corporation, Inc.
09900	OFFICES	328 BARRY AVENUE	WAYZATA	MN	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	OFFICES	6501 LEGACY DRIVE	PLANO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	OFFICES	6501 LEGACY DRIVE	PLANO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	OFFICES	6501 LEGACY DRIVE	PLANO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	OFFICES	6501 LEGACY DRIVE	PLANO	TX	Sublease to Third party	J.C. Penney Corporation, Inc.
09900	OFFICES	6501 LEGACY DRIVE	PLANO	TX		J.C. Penney Corporation, Inc.
09130/3009	LOGISTIC CENTER	5555 SCARBOROUGH BLVD.	COLUMBUS	OH	Fee	J. C. Penney Properties, Inc.
09130 /3009	LOGISTIC CENTER	5555 SCARBOROUGH BLVD.	COLUMBUS	OH	Lease (Intercompany)	J.C. Penney Corporation, Inc.
09486 /9129	LOGISTIC CENTER	5500 SOUTH EXPRESSWAY	ATLANTA	GA	Fee	J.C. Penney Properties, Inc.

Schedule 4.14

Disclosed Matters

None.

Schedule 5.15

Post-Closing Matters

None.

Schedule 5.16(a)(i)

Restatement Effective Date Mortgaged Properties

1786	1701 MACFARLAND BLVD E	TUSCALOOSA	AL
2218	2300 RIVERCHASE GALLERIA	HOOVER	AL
2398	900 COMMONS DR STE 900	DOTHAN	AL
2840	1236 EASTDALE MALL	MONTGOMERY	AL
2869	5060 PINNACLE SQ	TRUSSVILLE	AL
2875	22500 TOWN CENTER AVE	SPANISH FORT	AL
2918	340 S COLONIAL DR	ALABASTER	AL
2956	550 PINNACLE PL	PRATTVILLE	AL
2835	3000 E HIGHLAND DR STE 516	JONESBORO	AR
2879	2202 BELLVIEW RD	ROGERS	AR
2914	2600 S SHACKLEFORD RD	LITTLE ROCK	AR
90	4530 N ORACLE RD	TUCSON	AZ
1480	4510 E CACTUS RD	PHOENIX	AZ
2815	3200 GATEWAY BLVD	PRESCOTT	AZ
2837	1375 S YUMA PALMS PKWY	YUMA	AZ
246	20700 AVALON BLVD	CARSON	CA
334	1330 TRAVIS BLVD	FAIRFIELD	CA
389	1500 STONERIDGE MALL RD	PLEASANTON	CA
465	24140 MAGIC MOUNTAIN PKY	SANTA CLARITA	CA
566	2555 EL CAMINO REAL	CARLSBAD	CA
634	3040 PLAZA BONITA RD	NATIONAL CITY	CA
699	1169 GLENDALE GALLERIA	GLENDALE	CA
1156	4915 CLAREMONT AVE	STOCKTON	CA
1223	24200 LAGUNA HILLS MALL	LAGUNA HILLS	CA
1229	280 HILLCREST DR W	THOUSAND OAKS	CA
1505	1203 PLAZA DR	WEST COVINA	CA
1572	6000 S HANNUM AVE	CULVER CITY	CA
1960	3605 GALLERIA AT TYLER	RIVERSIDE	CA
2096	72900 HWY 111	PALM DESERT	CA
2171	290 E VIA RANCHO PKWY	ESCONDIDO	CA
2172	1600 TOWN CENTER DR	MONTEBELLO	CA
2209	2501 MING AVE	BAKERSFIELD	CA
2388	1131 W RANCHO VISTA BLVD	PALMDALE	CA
2414	355 FLETCHER PKWY	EL CAJON	CA
2467	1695 ARDEN WAY	SACRAMENTO	CA
2480	22450 TOWN CIR	MORENO VALLEY	CA
2496	500 NEWPARK MALL	NEWARK	CA
2613	1932 E 20TH ST	CHICO	CA
2631	58000 TWENTY-NINE PALMS HWY	YUCCA VALLEY	CA
2663	377 S MILLS RD	VENTURA	CA
2783	40640 WINCHESTER RD	TEMECULA	CA
2796	1125 GALLERIA BLVD	ROSEVILLE	CA
2816	3351 S DOGWOOD	EL CENTRO	CA
2849	10000 ALABAMA ST	REDLANDS	CA

2999	1060 PERIMETER DR	MANTECA	CA
9010	6800 VALLEY VIEW AVE STE 202	BUENA PARK	CA
559	2424 US 6TH AND 50TH	GRAND JUNCTION	CO
863	680 CITADEL DR E	COLORADO SPRINGS	CO
1106	1950 PRAIRIE CENTER PKWY	BRIGHTON	CO
1168	14200 E ALAMEDA AVE	AURORA	CO
2160	5453 W 88TH AVE	WESTMINSTER	CO
2757	8417 S PARK MEADOWS CTR DR	LONE TREE	CO
2876	14658 DELAWARE ST	WESTMINSTER	CO
2907	6302 S CENTRAL ST	AURORA	CO
135	344 V BUCKLAND HLS DR STE 7000	MANCHESTER	CT
933	300 WESTFARMS MALL	FARMINGTON	CT
2232	5065 MAIN ST	TRUMBULL	CT
2256	7 BACKUS AVE	DANBURY	CT
9317	1339 TOLLAND TPK	MANCHESTER	CT
816	606 CHRISTIANA MALL	NEWARK	DE
951	1365 N DUPONT HWY STE 5000	DOVER	DE
1475	27001 US HWY 19 N	CLEARWATER	FL
2115	2000 MARTIN LUTHER KING JR BLV	PANAMA CITY	FL
2258	3450 WRIGHTSBORO RD	AUGUSTA	GA
2316	2601 DAWSON RD	ALBANY	GA
2872	1380 HWY 20 W	MCDONOUGH	GA
2874	341 NEWNAN CROSSING BYP	NEWNAN	GA
9486/9129	120 PENNEY RD/5500 FRONTAGE ROAD	ATLANTA/FOREST PARK	GA
1963	320 W KIMBERLY RD STE 409	DAVENPORT	IA
2758	1471 CORAL RIDGE AVE	CORALVILLE	IA
2975	3333 MARKET PLACE DR	COUNCIL BLUFFS	IA
2312	300 N MILWAUKEE ST	BOISE	ID
2933	1200 N HAPPY VALLEY RD	NAMPA	ID
237	3 ORLAND SQ DR	ORLAND PARK	IL
466	150 HOMER ADAMS PKWY	ALTON	IL
652	2200 W WAR MEMORIAL DR STE 997	PEORIA	IL
1049	4 FOX VALLEY CTR	AURORA	IL
1443	245 ST CLAIR SQ	FAIRVIEW HGTS	IL
1451	3340 MALL LOOP DR SPACE 2	JOLIET	IL
2661	RT 60 & HWY 21	VERNON HILLS	IL
2830	7200 E HARRISON AVE	ROCKFORD	IL
2928	1100 OGDEN AVE	MONTGOMERY	IL
2930	1600 ORCHARD GATEWAY BLVD	NORTH AURORA	IL
2950	800 S RANDALL RD	ALGONQUIN	IL
2951	2940 COMMERCE DR	JOHNSBURG	IL
2952	4451 PROMENADE WAY	MATTESON	IL
2973	11325 W LINCOLN HWY	MOKENA	IL
355	1251 US 31 N	GREENWOOD	IN
2922	13900 HOARD DR	NOBLESVILLE	IN

2927	410 PORTERS VALE BLVD	VALPARAISO	IN
1389	11801 W 95TH ST	OVERLAND PARK	KS
1590	4600 W KELLOGG RD	WICHITA	KS
2304	1821 SW WANAMAKER RD	TOPEKA	KS
2729	3311 IOWA ST	LAWRENCE	KS
2990	6901 W 135TH ST	OVERLAND PARK	KS
9132	16000 W 107TH ST	LENEXA	KS
779	6000 FLORENCE MALL	FLORENCE	KY
1704	4803 OUTER LOOP RD	LOUISVILLE	KY
2527	500 WINCHESTER AVE	ASHLAND	KY
102	9801 CORTANA PL	BATON ROUGE	LA
2123	2950 E TEXAS AVE	BOSSIER CITY	LA
2175	4761 PECANLAND MALL DR	MONROE	LA
2482	5725 JOHNSTON ST	LAFAYETTE	LA
2507	312 W PRIEN LAKE RD	LAKE CHARLES	LA
2753	6201 BLUEBONNET BLVD	BATON ROUGE	LA
2961	3125 LOUISIANA AVE	LAFAYETTE	LA
2247	310 DANIEL WEBSTER HWY STE 103	TYNGSBOROUGH/ NASHUA	MA/NH
2524	2421 CRANBERRY HWY STE 290	WAREHAM	MA
2708	573 DONALD LYNCH BLVD	MARLBOROUGH	MA
273	701 RUSSELL AVE	GAITHERSBURG	MD
786	7900 GOVERNOR RITCHIE HWY	GLEN BURNIE	MD
982	7777 EASTPOINT MALL	BALTIMORE	MD
1869	8200 PERRY HALL BLVD	BALTIMORE	MD
1951	3401 DONNELL DR	FORESTVILLE	MD
2102	1695 ANNAPOLIS MALL	ANNAPOLIS	MD
2443	11130 MALL CIR	WALDORF	MD
2091	700 MAINE MALL RD	SOUTH PORTLAND	ME
910	4129 E WILDER RD	BAY CITY	MI
1306	35000 W WARREN RD	WESTLAND	MI
1352	700 W 14 MILE RD	TROY	MI
1398	23000 EUREKA RD STE A3	TAYLOR	MI
1432	14300 LAKESIDE CIR	STERLING HTS	MI
1580	3225 28TH ST SE	GRAND RAPIDS	MI
1623	27150 NOVI RD	NOVI	MI
1979	3535 S LINDEN RD	FLINT	MI
1982	6580 S WESTNEDGE AVE	PORTAGE	MI
2059	5801 BECKLEY RD	BATTLE CREEK	MI
2349	3300 S AIRPORT RD W	TRAVERSE CITY	MI
2428	4400 24TH AVE	FORT GRATIOT	MI
2785	3774 RIVERTOWN PRKWY SW	GRANDVILLE	MI
2807	5690 HARVEY ST	MUSKEGON	MI
2920	9480 VILLAGE PLACE BLVD	BRIGHTON	MI
2967	50753 WATERSIDE DR	CHESTERFIELD TOWNSHP	MI

2971	300 TOWN CENTER BLVD	WHITE LAKE TOWNSHIP	MI
2972	43690 FORD RD	CANTON	MI
30	14301 BURNHAVEN DR	BURNSVILLE	MN
496	1700 W COUNTY RD B-2	ROSEVILLE	MN
1405	12421 WAYZATA BLVD	MINNETONKA	MN
2495	1850 ADAMS ST STE 2	MANKATO	MN
2864	3001 WHITE BEAR AVE	MAPLEWOOD	MN
2865	8348 TAMARACK VILLAGE	WOODBURY	MN
2006	3600 COUNTRY CLUB DR STOP 4	JEFFERSON CITY	MO
2284	2301 W WORLEY	COLUMBIA	MO
2521	9100 N SKYVIEW AVE	KANSAS CITY	MO
2632	4 MID RIVERS MALL	ST PETERS	MO
2909	7939 HWY N	DARDENNE PRAIRIE	MO
2953	8100 N FLINTLOCK RD	KANSAS CITY	MO
2977	5886 HIGHWAY 100	WASHINGTON	MO
2993	798 GRAVOIS BLUFFS BLVD	FENTON	MO
2168	1200 E COUNTY LINE RD	RIDGELAND	MS
2690	1000 TURTLE CREEK DR	HATTIESBURG	MS
2824	6620 TOWNE CENTER LOOP STE E	SOUTHAVEN	MS
2986	200 MARKET ST	FLOWOOD	MS
99	300 CROSS CREEK MALL	FAYETTEVILLE	NC
2303	1970 US HWY 70 SE	HICKORY	NC
2346	3 S TUNNEL RD	ASHEVILLE	NC
2903	3141 WATERMILL DR	BURLINGTON	NC
9005	1634 SALISBURY RD	STATESVILLE	NC
731	3202 OAKVIEW DR	OMAHA	NE
2651	68 GATEWAY MALL	LINCOLN	NE
2910	7751 TOWNE CENTER PKWY	PAPILLION	NE
116	81 ROCKINGHAM PARK BLVD	SALEM	NH
2250	50 FOX RUN RD STE 35	NEWINGTON	NH
2767	1500 S WILLOW ST	MANCHESTER	NH
241	2000 RT 38 STE 1000	CHERRY HILL	NJ
497	305 MOUNT HOPE AVE	ROCKAWAY	NJ
1150	STATE HWY 35 AND 36	EATONTOWN	NJ
1180	260 WAYNE TOWNE CTR	WAYNE	NJ
1529	755 STATE RT 18 STE 600	E BRUNSWICK	NJ
1983	428 WOODBRIDGE CTR DR	WOODBRIDGE	NJ
2287	4405 BLACK HORSE PIKE	MAYS LANDING	NJ
2297	10 MALL DR W	JERSEY CITY	NJ
2477	3710 HWY 9	FREEHOLD	NJ
2229	4250 CERRILLOS RD	SANTA FE	NM
2704	10000 COORS BYPASS NW	ALBUQUERQUE	NM
478	5200 MEADOWOOD MALL CIR	RENO	NV
1270	3939 S CARSON ST	CARSON CITY	NV
1794	4400 MEADOWS LANE	LAS VEGAS	NV

2626	1312 W SUNSET RD	HENDERSON	NV
9316	11111 STEAD BLVD	RENO	NV
130	601-635 HARRY L DR STE 99	JOHNSON CITY	NY
197	360 GATEWAY DR	BROOKLYN	NY
439	600 EASTVIEW MALL	VICTOR	NY
1192	600 SUNRISE MALL	MASSAPEQUA L I	NY
1510	1303 NIAGARA FALLS BLVD	AMHERST	NY
1618	25 MIRACLE MILE DR	ROCHESTER	NY
2490	231 GREECE RIDGE CTR DR	GREECE	NY
1323	5100 GREAT NORTHERN MALL	N OLMSTED	OH
1899	4621 EASTGATE BLVD	CINCINNATI	OH
2530	1301 CENTER RD	AVON	OH
2683	17177 ROYALTON RD	STRONGSVILLE	OH
2700	5083 TUTTLE CROSSING BLVD	DUBLIN	OH
2801	1450 POLARIS PKWY	COLUMBUS	OH
2862	3459 PRINCETON RD	HAMILTON	OH
2931	3100 MAIN ST STE 1000	MAUMEE	OH
2943	3675 STONE CREEK BLVD	COLERAIN TOWNSHIP	OH
9130	2525 PARK CRESCENT DR	COLUMBUS	OH
1122	2501 W MEMORIAL RD	OKLAHOMA CITY	OK
2522	9056 N 121ST EAST AVE	OWASSO	OK
2682	1901 NW EXPWY STE 1200	OKLAHOMA CITY	OK
2941	2400 S SERVICE RD	MOORE	OK
27	12300 SE 82ND AVE	PORTLAND	OR
67	500 LEHIGH VALLEY MALL	WHITEHALL	PA
1161	5256 ROUTE 30	GREENSBURG	PA
1212	3075 CLAIRTON RD STE 100	WEST MIFFLIN	PA
2263	1006 ROSS PARK MALL DR	PITTSBURGH	PA
2802	2000 ROBINSON TOWN CTR	PITTSBURGH	PA
2878	4680 HIGH POINTE BLVD	HARRISBURG	PA
367	400 BALD HILL RD	WARWICK	RI
695	700 HAYWOOD RD	GREENVILLE	SC
2873	304 FORUM DR	COLUMBIA	SC
2964	2060 SAM RITTENBERG BLVD	CHARLESTON	SC
2989	1800 COASTAL GRAND CIR	MYRTLE BEACH	SC
183	2100 HAMILTON PLACE BLVD	CHATTANOOGA	TN
1081	1780 GALLERIA BLVD	FRANKLIN	TN
2617	7600 KINGSTON PIKE	KNOXVILLE	TN
2703	2756 N GERMANTOWN PKWY	MEMPHIS	TN
2868	401 S MT JULIET RD STE 630	MT JULIET	TN
2906	1720 OLD FORT PKWY	MURFREESBORO	TN
2988	7700 POLO GROUNDS BLVD	MEMPHIS	TN
9435	1701 INTERMODAL PKWY	HASLET	TX
304	3550 MCCANN RD	LONGVIEW	TX
631	6301 NW LOOP 410	SAN ANTONIO	TX
658	5300 SAN DARIO	LAREDO	TX

1046	2201 S INTERSTATE 35 E STE D	DENTON	TX
1101	715 E EXPRESSWAY 83	WESLACO	TX
1128	2520 GULF FWY S	LEAGUE CITY	TX
1419	1900 GREEN OAKS RD	FORT WORTH	TX
1958	6455 EASTEX FRWY	BEAUMONT	TX
1989	6000 SUNSET MALL	SAN ANGELO	TX
2036	4511 N MIDKIFF RD	MIDLAND	TX
2040	2901 S CAPITOL OF TEXAS HWY	AUSTIN	TX
2055	821 N CENTRAL EXPWY	PLANO	TX
2104	7925 FM 1960 RD STE 7000	HOUSTON	TX
2108	2000 SAN JACINTO MALL	BAYTOWN	TX
2110	2100 S W S YOUNG DR STE 2000	KILLEEN	TX
2140	2006 S EXPY 83	HARLINGEN	TX
2169	7701 W I-40 STE 600	AMARILLO	TX
2178	8106 N NAVARRO ST	VICTORIA	TX
2184	1500 HARVEY RD	COLLEGE STATION	TX
2410	2401 S STEMMONS FWY STE 4000	LEWISVILLE	TX
2523	215 CREEKSIDE WAY	NEW BRAUNFELS	TX
2685	3851 S COOPER ST	ARLINGTON	TX
2696	11200 LAKELINE MALL DR	CEDAR PARK	TX
2697	16529 SOUTHWEST FRWY	SUGARLAND	TX
2739	20131 HWY 59N STE 3000	HUMBLE	TX
2763	1201 LAKE WOODLANDS DR STE 500	THE WOODLANDS	TX
2795	2607 PRESTON RD	FRISCO	TX
2806	2370 N EXPWY STE 2000	BROWNSVILLE	TX
2833	6909 N LOOP 1604 E	SAN ANTONIO	TX
2844	100 BAYBROOK MALL	FRIENDSWOOD	TX
2863	23523 GRAND CIRCLE BLVD	KATY	TX
2877	17710 LA CANTERA PKWY	SAN ANTONIO	TX
2881	300 MEMORIAL CITY WAY	HOUSTON	TX
2883	2500 SMITH RANCH RD	PEARLAND	TX
2884	12351 N IH-35	AUSTIN	TX
2885	5120 FAIRMONT PKWY	PASADENA	TX
2904	9500 S IH-35 STE H	AUSTIN	TX
2934	151 UNIVERSITY OAKS	ROUND ROCK	TX
2944	25646 HWY 290	CYPRESS	TX
2946	1015 E I 30	ROCKWALL	TX
2949	1441 N HWY 77	WAXAHACHIE	TX
2959	419 E TRENTON RD	EDINBURG	TX
2960	1950 JOE BATTLE BLVD	EL PASO	TX
2980	3165 INTERSTATE 45 N	CONROE	TX
2982	301 STACY RD	FAIRVIEW	TX
2983	800 BARNES ST	SAN MARCOS	TX
2991	5335 W LOOP 1604 N	SAN ANTONIO	TX
2911	11552 S DISTRICT DR	SOUTH JORDAN	UT
2957	4185 RIVERDALE RD	RIVERDALE	UT

192	11801 FAIR OAKS MALL	FAIRFAX	VA
778	1408 N PARHAM RD	RICHMOND	VA
1135	3409 CANDLERS MOUNTAIN RD	LYNCHBURG	VA
1462	6699 SPRINGFIELD MALL	SPRINGFIELD	VA
2024	1639 E RIO RD	CHARLOTTESVILLE	VA
2177	4832 VALLEY VIEW BLVD NW	ROANOKE	VA
2290	6 SOUTHPARK MALL	COLONIAL HTS	VA
2619	10101 BROOK RD STE 800	GLEN ALLEN	VA
2749	21030 DULLES TOWN CIR	STERLING	VA
2935	2071 COLISEUM DR	HAMPTON	VA
1256	1321 N COLUMBIA CTR BLVD # 100	KENNEWICK	WA
1823	8900 NE VANCOUVER MALL DR	VANCOUVER	WA
2011	18601 33RD AVE W	LYNNWOOD	WA
2327	10 BELLIS FAIR PKWY	BELLINGHAM	WA
2353	10315 SILVERDALE WAY NW	SILVERDALE	WA
9131	11810 W BURLEIGH ST	WAUWATOSA	WI
171	10225 77TH ST	PLEASANT PRAIRIE	WI
1217	23 WEST TOWNE MALL	MADISON	WI
2185	4301 W WISCONSIN AVE	APPLETON	WI
2653	4770 GOLF RD	EAU CLAIRE	WI
2866	800 WILLARD DR	ASHWAUBENON	WI
1674	800 MALL RD	BARBOURSVILLE	WV
2083	401 LEE ST E	CHARLESTON	WV
2976	515 CABELA DR	TRIADELPHIA	WV

Schedule 5.16(a)(iii)

Title Policy Properties

Store No.	Address	City	State
67	500 LEHIGH VALLEY MALL	WHITEHALL	PA
192	11801 FAIR OAKS MALL	FAIRFAX	VA
197	360 GATEWAY DR	BROOKLYN	NY
237	3 ORLAND SQ DR	ORLAND PARK	IL
241	2000 RT 38 STE 1000	CHERRY HILL	NJ
389	1500 STONERIDGE MALL RD	PLEASANTON	CA
634	3040 PLAZA BONITA RD	NATIONAL CITY	CA
699	1169 GLENDALE GALLERIA	GLENDALE	CA
816	606 CHRISTIANA MALL	NEWARK	DE
933	300 WESTFARMS MALL	FARMINGTON	CT
1229	280 HILLCREST DR W	THOUSAND OAKS	CA
1405	12421 WAYZATA BLVD	MINNETONKA	MN
1462	6699 SPRINGFIELD MALL	SPRINGFIELD	VA
1505	1203 PLAZA DR	WEST COVINA	CA
1572	6000 S HANNUM AVE	CULVER CITY	CA
1623	27150 NOVI RD	NOVI	MI
2011	18601 33RD AVE W	LYNNWOOD	WA
2172	1600 TOWN CENTER DR	MONTEBELLO	CA
2256	7 BACKUS AVE	DANBURY	CT
2297	10 MALL DR W	JERSEY CITY	NJ
2795	2607 PRESTON RD	FRISCO	TX
9005	1634 SALISBURY RD	STATESVILLE	NC
9010	6800 VALLEY VIEW AVE STE 202	BUENA PARK	CA
9130	2525 PARK CRESCENT DR	COLUMBUS	OH
9131	11810 W BURLEIGH ST	WAUWATOSA	WI
9132	16000 W 107TH ST	LENEXA	KS
9316	11111 STEAD BLVD	RENO	NV
9317	1339 TOLLAND TPK	MANCHESTER	CT
9435	1701 INTERMODAL PKWY	HASLET	TX
9486/9129	120 PENNEY RD	ATLANTA	GA

Schedule 5.16(a)(iv)

Initial Appraisal Properties

Store #	Address	City	ST
1	722 J C PENNEY DR	KEMMERER	WY
27	12300 SE 82ND AVE	PORTLAND	OR
30	14301 BURNHAVEN DR	BURNSVILLE	MN
43	621 MAIN ST	ALAMOSA	CO
67	500 LEHIGH VALLEY MALL	WHITEHALL	PA
90	4530 N ORACLE RD	TUCSON	AZ
99	300 CROSS CREEK MALL	FAYETTEVILLE	NC
102	9801 CORTANA PL	BATON ROUGE	LA
109	1343 COMMERCIAL ST	ASTORIA	OR
116	81 ROCKINGHAM PARK BLVD	SALEM	NH
130	601-635 HARRY L DR STE 99	JOHNSON CITY	NY
135	344 V BUCKLAND HLS DR STE 7000	MANCHESTER	CT
141	1207 N COMMERCE	ARDMORE	OK
152	4835 PROMENADE PKWY	BESSEMER	AL
161	5043 JIMMY LEE SMITH PKWY	HIRAM	GA
171	10225 77TH ST	PLEASANT PRAIRIE	WI
179	6051 SKILLMAN ST	DALLAS	TX
183	2100 HAMILTON PLACE BLVD	CHATTANOOGA	TN
192	11801 FAIR OAKS MALL	FAIRFAX	VA
197	360 GATEWAY DR	BROOKLYN	NY
209	3411 MERCHANT BLVD	ABINGDON	MD
220	1500 E WASHINGTON AVE	UNION GAP	WA
237	3 ORLAND SQ DR	ORLAND PARK	IL
241	2000 RT 38 STE 1000	CHERRY HILL	NJ
246	20700 AVALON BLVD	CARSON	CA
273	701 RUSSELL AVE	GAITHERSBURG	MD
304	3550 MCCANN RD	LONGVIEW	TX
334	1330 TRAVIS BLVD	FAIRFIELD	CA
355	1251 US 31 N	GREENWOOD	IN
367	400 BALD HILL RD	WARWICK	RI
389	1500 STONERIDGE MALL RD	PLEASANTON	CA
439	600 EASTVIEW MALL	VICTOR	NY
465	24140 MAGIC MOUNTAIN PKY	SANTA CLARITA	CA
466	150 HOMER ADAMS PKWY	ALTON	IL
478	5200 MEADOWOOD MALL CIR	RENO	NV
496	1700 W COUNTY RD B-2	ROSEVILLE	MN
497	305 MOUNT HOPE AVE	ROCKAWAY	NJ
559	2424 US 6TH AND 50TH	GRAND JUNCTION	CO
566	2555 EL CAMINO REAL	CARLSBAD	CA
631	6301 NW LOOP 410	SAN ANTONIO	TX
634	3040 PLAZA BONITA RD	NATIONAL CITY	CA
652	2200 W WAR MEMORIAL DR STE 997	PEORIA	IL
658	5300 SAN DARIO	LAREDO	TX
695	700 HAYWOOD RD	GREENVILLE	SC

Store #	Address	City	ST
699	1169 GLENDALE GALLERIA	GLENDALE	CA
7034770703	408 MITCHELL ST	PETOSKEY	MI
731	3202 OAKVIEW DR	OMAHA	NE
778	1408 N PARHAM RD	RICHMOND	VA
779	6000 FLORENCE MALL	FLORENCE	KY
786	7900 GOVERNOR RITCHIE HWY	GLEN BURNIE	MD
816	606 CHRISTIANA MALL	NEWARK	DE
863	680 CITADEL DR E	COLORADO SPRINGS	CO
910	4129 E WILDER RD	BAY CITY	MI
933	300 WESTFARMS MALL	FARMINGTON	CT
951	1365 N DUPONT HWY STE 5000	DOVER	DE
982	7777 EASTPOINT MALL	BALTIMORE	MD
1046	2201 S INTERSTATE 35 E STE D	DENTON	TX
1049	4 FOX VALLEY CTR	AURORA	IL
1064	324 E SAN ANTONIO ST	EL PASO	TX
1081	1780 GALLERIA BLVD	FRANKLIN	TN
1101	715 E EXPRESSWAY 83	WESLACO	TX
1106	1950 PRAIRIE CENTER PKWY	BRIGHTON	CO
1122	2501 W MEMORIAL RD	OKLAHOMA CITY	OK
1128	2520 GULF FWY S	LEAGUE CITY	TX
1135	3409 CANDLERS MOUNTAIN RD	LYNCHBURG	VA
1140	4541 S LABURNUM AVE	RICHMOND	VA
1150	STATE HWY 35 AND 36	EATONTOWN	NJ
1156	4915 CLAREMONT AVE	STOCKTON	CA
1161	5256 ROUTE 30	GREENSBURG	PA
1168	14200 E ALAMEDA AVE	AURORA	CO
1180	260 WAYNE TOWNE CTR	WAYNE	NJ
1192	600 SUNRISE MALL	MASSAPEQUA L I	NY
1212	3075 CLAIRTON RD STE 100	WEST MIFFLIN	PA
1217	23 WEST TOWNE MALL	MADISON	WI
1223	24200 LAGUNA HILLS MALL	LAGUNA HILLS	CA
1229	280 HILLCREST DR W	THOUSAND OAKS	CA
1256	1321 N COLUMBIA CTR BLVD # 100	KENNEWICK	WA
1270	3939 S CARSON ST	CARSON CITY	NV
1306	35000 W WARREN RD	WESTLAND	MI
1323	5100 GREAT NORTHERN MALL	N OLMSTED	OH
1352	700 W 14 MILE RD	TROY	MI
1389	11801 W 95TH ST	OVERLAND PARK	KS
1398	23000 EUREKA RD STE A3	TAYLOR	MI
1405	12421 WAYZATA BLVD	MINNETONKA	MN
1419	1900 GREEN OAKS RD	FORT WORTH	TX
1432	14300 LAKESIDE CIR	STERLING HTS	MI
1443	245 ST CLAIR SQ	FAIRVIEW HGTS	IL
1451	3340 MALL LOOP DR SPACE 2	JOLIET	IL
1462	6699 SPRINGFIELD MALL	SPRINGFIELD	VA
1475	27001 US HWY 19 N	CLEARWATER	FL
1480	4510 E CACTUS RD	PHOENIX	AZ

Store #	Address	City	ST
1505	1203 PLAZA DR	WEST COVINA	CA
1510	1303 NIAGARA FALLS BLVD	AMHERST	NY
1529	755 STATE RT 18 STE 600	E BRUNSWICK	NJ
1572	6000 S HANNUM AVE	CULVER CITY	CA
1580	3225 28TH ST SE	GRAND RAPIDS	MI
1590	4600 W KELLOGG RD	WICHITA	KS
1618	25 MIRACLE MILE DR	ROCHESTER	NY
1623	27150 NOVI RD	NOVI	MI
1674	800 MALL RD	BARBOURSVILLE	WV
1704	4803 OUTER LOOP RD	LOUISVILLE	KY
1786	1701 MACFARLAND BLVD E	TUSCALOOSA	AL
1794	4400 MEADOWS LANE	LAS VEGAS	NV
1823	8900 NE VANCOUVER MALL DR	VANCOUVER	WA
1869	8200 PERRY HALL BLVD	BALTIMORE	MD
1899	4621 EASTGATE BLVD	CINCINNATI	OH
1951	3401 DONNELL DR	FORESTVILLE	MD
1958	6455 EASTEX FRWY	BEAUMONT	TX
1960	3605 GALLERIA AT TYLER	RIVERSIDE	CA
1963	320 W KIMBERLY RD STE 409	DAVENPORT	IA
1979	3535 S LINDEN RD	FLINT	MI
1981	2901 BROOKS ST	MISSOULA	MT
1982	6580 S WESTNEDGE AVE	PORTAGE	MI
1983	428 WOODBRIDGE CTR DR	WOODBRIDGE	NJ
1989	6000 SUNSET MALL	SAN ANGELO	TX
2006	3600 COUNTRY CLUB DR STOP 4	JEFFERSON CITY	MO
2011	18601 33RD AVE W	LYNNWOOD	WA
2024	1639 E RIO RD	CHARLOTTESVILLE	VA
2036	4511 N MIDKIFF RD	MIDLAND	TX
2040	2901 S CAPITOL OF TEXAS HWY	AUSTIN	TX
2055	821 N CENTRAL EXPWY	PLANO	TX
2059	5801 BECKLEY RD	BATTLE CREEK	MI
2083	401 LEE ST E	CHARLESTON	WV
2091	700 MAINE MALL RD	SOUTH PORTLAND	ME
2096	72900 HWY 111	PALM DESERT	CA
2102	1695 ANNAPOLIS MALL	ANNAPOLIS	MD
2104	7925 FM 1960 RD STE 7000	HOUSTON	TX
2108	2000 SAN JACINTO MALL	BAYTOWN	TX
2110	2100 S W S YOUNG DR STE 2000	KILLEEN	TX
2115	2000 MARTIN LUTHER KING JR BLV	PANAMA CITY	FL
2123	2950 E TEXAS AVE	BOSSIER CITY	LA
2140	2006 S EXPY 83	HARLINGEN	TX
2160	5453 W 88TH AVE	WESTMINSTER	CO
2163	200 RIVER OAKS DR	CALUMET CITY	IL
2168	1200 E COUNTY LINE RD	RIDGELAND	MS
2169	7701 W I-40 STE 600	AMARILLO	TX
2171	290 E VIA RANCHO PKWY	ESCONDIDO	CA
2172	1600 TOWN CENTER DR	MONTEBELLO	CA

Store #	Address	City	ST
2173	ONE MALL BLVD	BRUNSWICK	GA
2175	4761 PECANLAND MALL DR	MONROE	LA
2177	4832 VALLEY VIEW BLVD NW	ROANOKE	VA
2178	8106 N NAVARRO ST	VICTORIA	TX
2184	1500 HARVEY RD	COLLEGE STATION	TX
2185	4301 W WISCONSIN AVE	APPLETON	WI
2209	2501 MING AVE	BAKERSFIELD	CA
2218	2300 RIVERCHASE GALLERIA	HOOVER	AL
2229	4250 CERRILLOS RD	SANTA FE	NM
2232	5065 MAIN ST	TRUMBULL	CT
2247	310 DANIEL WEBSTER HWY STE 103	NASHUA	NH
2250	50 FOX RUN RD STE 35	NEWINGTON	NH
2256	7 BACKUS AVE	DANBURY	CT
2258	3450 WRIGHTSBORO RD	AUGUSTA	GA
2263	1006 ROSS PARK MALL DR	PITTSBURGH	PA
2265	2901 PINES MALL DR STE A	PINE BLUFF	AR
2266	2080 GREELEY MALL	GREELEY	CO
2279	4901 N KICKAPOO AVE STE 4000	SHAWNEE	OK
2284	2301 W WORLEY	COLUMBIA	MO
2287	4405 BLACK HORSE PIKE	MAYS LANDING	NJ
2290	6 SOUTHPARK MALL	COLONIAL HTS	VA
2297	10 MALL DR W	JERSEY CITY	NJ
2303	1970 US HWY 70 SE	HICKORY	NC
2304	1821 SW WANAMAKER RD	TOPEKA	KS
2312	300 N MILWAUKEE ST	BOISE	ID
2316	2601 DAWSON RD	ALBANY	GA
2327	10 BELLIS FAIR PKWY	BELLINGHAM	WA
2346	3 S TUNNEL RD	ASHEVILLE	NC
2349	3300 S AIRPORT RD W	TRAVERSE CITY	MI
2353	10315 SILVERDALE WAY NW	SILVERDALE	WA
2388	1131 W RANCHO VISTA BLVD	PALMDALE	CA
2392	1600 N STATE RT 50	BOURBONNAIS	IL
2398	900 COMMONS DR STE 900	DOTHAN	AL
2410	2401 S STEMMONS FWY STE 4000	LEWISVILLE	TX
2414	355 FLETCHER PKWY	EL CAJON	CA
2428	4400 24TH AVE	FORT GRATIOT	MI
2443	11130 MALL CIR	WALDORF	MD
2445	6840 EASTMAN AVE	MIDLAND	MI
2467	1695 ARDEN WAY	SACRAMENTO	CA
2477	3710 HWY 9	FREEHOLD	NJ
2480	22450 TOWN CIR	MORENO VALLEY	CA
2482	5725 JOHNSTON ST	LAFAYETTE	LA
2490	231 GREECE RIDGE CTR DR	GREECE	NY
2495	1850 ADAMS ST STE 2	MANKATO	MN
2496	500 NEWPARK MALL	NEWARK	CA
2507	312 W PRIEN LAKE RD	LAKE CHARLES	LA
2521	9100 N SKYVIEW AVE	KANSAS CITY	MO

Store #	Address	City	ST
2522	9056 N 121ST EAST AVE	OWASSO	OK
2523	215 CREEKSIDE WAY	NEW BRAUNFELS	TX
2524	2421 CRANBERRY HWY STE 290	WAREHAM	MA
2526	7352 GLORY RD	BAXTER	MN
2527	500 WINCHESTER AVE	ASHLAND	KY
2529	11534 PARKSIDE DR	FARRAGUT	TN
2530	1301 CENTER RD	AVON	OH
2534	501 C M FAGAN DR	HAMMOND	LA
2613	1932 E 20TH ST	CHICO	CA
2617	7600 KINGSTON PIKE	KNOXVILLE	TN
2619	10101 BROOK RD STE 800	GLEN ALLEN	VA
2626	1312 W SUNSET RD	HENDERSON	NV
2631	58000 TWENTY-NINE PALMS HWY	YUCCA VALLEY	CA
2632	4 MID RIVERS MALL	ST PETERS	MO
2651	68 GATEWAY MALL	LINCOLN	NE
2653	4770 GOLF RD	EAU CLAIRE	WI
2655	90 W 5TH ST	DOUGLAS	AZ
2661	RT 60 & HWY 21	VERNON HILLS	IL
2663	377 S MILLS RD	VENTURA	CA
2676	1215 S MAIN ST	SIKESTON	MO
2678	658 RICHLAND MALL	MANSFIELD	OH
2682	1901 NW EXPWY STE 1200	OKLAHOMA CITY	OK
2683	17177 ROYALTON RD	STRONGSVILLE	OH
2685	3851 S COOPER ST	ARLINGTON	TX
2690	1000 TURTLE CREEK DR	HATTIESBURG	MS
2692	2422 W KETTLEMAN LANE	LODI	CA
2696	11200 LAKELINE MALL DR	CEDAR PARK	TX
2697	16529 SOUTHWEST FRWY	SUGARLAND	TX
2700	5083 TUTTLE CROSSING BLVD	DUBLIN	OH
2703	2756 N GERMANTOWN PKWY	MEMPHIS	TN
2704	10000 COORS BYPASS NW	ALBUQUERQUE	NM
2708	573 DONALD LYNCH BLVD	MARLBOROUGH	MA
2729	3311 IOWA ST	LAWRENCE	KS
2739	20131 HWY 59N STE 3000	HUMBLE	TX
2742	1840 COUNTRYSIDE DR	TURLOCK	CA
2749	21030 DULLES TOWN CIR	STERLING	VA
2753	6201 BLUEBONNET BLVD	BATON ROUGE	LA
2755	120 NIBLICK RD	PASO ROBLES	CA
2757	8417 S PARK MEADOWS CTR DR	LONE TREE	CO
2758	1471 CORAL RIDGE AVE	CORALVILLE	IA
2763	1201 LAKE WOODLANDS DR STE 500	THE WOODLANDS	TX
2767	1500 S WILLOW ST	MANCHESTER	NH
2783	40640 WINCHESTER RD	TEMECULA	CA
2785	3774 RIVERTOWN PRKWY SW	GRANDVILLE	MI
2795	2607 PRESTON RD	FRISCO	TX
2796	1125 GALLERIA BLVD	ROSEVILLE	CA
2801	1450 POLARIS PKWY	COLUMBUS	OH

Store #	Address	City	ST
2802	2000 ROBINSON TOWN CTR	PITTSBURGH	PA
2806	2370 N EXPWY STE 2000	BROWNSVILLE	TX
2807	5690 HARVEY ST	MUSKEGON	MI
2815	3200 GATEWAY BLVD	PRESCOTT	AZ
2816	3351 S DOGWOOD	EL CENTRO	CA
2824	6620 TOWNE CENTER LOOP STE E	SOUTHAVEN	MS
2830	7200 E HARRISON AVE	ROCKFORD	IL
2833	6909 N LOOP 1604 E	SAN ANTONIO	TX
2834	69340 HWY 21	COVINGTON	LA
2835	3000 E HIGHLAND DR STE 516	JONESBORO	AR
2837	1375 S YUMA PALMS PKWY	YUMA	AZ
2840	1236 EASTDALE MALL	MONTGOMERY	AL
2844	100 BAYBROOK MALL	FRIENDSWOOD	TX
2848	4485 S GRAND CANYON DR	LAS VEGAS	NV
2849	10000 ALABAMA ST	REDLANDS	CA
2862	3459 PRINCETON RD	HAMILTON	OH
2863	23523 GRAND CIRCLE BLVD	KATY	TX
2864	3001 WHITE BEAR AVE	MAPLEWOOD	MN
2865	8348 TAMARACK VILLAGE	WOODBURY	MN
2866	800 WILLARD DR	ASHWAUBENON	WI
2868	401 S MT JULIET RD STE 630	MT JULIET	TN
2869	5060 PINNACLE SQ	TRUSSVILLE	AL
2872	1380 HWY 20 W	MCDONOUGH	GA
2873	304 FORUM DR	COLUMBIA	SC
2874	341 NEWNAN CROSSING BYP	NEWNAN	GA
2875	22500 TOWN CENTER AVE	SPANISH FORT	AL
2876	14658 DELAWARE ST	WESTMINSTER	CO
2877	17710 LA CANTERA PKWY	SAN ANTONIO	TX
2878	4680 HIGH POINTE BLVD	HARRISBURG	PA
2879	2202 BELLVIEW RD	ROGERS	AR
2881	300 MEMORIAL CITY WAY	HOUSTON	TX
2883	2500 SMITH RANCH RD	PEARLAND	TX
2884	12351 N IH-35	AUSTIN	TX
2885	5120 FAIRMONT PKWY	PASADENA	TX
2903	3141 WATERMILL DR	BURLINGTON	NC
2904	9500 S IH-35 STE H	AUSTIN	TX
2906	1720 OLD FORT PKWY	MURFREESBORO	TN
2907	6302 S CENTRAL ST	AURORA	CO
2909	7939 HWY N	DARDENNE PRAIRIE	MO
2910	7751 TOWNE CENTER PKWY	PAPILLION	NE
2911	11552 S DISTRICT DR	SOUTH JORDAN	UT
2914	2600 S SHACKLEFORD RD	LITTLE ROCK	AR
2918	340 S COLONIAL DR	ALABASTER	AL
2920	9480 VILLAGE PLACE BLVD	BRIGHTON	MI
2922	13900 HOARD DR	NOBLESVILLE	IN
2926	7451 YOUREE DR	SHREVEPORT	LA
2927	410 PORTERS VALE BLVD	VALPARAISO	IN

Store #	Address	City	ST
2928	1100 OGDEN AVE	MONTGOMERY	IL
2930	1600 ORCHARD GATEWAY BLVD	NORTH AURORA	IL
2931	3100 MAIN ST STE 1000	MAUMEE	OH
2932	3400 RIO GRANDE AVE	MONTROSE	CO
2933	1200 N HAPPY VALLEY RD	NAMPA	ID
2934	151 UNIVERSITY OAKS	ROUND ROCK	TX
2935	2071 COLISEUM DR	HAMPTON	VA
2937	14659 RAMONA AVE	CHINO	CA
2941	2400 S SERVICE RD	MOORE	OK
2942	7271 SE 29TH ST	MIDWEST CITY	OK
2943	3675 STONE CREEK BLVD	COLERAIN TOWNSHIP	OH
2944	25646 HWY 290	CYPRESS	TX
2946	1015 E I 30	ROCKWALL	TX
2949	1441 N HWY 77	WAXAHACHIE	TX
2950	800 S RANDALL RD	ALGONQUIN	IL
2951	2940 COMMERCE DR	JOHNSBURG	IL
2952	4451 PROMENADE WAY	MATTESON	IL
2953	8100 N FLINTLOCK RD	KANSAS CITY	MO
2956	550 PINNACLE PL	PRATTVILLE	AL
2957	4185 RIVERDALE RD	RIVERDALE	UT
2959	419 E TRENTON RD	EDINBURG	TX
2960	1950 JOE BATTLE BLVD	EL PASO	TX
2961	3125 LOUISIANA AVE	LAFAYETTE	LA
2964	2060 SAM RITTENBERG BLVD	CHARLESTON	SC
2965	3650 NEW CENTER PT	COLORADO SPRINGS	CO
2966	8568 E 49TH AVE	DENVER	CO
2967	50753 WATERSIDE DR	CHESTERFIELD TOWNSHP	MI
2971	300 TOWN CENTER BLVD	WHITE LAKE TOWNSHIP	MI
2972	43690 FORD RD	CANTON	MI
2973	11325 W LINCOLN HWY	MOKENA	IL
2975	3333 MARKET PLACE DR	COUNCIL BLUFFS	IA
2976	515 CABELA DR	TRIADELPHIA	WV
2977	5886 HIGHWAY 100	WASHINGTON	MO
2980	3165 INTERSTATE 45 N	CONROE	TX
2982	301 STACY RD	FAIRVIEW	TX
2983	800 BARNES ST	SAN MARCOS	TX
2986	200 MARKET ST	FLOWOOD	MS
2988	7700 POLO GROUNDS BLVD	MEMPHIS	TN
2989	1800 COASTAL GRAND CIR	MYRTLE BEACH	SC
2990	6901 W 135TH ST	OVERLAND PARK	KS
2991	5335 W LOOP 1604 N	SAN ANTONIO	TX
2993	798 GRAVOIS BLUFFS BLVD	FENTON	MO
2994	3363 LOWERY PKWY	FULTONDALE	AL
2998	19005 SE MILL PLAIN BLVD	VANCOUVER	WA
2999	1060 PERIMETER DR	MANTECA	CA
9005	1634 SALISBURY RD	STATESVILLE	NC
9010	6800 VALLEY VIEW AVE STE 202	BUENA PARK	CA

Store #	Address	City	ST
9130	2525 PARK CRESCENT DR	COLUMBUS	OH
9131	11810 W BURLEIGH ST	WAUWATOSA	WI
9132	16000 W 107TH ST	LENEXA	KS
9316	11111 STEAD BLVD	RENO	NV
9317	1339 TOLLAND TPK	MANCHESTER	CT
9435	1701 INTERMODAL PKWY	HASLET	TX
9486/9129	120 PENNEY RD	ATLANTA	GA

Schedule 6.1

Certain Indebtedness

Capital lease obligations as set forth on Annex A hereto	Amount as of 4/30/2016: $24,651,224.32
Promissory Note dated March 2, 2016 in the amount of $3,500,000 executed by J. C. Penney Services India Private Limited payable to J. C. Penney Corporation, Inc.

Annex A

Capital Lease Obligations

(see attached)

J. C. Penney Company, Inc.

Schedule of Capital Leases

As of April 30, 2016

	Total Capital Leases		24,651,224.32

Store Capital Leases

Store Number	Description	End Date	Total Ending Obligation
00370	Richmond CA	05/31/2021	857,101.06
00700	Trenton NJ	04/30/2021	742,783.54
00819	Ann Arbor MI	03/31/2019	383,788.93

			1,983,673.53

Other Real Estate Leases

Store Number	Description	End Date	Total Ending Obligation
02894	Lithonia GA	11/15/2021	169,620.00

			169,620.00

Printer Leases

Lease Number	Description	End Date	Total Ending Obligation
Cannon Printer-30	HO Print Shop	09/11/2018	625,120.36
Entouch	Energy Mgmt System	06/30/2017	159,218.21

			784,338.57

IT Capital Leases

Lease Number	Description	End Date	Total Ending Obligation
Cisco-10	3rd Party Hardware-SC007-0-Network Refresh	07/31/2017	259,548.53
Cisco-11	3rd Party hardware-SC008-0-Network Refresh	07/31/2017	198,234.17
Cisco-12	3rd Party Hardware-SC009-0-network refresh	07/31/2017	196,375.01
Cisco-13	Cisco Hardware-011-000-Network Refresh	07/31/2017	2,091,254.69
Cisco-15	Cisco-012-000-Network Refresh P1203565	08/31/2017	828,836.47
Cisco-16	Cisco-013-000-Network Refresh-P1203565	08/31/2017	1,043,093.81
Cisco-17	Network Refresh - 018-000	10/31/2017	322,988.48
Cisco-31	019-000 Network Refresh P108420	05/31/2018	140,195.06
Cisco-5	Cisco hardware 001-000 Network Refresh	07/31/2017	395,232.58
Cisco-6	Cisco hardware-002-000-Network Refresh	07/31/2017	6,782,156.41
Cisco-7	3rd Party-SC003-0-Network Refresh Hardware	07/31/2017	386,882.50
Cisco-8	3rd Party Hardware-SC004-0-Network Refresh	07/31/2017	259,549.21
Cisco-9	Cisco Hardware-SC005-0-Networ Refresh	07/31/2017	1,334,396.25
EMC-3	Lenexa VMAX - ADW Refresh	06/30/2016	65,050.37
HPFS-27	100017000095-P1203565-Network Refresh	12/31/2017	205,769.28
HPFS-28	100017000096-P1203565-Network Refresh	12/31/2017	829,245.32
HPFS-29	100017000098-3rd Party Services - Network Refresh	02/28/2018	495,894.32
HPFS-30	100017000099-3rd Party Services-Network Refresh	03/31/2018	345,486.30
IBM-1	Columbus HX5 Blades - network refresh	06/30/2016	3,848.51
IBM-14	IBM-D00H24350 - Network Refresh-P1203566	07/31/2017	14,942.69
IBM-18	Alcatel Upgrade - D00H25218 - P1203565	07/31/2017	107,411.16
IBM-19	D00H26156 - P1203565 - Network Refresh	08/31/2017	461,588.94
IBM-2	Lenexa HX5 Blades - Network Refresh	06/30/2016	3,610.92

IT Capital Leases (continued)

Lease Number	Description	End Date	Total Ending Obligation
IBM-20	D00H27425-P1203565-Network Refresh	08/31/2017	156,722.31
IBM-21	D00H30101 - P1203565 - Network Refresh	10/31/2017	86,021.16
IBM-22	D00H30404-P1203565 - Network Refresh	11/30/2017	70,755.21
IBM-23	D00H32051 - P1203565 - Network Refresh	11/30/2017	1,131,792.14
IBM-24	D00H31180 - P1203565 - Network Refresh	11/30/2017	769,268.73
IBM-25	D00H32409 - P1203565 - Network Refresh	11/30/2017	1,165,997.56
IBM-26	D00H34254-P1203565-Network Refresh	12/31/2017	15,862.95
IGF-4	jTime Hardware - jTime Upgrade	06/30/2016	4,737.43

			20,172,748.47

Vehicle Leases

Lease Number	Description	End Date	Total Ending Obligation
1053SL1	FREDERICKSBURG, VA	07/13/2016	637.06
1054SL1	MADISON, WI	07/25/2016	805.18
1055SL1	SPRINGFIELD, IL	07/12/2016	618.85
1221SL1	Tukwilla, WA	10/31/2017	7,713.93
1222SL1	Tukwila, WA	10/31/2017	7,713.93
1223SL1	MICHIGAN CITY, IN	10/31/2017	7,755.83
1224SL1	SPRINGFIELD, IL	10/31/2017	7,727.34
1225SL1	RALEIGH, NC	10/31/2017	7,715.61
1226 SL1	WILLIAMSVILLE, NY	10/31/2017	7,705.22
1227SL1	BALTIMORE, MD	10/31/2017	7,730.69
1228SL1	CHERRY HILL, NJ	10/31/2017	7,712.26
1229SL1	BAY CITY, MI	10/31/2017	7,705.89
1230SL1	DEARBORN, MI	10/31/2017	7,713.43
1231SL1	RICHMOND HEIGHTS, OH	10/31/2017	7,725.83
1232SL1	CINCINNATI, OH	10/31/2017	7,721.81
1233SL1	BUENA PARK, CA	10/31/2017	7,714.10
1234SL1	BUENA PARK, CA	10/31/2017	7,714.10
1235SL1	HOUSTON, TX	10/31/2017	7,700.36
1236SL1	HOUSTON, TX	10/31/2017	7,700.36
1237SL1	GOODLETTSVILLE, TN	10/31/2017	7,702.20
1238SL1	ALTAMONTE SPRINGS, FL	10/31/2017	7,702.20
1239SL1	Dearborn, MI	09/04/2018	12,579.95
1240SL1	Greenwood, IN	08/20/2018	12,105.74
1241SL1	Raleigh, NC	09/22/2018	12,597.19
1242SL1	Coral Springs, FL	09/12/2018	12,583.51
1243SL1	St. Petersburg, FL	09/17/2018	12,602.66
1244SL1	Altamonte Springs, FL	09/22/2018	12,608.13
1245SL1	Baton Rouge, LA	09/17/2018	12,608.13
1246SL1	Fort Worth, TX	09/16/2018	12,588.98
1247SL1	Fort Worth, TX	09/14/2018	12,588.98
1248SL1	Aurora, CO	09/10/2018	12,635.49
1249SL1	Salt Lake City, UT	09/09/2018	12,594.45
1250SL1	St. Louis, MO	09/17/2018	12,572.57
1251SL1	Vancouver, WA	09/11/2018	12,649.17

Vehicle Leases (continued)

Lease Number	Description	End Date	Total Ending Obligation
1252SL1	Plano, TX	01/05/2019	17,830.38
1253SL1	Plano, TX	01/05/2019	16,427.82
1254SL1	345655 - Chevy G2500 EXT - 2013	05/03/2018	13,753.54
1255SL1	345656 - Chevy G2500 EXT - 2013	05/03/2018	13,753.54
1256SL1	441515 - JEEP Compass - 2014	06/30/2018	10,380.31
1257SL1	441851 - JEEP Compass FWD - 2014	06/30/2018	10,131.06
1258SL1	443369 - Toyota Tacoma REG - 2014	06/30/2018	9,932.15
1259SL1	443912 - Ford Escape S - 2014	05/08/2017	7,942.90
1260SL1	444288 - Ford Escape SE - 2014	06/26/2017	10,275.84
1261SL1	ATLANTA, GA	02/12/2020	29,450.24
1262SL1	444704 - Ford Escape SE - 2014	08/28/2017	7,804.39
1263SL1	RICHMOND, CA	02/16/2020	29,496.66
1264SL1	RICHMOND, CA	02/16/2020	29,496.66
1265SL1	LOMBARD, IL	03/24/2020	6,043.38
1266SL1	LOMBARD, IL	02/23/2020	29,520.95
1267SL1	FORT WORTH, TX	02/12/2020	29,371.29
1268SL1	LAKEWOOD, CA	02/26/2020	29,389.50
1269SL1	LAKEWOOD, CA	02/26/2020	29,389.50
1270SL1	MEDIA, PA	02/18/2020	29,371.72
1271SL1	MEDIA, PA	02/18/2020	29,371.72
1272SL1	FORT MYERS, FL	02/15/2020	29,415.10
1273SL1	SAINT PETERSBURG, FL	02/15/2020	29,409.03
1274SL1	FORT MYERS, FL	02/11/2020	29,368.68
1275SL1	ALTAMONTE SPRINGS, FL	02/09/2020	29,422.47
1276SL1	MANCHESTER, CT	02/03/2020	25,074.43
1277SL1	2015 FORD TRANSIT - 545128	09/01/2019	21,742.98
1278SL1	2015 FORD TRANSIT -545129	11/07/2019	24,162.56
1279SL1	2015 FORD TRANIST - 545130	09/14/2019	21,739.54
1280SL1	2015 FORD TRANSIT - 545131	09/07/2019	21,761.80
1281SL1	2015 FORD TRANSIT - 545132	08/31/2019	20,603.23
1282SL1	2015 FORD TRANSIT - 546851	01/09/2020	25,966.61
1283SL1	2015 FORD TRANSIT - 548326	12/25/2019	27,421.14
1284SL1	2016 FORD TRANSIT -641144	02/01/2020	29,495.85
1285SL1	2016 FORD TRANSIT - 611445	01/31/2020	28,867.31
1286SL1	2016 FORD TRANSIT - 641146	01/31/2020	28,811.95
1287SL1	2016 FORD TRANSIT - 641147	01/22/2020	28,775.83
1288SL1	2016 FORD TRANSIT - 641149	02/03/2020	29,542.68
1289SL1	2016 FORD TRANSIT - 641153	01/31/2020	28,773.26
1290SL1	2016 - FORD TRANSIT - 641154	02/06/2020	29,495.85
1291SL1	2016 - FORD TRANSIT - 641155	01/26/2020	28,779.28
1292SL1	2016 - FORD TRANSIT - 641156	02/10/2020	29,506.97
1293SL1	2016 - FORD TRANSIT - 641148	03/15/2020	29,335.86
1294SL1	2016 - FORD TRANSIT - 641152	03/25/2020	28,728.40
1295SL1	2016 - FORD TRANSIT - 643407	05/17/2020	27,784.60
1296SL1	2016 - FORD TRANSIT - 643408	04/30/2020	27,135.49
1297SL1	2016 - FORD TRANSIT - 643409	05/24/2020	27,599.94
1298SL1	2016 - FORD TRANSIT - 643410	05/24/2020	27,646.11

Vehicle Leases (continued)

Lease Number	Description	End Date	Total Ending Obligation
1299SL1	2016 - FORD TRANSIT - 643411	05/22/2020	27,623.03
1300SL1	2016 - FORD TRANSIT - 643412	05/16/2020	27,599.94
1301SL1	2016 - FORD TRANSIT - 643413	05/03/2020	27,599.94
1302SL1	2016 - FORD TRANSIT - 643415	06/04/2020	28,269.21

			1,540,843.75

Schedule 6.2

Certain Liens

Liens securing the Capital Lease Obligations listed on Schedule 6.1 on the assets subject to such leases.

Schedule 6.3

Certain Restrictive Agreements

1.	Restrictions which appear in (a) that certain Indenture, dated as of October 1, 1982, as supplemented by the First Supplemental Indenture, dated as of March 15, 1983, as further supplemented by the Second Supplemental Indenture, dated as of May 1, 1984, as further supplemented by the Third Supplemental Indenture, dated as of March 7, 1986, as further supplemented by the Fourth Supplemental Indenture, dated as of June 7, 1991, as further supplemented by the Fifth Supplemental Indenture, dated as of January 27, 2002, and as further supplemented by the Sixth Supplemental Indenture, dated as of May 20, 2013, among the Borrower (formerly known as J. C. Penney Company, Inc.), as issuer, Holdings, as co-obligor, and Wilmington Trust, National Association, as trustee, (b) that certain Indenture, dated as of April 1, 1994, as supplemented by the First Supplemental Indenture, dated as of January 27, 2002, and as further supplemented by the Second Supplemental Indenture, dated as of July 26, 2002, among the Borrower (formerly known as J. C. Penney Company, Inc.), as issuer, Holdings, as co-obligor, and Wilmington Trust, National Association, as trustee, and (c) that certain Indenture, dated as of September 15, 2014, as supplemented by the First Supplemental Indenture, dated as of September 15, 2014, among the Borrower, as issuer, Holdings, as co-obligor, and Wilmington Trust, National Association.

2.	Restrictions which appear in JCPenney leases which prevent the use of that leasehold interest itself as security for any obligation.

3.	Restrictions which appear in the Consumer Credit Card Program Agreement by and between the Borrower and GE Money Bank, originally dated as of December 6, 1999 and Amended and Restated as of November 5, 2009, and as further amended (the “GE Agreement”), which restricts the Borrower from pledging a security interest in any interest of the Borrower in any “Bank Property” (as defined in the GE Agreement).

Schedule 6.6

Certain Investments

JCP Realty, LLC	100% of the 10 shares of its common stock
J. C. Penney Services India Private Limited	8,242 equity shares
SWC Tollway & 121 LLC	60% of membership interests

EXHIBIT A-1 TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto.

Pursuant to Section 2.1 of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [            ], 20[    ] (the “Credit Date”):

☐	Base Rate Loans:	$	[ , ,	]

☐	Eurodollar Rate Loans, with an initial Interest Period of month(s):	$	[ , ,	]

Borrower hereby certifies that:

(i) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(ii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

EXHIBIT A-1-1

The account of Borrower to which the proceeds of the Loans requested on the Credit Date are to be made available by Administrative Agent to the Borrower is as follows:

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference:

This Funding Notice is a Credit Document under and as defined in the Credit Agreement.

Date: [ ]	J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

EXHIBIT A-1-2

EXHIBIT A-2 TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto.

Pursuant to Section 2.9 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [            ], 20[    ]:

$[ , , ]	Eurodollar Rate Loans to be continued with an Interest Period of [ ] month(s)

$[ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with an Interest Period of [ ] month(s)

$[ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default. This Conversion/Continuation Notice is a Credit Document under and as defined in the Credit Agreement.

Date: [ ], 20[ ]	J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

EXHIBIT A-2-1

EXHIBIT B TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

NOTE

$[ , , ]
[ ], 20[ ]	New York, New York

FOR VALUE RECEIVED, J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [                ] DOLLARS ($[        ,        ,        ]) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto.

Borrower shall make scheduled principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Notes” (as defined in the Credit Agreement) and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

EXHIBIT B-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

EXHIBIT B-3

EXHIBIT C TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the [                ]1 of [J. C. PENNEY COMPANY, INC., a Delaware corporation] [J. C. PENNEY CORPORATION, INC., a Delaware corporation].

2. I have reviewed the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”), certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default that has occurred and is continuing as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

4. [A] [No] change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements referred to in Section 4.7 of the Credit Agreement or delivered pursuant to Section 5.1(b) of the Credit Agreement, as applicable[, and the effect of such change on the financial statements accompanying this Certificate are specified in a separate attachment to this Certificate].

This Compliance Certificate is a Credit Document under and as defined in the Credit Agreement.

[Remainder of page intentionally left blank]

[1]	Insert title of Financial Officer.

EXHIBIT C-1

The foregoing certifications, together with the financial statements delivered with this Certificate and the statements set forth in any attachments hereto, are made and delivered [            ], 20[    ] pursuant to Section 5.1(c) of the Credit Agreement.

[J. C. PENNEY COMPANY, INC.]
[J. C. PENNEY CORPORATION, INC.]

By:
Name:
Title:

EXHIBIT C-2

EXHIBIT D TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations thereunder, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	______________________ [and is an Affiliate/Related Fund[1] of [identify Lender]] [Assignor is not a Defaulting Lender] Markit Entity Identifier (if any): ______________________

3.	Borrower:	J. C. PENNEY CORPORATION, INC., a Delaware corporation

4.	Administrative Agent:	JPMORGAN CHASE BANK, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit and Guaranty Agreement dated as of June 23, 2016, among Borrower, J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto

6.	Assigned Interest[s]:

[1]	Select as applicable

EXHIBIT D-1

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$______________	$______________	____________%
$______________	$______________	____________%
$______________	$______________	____________%

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

EXHIBIT D-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][3] Accepted:

[JPMORGAN CHASE BANK, N.A.], as Administrative Agent

By:
Name:
Title:

[Consented to:][4]

[J. C. PENNEY CORPORATION, INC.]

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

EXHIBIT D-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii) if it is a Non-US Lender, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.	Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1	From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

EXHIBIT D-4

3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment is a Credit Document under and as defined in the Credit Agreement. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT D-5

EXHIBIT E TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CERTIFICATE RE NON-BANK STATUS

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto. Pursuant to Section 2.20(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT E-1

EXHIBIT F TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

RESTATEMENT EFFECTIVE DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1. I am the chief financial officer of J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”) and J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”).

2. I have reviewed the terms and conditions of the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holdings, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto, and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

3. Based upon my review and examination described in paragraph 2 above, I certify, on behalf of Holdings and Borrower, solely in my capacity as chief financial officer and not in any individual capacity, that as of the date hereof:

(i) the representations and warranties contained in each of the Credit Documents are true and correct in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(ii) there are no actions, suits or proceedings by or before any Governmental Authority enjoining the financing contemplated by the Credit Agreement; and

(iii) no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

4. As of the date hereof: both before and after giving effect to the Credit Agreement and the initial borrowings thereunder, there does not exist any “Event of Default” under and as defined in the ABL Credit Agreement or the Senior Indentures.

5. This Restatement Effective Date Certificate is a Credit Document under and as defined in the Credit Agreement.

EXHIBIT F-1

The foregoing certifications are made and delivered as of June 23, 2016.

J. C. PENNEY COMPANY, INC. J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:	Chief Financial Officer

EXHIBIT F-2

EXHIBIT G TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [            ], [            ] (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct on and as of the date of this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement; and

(e) the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in and continuing lien on all of the undersigned’s right, title and interest in, to and under all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter

EXHIBIT G-1

acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement with respect to the assets of the undersigned. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent or the Collateral Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Administrative Agent or Collateral Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the undersigned, Administrative Agent and the Collateral Agent. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Counterpart Agreement is a Credit Document under and as defined in the Credit Agreement.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

EXHIBIT G-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT G-3

EXHIBIT H TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

[Attached.]

EXHIBIT H-1

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

dated as of June 23, 2016

among

J. C. PENNEY CORPORATION, INC.,

J. C. PENNEY COMPANY, INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

-i-

SCHEDULE 5.2	—	COLLATERAL IDENTIFICATION
SCHEDULE 5.4	—	FINANCING STATEMENTS
SCHEDULE 5.5	—	LOCATION OF EQUIPMENT AND INVENTORY
EXHIBIT A	—	PLEDGE SUPPLEMENT
EXHIBIT B	—	AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT
EXHIBIT C	—	PATENT SECURITY AGREEMENT
EXHIBIT D	—	AMENDED AND RESTATED COPYRIGHT SECURITY AGREEMENT

-ii-

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”), J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Company” or the “Borrower”), and each of the subsidiaries of Holdings or the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (other than the Collateral Agent, each, a “Grantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Term Loan/Notes Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, each of the Grantors party hereto previously entered into that certain Pledge and Security Agreement, dated as of May 22, 2013 (the “Existing Security Agreement”), by and among each of the Grantors party thereto and Goldman Sachs Bank USA, as collateral agent (the “Former Agent”);

WHEREAS, the Existing Security Agreement secures the Grantors’ obligations under that certain Credit and Guaranty Agreement, dated as of May 22, 2013, among the Borrower, Holdings, as a guarantor, certain subsidiaries of Borrower, as guarantors, the lenders party thereto from time to time, Former Agent and the other parties thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Term Loan Credit Agreement”);

WHEREAS, the Original Term Loan Credit Agreement has been amended and restated by that certain Amended and Restated Credit and Guaranty Agreement, dated as of the date hereof (the “ARCA”; the Original Term Loan Credit Agreement, as amended and restated by the ARCA, as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among the Borrower, the guarantors party thereto, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., a national banking association (“JPM”), as administrative agent (in such capacity, the “Term Loan Administrative Agent”), and the other parties thereto;

WHEREAS, pursuant to the Resignation and Successor Agent Agreement, dated as of the date hereof, the Former Agent has assigned all of its rights and obligations under the Security Documents to the Collateral Agent;

WHEREAS, pursuant to the terms, conditions and provisions of (a) that certain Indenture, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, Holdings and the other guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, together with its successors and permitted assigns, the “Trustee”), and (b) that certain Purchase Agreement, dated as of June 9, 2016, among the Company, Holdings, the other guarantors under the Indenture, and J.P. Morgan Securities LLC, as representative of the several parties named in Schedule I thereto, the Company issued $500,000,000 aggregate principal amount of its 5.875% Senior Secured Notes due 2023, which are guaranteed on a senior secured basis by the guarantors party thereto;

WHEREAS, in connection with the execution of this Agreement, the Collateral Agent, the Term Loan Administrative Agent and the Trustee are entering into that certain Pari Passu Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”);

WHEREAS, pursuant to the Term Loan Credit Agreement, the Indenture and the Pari Passu Intercreditor Agreement, the Trustee and the Term Loan Administrative Agent have appointed and authorized the Collateral Agent to act as agent on their behalf and on behalf of the Term Loan/Notes Secured Parties represented by the Trustee and the Term Loan Administrative Agent, respectively, and the Collateral Agent has accepted such appointment; and

WHEREAS, one or more of the Grantors may incur Future Term Loan/Notes Indebtedness after the date hereof, and in connection therewith, the Authorized Representative for the holders of such Future Term Loan/Notes Indebtedness will become a party to the Pari Passu Intercreditor Agreement in order to appoint and authorize the Collateral Agent to act as agent on behalf of such Authorized Representative and on behalf of the Term Loan/Notes Secured Parties represented by such Authorized Representative;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree to amend and restate the Existing Security Agreement as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“1994 Indenture” shall have the meaning set forth in the Term Loan Credit Agreement.

“ABL Agent” shall have the meaning set forth in the ABL Intercreditor Agreement.

“ABL Credit Agreement” shall have the meaning set forth in the Term Loan Credit Agreement.

“ABL Intercreditor Agreement” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Additional Grantor” shall have the meaning assigned in Section 7.2.

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Authorized Representative” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Authorized Representative” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning set forth in the recitals.

“Collateral” shall have the meaning assigned in Section 2.1 and, for the avoidance of doubt, shall exclude all Excluded Assets.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Company” shall have the meaning set forth in the recitals.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, and (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC.

“Control Account” means any Deposit Account or Securities Account that is a “Control Account” (as defined in the ABL Credit Agreement) or otherwise is or required to be subject to the Control of the ABL Agent.

“Control Agreement” shall mean an agreement, duly executed and delivered by the applicable Grantor, Collateral Agent, the ABL Agent and the depositary bank or the securities intermediary, as the case may be, with which any Deposit Account or Securities Account is maintained, in form and substance reasonably satisfactory to the Collateral Agent.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in Section 957 (or any successor statute thereto) of the Internal Revenue Code, as well as any Domestic Subsidiary, substantially all of the assets of which consist of Equity Interests of one or more Controlled Foreign Corporations.

“Copyright Licenses” shall mean, to the extent not constituting an Excluded Asset, any and all license agreements and covenants not to sue with respect to any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(I) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean, to the extent not constituting an Excluded Asset, all United States and foreign copyrights and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(I) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights corresponding thereto throughout the world.

“Equity Interests” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Event of Default” shall mean an “Event of Default” under, and as defined in, the Term Loan Credit Agreement, the Indenture or any Future Term Loan/Notes Agreement.

“Excluded Asset” shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Future Term Loan/Notes Agreement” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Future Term Loan/Notes Indebtedness” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Future Term Loan/Notes Secured Obligations” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“GE Agreement” shall mean that certain Amended and Restated Consumer Credit Card Program Agreement dated November 5, 2009, by and between Borrower and GE Money Bank, as in effect on the date hereof.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the recitals.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, to the extent not constituting an Excluded Asset, all intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit B, Exhibit C and Exhibit D, as applicable.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

“Investment Accounts” shall mean the Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean, to the extent not constituting an Excluded Asset: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, and certificates of deposit.

“Margin Stock” shall have the meaning set forth in Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value to any Grantor.

“Organizational Documents” shall mean (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.

“Pari Passu Intercreditor Agreement” shall have the meaning set forth in the recitals.

“Patent Licenses” shall mean, to the extent not constituting an Excluded Asset, all license agreements or covenants not to sue with respect to any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(I) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean, to the extent not constituting an Excluded Asset, all United States and foreign patents and certificates of invention, or industrial property designs, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(I) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part and extensions thereof, (iii) all patentable inventions described and claimed therein, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights corresponding thereto throughout the world.

“Permitted Liens” means Liens that are permitted under Section 6.2 of the Term Loan Credit Agreement, Section 3.6 of the Indenture and the applicable section of each Future Term Loan/Notes Agreement.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean, to the extent not constituting an Excluded Asset, all indebtedness for borrowed money owed to any Grantor (other than to Holdings by Borrower), whether or not evidenced by any Instrument, issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean, to the extent not constituting an Excluded Asset and to the extent owned by any Grantor, all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged LLC Interests” shall mean, to the extent not constituting an Excluded Asset, all interests owned by any Grantor in any limited liability company and each series thereof and the certificates, if any, representing such limited liability company interests and any interest owned by any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean, to the extent not constituting an Excluded Asset, all interests owned by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest owned by any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, to the extent not constituting an Excluded Asset, all shares of capital stock owned by any Grantor (other than shares of capital stock of the Borrower owned by Holdings), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” shall mean, to the extent not constituting an Excluded Asset, all rights of any Grantor to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Restatement Effective Date” means June 23, 2016.

“Stockholders’ Equity” shall have the meaning set forth in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” shall have the meaning set forth in the recitals.

“Term Loan/Notes Documents” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Term Loan/Notes Secured Obligations” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Term Loan/Notes Secured Parties” shall have the meaning set forth in the Pari Passu Intercreditor Agreement.

“Trademark Licenses” shall mean, to the extent not constituting an Excluded Asset, any and all license agreements or covenants not to sue with respect to any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(I) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean, to the extent not constituting an Excluded Asset, all United States, and foreign trademarks, trade names, trade dress, Internet domain names, service marks, certification marks, logos, and other source identifiers, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(I) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights corresponding thereto throughout the world.

“Trade Secret Licenses” shall mean, to the extent not constituting an Excluded Asset, any and all license agreements or covenants not to sue with respect to any Trade Secret (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(I) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean, to the extent not constituting an Excluded Asset, all trade secrets and all other confidential or proprietary information and know-how, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights corresponding thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other jurisdiction govern the perfection of, priority of, or remedies with respect to any Collateral, the Uniform Commercial Code of such jurisdiction.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation.

(a) In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Consignee, Consignment, Consignor, Deposit Account, Document, Entitlement Order, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Pari Passu Intercreditor Agreement or, if not defined therein, the Term Loan Credit Agreement or the Indenture, as context indicates. The incorporation by reference of terms defined in the Term Loan Credit Agreement or the Indenture shall survive any termination of the Term Loan Credit Agreement or Indenture, as applicable, until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement (other than Section 2 hereof) and the Pari Passu Intercreditor Agreement, the Pari Passu Intercreditor Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. Each Grantor hereby grants (and hereby confirms its prior grant of) to the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property and fixtures of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods (including, without limitation, Inventory and Equipment);

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property and Investment Accounts;

(j) Letter of Credit Rights;

(k) Money;

(l) Receivables and Receivables Records;

(m) Commercial Tort Claims now or hereafter described on Schedule 5.2;

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract or agreement to which any Grantor is a party (other than contracts between or among Holdings and its subsidiaries), and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor or any asset or property of any Grantor (with no requirement to obtain the consent of any Governmental Authority, including without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement unless such Proceeds also constitute Excluded Assets; (b) any assets the pledge of or granting a security interest in which would (i) violate any law, rule or regulation applicable to such Grantor (with no requirement to obtain the consent of any Governmental Authority) or (ii) require a consent, approval, or other authorization of a landlord or other third party, in the case of this subclause (ii) only, if such consent, approval or other authorization cannot be obtained after the use of commercially reasonable efforts by the Grantors (provided that there shall be no requirement to obtain the consent of any Governmental Authority); (c) Margin Stock and Equity Interests owned by any Grantor in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s Organizational Documents or the terms governing any joint ventures to which such Grantor is a party; (d) any assets of any Grantor to the extent a security interest in such assets could result in material adverse tax consequences to such Grantor (other than payment of mortgage tax, transfer tax or similar taxes related to real property collateral); (e) the Equity Interests in (and assets of) captive insurance companies, in each case owned by any Grantor; (f) any assets subject to a Lien securing Indebtedness to finance the acquisition, construction or improvement of such assets, including capital lease obligations and any Indebtedness assumed in connection with the acquisition of such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness, in each case to the extent such Lien and such Indebtedness are permitted under the Term Loan/Notes Documents and to the extent a security interest in favor of the Collateral Agent on such assets is prohibited by the documentation governing such Indebtedness; (g) any of the outstanding Equity Interests of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; (h) any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (i) any interest of a Grantor in any “Bank Property” (as defined in the GE Agreement); (j) any Equity Interests of the Borrower owned or held by Holdings or instruments evidencing Indebtedness made by the Borrower in favor of or held by Holdings; (k) (i) aircraft, aircraft engines and parts, (ii) all appurtenances, accessions, appliances, instruments, avionics, accessories or other parts related to aircraft, aircraft engines and parts and (iii) all log books, records and documents maintained with respect to the property described in clauses (i) and (ii) above; (l) (x) rolling stock and (y) motor vehicles and other assets subject to certificates of title to the extent a lien therein cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable law in the relevant jurisdiction); (m) any Deposit Accounts specifically and exclusively used (1) for payroll, payroll taxes, workers’ compensation or unemployment compensation, pension benefits and other similar expenses to or for the benefit of any Grantor’s employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (2) as zero balance deposit accounts, (3) for trust or fiduciary purposes in the ordinary course of business and (4) for all taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which any Grantor may become liable; or (n) any tangible personal property owned by the Borrower constituting a part of any store, warehouse or distribution center located within one of the 50 states of the United States or the District of Columbia (exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment), if the net book value of such tangible personal property and the real property (including leasehold improvements) constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders’ Equity (as determined in accordance with the 1994 Indenture).

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Term Loan/Notes Secured Obligations.

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral to the same extent as if this Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Term Loan/Notes Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof to the same extent as if this Agreement had not been executed and neither the Collateral Agent nor any Term Loan/Notes Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Term Loan/Notes Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS

4.1 Delivery Requirements.

(a) Subject to Sections 4.5 and 6.4(b), with respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b) Subject to Sections 4.5 and 6.4(b), with respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $5,000,000 individually or $15,000,000 in the aggregate.

4.2 Control Requirements. Subject to Section 4.5, with respect to Deposit Accounts and Securities Accounts included in the Collateral and constituting ABL Priority Collateral, each Grantor shall use commercially reasonable efforts to enter into a Control Agreement with the Collateral Agent and each bank where such Grantor maintains or hereafter establishes any such Deposit Account or any such Securities Account, in each case that is a Control Account or, as applicable, amend the Control Agreements entered into by the Former Agent to reflect the assignment of the security interest under the Existing Security Agreement to the Collateral Agent.

4.3 Intellectual Property Recording Requirements.

(a) Subject to Sections 4.5 and 6.4(b)(iv), in the case of any Collateral (whether now owned or hereafter acquired) consisting of issued U.S. Patents and applications therefor, each Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent and arrange for filing such agreement with the United States Patent and Trademark Office.

(b) Subject to Sections 4.5 and 6.4(b)(iv), in the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Trademarks and applications therefor, each Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent and arrange for filing such agreement with the United States Patent and Trademark Office.

(c) Subject to Sections 4.5 and 6.4(b)(iv), in the case of any Collateral (whether now owned or hereafter acquired) consisting of registered U.S. Copyrights and exclusive Copyright Licenses in respect of registered U.S. Copyrights for which any Grantor is the licensee and which are included in the Material Intellectual Property, each Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent and arrange for filing such agreement with the United States Copyright Office.

4.4 Other Actions. Subject to Sections 4.5 and 6.4(b), with respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, upon the request of the Collateral Agent or the Applicable Authorized Representative, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default and the exercise of remedies by the Collateral Agent in respect thereof, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent or its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all of its Investment Related Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following an Event of Default and the exercise of remedies by the Collateral Agent in respect thereof and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5 Timing and Notice. With respect to any Collateral in existence on the Restatement Effective Date in which a security interest in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, is not perfected or delivered on the Restatement Effective Date (to the extent perfection or delivery is required under this Agreement) after the Grantors’ use of commercially reasonable efforts to do so, the Grantors shall comply with the requirements of Section 4 within ninety (90) days of the Restatement Effective Date (unless such date is extended with the consent of the Applicable Authorized Representative), and with respect to any Collateral hereafter owned or acquired by any Grantor, such Grantor shall comply with such requirements within forty-five (45) days of such Grantor acquiring rights therein (unless such date is extended with the consent of the Applicable Authorized Representative). Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b) of the Term Loan Credit Agreement or, if the Term Loan Credit Agreement is no longer outstanding, the corresponding provisions of the Indenture or any Future Term Loan/Notes Agreement, each Grantor shall inform the Collateral Agent and the Applicable Authorized Representative of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any U.S. Patents, Copyrights or Trademarks).

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the Restatement Effective Date, that:

5.1 [Reserved.]

5.2 Collateral Identification, Special Collateral. No material portion of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) satellites, ships or railroad rolling stock.

5.3 Ownership of Collateral and Absence of Other Liens.

(a) it has good and valid rights in and title to the Collateral in which it has purported to grant a security interest in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, subject to Permitted Liens, and has full power and authority to grant to the Collateral Agent such security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained;

(b) the Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral except any such filings made pursuant to any documentation governing Permitted Liens, or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, in respect of Permitted Liens; and

(c) other than (w) the Collateral Agent, (x) the ABL Agent to the extent permitted under the ABL Intercreditor Agreement, (y) any control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, or (z) any other holder of a Permitted Lien, no Person other than a Grantor is in Control of any Collateral.

5.4 Status of Security Interest.

(a) the Collateral Questionnaire delivered on the Restatement Effective Date has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Restatement Effective Date. Subject to Section 4.5, the UCC financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral that have been prepared based upon the information specified in the Collateral Questionnaire for filing in each governmental, municipal or other office set forth opposite such Grantor’s name (i) on the Collateral Questionnaire or (ii) as specified by notice from Borrower to the Applicable Authorized Representative and the Collateral Agent, as applicable, after the Restatement Effective Date in the case of filings, recordings or registrations required by Sections 6.1, 7.1 or 7.2, are all the filings, recordings and registrations that are necessary to establish legal, valid and perfected security interests in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, having priority over all other Liens except for any Permitted Liens with respect to all Collateral in which such security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and, except in respect of certain after-acquired Collateral, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements;

(b) the security interests granted hereunder in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, constitute (i) legal and valid security interests in all the Collateral securing the payment and performance of the Term Loan/Notes Secured Obligations and (ii) subject to the filings described in Section 5.4(a) and to Section 4.5, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or other instrument in the central filing office of any state of the United States (or any political subdivision thereof), with the United States Patent and Trademark Office or with the United States Copyright Office, in each case pursuant to the UCC or other applicable law in the United States (or any political subdivision thereof); provided that additional actions may be required in respect of certain after-acquired Collateral. The security interest granted hereunder in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, has priority over all other Liens except for any Permitted Liens;

(c) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in U.S. Patents, Trademarks and Copyrights and exclusive Copyright Licenses (in respect of registered U.S. Copyrights for which any Grantor is the licensee and which are included within the Material Intellectual Property) in the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder over such Intellectual Property shall constitute valid, perfected Liens having priority over all other Liens except for Permitted Liens;

(d) no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) such as have been obtained or made and are in full force and effect, (B) the filings contemplated by clause (a) above and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(e) each Grantor is in compliance with its obligations under Section 4 hereof; and

(f) notwithstanding the foregoing, the representations and warranties set forth in this Section 5.4 as to perfection and priority of the security interests granted hereunder to the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, in Proceeds are limited to the extent provided in Section 9-315 of the Uniform Commercial Code.

5.5 Goods.

(a) other than any Inventory or Equipment in transit, being repaired, or having a value of less than $200,000.00 in the aggregate, all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 5.5.

5.6 Pledged Equity Interests, Investment Related Property.

(a) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens of other Persons other than Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and

(b) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

5.7 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect:

(a) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2(I), and, to such Grantor’s knowledge, owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims and licenses, except for Permitted Liens and the licenses set forth on Schedule 5.2(I);

(b) all applications and registrations for Material Intellectual Property of such Grantor are subsisting, in full force and effect, and have not been adjudged invalid or unenforceable and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks of such Grantor constituting Material Intellectual Property in full force and effect;

(c) no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority prohibiting such Grantor’s right to register, own or use any Material Intellectual Property of such Grantor, and no action or proceeding challenging the validity or enforceability of, or such Grantor’s right to register, own, or use, any Material Intellectual Property of such Grantor is pending or, to such Grantor’s knowledge, threatened;

(d) all registrations and applications for Copyrights, Patents and Trademarks of such Grantor are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by such Grantor has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2(I) and pursuant to other licenses that are not material to the business of any Grantor and are not otherwise of material value to any Grantor;

(e) such Grantor has not made a commitment constituting a present or future sale or transfer or similar arrangement of any Material Intellectual Property that has not been terminated or released;

(f) [reserved];

(g) such Grantor uses consistent standards of quality in the manufacture, distribution and sale of products sold and in the provision of services rendered under or in connection with all Trademarks included in the Collateral;

(h) to such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe, misappropriate, dilute or otherwise violate any intellectual property rights of any other Person; no claim has been made in writing, in the past three (3) years (or earlier, if presently unresolved), that the use of any Material Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person; and

(i) to such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Material Intellectual Property owned, licensed or used by such Grantor.

SECTION 6. COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1 Grantor Information and Status. The Grantors will furnish to the Collateral Agent and the Applicable Authorized Representative prompt written notice of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor or (iii) in the jurisdiction of organization of any Grantor. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. In connection with any such notice, upon the reasonable request by the Collateral Agent or the Applicable Authorized Representative, the Grantors shall execute and deliver to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto.

6.2 Commercial Tort Claims. In the event that it hereafter acquires or has any Commercial Tort Claim having a value reasonably believed by such Grantor to be in excess of $5,000,000 individually or $15,000,000 in the aggregate for which a complaint in a court of competent jurisdiction has been filed, it shall deliver to the Collateral Agent and the Applicable Authorized Representative a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3 Ownership of Collateral and Absence of Other Liens.

(a) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall, at its own expense, take any and all commercially reasonable actions to defend title to the Collateral against all Persons and to defend the security interests granted hereunder in favor of the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, in the Collateral and the priority thereof against any Lien other than Permitted Liens; and

(b) at such time or times as the Collateral Agent or the Applicable Authorized Representative may reasonably request, promptly to prepare and deliver to the Applicable Authorized Representative and the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent and/or the Applicable Authorized Representative showing the identity, amount and location of any and all Equipment and Inventory constituting Collateral; provided that, unless an Event of Default shall have occurred and be continuing, such schedules shall only be delivered, to the extent reasonably requested by the Collateral Agent or the Applicable Authorized Representative, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b) of the Term Loan Credit Agreement or, if the Term Loan Credit Agreement is no longer outstanding, Section 3.10(a) of the Indenture or the corresponding provisions of any Future Term Loan/Notes Agreement.

6.4 Status of Security Interest.

(a) Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected Liens having priority over all other Liens except for Permitted Liens.

(b) Notwithstanding anything to the contrary herein, no Grantor shall be required to take any action to perfect the security interests granted hereunder on (i) any Collateral that can only be perfected by (A) Control (other than to the extent required by Section 4.1 and Section 4.2), (B) foreign filings with respect to Intellectual Property, or (C) filings with registrars of motor vehicles or similar governmental authorities with respect to goods covered by a certificate of title, in each case except as and to the extent specified in Section 4 hereof, (ii) any assets of any Grantor located outside the United States or assets of any Grantor that require action under the laws of any jurisdiction other than the United States or any state or county thereof to perfect a security interest in such assets, including any Intellectual Property registered in any jurisdiction other than the United States, (iii) Letter of Credit rights (other than Supporting Obligations) and (iv) any assets of any Grantor in which the cost of perfecting a security interest therein exceeds the practical benefit to the Term Loan/Notes Secured Parties afforded thereby (as reasonably determined by the Borrower and the Applicable Authorized Representative).

6.5 Goods and Receivables.

(a) it shall not deliver any negotiable Document evidencing any Equipment to any Person other than the issuer of such negotiable Document to claim the Goods evidenced therefor or the Collateral Agent;

(b) it shall maintain, at its own cost and expense, such complete and accurate records with respect to all Receivables as is in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include accounting records indicating all payments and proceeds received with respect to the Receivables; and

(c) upon the occurrence and during the continuance of any Event of Default, each of the Grantors will collect and enforce, in accordance with past practices and in the ordinary course of business, all amounts due to such Grantor under the Receivables owned by it. Such Grantor will deliver to the Collateral Agent promptly upon its reasonable request or the reasonable request of the Applicable Authorized Representative after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Receivable owned by it, bearing such language of assignment as the Collateral Agent and/or the Applicable Authorized Representative shall reasonably specify in connection with its exercise of remedies hereunder.

6.6 Pledged Equity Interests, Investment Related Property.

(a) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent to the extent certificated and to the extent that a security interest therein may be perfected by possession) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all dividends and distributions and all payments of interest;

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Term Loan/Notes Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof; and

(ii) Upon the occurrence and during the continuation of an Event of Default and upon two (2) Business Days prior written notice from the Collateral Agent to such Grantor of the Collateral Agent’s intention to exercise such rights:

(1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

6.7 Intellectual Property.

(a) it shall not do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned or cancelled, or dedicated to the public, in each case, except as shall be consistent with commercially reasonable business judgment and except as could not reasonably be expected to result in a Material Adverse Effect;

(b) it shall not, with respect to any Trademarks constituting Material Intellectual Property, fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall adequately control the quality of goods and services offered by any licensee of its Trademarks to maintain such standards, in each case except as could not reasonably be expected to have a Material Adverse Effect; and

(c) it shall promptly notify the Collateral Agent and the Applicable Authorized Representative if it knows or becomes aware that any item of Material Intellectual Property may become subject to any judicial or administrative adverse determination regarding such Grantor’s right to own, register or use or the validity or enforceability of such item of Intellectual Property (including the institution of any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court), in each case except as could not reasonably be expected to have a Material Adverse Effect.

6.8 Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with the requirements set forth in Section 5.5 of the Term Loan Credit Agreement, Section 3.13 of the Indenture and the requirements of any other Term Loan/Notes Documents. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may (but shall not be obligated to), without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable or as directed by the Applicable Authorized Representative (acting in its reasonable discretion). All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Term Loan/Notes Secured Obligations secured hereby.

SECTION 7. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary under applicable law, or that the Collateral Agent or the Applicable Authorized Representative may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property (other than any Intellectual Property in a foreign jurisdiction) and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Collateral Agent or the Applicable Authorized Representative may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any U.S. Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, and the various Secretaries of State, if applicable;

(iii) at any time following the occurrence and during the continuance of an Event of Default, upon request by the Collateral Agent or the Applicable Authorized Representative, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent and the Applicable Authorized Representative, or persons designated by the Collateral Agent or the Applicable Authorized Representative; provided that no Grantor shall be required to permit the inspection of any document, information or other matter (x) in respect of which disclosure to the Applicable Authorized Representative, the Collateral Agent or any Term Loan/Notes Secured Party (or their respective representatives or contractors) is prohibited by law or any bona fide binding agreement or (y) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that each Grantor will make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, endeavor in good faith otherwise to disclose information responsive to the requests of Collateral Agent or the Applicable Authorized Representative in a manner that will protect such privilege;

(iv) at the Collateral Agent’s or the Applicable Authorized Representative’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral; and

(v) furnish the Collateral Agent and the Applicable Authorized Representative with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent or the Applicable Authorized Representative may reasonably request from time to time.

(b) Without limiting the effect of Section 7.1(a)(i), each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent or the Applicable Authorized Representative may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein; provided that the Grantors shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any Intellectual Property in any jurisdiction other than the U.S. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent or the Applicable Authorized Representative may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

7.2 Additional Grantors. From time to time subsequent to the date hereof, and to the extent required or permitted pursuant to the terms of the Term Loan Credit Agreement, the Indenture and any Future Term Loan/Notes Agreement, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent or the Applicable Authorized Representative may deem reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Term Loan/Notes Documents;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor; provided that the Grantors shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any Intellectual Property in any jurisdiction other than the U.S.;

(g) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral that are not Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Term Loan Credit Agreement, the Indenture, any Future Term Loan/Notes Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment reasonably made or any expense reasonably incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph (g) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Term Loan/Notes Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, or in the other Term Loan/Notes Documents. The Collateral Agent will give notice to Borrower of any exercise of the Collateral Agent’s rights or powers pursuant to this paragraph (g); provided that any failure to give or delay in giving such notice shall not operate as a waiver of, or preclude any other or further exercise of, such rights or powers or the exercise of any other right or power pursuant to this Agreement; and

(h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal, subject, in each case, to the terms of any applicable agreements, with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Term Loan/Notes Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Term Loan/Notes Secured Party to exercise any such powers. The Collateral Agent and the other Term Loan/Notes Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, to the same extent as if the security interests granted hereunder had not been granted to the Collateral Agent in the Collateral.

8.3 Appointment Pursuant to the Pari Passu Intercreditor Agreement. The Collateral Agent has been appointed as collateral agent pursuant to the Pari Passu Intercreditor Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent hereunder are subject to the provisions of the Pari Passu Intercreditor Agreement.

8.4 Determinations by the Collateral Agent and Applicable Authorized Representative. Wherever in this Agreement the Collateral Agent is to make any determination or take any discretionary action, the Collateral Agent shall do so in accordance with the terms of the Pari Passu Intercreditor Agreement. When, under the terms of the Pari Passu Intercreditor Agreement, the Trustee is the Applicable Authorized Representative and under the terms of this Agreement, the Applicable Authorized Representative is to make any determination, take any discretionary action or direct the Collateral Agent, the Trustee shall make such determinations, take such actions or give such instructions all in accordance with the terms of the Indenture.

SECTION 9. REMEDIES.

9.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may (but shall not be obligated to) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Term Loan/Notes Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties; provided that no Grantor shall be required to permit the inspection of any document or information (x) in respect of which disclosure to the Applicable Authorized Representative, the Collateral Agent or any Term Loan/Notes Secured Party (or their respective representatives or contractors) is prohibited by law or any bona fide binding agreement or (y) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that each Grantor will make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, endeavor in good faith otherwise to disclose information responsive to the requests of Collateral Agent in a manner that will protect such privilege;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent reasonably deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose, subject, in each case, to the terms of any applicable agreements, of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b) The Collateral Agent or any other Term Loan/Notes Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Term Loan/Notes Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Term Loan/Notes Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. For the avoidance of doubt, each of the Grantors and each of the Term Loan/Notes Secured Parties, by their acceptance of the benefits of this Agreement, agree, to the fullest extent permitted by applicable law, that the Collateral Agent shall have the right to “credit bid” any or all of the Term Loan/Notes Secured Obligations in connection with any sale or foreclosure proceeding in respect of the Collateral, including without limitation, sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the Bankruptcy Code. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that routinely provide for the auction of assets of the types included in the Collateral or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Term Loan/Notes Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Term Loan/Notes Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds. Subject to the ABL Intercreditor Agreement, all proceeds of Collateral shall be applied by the Collateral Agent in the order of priority set forth in Section 2.01 of the Pari Passu Intercreditor Agreement.

9.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such trademarks and service marks, to use, license or sublicense, to the extent permitted under the licenses granting such Grantor rights therein, any intellectual property now owned or licensed or hereafter acquired, developed or created by such Grantor, wherever the same may be located; provided that (i) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, to the extent such license is a Permitted Lien, and (ii) to the extent the foregoing license is a sublicense of such Grantor’s rights as licensee under any third party license, the license to the Collateral Agent shall be in accordance with any limitations in such third party license.

9.6 Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.6, each Grantor agrees, at the Collateral Agent’s request, to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property included in the Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Term Loan/Notes Secured Obligations outstanding only to the extent that the Collateral Agent (or any other Term Loan/Notes Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Collateral Agent shall have the right (but not the obligation) to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Term Loan/Notes Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Term Loan/Notes Secured Parties.

9.7 Deposit Accounts. Subject to the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, the Collateral Agent may give any notice of exclusive control or similar notice for any Control Account and apply the balance from any Control Account, or instruct the bank at which any Control Account is maintained to pay the balance of any Control Account, to or for the benefit of the Collateral Agent to be applied in accordance with the terms of this Agreement and the Pari Passu Intercreditor Agreement.

SECTION 10. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Term Loan/Notes Secured Parties or their Authorized Representatives pursuant to the Pari Passu Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement and the other Term Loan/Notes Documents. In furtherance of the foregoing provisions of this

Section, each Term Loan/Notes Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Term Loan/Notes Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Term Loan/Notes Secured Parties in accordance with the terms of this Section. The provisions of the Pari Passu Intercreditor Agreement, the Term Loan Credit Agreement, the Indenture and each other Term Loan/Notes Document relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the rights, privileges and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of such agreements.

SECTION 11. CONTINUING SECURITY INTEREST.

This Agreement shall create a continuing security interest in the Collateral, shall remain in full force and effect until the payment in full of all Term Loan/Notes Secured Obligations (other than unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) and the cancellation or termination of the Commitments under the Term Loan Credit Agreement and the commitments under any Future Term Loan/Notes Agreement, and shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the applicable Term Loan/Notes Documents, any Term Loan/Notes Secured Party may assign or otherwise transfer any Loans or Notes, as the case may be, held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Term Loan/Notes Secured Party herein or otherwise. Upon the payment in full of all Term Loan/Notes Secured Obligations (other than unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) and the cancellation or termination of the Commitments and the commitments under any Future Term Loan/Notes Agreement, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments and/or releases and/or reassignments of Intellectual Property included in the Collateral in the form appropriate for recording in the U.S. Patent and Trademark Office, U.S. Copyright Office, and other applicable Intellectual Property registry where the Collateral Agent’s security interest may have been recorded, to evidence such termination. Upon any disposition of property (other than a disposition to another Grantor) or other release of such property from the Collateral, in each case, permitted by each Term Loan/Notes Document, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. In addition, the Liens granted herein on any Collateral shall be released or subordinated as provided in Section 2.04 of the Pari Passu Intercreditor Agreement. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement, Section 7.7 of the Indenture and the applicable section of each Future Term Loan/Notes Agreement.

SECTION 13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Term Loan Credit Agreement, Section 13.1 of the Indenture, the applicable section of each Future Term Loan/Notes Agreement and Section 5.01 of the Pari Passu Intercreditor Agreement. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.5 of the Term Loan Credit Agreement, Article IX of the Indenture and the corresponding provisions of any Future Term Loan/Notes Agreement; provided, however, that (i) schedules to this Agreement may be supplemented or amended at any time by any Grantor through Pledge Supplements (but no other existing provisions of this Agreement may be modified and no Collateral may be released (except as provided in Section 11 hereof), in each case solely through Pledge Supplements) and (ii) schedules to the Collateral Questionnaire may be supplemented or amended at any time by any Grantor by written notice thereof to the Collateral Agent and the Applicable Authorized Representative. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Term Loan/Notes Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Term Loan/Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Term Loan/Notes Documents, assign any right, duty or obligation hereunder. This Agreement and the other Term Loan/Notes Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Term Loan/Notes Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document; delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE PARI PASSU INTERCREDITOR AGREEMENT UNDER THE HEADINGS “GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS,” “SUBMISSION TO JURISDICTION WAIVERS” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE PARI PASSU INTERCREDITOR AGREEMENT.

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, with respect to the ABL Priority Collateral are subject to the limitations and provisions of the ABL Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the ABL Intercreditor Agreement, the terms and conditions of the ABL Intercreditor Agreement shall control. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the limitations and provisions of the Pari Passu Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the Pari Passu Intercreditor Agreement, the terms and conditions of the Pari Passu Intercreditor Agreement shall control.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

J. C. PENNEY COMPANY, INC., as Grantor

By:
Name:
Title:

J. C. PENNEY CORPORATION, INC., as Grantor

By:
Name:
Title:

J. C. PENNEY PURCHASING CORPORATION, as Grantor

By:
Name:
Title:

JCP REAL ESTATE HOLDINGS, INC., as Grantor

By:
Name:
Title:

J. C. PENNEY PROPERTIES, INC., as Grantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE 5.2

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INTELLECTUAL PROPERTY

(A)	Copyrights

Owner	Title	Copyright Serial No. (“CSN”) Serial Publication Year	Registration No.

(B)	Copyrights Licenses

None.

(C)	Patents

None.

(D)	Patent Licenses

None.

(E)	Trademarks

U.S. and State Trademarks:

Trademark	Jurisdiction	Application No. Application Date	Registration No. Registration Date	Owner Name

(F)	Trademark Licenses

Licensor	Licensee	Marks Licensed	Type of License

(G)	Trade Secret Licenses

II.	COMMERCIAL TORT CLAIMS

III.	RESERVED

SCHEDULE 5.4

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS

Grantor	Filing Jurisdiction

SCHEDULE 5.5

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Equipment Locations

Store Number	Type/Use	Address	City	State

Inventory Locations

Store Number	Street	City	State	Zip

EXHIBIT A

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [            ], 20[    ], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Amended and Restated Pledge and Security Agreement, dated as of June 23, 2016 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among J. C. PENNEY CORPORATION, INC., the other Grantors named therein, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in, to and under all Collateral to secure the Term Loan/Notes Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Annex A and Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Annex A and Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [            ], 20[    ].

[NAME OF GRANTOR],

By:
Name:
Title:

EXHIBIT A-1

ANNEX A

TO PLEDGE SUPPLEMENT

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor	Description of Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.2

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INTELLECTUAL PROPERTY

(A)	Copyrights

Grantor	Jurisdiction	Title of Work	Registration Number (if any)	Registration Date (if any)

(B)	Copyrights Licenses

Grantor	Description of Copyright License	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)	Patents

Grantor	Jurisdiction	Title of Patent	Patent Number (Application Number)	Issue Date (Filing Date)

(D)	Patent Licenses

Grantor	Description of Patent License	Patent Number of underlying Patent	Name of Licensor

(E)	Trademarks

Grantor	Jurisdiction	Trademark	Registration Number (Serial Number)	Registration Date (Filing Date)

EXHIBIT A-3

(F)	Trademark Licenses

Grantor	Description of Trademark License	Registration Number of underlying Trademark	Name of Licensor

(G)	Trade Secret Licenses

II. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

III. WAREHOUSEMEN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor	Description of Property	Name and Address of Third Party

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 5.4

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 5.5

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-6

EXHIBIT B

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

FORM OF AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT

This AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[            ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral agent for the Term Loan/Notes Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to an Amended and Restated Pledge and Security Agreement dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Trademark Collateral”):

(a) all United States, and foreign trademarks, trade names, trade dress, Internet domain names, service marks, certification marks, logos, and other source identifiers, whether or not registered;

(b) all registrations and applications therefor including, without limitation, the registrations and applications listed on Schedule A attached hereto;

(c) all extensions or renewals of any of the foregoing;

(d) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing;

(e) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing;

EXHIBIT B-1

(f) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(g) all other rights corresponding thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any Excluded Asset, including, without limitation, any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Term Loan/Notes Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Termination

Upon the payment in full of all Term Loan/Notes Secured Obligations (other than unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) and the cancellation or termination of the Commitments and commitments under any Future Term Loan/Notes Agreement, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Trademark Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments and/or releases and/or reassignments of the Trademark Collateral in the form appropriate for recording in the U.S. Patent and Trademark Office or other applicable Intellectual Property registry where the Collateral Agent’s security interest may have been recorded, to evidence such termination.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

EXHIBIT B-2

SECTION 6. Intercreditor Agreement

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement in respect of the Trademark Collateral and the exercise of any right or remedy by the Collateral Agent hereunder in respect of the Trademark Collateral, in each case, with respect to such Trademark Collateral are subject to the limitations and provisions of the ABL Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the ABL Intercreditor Agreement, the terms and conditions of the ABL Intercreditor Agreement shall control. In addition, notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement in respect of the Trademark Collateral and the exercise of any right or remedy by the Collateral Agent hereunder in respect of the Trademark Collateral, in each case, with respect to such Trademark Collateral are subject to the limitations and provisions of the Pari Passu Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the Pari Passu Intercreditor Agreement, the terms and conditions of the Pari Passu Intercreditor Agreement shall control.

SECTION 7. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8. Concerning the Collateral Agent

Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Agent pursuant to the Pari Passu Intercreditor Agreement, and shall be entitled to all of the rights, privileges and immunities provided to the Collateral Agent thereunder in acting as Collateral Agent pursuant hereto.

[Remainder of page intentionally left blank ]

EXHIBIT B-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],

By:
Name:
Title:

STATE OF )
) ss.
COUNTY OF )

On this             day of                 ,         before me personally appeared                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                 , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR],

By:
Name:
Title:

STATE OF )
) ss.
COUNTY OF )

On this             day of                 ,         before me personally appeared                 , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                 , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT B-4

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT B-5

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT B-6

EXHIBIT C

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral agent for the Term Loan/Notes Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to an Amended and Restated Pledge and Security Agreement dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral

SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Patent Collateral”):

(a) all United States and foreign patents and certificates of invention, or industrial property designs, and applications for any of the foregoing, including, without limitation, each patent and patent application listed on Schedule A attached hereto;

(b) all reissues, divisions, continuations, continuations-in-part and extensions thereof;

(c) all patentable inventions described and claimed therein;

(d) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof;

(e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and

(f) all other rights corresponding thereto throughout the world.

EXHIBIT C-1

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything to the contrary, in no event shall the Patent Collateral include or the security interest granted under Section 2.1 hereof attach to any Excluded Assets.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Term Loan/Notes Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Termination

Upon the payment in full of all Term Loan/Notes Secured Obligations (other than unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) and the cancellation or termination of the Commitments and commitments under any Future Term Loan/Notes Agreement, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Patent Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments and/or releases and/or reassignments of the Patent Collateral in the form appropriate for recording in the U.S. Patent and Trademark Office or other applicable Intellectual Property registry where the Collateral Agent’s security interest may have been recorded, to evidence such termination.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 6. Intercreditor Agreement

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement in respect of the Patent Collateral and the exercise of any right or remedy by the Collateral Agent hereunder in respect of the Patent Collateral, in each case, with respect to such Patent Collateral are subject to the limitations and provisions of the ABL Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the ABL Intercreditor Agreement, the terms and conditions of the ABL Intercreditor Agreement shall control. In addition, notwithstanding anything

EXHIBIT C-2

herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement in respect of the Patent Collateral and the exercise of any right or remedy by the Collateral Agent hereunder in respect of the Patent Collateral, in each case, with respect to such Patent Collateral are subject to the limitations and provisions of the Pari Passu Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the Pari Passu Intercreditor Agreement, the terms and conditions of the Pari Passu Intercreditor Agreement shall control.

SECTION 7. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8. Concerning the Collateral Agent

Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Agent pursuant to the Pari Passu Intercreditor Agreement, and shall be entitled to all of the rights, privileges and immunities provided to the Collateral Agent thereunder in acting as Collateral Agent pursuant hereto.

[Remainder of page intentionally left blank ]

EXHIBIT C-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],

By:
Name: Title:

STATE OF	)
	)	ss.
COUNTY OF	)

On this             day of             ,             before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                     , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR],

By:
Name: Title:

STATE OF	)
	)	ss.
COUNTY OF	)

On this             day of             ,             before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                     , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT C-4

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Title:

EXHIBIT C-5

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT C-6

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

FORM OF AMENDED AND RESTATED COPYRIGHT SECURITY AGREEMENT

This AMENDED AND RESTATED COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Wilmington Trust, National Association, as collateral agent for the Term Loan/Notes Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WHEREAS, the Grantors are party to an Amended and Restated Pledge and Security Agreement dated as of June 23, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral

SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Copyright Collateral”):

(a) all United States and foreign copyrights and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered;

(b) all registrations and applications therefor including, without limitation, the registrations and applications listed on Schedule A attached hereto;

(c) all extensions and renewals thereof;

(d) the right to sue or otherwise recover for any past, present and future infringement or other violation of any of the foregoing;

(e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto;

EXHIBIT D-1

(f) all other rights corresponding thereto throughout the world; and

(g) all exclusive Copyright Licenses in respect of registered U.S. copyrights for which such Grantor is the licensee and which are included in the Material Intellectual Property.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything to the contrary, in no event shall the Copyright Collateral include or the security interest granted under Section 2.1 hereof attach to any Excluded Asset.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Term Loan/Notes Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Termination

Upon the payment in full of all Term Loan/Notes Secured Obligations (other than unasserted indemnification, tax gross-up, expense reimbursement or yield protection obligations) and the cancellation or termination of the Commitments and commitments under any Future Term Loan/Notes Agreement, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Copyright Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments and/or releases and/or reassignments of Copyright Collateral in the form appropriate for recording in the U.S. Copyright Office or other applicable Intellectual Property registry where the Collateral Agent’s security interest may have been recorded, to evidence such termination.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 6. Intercreditor Agreement

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement in respect of the Copyright Collateral and the exercise of any right or remedy by the Collateral Agent hereunder in respect of the Copyright Collateral, in each case, with respect to such Copyright Collateral are subject to the limitations and provisions of the ABL

EXHIBIT D-2

Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the ABL Intercreditor Agreement, the terms and conditions of the ABL Intercreditor Agreement shall control. In addition, notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement in respect of the Copyright Collateral and the exercise of any right or remedy by the Collateral Agent hereunder in respect of the Copyright Collateral, in each case, with respect to such Copyright Collateral are subject to the limitations and provisions of the Pari Passu Intercreditor Agreement. In the event of any inconsistency between the terms or conditions of this Agreement (other than Section 2) and the terms and conditions of the Pari Passu Intercreditor Agreement, the terms and conditions of the Pari Passu Intercreditor Agreement shall control.

SECTION 7. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8. Concerning the Collateral Agent

Wilmington Trust, National Association is entering into this Agreement solely in its capacity as Collateral Agent pursuant to the Pari Passu Intercreditor Agreement, and shall be entitled to all of the rights, privileges and immunities provided to the Collateral Agent thereunder in acting as Collateral Agent pursuant hereto.

[Remainder of page intentionally left blank ]

EXHIBIT D-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR],

By:
Name:
Title:

STATE OF )
) ss.
COUNTY OF )

On this             day of             ,             before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                     , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[NAME OF GRANTOR],

By:
Name:
Title:

STATE OF )
) ss.
COUNTY OF )

On this             day of             ,             before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                     , who being by me duly sworn did depose and say that he/she is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

[ADD SIGNATURE BLOCKS AND NOTARY BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT D-4

Accepted and Agreed:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT D-5

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT D-6

EXHIBIT I TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

MODIFIED DUTCH AUCTION PROCEDURES

This Outline is intended to summarize certain basic terms of the modified Dutch auction procedures pursuant to and in accordance with the terms and conditions of Sections 10.6(i) of that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (the “Credit Agreement”) by and among J. C. Penney Corporation, Inc., a Delaware corporation (the “Borrower”), J. C. Penney Company, Inc., a Delaware corporation (“Holdings”), certain subsidiaries of Borrower, as Guarantors (collectively with Borrower and Holdings, the “Credit Parties”), the Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent, and the other financial institutions party thereto, of which this Exhibit I is a part (the “Auction Procedures”). It is not intended to be a definitive statement of all of the terms and conditions of a modified Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable auction procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, the Auction Manager and any other Agent, or any of their respective Affiliates, makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell its Loans to Borrower (the “Purchaser”) pursuant to the Offer Documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent (or any of their Affiliates) in its capacity as a Lender be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Loans and, if it decides to do so, the principal amount of and price to be sought for such Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning this Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit have the meanings assigned to them in the Credit Agreement.

Summary. The Purchaser may conduct one or more modified Dutch auctions in order to purchase Loans (each, an “Auction”) pursuant to the procedures described herein.

Notice Procedures. In connection with each Auction, the Purchaser will provide notification to the Auction Manager (for distribution to the Lenders) of the Loans substantially in the form of Annex A to this Exhibit I that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Loans that the Purchaser is willing to purchase in the Auction (the “Auction Amount”); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Purchaser would be willing to purchase Loans in the Auction; and (iii) the date on which the Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. New York time, as such date and time may be extended (such time, the “Expiration Time”) for a period not exceeding three Business Days upon notice by the Purchaser to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, however, that only one extension per offer shall be permitted. An Auction shall be regarded as a “Failed Auction” in the event that either (x) Purchaser withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids having been received. In the event of a Failed Auction, Purchaser shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be.

EXHIBIT I-1

Reply Procedures. In connection with any Auction, each Lender holding Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation substantially in the form of Annex B to this Exhibit I (the “Return Bid”) which shall specify (i) a discount to par expressed as a price per $1,000 (in increments of $5) of Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Loans, in an amount not less than $1,000,000 or an integral multiple in excess thereof, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that Lender may submit a Reply Amount that is less than the minimum amount and/or incremental amount requirements described above only if the Reply Amount comprises the entire amount of Loans held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, a Borrower Assignment Agreement. The Purchaser will not purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Purchaser, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow the Purchaser to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Loans for which the Purchaser has received Qualifying Bids (as defined below)). The Purchaser shall purchase Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at the applicable Reply Price and shall not be subject to proration.

Proration Procedures. All Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount of all Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Loans to be purchased below the Applicable Threshold Price), the Purchaser shall purchase the Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

EXHIBIT I-2

Notification Procedures. Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due. The Auction Manager will insert the principal amount of Loans to be assigned and the applicable settlement date into each applicable Borrower Assignment Agreement received in connection with a Qualifying Bid. Upon request of the submitting Lender, the Auction Manager will promptly return any Borrower Assignment Agreement received in connection with a Return Bid that is not a Qualifying Bid (as defined below).

Additional Procedures. Once initiated by an Auction Notice, the Purchaser may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Loans by the Purchaser required by the terms and conditions of Section 10.6(i)(i) of the Credit Agreement are not met. The purchase price for each purchase of Loans shall be paid by the Purchaser directly to the respective assigning Lender on a settlement date as determined by the Auction Manager in consultation with the Purchaser (which shall be no later than ten (10) Business Days after the date Return Bids are due). The Purchaser shall execute each applicable Borrower Assignment Agreement received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Purchaser, which determination will be final and binding. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Purchaser, will be final and binding.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Purchaser, the Credit Parties, or any of their Affiliates (whether contained in the Offer Documents or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

This Exhibit I shall not require the Purchaser to initiate any Auction.

EXHIBIT I-3

ANNEX A

AUCTION NOTICE

[Borrower Letterhead]

JPMorgan Chase Bank, N.A., as Auction Manager

500 Stanton Christiana Road

Ops Building 2, 3rd Floor

Newark, DE 19713-2107

Phone No.: (302) 634-1678

Email: Deal.Management.Team@jpmchase.com

Re: Loan Auction

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as guarantors, the lenders party thereto from time to time (the “Lenders”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

J. C. Penney Corporation, Inc. (the “Purchaser”) hereby gives notice to the Lenders that it desires to conduct the following Auction:

•	Auction Amount: $[ ] in principal amount of Loans[1]

•	Discount Range: Not less than $[ ] nor greater than $[ ] per $1,000 principal amount of Loans.

The Purchaser acknowledges that this Auction Notice may not be withdrawn other than in accordance with the Auction Procedures. The Auction shall be consummated in accordance with the Auction Procedures with all Return Bids due no later than [1:00] p.m. (New York time) on [            ], 20[    ].

The Purchaser hereby represents and warrants that (i) it is not in possession of any information regarding Borrower or its Subsidiaries, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders, and (ii) no Event of Default has occurred and is continuing or would result from such repurchase.

Very truly yours,

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

[1]	Modify, as appropriate, to: “$[ ] maximum cash value to be paid for all tendered Loans”

EXHIBIT I-A-1

ANNEX B

RETURN BID

JPMorgan Chase Bank, N.A., as Auction Manager

500 Stanton Christiana Road

Ops Building 2, 3rd Floor

Newark, DE 19713-2107

Phone No.: (302) 634-1678

Email: Deal.Management.Team@jpmchase.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as guarantors, the lenders party thereto from time to time (the “Lenders”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

The undersigned Lender hereby gives notice of its participation in the Auction by submitting the following Return Bid1:

Reply Price (price per $1,000)	Reply Amount (principal amount of Loans)
US$	US$
US$	US$
US$	US$

The undersigned Lender acknowledges that the submission of this Return Bid along with an executed Borrower Assignment Agreement, to be held in escrow by the Auction Manager, obligates the Lender to sell the entirety or its pro rata portion of the Reply Amount in accordance with the Auction Procedures, as applicable.

Very truly yours,

[Name of Lender]

By:
Name:
Title:

[1]	Lender may submit up to [three] component bids but need not submit more than one. The sum of Lender’s bid(s) may not exceed the aggregate principal face amount of Loans held by it as lender of record on the date of submission of its Return Bid.

EXHIBIT I-B-1

ANNEX C

BORROWER ASSIGNMENT AND ASSUMPTION AGREEMENT

This Borrower Assignment and Assumption Agreement (this “Assignment”) is dated as of the Borrower Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and J. C. PENNEY CORPORATION, INC. (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Borrower Assignment Effective Date [in the case of an Auction: inserted by the Auction Manager as contemplated in the Auction Procedures], (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations thereunder, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	J. C. PENNEY CORPORATION, INC., a Delaware corporation

3.	Borrower:	J. C. PENNEY CORPORATION, INC., a Delaware corporation

4.	Administrative Agent:	JPMORGAN CHASE BANK, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit and Guaranty Agreement dated as of June 23, 2016, among Borrower, J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto

EXHIBIT I-C-1

6.	Assignor’s Interest under the Credit Agreement:

Aggregate Principal Face Amount of Loans of Assignor	Percentage of Loans of Assignor[1]
$		%

7.	Assigned Interest:

List below the Loans to be assigned by Assignor to Assignee [in the case of an Auction: , which shall be subject to the terms and conditions of the Auction, including, without limitation, the pro rata reduction procedures set forth in the Auction Procedures].

[in the case of an Auction:

Reply Price with respect to Loans being offered for assignment to Assignee (price per $1,000 principal amount)[2]	Reply Amount (principal face amount of Loans to be Assigned to Assignee at relevant Reply Price) (subject to pro rata reduction)[3]	Pro Rated Principal Face Amount of Loans Assigned[4]	Percentage Assigned of Loans[5]
$	$	$		%
$	$	$		%
$	$	$		%

[1]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder. To be completed by Assignor.
[2]	To be completed by Assignor.
[3]	To be completed by Assignor. [In the case of an Auction: The sum of Lender’s Reply Amount(s) may not exceed the aggregate principal face amount of Loans held by it as lender of record on the date of submission of its Return Bid.]
[4]	[In the case of an Auction: To be completed by the Auction Manager, if necessary, based on the proration procedures set forth in the Auction Procedures.]
[5]	[In the case of an Auction: To be completed by the Auction Manager to at least 9 decimals as a percentage of the Loans of all Lenders thereunder.]

EXHIBIT I-C-2

[in the case of an open market purchase:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment/Loans[6]
$	$		%
$	$		%
$	$		%

8.	Borrower Assignment Effective Date: , 20 [in the case of an Auction: TO BE INSERTED BY AUCTION MANAGER AND WHICH SHALL BE THE BORROWER ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

EXHIBIT I-C-3

9.	Notice and Wire Instructions:

ASSIGNOR:	ASSIGNEE:

[NAME OF ASSIGNOR]	J. C. PENNEY CORPORATION, INC.

Notices:		Notices:

	Attention:	Attention:
	Telecopier:	Telecopier:

with a copy to:		with a copy to:

	Attention:	Attention:
	Telecopier:	Telecopier:

Wire Instructions:

[In the case of an assignment via Dutch Auction only: The Assignor acknowledges and agrees that (i) submission of a Return Bid in respect of the Loans will constitute a binding agreement between the Assignor and the Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement; (ii) Loans will be deemed to have been accepted by the Assignee to the extent such Loans are validly offered by Assignor to Assignee in accordance with the terms and conditions of the Auction Procedures and the Credit Agreement upon notification by the Auction Manager to the Assignor that such Loans are part of a Qualifying Bid (subject to applicable proration in accordance with the terms and conditions of the Auction); and (iii) it does not have any withdrawal rights with respect to any offer to assign of its Loans.

Subject to and effective upon the acceptance by the Assignee for purchase of the principal amount of the Loans to be assigned by the Assignor to the Assignee, the Assignor hereby irrevocably constitutes and appoints the Auction Manager as the true and lawful agent and attorney-in-fact of the Assignor with respect to such Loans, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to complete or fill-in the blanks in this Assignment and deliver the completed Assignment to the Assignee and the Assignor.

The Assignor acknowledges and agrees that its offer to assign Loans pursuant to the Auction Procedures constitute the Assignor’s acceptance of the terms and conditions (including the proration procedures) contained in the Auction Procedures, the Credit Agreement and this Assignment.]

[Signature page follows]

EXHIBIT I-C-4

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Auction Manager

By:
Authorized Signatory

EXHIBIT I-C-5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

BORROWER ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is, and on the applicable Borrower Assignment Effective Date will be, free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment and to sell and assign the Assigned Interest on the basis of which it has made such decision; and (iv) it is not a Defaulting Lender, (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, and (c) agrees that [in the case of an Auction: it has read and agrees to all of the terms and conditions (including the pro ration procedures) of the Auction Procedures set forth in the Offer Documents] [in the case of an open market purchase, and if the bracketed language for Section 1.2(a)(viii) below is not inserted: (i) the Assignee may have, and later may come into possession of, information regarding the Loans or the Credit Parties that is not known to the Assignor and that may be material to a decision by the Assignor to enter into an assignment of the Assigned Interest (such information, the “Excluded Information”), (ii) the Assignor has independently and without reliance on the Assignee or any of its Subsidiaries or Affiliates made its own analysis and determined to enter into an assignment of the Assigned Interest and to consummate the transactions contemplated by this Assignment notwithstanding the Assignor’s lack of knowledge of the Excluded Information, (iii) Holdings and its Subsidiaries shall have no liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by law, any claims the Assignor may have against Holdings and its Subsidiaries, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information, (iv) the Excluded Information may not be available to Administrative Agent or the other Lenders and (v) the Assignor agrees to the provisions set forth in this clause (c), and agrees that such provisions shall control, notwithstanding any inconsistent provision in the Credit Agreement or in any Borrower Assignment Agreement]. The Assignor will, upon request, execute and deliver any additional documents deemed by Administrative Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest. In the event that the Assignor has determined for itself to not access any information disclosed by Assignee in connection with the Auction or this Assignment, the Assignor acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of Borrower, [the Auction Manager,] and Administrative Agent has any responsibility for the Assignor’s decision to limit the scope of the information it has obtained in connection with its evaluation of the Auction or its decision to enter into this Assignment.

EXHIBIT I-C-6

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement until such time as the Loans are automatically cancelled without further action by any Person on the Borrower Assignment Effective Date, (ii) it has transmitted same day funds to the Assignor on the Borrower Assignment Effective Date, and (iii) [in the case of an Auction: it is not in possession of any information regarding Borrower or its Subsidiaries, or their assets, Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender (including the Assignor) to participate in any Auction, if applicable, or enter into this Assignment or any of the transactions contemplated hereby that has not previously been disclosed to the Auction Manager, Administrative Agent and the Non-Public Lenders] [in the case of an open market purchase, and if the bracketed language for Section 1.1(c) above with respect to an open market purchase is not inserted: it is not in possession of any information regarding the Assignee, its Subsidiaries or its Affiliates, or their assets, the Assignee’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender (including the Assignor) to enter into this Assignment or any of the transactions contemplated hereby that has not previously been disclosed to the Assignor]; and (b) agrees that the Assigned Interest shall, from and after the Borrower Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding and that the Assignee shall have no ability to vote or receive payments in respect of the Assigned Interest.

1.3	No Violation of Laws. Each of the Assignor and Assignee acknowledges that it has not violated any applicable laws relating to this Assignment or the transactions contemplated herein.

2.	Payments. Payment to the Assignor by the Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to the Assignor and shall include all unpaid interest that has accrued in respect of the Assigned Interest through the Borrower Assignment Effective Date. No interest shall accrue with respect to the Assigned Interest from and after the Borrower Assignment Effective Date and such Assigned Interest shall, from and after the Borrower Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding.

3.	No Event of Default. On the Borrower Assignment Effective Date, no Event of Default has occurred and is continuing or would result from this Assignment.

4.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment is a Credit Document under and as defined in the Credit Agreement. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof that would require the application of laws other than those of the State of New York.

EXHIBIT I-C-7

EXHIBIT J TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

PARI PASSU INTERCREDITOR AGREEMENT

[Attached.]

EXHIBIT J-1

EXECUTION VERSION

PARI PASSU INTERCREDITOR AGREEMENT

dated as of

June 23, 2016

among

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as Term Loan Authorized Representative for the Term Loan Secured Parties,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Authorized Representative for the Notes Secured Parties

and

each additional Authorized Representative from time to time party hereto

Notwithstanding anything herein to the contrary, any liens and security interests granted to the Collateral Agent pursuant to this Pari Passu Intercreditor Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the limitations and provisions of the Intercreditor and Collateral Cooperation Agreement, dated as of June 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Wells Fargo Bank, National Association, as representative for the First Priority Secured Parties (as defined therein), Wilmington Trust, National Association, as representative for the Term Loan/Notes Secured Parties, and certain other persons party or that may become party thereto from time to time, and consented to by J. C. Penney Corporation and the grantors identified therein. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Pari Passu Intercreditor Agreement, the terms of the ABL Intercreditor Agreement shall govern and control. This paragraph forms part of the Pari Passu Intercreditor Agreement.

PARI PASSU INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of June 23, 2016, among WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Term Loan/Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), JPMORGAN CHASE BANK, N.A., as Authorized Representative for the Term Loan Secured Parties (in such capacity, the “Term Loan Authorized Representative”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture, as Authorized Representative for the Notes Secured Parties (in such capacity, the “Notes Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Future Term Loan/Notes Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Term Loan Authorized Representative (for itself and on behalf of the Term Loan Secured Parties), the Notes Authorized Representative (for itself and on behalf of the Notes Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Future Term Loan/Notes Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Term Loan/Notes Secured Parties of each Series that the holders of Term Loan/Notes Secured Obligations of such Series (and not the Term Loan/Notes Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Term Loan/Notes Secured Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Term Loan/Notes Secured Obligations), (y) any of the Term Loan/Notes Secured Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Term Loan/Notes Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Term Loan/Notes Secured Obligations) on a basis ranking prior to the security interest of such Series of Term Loan/Notes Secured Obligations but junior to the security interest of any other Series of Term Loan/Notes Secured Obligations or (ii) the existence of any Collateral for any other Series of Term Loan/Notes Secured Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Term Loan/Notes Secured Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to real properties subject to a Mortgage which applies to all Series of Term Loan/Notes Secured Obligations shall not be deemed to be an Impairment of any Series of Term Loan/Notes Secured Obligations. In the event of any Impairment with respect to any Series of Term Loan/Notes Secured Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Term Loan/Notes Secured Obligations, and the rights of the holders of such Series of Term Loan/Notes Secured Obligations (including, without limitation, the right to receive distributions in respect of such Series of Term Loan/Notes Secured Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Term Loan/Notes Secured Obligations subject to such Impairment. Additionally, in the event the Term Loan/Notes Secured Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Term Loan/Notes Secured Obligations or the Term Loan/Notes Documents governing such Term Loan/Notes Secured Obligations shall refer to such obligations or such documents as so modified.

(c) As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” has the meaning set forth on the cover page of this Agreement.

“Affiliate” has the meaning set forth in the Term Loan Agreement on the date hereof.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Term Loan Obligations and (y) the Non-Applicable Authorized Representative Enforcement Date, the Term Loan Authorized Representative and (ii) from and after the earlier of (x) the Discharge of Term Loan Obligations and (y) the Non-Applicable Authorized Representative Enforcement Date, the Major Non-Applicable Authorized Representative.

“Authorized Representative” means (i) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Authorized Representative, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Authorized Representative and (iii) in the case of any Series of Future Term Loan/Notes Secured Obligations or Future Term Loan/Notes Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Term Loan/Notes Security Document to secure one or more Series of Term Loan/Notes Secured Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company” means J. C. Penney Corporation, a Delaware corporation.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Term Loan/Notes Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Term Loan/Notes Secured Obligations, the date on which such Series of Term Loan/Notes Secured Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Term Loan Obligations” means, with respect to any Shared Collateral, the Discharge of the Term Loan Obligations with respect to such Shared Collateral; provided that the Discharge of Term Loan Obligations shall be deemed not to have occurred in connection with a Refinancing of such Term Loan Obligations with additional Term Loan/Notes Secured Obligations secured by such Shared Collateral under a Future Term Loan/Notes Agreement which has been designated as the “Term Loan Agreement” in the Joinder Agreement with respect thereto and which Joinder Agreement has been executed by the Term Loan Authorized Representative (under the Term Loan Agreement so Refinanced).

“Event of Default” shall mean an “Event of Default” under and as defined in the Term Loan Agreement, the Indenture or any other Future Term Loan/Notes Agreement.

“Future Term Loan/Notes Agreement” shall mean any indenture, credit agreement or other agreement pursuant to which any Grantor will incur Future Term Loan/Notes Indebtedness.

“Future Term Loan/Notes Indebtedness” means Indebtedness that has been designated as Future Term Loan/Notes Secured Obligations pursuant to Section 5.02(c).

“Future Term Loan/Notes Secured Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Future Term Loan/Notes Agreement (and any Term Loan/Notes Documents entered into in connection therewith) including, without limitation, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Future Term Loan/Notes Secured Party” means the holders of any Future Term Loan/Notes Secured Obligations, the Collateral Agent and any Authorized Representative with respect thereto.

“Grantors” means Holdings, the Company and each other subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Term Loan/Notes Security Document to secure any Series of Term Loan/Notes Secured Obligations.

“Holdings” means J. C. Penney Company, Inc., a Delaware corporation.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indebtedness” shall have the meaning set forth in the Term Loan Agreement as in effect on the date hereof.

“Indenture” means that certain Indenture dated as of June 23, 2016, among the Company, the guarantors identified therein and the Notes Authorized Representative, as trustee.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property Security Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a) hereof.

“Joinder Agreement” means a Future Term Loan/Notes Secured Party Consent substantially in the form attached as Exhibit A hereto.

“Junior Priority Intercreditor Agreement” means a Junior Priority Intercreditor Agreement, substantially in the form of Exhibit B hereto with such changes thereto as are agreed to by the Applicable Authorized Representative.

“Lien” means with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.”

“Major Non-Applicable Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Term Loan/Notes Secured Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Term Loan/Notes Secured Obligations (other than the Term Loan Obligations) with respect to such Shared Collateral but solely to the extent that such Series of Term Loan/Notes Secured Obligations has a larger aggregate outstanding principal amount than the Term Loan Obligations then outstanding.

“Mortgage” shall mean any mortgage, deed of trust, deed to secure debt, security deed, trust deed or spreader of lien, in favor of the Collateral Agent to secure any Term Loan/Notes Secured Obligations.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Applicable Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Applicable Authorized Representative Enforcement Date” means, with respect to any Non-Applicable Authorized Representative, the date that is 90 days (throughout which 90-day period such Non-Applicable Authorized Representative was the Major Non-Applicable Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Indenture or Future Term Loan/Notes Agreement under which such Non-Applicable Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Applicable Authorized Representative certifying that (x) such Non-Applicable Authorized Representative is the Major Non-Applicable Authorized Representative and that an Event of Default (under and as defined in the Indenture or Future Term Loan/Notes Agreement under which such Non-Applicable Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Term Loan/Notes Secured Obligations of the Series with respect to which such Non-Applicable Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Future Term Loan/Notes Agreement; provided that the Non-Applicable Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent has been instructed by the Applicable Authorized Representative to commence and diligently pursue and has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral, (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) at any time the Collateral Agent is stayed pursuant to the ABL Intercreditor Agreement from exercising enforcement actions with respect to a material portion of Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Term Loan/Notes Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Obligations” means the Notes Obligations (as defined in the Indenture).

“Notes Secured Parties” shall mean the “Notes Secured Parties” as defined in the Indenture.

“Other Intercreditor Agreements”shall mean, collectively, the ABL Intercreditor Agreement and, if executed, the Junior Priority Intercreditor Agreement.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Term Loan/Notes Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a) hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of June 23, 2016, by and among the Grantors and the Collateral Agent, as the same may be further amended, restated or modified from time to time.

“Series” means (a) with respect to the Term Loan/Notes Secured Parties, each of (i) the Term Loan Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacities as such) and (iii) each additional Series of Future Term Loan/Notes Secured Parties that are represented by a common Authorized Representative, in its capacity as such for such Future Term Loan/Notes Secured Parties (in their capacities as such) and (b) with respect to any Term Loan/Notes Secured Obligations, each of (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) the Future Term Loan/Notes Secured Obligations incurred pursuant to any Future Term Loan/Notes Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Future Term Loan/Notes Secured Obligations).

“Shared Collateral” means, at any time, Collateral in which the Collateral Agent holds, for the benefit of two or more Series of Term Loan/Notes Secured Obligations, a valid and perfected security interest at such time. If more than two Series of Term Loan/Notes Secured Obligations are outstanding at any time and the Collateral Agent holds a valid and perfected security interest in any Collateral at such time for less than all Series of Term Loan/Notes Secured Obligations, then such Collateral shall constitute Shared Collateral for those Series of Term Loan/Notes Secured Obligations that benefit from a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not benefit from a valid and perfected security interest in such Collateral at such time. Unless the Collateral Agent has received notice from the Authorized Representative for any Series of Term Loan/Notes Secured Obligations that any item of Collateral is not Shared Collateral for such Series or a court of competent jurisdiction has made a determination that any item of Collateral is not Shared Collateral for any Series of Term Loan/Notes Secured Obligations, the Collateral Agent shall be fully protected in assuming that all Collateral is Shared Collateral for each Series of Term Loan/Notes Secured Obligations.

“Term Loan Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016, among the Company, the guarantors party thereto, the lending institutions from time to time parties thereto, the Term Loan Authorized Representative, as administrative agent, and the other parties thereto.

“Term Loan Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Term Loan/Notes Document”means (i) the Term Loan Agreement and the Credit Documents (as defined in the Term Loan Agreement), (ii) the Indenture and the Notes Documents (as defined in the Indenture) and (iii) each Future Term Loan/Notes Agreement (and any documents designated therein as “Credit Documents,” “Notes Documents” or any equivalent term).

“Term Loan/Notes Secured Obligations” means, collectively, (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) each Series of Future Term Loan/Notes Secured Obligations.

“Term Loan/Notes Secured Parties” means (i) the Term Loan Secured Parties, (ii) the Notes Secured Parties and (iii) the Future Term Loan/Notes Secured Parties with respect to each Series of Future Term Loan/Notes Secured Obligations.

“Term Loan/Notes Security Documents” means the Security Agreement, each Mortgage, each Intellectual Property Security Agreement and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of Term Loan/Notes Secured Obligations.

“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Agreement.

“Term Loan Secured Parties” means the “Secured Parties” as defined in the Term Loan Agreement.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Term Loan/Notes Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any Term Loan/Notes Secured Party receives any payment pursuant to any Other Intercreditor Agreement with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by the Collateral Agent pursuant to any Other Intercreditor Agreement and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the

Term Loan/Notes Secured Obligations are entitled under any Other Intercreditor Agreement (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall, subject to the terms of the ABL Intercreditor Agreement with respect to the ABL Priority Collateral, be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any other Term Loan/Notes Document and (ii) SECOND, subject to Section 1.01(b), to the payment in full of the Term Loan/Notes Secured Obligations of each Series on a ratable basis in accordance with the terms of the applicable Term Loan/Notes Documents. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Term Loan/Notes Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Term Loan/Notes Secured Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Term Loan/Notes Secured Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Term Loan/Notes Secured Obligations with respect to which such Impairment exists; provided, further, that following commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not any other Term Loan/Notes Document, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Term Loan/Notes Secured Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such Insolvency or Liquidation Proceeding, the amount of Term Loan/Notes Secured Obligations of each Series of Term Loan/Notes Secured Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such Insolvency or Liquidation Proceeding.

(b) It is acknowledged that the Term Loan/Notes Secured Obligations of any Series may, subject to the limitations set forth in the then extant Term Loan/Notes Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Term Loan/Notes Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Term Loan/Notes Secured Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Term Loan/Notes Documents or any defect or deficiencies in the Liens securing the Term Loan/Notes Secured Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Term Loan/Notes Secured Party hereby agrees that the Liens securing each Series of Term Loan/Notes Secured Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any Other Intercreditor Agreement), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any Other Intercreditor Agreement) from any Non-Applicable Authorized Representative (or any other Term Loan/Notes Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Applicable Authorized Representative or other Term Loan/Notes Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Term Loan/Notes Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, in exercising its rights under this Agreement, as between the Applicable Authorized Representative and the Controlling Secured Parties, on the one hand, and the Non-Controlling Authorized Representatives and the Non-Controlling Secured Parties, on the other, the Applicable Authorized Representative and the Controlling Secured Parties may exercise their rights under this Agreement, without regard to the existence of any Non-Controlling Authorized Representatives or Non-Controlling Secured Parties and shall owe no duties to such Persons. No Non-Applicable Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Term Loan/Notes Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Term Loan/Notes Secured Obligations (other than funds deposited for the discharge or defeasance of any Series of Term Loan/Notes Secured Obligations) other than pursuant to the Term Loan/Notes Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Term Loan/Notes Secured Parties for which it is acting hereunder agrees to be bound by the provisions of this Agreement and the other Term Loan/Notes Security Documents applicable to it.

(c) Each of the Term Loan/Notes Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Term Loan/Notes Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each Term Loan/Notes Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Term Loan/Notes Secured Obligations of any Series or any Term Loan/Notes Security Document or the validity, attachment, perfection or priority of any Lien under any Term Loan/Notes Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Term Loan/Notes Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Term Loan/Notes Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent, the Applicable Authorized Representative or any other Term Loan/Notes Secured Party represented by the Applicable Authorized Representative seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Term Loan/Notes Secured Party represented by any Applicable Authorized Representative shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or such Term Loan/Notes Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any other Term Loan/Notes Secured Party to enforce this Agreement.

(b) Each Term Loan/Notes Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Term Loan/Notes Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each other Series of the Term Loan/Notes Secured Obligations with respect to such Shared Collateral, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Term Loan/Notes Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to Term Loan/Notes Security Documents.

(a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Term Loan/Notes Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Term Loan/Notes Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Term Loan/Notes Security Document or Other Intercreditor Agreement, so long as the Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Term Loan/Notes Document; provided, however, that any amendment to any Term Loan/Notes Document or Other Intercreditor Agreement solely for the purpose of effectuating a release or subordination of any Lien or any subdivision of a Real Estate Asset pursuant to the last sentence of Section 4.08 shall not require such certificate and shall instead be governed by the requirements of Section 4.08. Additionally, each Term Loan/Notes Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Term Loan/Notes Security Document or Other Intercreditor Agreement solely as such Term Loan/Notes Security Document or Other Intercreditor Agreement relates to a particular Series of Term Loan/Notes Secured Obligations so long as (x) such amendment is in accordance with the Term Loan/Notes Document pursuant to which such Series of Term Loan/Notes Secured Obligations was incurred and (y) such amendment does not adversely affect the Term Loan/Notes Secured Parties of any other Series (and the Collateral Agent shall be fully protected in relying on a certificate of the Company certifying as to each of (x) and (y)).

(c) Additionally, if the Applicable Authorized Representative with respect to any Shared Collateral, other than in connection with the repayment in full of any Series of Term Loan/Notes Secured Obligations, delivers a certificate to the Collateral Agent requesting that (i) all or any portion of such Shared Collateral be released from the Liens of the Term Loan/Notes Security Documents with respect to all Series of then outstanding Term Loan/Notes Secured Obligations, (ii) the Liens of the Collateral Agent on all or any portion of the Shared Collateral for all then outstanding Series of Term Loan/Notes Secured Obligations be subordinated to any other Liens on such Shared Collateral or (iii) the Collateral Agent enter into the Junior Priority Intercreditor Agreement or any supplement to any Other Intercreditor Agreement or any amendment or supplement to any Term Loan/Notes Security Document relating to such Shared Collateral, the Collateral Agent shall execute such Junior Priority Intercreditor Agreement amendments and supplements as may be requested by the Applicable Authorized Representative to effectuate such request.

(d) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Term Loan/Notes Security Document provided for in this Section.

SECTION 2.05 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

(b) If any Grantor shall commence or become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (“DIP Financing”) and/or the use of cash collateral under Section 363 of the Bankruptcy Code (in each case, or under any equivalent provision of any other applicable bankruptcy law), each Term Loan/Notes Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative with respect to such Shared Collateral shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party hereby authorizes and instructs the Collateral Agent to subordinate the Liens with respect to such Shared Collateral for the benefit of the Non-Controlling Secured Parties on the same terms as the Liens for the benefit of the Controlling Secured Parties (other than any Liens of any Term Loan/Notes Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Term Loan/Notes Secured Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Term Loan/Notes Secured Parties of each Series (or the Collateral Agent or other representative for the benefit of such Term Loan/Notes Secured Parties) retain the benefit of their Liens, including Liens on proceeds of Shared Collateral arising after the commencement of such bankruptcy proceedings, on all such Shared Collateral pledged to the DIP Lenders, with the same priority vis-a-vis all the other Term Loan/Notes Secured Parties (other than any Liens of any Term Loan/Notes Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Term Loan/Notes Secured Parties of each Series (or the Collateral Agent or other representative for the benefit of such Term Loan/Notes Secured Parties) are granted Liens on any additional collateral pledged to any Term Loan/Notes Secured Parties (or the Collateral Agent or other representative for the benefit of such Term Loan/Notes Secured Parties) as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the Term Loan/Notes Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Term Loan/Notes Secured Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Term Loan/Notes Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Term Loan/Notes Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Term Loan/Notes Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Term Loan/Notes Secured Parties receiving adequate protection shall not object to any other Term Loan/Notes Secured Party receiving adequate protection comparable to any adequate protection granted to such Term Loan/Notes Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the Term Loan/Notes Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Term Loan/Notes Secured Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the Term Loan/Notes Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The Term Loan/Notes Secured Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Term Loan/Notes Document) of any Term Loan/Notes Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Term Loan/Notes Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Term Loan/Notes Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Term Loan/Notes Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Term Loan/Notes Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Term Loan/Notes Secured Party for purposes of perfecting the Lien held by such Term Loan/Notes Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Term Loan/Notes Secured Obligations of any Series, or the Shared Collateral subject to any Lien securing the Term Loan/Notes Secured Obligations of any Series, it may request that such information be furnished to it in writing by the Authorized Representative for the applicable Series and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Term Loan/Notes Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each Authorized Representative, on behalf of the Term Loan/Notes Secured Parties of the applicable Series, hereby irrevocably appoints Wilmington Trust, National Association (and any successor as contemplated hereby) to act as the Collateral Agent for the current and future Term Loan/Notes Secured Parties hereunder and under each of the Term Loan/Notes Security Documents and Other Intercreditor Agreements and authorizes the Collateral Agent to take such actions on its behalf and on behalf of such Term Loan/Notes Secured Parties and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure the Term Loan/Notes Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Term Loan/Notes Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative or for exercising any rights under any of the Other Intercreditor Agreements, shall be entitled to the benefits of all provisions of this Article IV.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Term Loan/Notes Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Term Loan/Notes Security Documents and Other Intercreditor Agreements, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Term Loan/Notes Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Term Loan/Notes Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Term Loan/Notes Secured Obligations) or otherwise to exercise any of its rights under this Agreement, in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Term Loan/Notes Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Term Loan/Notes Secured Obligations or any other Term Loan/Notes Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Term Loan/Notes Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Term Loan/Notes Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement or the Term Loan/Notes Security Documents or any other agreement related thereto or to the collection of the Term Loan/Notes Secured Obligations or the valuation, use, protection or release of any security for the Term Loan/Notes Secured Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Term Loan/Notes Secured Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Term Loan/Notes Secured Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Term Loan/Notes Secured Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each party hereto acknowledges and agrees that the Collateral Agent, any Authorized Representative or any other Term Loan/Notes Secured Party may be a lender or agent under the ABL Credit Agreement (as defined in the ABL Intercreditor Agreement) or other Indebtedness of any Grantor that does not constitute Term Loan/Notes Secured Obligations or may have other arrangements or agreements with any other Grantor and each party hereto waives any claim against the Collateral Agent or any other Term Loan/Notes Secured Party based on any conflict or alleged conflict of interest as a result thereof.

SECTION 4.02 Rights as a Term Loan/Notes Secured Party.

The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Term Loan/Notes Secured Party under any Series of Term Loan/Notes Secured Obligations that it holds as any other Term Loan/Notes Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and if the Collateral Agent holds any Term Loan/Notes Obligations, the term “Term Loan/Notes Secured Party” or “Term Loan/Notes Secured Parties” or (as applicable) “Term Loan Secured Party”, “Term Loan Secured Parties”, “Notes Secured Party”, “Notes Secured Parties”, “Future Term Loan/Notes Secured Party” or “Future Term Loan/Notes Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. The Person acting as Collateral Agent and its Affiliates and each Person acting as an Authorized Representative or any other Term Loan/Notes Secured Party may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or other Affiliate thereof as if such Person were not the Collateral Agent, an Authorized Representative or a Term Loan/Notes Secured Party hereunder and without any duty to account therefor to any other Term Loan/Notes Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Term Loan/Notes Security Documents. Without limiting the generality of the foregoing and notwithstanding any contrary position in any Term Loan/Notes Security Document, the Collateral Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Term Loan/Notes Security Documents or by the Other Intercreditor Agreements that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to unindemnified individual liability or that is contrary to applicable law;

(iii)	shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv)	shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction or (iii) in reliance on a certificate of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Term Loan/Notes Secured Obligations unless and until written notice describing such Event of Default and stating that it is a “notice of default”, is given to the Collateral Agent in accordance with Section 5.01 by the Authorized Representative of such Series of Term Loan/Notes Secured Obligations or the Company;

(v)	shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, any other Term Loan/Notes Security Document or any Other Intercreditor Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Term Loan/Notes Security Document, any Other Intercreditor Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Term Loan/Notes Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Term Loan/Notes Secured Obligations, or (vi) the satisfaction of any condition set forth in any Term Loan/Notes Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi)	shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law);

(vii)	shall not be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action; and

(viii)

shall not be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by the Term Loan/Notes Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Term Loan/Notes Security Documents or the security interests or Liens intended to be created thereby.

SECTION 4.04 Reliance by Collateral Agent.

The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Term Loan/Notes Security Document or Other Intercreditor Agreement by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be liable for the negligence or misconduct of any sub-agents appointed with due care.

SECTION 4.06 Resignation of Collateral Agent.

The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Term Loan/Notes Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Term Loan/Notes Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Term Loan/Notes Security Documents and the Other Intercreditor Agreements (except that in the case of any collateral security held by the Collateral Agent on behalf of the Term Loan/Notes Secured

Parties under any of the Term Loan/Notes Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Term Loan/Notes Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Term Loan/Notes Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Term Loan/Notes Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Term Loan/Notes Security Documents and Other Intercreditor Agreements (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Term Loan/Notes Security Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Term Loan/Notes Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Term Loan/Notes Security Documents to the successor Collateral Agent. The Collateral Agent shall execute and deliver or otherwise authorize the filing of such documents as the Company or the Applicable Authorized Representative shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Term Loan/Notes Security Documents to the successor Collateral Agent.

SECTION 4.07 Non-Reliance on Collateral Agent and other Term Loan/Notes Secured Parties.

Each Term Loan/Notes Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Term Loan/Notes Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Term Loan/Notes Documents. Each Term Loan/Notes Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Term Loan/Notes Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Term Loan/Notes Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters.

Each of the Term Loan/Notes Secured Parties irrevocably authorizes the Collateral Agent to, and the Collateral Agent shall:

(a) release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Term Loan/Notes Security Document in accordance with Section 2.04 or upon receipt of a written request by the Collateral Agent and each Applicable Authorized Representative from the Company stating that the release or subordination of such Lien is permitted by the terms of each then extant Term Loan/Notes Document;

(b) execute and deliver or otherwise authorize the filing of documents in connection with a subdivision of Collateral subject to a Mortgage upon receipt by the Collateral Agent and each Applicable Authorized Representative of a written request from the Company stating that such subdivision is permitted by the terms of each then extant Term Loan/Notes Document; and

(c) release any Grantor from its obligations under the Term Loan/Notes Security Documents upon receipt by the Collateral Agent and each Applicable Authorized Representative of a written request from the Company stating that such release is permitted by the terms of each then extant Term Loan/Notes Document.

The Collateral Agent shall execute and deliver or otherwise authorize the filing of such documents as the Company or any other Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release, subordination or subdivision to give effect to any such release or subordination. Such documents may take the form of amendments and restatements of, or other amendments or modifications to, one or more Term Loan/Notes Security Documents solely to give effect to the foregoing.

SECTION 4.09 Other Intercreditor Agreements.

Each of the Term Loan/Notes Secured Parties by accepting the benefits of this Agreement, irrevocably authorizes the Collateral Agent (x) to enter into and perform its obligations under the ABL Intercreditor Agreement and, if requested by the Applicable Authorized Representative, the Junior Priority Intercreditor Agreement and agrees to be bound by the terms of each such Other Intercreditor Agreement applicable to such Term Loan/Notes Secured Party and (y) to enter into and perform its obligations under the Term Loan/Notes Security Documents to which it is a party.

SECTION 4.10 Fees, Expenses and Indemnities.

The Company shall pay to the Collateral Agent such compensation, reimburse the Collateral Agent for expenses and indemnify the Collateral Agent all as set forth in Sections 2.11(b), 10.2 and 10.3 of the Term Loan Agreement, Section 7.7 of the Indenture and the applicable provisions of any Future Term Loan/Notes Agreement.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent, to it at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention of J. C. Penney Collateral Agency Administrator (Telecopy No. 612-217-5651 and Electronic Mail: hfield@wilmingtontrust.com);

(b) if to the Term Loan Authorized Representative, to it at JPMorgan Chase Bank, N.A., as Administrative Agent, 500 Stanton Christiana Road, Ops Building 2, 3rd Floor, Newark, DE 19713-2107(Telephone: (302) 634-1678);

(c) if to the Notes Authorized Representative, to it at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention of J. C. Penney Notes Administrator (Telecopy No. 612-217-5651 and Electronic Mail: hfield@wilmingtontrust.com);

(d) if to any other additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent and, in the case of waivers, amendments or modifications that could reasonably be expected to affect the rights, duties or interests of any Grantor (including, without limitation, any waiver, amendment or modification of Sections 2.04(c), 2.05, 2.08, 2.09, 4.08 and 5.03 and this Section 5.02), the Company.

(c) On or after the date hereof and so long as permitted by the Term Loan Agreement, the Indenture and any Future Term Loan/Notes Agreement then outstanding (but subject to Section 4.04 above), the Company may from time to time designate Indebtedness at the time of incurrence to be Future Term Loan/Notes Secured Indebtedness by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Future Term Loan/Notes Secured Obligations for purposes hereof, (iii) representing that such designation of such obligations as Future Term Loan/Notes Secured Indebtedness complies with the terms of the Term Loan Agreement, the Indenture and any Future Term Loan/Notes Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such Future Term Loan/Notes Secured Indebtedness and (b) a Joinder Agreement executed by the Grantors and the Authorized Representative for such Future Term Loan/Notes Secured Indebtedness (and if such Future Term Loan/Notes Secured Indebtedness is being designated as the “Term Loan Agreement”, the then extant Term Loan Authorized Representative). Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall execute such Joinder Agreement and act as agent under and subject to the terms of this Agreement for the benefit of all Term Loan/Notes Secured Parties, including without limitation, any Term Loan/Notes Secured Parties that hold any such Future Term Loan/Notes Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Future Term Loan/Notes Secured Obligations as set forth in each Joinder Agreement and agrees, on behalf of itself and each Term Loan/Notes Secured Party it represents, to be bound by this Agreement. In addition, the Collateral Agent shall execute, at the Company’s expense, any reaffirmations, amendments, amendments and restatements or other modifications to any Term Loan/Notes Security Document in connection with such Joinder Agreement as the Company or the Applicable Authorized Representative shall request for purposes of giving effect thereto.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Term Loan/Notes Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. In addition, the Grantors shall be third party beneficiaries of Sections 2.04, 2.05, 2.08, 2.09, 4.08 and 5.02 and this Section 5.03.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08 Submission To Jurisdiction Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the Term Loan/Notes Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Term Loan/Notes Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Term Loan/Notes Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Term Loan/Notes Documents or Term Loan/Notes Security Documents (other than the ABL Intercreditor Agreement), the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Term Loan/Notes Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or 4.08 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Term Loan Agreement, the Indenture or any Future Term Loan/Notes Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and 4.08 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Term Loan/Notes Secured Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration; Effectiveness. This Agreement together with the other Term Loan/Notes Documents and the Term Loan/Notes Security Documents represents the agreement of each of the Grantors and the Term Loan/Notes Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other Term Loan/Notes Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Term Loan/Notes Documents or the Term Loan/Notes Security Documents. This Agreement shall continue to be effective until all Liens securing Term Loan/Notes Secured Obligations have been released in accordance with the provisions of this Agreement and shall survive the repayment of any Series of Term Loan/Notes Secured Obligations.

SECTION 5.14 Concerning the Notes Authorized Representative. The Notes Authorized Representative is acting in this Agreement in its capacity as Trustee under the Indenture, and shall be entitled to all of the rights, privileges and immunities of the Trustee set forth in the Indenture as if such rights, privileges and immunities were set forth herein. Whenever the Notes Authorized Representative makes any determination, gives any direction or instruction or request to the Collateral Agent or exercises any discretion, it shall do so pursuant to the provisions of and in compliance with the Indenture.

SECTION 5.15 Termination. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Notes Secured Parties and the Notes Obligations, upon the Discharge of the Notes Obligations; (ii) with respect to the Term Loan Secured Parties and the Term Loan Obligations, upon the Discharge of Term Loan Obligations and (iii) in the case of any Series of Future Term Loan/Notes Secured Obligations or Future Term Loan/Notes Secured Parties that become subject to this Agreement after the date hereof, upon the Discharge of such Future Term Loan Notes/Secured Obligations, in each case, subject to Section 2.08; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination; provided, further that, notwithstanding the foregoing, the provisions of Section 4.06 shall govern the resignation of the Collateral Agent and the provisions of Section 4.10 relating to the indemnity of the Collateral Agent shall survive such termination or the earlier resignation or removal of the Collateral Agent.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Term Loan Authorized Representative

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Authorized Representative

By:
Name:
Title:

[Pari Passu Intercreditor Agreement]

CONSENT OF GRANTORS

Dated: June 23, 2016

Reference is made to the Pari Passu Intercreditor Agreement dated as of the date hereof by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent, JPMORGAN CHASE BANK, N.A., as Term Loan Authorized Representative, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Pari Passu Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Pari Passu Intercreditor Agreement and consents thereto and agrees to indemnify and hold harmless the Collateral Agent on the terms set forth therein. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the Pari Passu Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the Pari Passu Intercreditor Agreement and agrees that, except as otherwise provided therein, no Term Loan/Notes Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the Pari Passu Intercreditor Agreement. Each Grantor understands that the Pari Passu Intercreditor Agreement is for the sole benefit of the Term Loan/Notes Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by Pari Passu Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Pari Passu Intercreditor Agreement, at the address set forth on Appendix B attached to the Term Loan Agreement or such other address as the Company may notify the Collateral Agent and the Authorized Representatives in writing.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

J. C. PENNEY CORPORATION, INC.

By:
Name:
Title:

J. C. PENNEY COMPANY, INC.

By:
Name:
Title:

J. C. PENNEY PURCHASING CORPORATION

By:
Name:
Title:

J. C. PENNEY REAL ESTATE HOLDINGS, INC.

By:
Name:
Title:

J. C. PENNEY PROPERTIES, INC.

By:
Name:
Title:

EXHIBIT A

[Form of]

ADDITIONAL TERM LOAN/NOTES SECURED PARTY CONSENT

[Name of Future Term Loan/Notes Secured Party]

[Address of Future Term Loan/Notes Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Term Loan/Notes Secured Parties (the “New Secured Parties”) under that certain Pari Passu Intercreditor Agreement (the “Pari Passu Intercreditor Agreement”), dated as of June 23, 2016, among Wilmington Trust, National Association, as Collateral Agent, JPMorgan Chase Bank, N.A., as the Term Loan Authorized Representative and Wilmington Trust, National Association, as the Notes Authorized Representative, and acknowledged by J. C. Penney Corporation and the other grantors party thereto (the “Grantors”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pari Passu Intercreditor Agreement.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Pari Passu Intercreditor Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties have received a copy of the Pari Passu Intercreditor Agreement [and the ABL Intercreditor Agreement/Junior Priority Intercreditor Agreement]1;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Term Loan/Notes Secured Parties and to exercise such powers under the Pari Passu Intercreditor Agreement, the Other Intercreditor Agreements and the Term Loan/Notes Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

[1]	Include references to each Other Intercreditor Agreement then in effect.

(iv) accepts and acknowledges the terms of the Pari Passu Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligation and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of “Future Term Loan/Notes Secured Obligations”, with all the rights and obligations of a Term Loan/Notes Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Term Loan/Notes Secured Party on the effective date of the Pari Passu Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Pari Passu Intercreditor Agreement shall be as follows:

[Address]

(v) accepts and acknowledges the terms of each Other Intercreditor Agreement applicable to it and the New Secured Parties, confirms the authority of the Collateral Agent to enter into such agreements on its behalf and on behalf of the New Secured Parties and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to it and the New Secured Parties as fully as if it had been a party to each such agreement.

[The New Secured Obligation is hereby designated as the “Term Loan Agreement for purposes of the Pari Passu Intercreditor Agreement.]

The Collateral Agent, by acknowledging and agreeing to this Future Term Loan/Notes Secured Party Consent, accepts the appointment set forth in clause (iii) above.

Each Grantor hereby grants (and hereby confirms its prior grant of) to the Collateral Agent, for the benefit of the Term Loan/Notes Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all Collateral of such Grantor, including the “Collateral” as defined in the Security Agreement, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located. Each Grantor hereby authorizes the Collateral Agent to file financing statements in any jurisdiction and with any filing offices as the Collateral Agent or the Applicable Authorized Representative may determine are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described in the applicable Term Loan/Notes Security Document or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent or the Applicable Authorized Representative may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

THIS ADDITIONAL TERM LOAN/NOTES SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Future Term Loan/Notes Secured Party Consent to be duly executed by its authorized officer as of the             day of 20        .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

[Acknowledged and Agreed
[ ],
as former Term Loan Authorized Agent

By:
Name:
Title:][2]

[GRANTORS]

By:
Name:
Title:

2 To be included if the New Secured Obligation is being designated as the “Term Loan Agreement” for purposes of the Pari Passu Intercreditor Agreement.

EXHIBIT B

[FORM OF]

JUNIOR PRIORITY INTERCREDITOR AGREEMENT

JUNIOR PRIORITY INTERCREDITOR AGREEMENT, dated as of [            ] [    ], 20[    ], among WILMINGTON TRUST, NATIONAL ASSOCIATION in its capacity as “Collateral Agent” under the First Lien Pari Passu Intercreditor Agreement (as defined below) (together with its successors as Collateral Agent, the “First Lien Representative”), as Representative for the First Lien Secured Parties (as defined below), and [            ] (together with its successors as “Collateral Agent” under the Second Lien Pari Passu Intercreditor Agreement, the “Junior Lien Representative”), as Representative for the Junior Lien Secured Parties (as defined below). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

A. J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Company”), is party to the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016 (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time including without limitation to add new loans thereunder or increase the amount of commitments thereunder, the “Term Loan Agreement”), among the Company, the guarantors party thereto, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (together with its successors in such capacity under the Term Loan Agreement, the “Term Loan Agent”).

B. The Company is party to the Indenture dated as of June 23, 2016 among the Company, the guarantors identified therein and Wilmington Trust, National Association, as First Lien Trustee (as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “First Lien Indenture”) pursuant to which the Company has issued its 5.875% Senior Secured Notes due 2023.

C. [Describe document governing initial Junior Lien Obligations]1

D. Pursuant to the First Lien Pari Passu Intercreditor Agreement, the Term Loan Agent and the First Lien Trustee have appointed, and, if any additional Series of First Lien Obligations have been or are hereinafter established, one or more additional First Lien Authorized Representatives for the holders of additional Series of First Lien Obligations will appoint, the First Lien Representative to hold Liens for the benefit of the First Lien Secured Parties under the First Lien Documents and to bind such First Lien Secured Parties by the terms of this Agreement;

E. Pursuant to the Junior Lien Pari Passu Intercreditor Agreement, [            ] [and [            ]2] [has] [have] appointed, and, if any additional Series (as defined in the Junior Lien Pari Passu Intercreditor Agreement) of Junior Lien Obligations are established following the date hereof, one or more additional Junior Lien Authorized Representatives for the holders of additional Series of Junior Lien Obligations will appoint, the Junior Lien Representative to hold Liens for the benefit of the Junior Lien Secured Parties under the Junior Lien Documents and to bind such Junior Lien Secured Parties by the terms of this Agreement.

[1]	To be updated as appropriate.
[2]	Insert if applicable.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” shall mean that certain Intercreditor and Collateral Cooperation Agreement, dated as of June 23, 2016, among Wells Fargo Bank, National Association, as representative for the First Priority Secured Parties (as defined therein), the First Lien Representative, as representative for the First Lien Secured Parties and the Junior Lien Representative, as representative for the Junior Lien Secured Parties, and certain other persons party or that may become party thereto from time to time, and consented to by the Company and the grantors identified therein, as amended, restated, supplemented or otherwise modified from time to time.

“ABL Priority Collateral” shall have the meaning given such term in the ABL Intercreditor Agreement.

“Agreement” shall mean this Junior Priority Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

“Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Junior Lien Collateral including, without limitation, any assets on which the First Lien Representative is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals.

“Comparable Junior Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Document, each Junior Lien Security Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Controlled Accounts” shall have the meaning set forth in Section 5.5(b).

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.7, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the First Lien Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the applicable First Lien Documents and otherwise reasonably satisfactory to the First Lien Representative, in each case after or concurrently with the termination of all commitments to extend credit thereunder and the termination of all commitments of the First Lien Secured Parties under the First Lien Documents; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Obligations that constitute an exchange or replacement for or a Refinancing of such Obligations or First Lien Obligations.

“First Lien Authorized Representatives” means the Term Loan Agent, the First Lien Trustee and each other “Authorized Representative” (as defined in the First Lien Pari Passu Intercreditor Agreement) that becomes a party to the First Lien Pari Passu Intercreditor Agreement following the date hereof.

“First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations pursuant to a First Lien Security Document.

“First Lien Documents” shall have the meaning given to the term “Term Loan/Notes Documents” by the First Lien Pari Passu Intercreditor Agreement.

“First Lien Indenture” shall have the meaning set forth in the recitals.

“First Lien Obligations” shall have the meaning given to the term “Term Loan/Notes Secured Obligations” in the First Lien Pari Passu Intercreditor Agreement.

“First Lien Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement, dated as of June 23, 2016 and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among the Grantors, the First Lien Representative, the Term Loan Agent, the First Lien Trustee and each other First Lien Authorized Representative from time to time party thereto.

“First Lien Representative” has the meaning set forth in the introductory paragraph of this Agreement.

“First Lien Secured Parties” shall mean the First Lien Representative, the First Lien Authorized Representatives and the holders from time to time of the First Lien Obligations.

“First Lien Security Documents” shall have the meaning given to the term “Term Loan/Notes Security Documents” by the First Lien Pari Passu Intercreditor Agreement.

“First Lien Trustee” shall mean Wilmington Trust, National Association, in its capacity as trustee under the First Lien Indenture, and its permitted successors.

“First Priority Liens” shall mean Liens securing the First Lien Obligations, which Liens are superior and prior in priority to the Liens securing the Junior Lien Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex I, appropriately completed.

“Grantors” shall mean Holdings, the Company and each other Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Holdings” shall mean J. C. Penney Company, Inc., a Delaware corporation.

“Insolvency or Liquidation Proceeding” shall mean:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, receivership, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor or its assets, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or its assets or any similar case or proceeding relative to the Company or any other Grantor or its creditors or its assets, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities, assignment for the benefit of creditors or other winding up of or relating to the Company or any other Grantor or its assets, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and whether or not in a court supervised proceeding; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien Authorized Representative” means each “Authorized Representative” as defined in the Junior Lien Pari Passu Intercreditor Agreement.

“Junior Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Junior Lien Obligations pursuant to a Junior Lien Security Document.

“Junior Lien Documents” shall have the meaning given to such term by the Junior Lien Pari Passu Intercreditor Agreement.

“Junior Lien Obligations” shall have the meaning given to the term “Junior Priority Secured Obligations” in the Junior Lien Pari Passu Intercreditor Agreement.

“Junior Lien Pari Passu Intercreditor Agreement” means the pari passu intercreditor agreement, dated as of the date hereof, entered into by and among the Junior Lien Representative and one or more Junior Lien Authorized Representatives pursuant to which, among other things, the Junior Lien Secured Parties (or one or more Junior Lien Authorized Representatives on behalf of such Junior Lien Secured Parties) have authorized and directed the Junior Lien Representative to enter into this Agreement on behalf of the Junior Lien Secured Parties and to bind them hereby.

“Junior Lien Representative” has the meaning set forth in the introductory paragraph of this Agreement .

“Junior Lien Secured Parties” shall mean the Junior Lien Representative, the Junior Lien Authorized Representatives and the holders from time to time of the Junior Lien Obligations.

“Junior Lien Security Documents” shall have the meaning given to the term “Junior Priority Security Documents” (or like term) in the Junior Lien Pari Passu Intercreditor Agreement.

“Junior Liens” shall mean the Liens securing the Junior Lien Obligations.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization which grants the Junior Lien Representative or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is inconsistent with the terms of this Agreement or prohibited at such time by the provisions of this Agreement.

“Obligations” shall mean any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.

“Payment Discharge” shall have the meaning set forth in Section 5.1(a).

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” shall mean the Collateral in the possession or control of the First Lien Representative (or its agents or bailees), in accordance with the terms of the First Lien Pari Passu Intercreditor Agreement, to the extent that possession or control thereof perfects a Lien thereon under the UCC.

“Recovery” shall have the meaning set forth in Section 6.3.

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange for or replacement of such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” shall mean each of the First Lien Representative and the Junior Lien Representative.

“Series” shall have the meaning given to such term by the First Lien Pari Passu Intercreditor Agreement.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the First Lien Indenture.

“Term Loan Agent” shall have the meaning set forth in the recitals.

“Term Loan Agreement” shall have the meaning set forth in the recitals.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Junior Lien Representative or any Junior Lien Secured Party on the Collateral or of any Liens granted to the First Lien Representative or any First Lien Secured Party on the Collateral (or any actual or alleged defect or deficiency in any of the foregoing or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of any or all of the security interests in the Collateral), (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, any Junior Lien Documents or the First Lien Documents, (iii) whether the First Lien Representative, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party under its Junior Lien Documents, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Representative or any First Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations and (b) any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Representative or any Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, expressly agrees that any Lien purported to be granted on any Collateral as security for the First Lien Obligations shall be deemed to be, and shall be deemed to remain, senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes regardless of whether any Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or fraudulent transfer or legally or otherwise deficient in any manner.

2.2. Prohibition on Contesting Liens. The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, agrees that (a) it shall not (and hereby waives any right to) take any action to contest, or support any other Person in contesting, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of a Lien securing, or the allowability of any claim asserted with respect to, any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Representative or any of the First Lien Secured Parties or any agent or trustee therefor in any First Lien Collateral or Collateral and (b) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by the First Lien Representative or any First Lien Secured Party relating to the lawful enforcement of any First Priority Lien on Collateral or First Lien Collateral. The First Lien Representative, for itself and on behalf of each First Lien Secured Party, agrees that it shall not (and hereby waives any right to) take any action to contest, or support any other Person in contesting, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of a Lien securing, or the allowability of any claim asserted with respect to, any Junior Lien Obligations held (or purported to be held) by or on behalf of the Junior Lien Representative or any Junior Lien Secured Party on the Collateral; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Representative or any First Lien Secured Parties to enforce this Agreement (including the priority of the Liens securing the First Lien Obligations as provided in Section 2.1) or any of the First Lien Documents.

2.3. No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that, after the date hereof, none of Holdings, the Company or any other Subsidiary shall grant or permit any additional Liens on any asset or property of such Person to secure any Junior Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset or property to secure the First Lien Obligations. If the Junior Lien Representative or any Junior Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets or property of Holdings, the Company or any other Subsidiary securing the Junior Lien Obligations that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then the Junior Lien Representative or such Junior Lien Secured Party, without the need for any further consent of any party and notwithstanding anything to the contrary in any other agreement, document or instrument, (i) shall notify the First Lien Representative promptly upon becoming aware thereof and, unless Holdings, the Company or any other Subsidiary, as applicable, shall promptly grant a similar Lien on such assets or property to the First Lien Representative as security for the First Lien Obligations, and must assign such Lien to the First Lien Representative as security for the First Lien Obligations (but may retain a junior lien on such assets or property subject to the terms of this Agreement) and (ii) until such assignment or such grant of a similar Lien to the First Lien Representative, will be deemed to hold and have held such Lien for the benefit of the First Lien Representative as security for the First Lien Obligations. Any amounts received or distributed to the Junior Lien Representative pursuant to or as a result of any Lien granted in contravention of this Section 2.3 shall be subject to the provisions of Section 4.2.

2.4. Perfection of Liens. Except as expressly set forth in Section 5.5 hereof, neither the First Lien Representative nor any First Lien Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Representative or any Junior Lien Secured Parties. Neither the Junior Lien Representative nor any Junior Lien

Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the First Lien Representative or any First Lien Secured Parties. The provisions of this Agreement are intended to govern the respective Lien priorities as between the First Lien Secured Parties and the Junior Lien Secured Parties and shall not impose on the First Lien Representative, the Junior Lien Representative, the Junior Lien Secured Parties or the First Lien Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies, Etc.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither the Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or enforce or seek to exercise or enforce any rights or remedies (including setoff, recoupment and the right to credit bid debt (except as set forth in Section 3.1(f) below)) with respect to any Collateral securing both the First Lien Obligations and any Junior Lien Obligations in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Representative or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Representative or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Representative or any First Lien Secured Party either is a party or may have rights as a third-party beneficiary, the Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral or any other collateral in respect of First Lien Obligations and (ii) as between the First Lien Representative or First Lien Secured Parties, on one hand, and the Junior Lien Representative or any Junior Lien Secured Party, on the other hand, the First Lien Representative (or any person authorized by it) and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Collateral and will also have the exclusive right to determine and direct the time, method and place for exercising such right or remedies or conducting any proceeding with respect thereto, in each case, without any consultation with or the consent of the Junior Lien Representative or any Junior Lien Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Junior Lien Representative or any Junior Lien Secured Party may file a claim, proof of claim or statement of interest with respect to the Junior Lien Obligations, (B) the Junior Lien Representative or any Junior Lien Secured Party may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Obligations or the rights of the First Lien Representative or the First Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Collateral, (C) to the extent not otherwise inconsistent with or prohibited by the this Agreement, the Junior Lien Representative or the Junior Lien Secured Parties may exercise their rights and remedies as unsecured creditors, solely to the extent provided, and as limited, herein, (D) the Junior Lien Representative or the Junior Lien Secured Parties may exercise the rights and remedies provided for in this Agreement with respect to seeking adequate protection in an Insolvency or Liquidation Proceeding, and (E) the Junior Lien Representative or the Junior Lien Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Lien Representative or the Junior Lien Secured Parties, including any claims secured by the Collateral, in each case (A) through (E) above to the extent such action is not prohibited by, inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the First Lien Collateral or Collateral, the First Lien Representative and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise any one or more of its or their rights and remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Lien Obligations has not occurred, the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including set off, recoupment or the right to credit bid debt (except as set forth in Section 3.1(f) below)) with respect to any Collateral in respect of the applicable Junior Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Junior Lien Representative and the Junior Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral in respect of the applicable Junior Lien Obligations pursuant to the Junior Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), (i) the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, agrees that neither the Junior Lien Representative nor any Junior Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First Lien Representative or the First Lien Secured Parties with respect to the Collateral, the First Lien Collateral or any other collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, the First Lien Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) the Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby waives any and all rights it or any Junior Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Representative or any First Lien Secured Party seeks to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral or Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Representative or First Lien Secured Party is adverse to the interests of the Junior Lien Secured Parties.

(d) The Junior Lien Representative and each Junior Lien Secured Party hereby acknowledge and agree that no covenant, agreement or restriction contained in any applicable Junior Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Representative or any First Lien Secured Parties with respect to the First Lien Collateral or Collateral as set forth in this Agreement and the First Lien Documents.

(e) So long as the Discharge of First Lien Obligations has not occurred, neither the Junior Lien Representative nor any other Junior Lien Secured Party may assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Representative or any First Lien Secured Party (in their capacity as priority lienholders).

(f) Section 3.1 hereof shall not be construed to in any way limit or impair the right of any Junior Lien Secured Party from exercising a credit bid with respect to the Junior Lien Obligations in a sale or other disposition of Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any Bankruptcy Law, provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Collateral or any other collateral under any of the applicable Junior Lien Documents or otherwise in respect of the applicable Junior Lien Obligations.

SECTION 4. Payments.

4.1. Application of Proceeds. Subject to the terms of the First Lien Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement, so long as the Discharge of First Lien Obligations has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of rights or remedies or any transfer or disposition in lieu thereof as a secured party, shall be applied by the First Lien Representative to the First Lien Obligations prior to application to any Junior Lien Obligations, in such order as specified in the First Lien Pari Passu Intercreditor Agreement and in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, subject to the proviso of Section 5.1(a)(y) and subject to Section 5.7 hereof, the First Lien Representative shall deliver promptly to the Junior Lien Representative any Collateral or proceeds thereof held by it in the same form as received, with any endorsements reasonably requested by the Junior Lien Representative or as a court of competent jurisdiction may otherwise direct.

4.2. Payments Over. Any Collateral or First Lien Collateral or proceeds thereof received by the Junior Lien Representative or any Junior Lien Secured Party in connection with the exercise of any right or remedy (including set off, recoupment or credit bid) or in any Insolvency or Liquidation Proceeding relating to the Collateral not expressly permitted by this Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Representative in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Representative is hereby authorized to make any such endorsements as agent for the Junior Lien Representative or any such Junior Lien Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1. Releases.

(a) (x) If at any time any Grantor or any First Lien Secured Party delivers notice to the Junior Lien Representative with respect to any specified Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A) such specified Collateral has been or is being sold, leased, exchanged, transferred or otherwise disposed of by the owner of such Collateral in a transaction permitted under the First Lien Documents and the Junior Lien Documents; or

(B) the First Priority Liens thereon have been or are being released in connection with the release of a Subsidiary from its guarantee under all of the First Lien Documents or

(C) the First Priority Liens thereon have been or are being otherwise released as permitted by the First Lien Documents or by the First Lien Representative on behalf of the First Lien Secured Parties (unless, in the case of clause (B) or (C) of this Section 5.1(a)(x), such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”)), then the Junior Liens upon such Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Collateral securing First Lien Obligations are released and discharged (provided that in the case of any release of Collateral not pursuant to a Payment Discharge, the Liens on any Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the First Lien Documents shall be subject to Junior Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Junior Lien Representative of a notice from the First Lien Representative stating that any such release of Liens securing or supporting the First Lien Obligations has become effective (or shall become effective upon the Junior Lien Representative’s release), the Junior Lien Representative will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the First Lien Representative in connection with such release. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary’s guarantee under the First Lien Documents in accordance with the First Lien Documents, the guarantee in favor of the Junior Lien Secured Parties, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Subsidiary of all First Lien Obligations is released and discharged.

(y) In the event of a Payment Discharge, the Junior Liens on Collateral owned by the Company or a Grantor immediately after giving effect to such Payment Discharge shall become first-priority security interests (subject to the ABL Intercreditor Agreement and any intercreditor agreements or arrangements among Junior Lien Secured Parties pursuant to Section 8.21 and subject to Liens permitted by the Junior Lien Documents); provided that if the Company or the Grantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Junior Lien Documents, then the provisions of Section 5.7 shall apply as if a Refinancing of First Lien Obligations had occurred.

(b) The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby irrevocably constitutes and appoints the First Lien Representative and any officer or agent of the First Lien Representative, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Junior Lien Representative or such holder or in the First Lien Representative’s own name, from time to time in the First Lien Representative’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of First Lien Obligations has occurred, the Junior Lien Representative for itself and on behalf of each Junior Lien Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Collateral or other collateral to the repayment of First Lien Obligations pursuant to the First Lien Documents (but subject to the First Lien Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement).

5.2. Insurance. Unless and until the Discharge of First Lien Obligations has occurred, as between the First Lien Representative or any First Lien Secured Party, on one hand, and the Junior Lien Representative or any Junior Lien Secured Party, on the other hand, the First Lien Representative and the First Lien Secured Parties shall have the sole and exclusive right, to the extent permitted by the First Lien Documents and subject to the rights of the Grantors thereunder, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Subject to the First Lien Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement, unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Collateral shall be paid (a) first, until the occurrence of the Discharge of First Lien Obligations, to the First Lien Representative for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Documents, (b) second, after the occurrence of the Discharge of First Lien Obligations, to the Junior Lien Representative for the benefit of the Junior Lien Secured Parties pursuant to the terms of the applicable Junior Lien Documents and (c) third, if no Junior Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Lien Representative or any Junior Lien Secured Party shall, at any time prior to the Discharge of First Lien Obligations, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the First Lien Representative and it shall forthwith pay such proceeds over to the First Lien Representative in accordance with the terms of Section 4.2.

5.3. Amendments to Junior Lien Security Documents.

(a) So long as the Discharge of First Lien Obligations has not occurred, without the prior written consent of the First Lien Representative, no Junior Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Lien Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Junior Lien Representative agrees that each applicable Junior Lien Security Document shall include the following language (or language to similar effect approved by the First Lien Representative):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the Junior Lien Representative] pursuant to this Agreement and the exercise of any right or remedy by [the Junior Lien Representative] hereunder are subject to the limitations and provisions of the Junior Priority Intercreditor Agreement, dated as of [            ] [    ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Wilmington Trust, National Association, as Representative for the First Lien Secured Parties, and [            ], as Representative for the Junior Lien Secured Parties, and certain other persons party or that may become party thereto from time to time, and consented to by J. C. Penney Corporation, Inc. and the other Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Junior Lien Representative, on behalf of the Junior Lien Secured Parties, agrees that each mortgage covering any Collateral shall contain such other language as the First Lien Representative may reasonably request to reflect the subordination of such mortgage to the First Lien Document covering such Collateral.

(b) In the event that the First Lien Representative or any First Lien Secured Party enters into any amendment, waiver or consent in respect of or replaces any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Representative, the First Lien Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Collateral in accordance with Section 5.1), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Junior Lien Security Document without the consent of the Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Representative, the Company or any other Grantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Junior Lien Secured Parties or the interests of the Junior Lien Secured Parties in the Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. The First Lien Representative shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the Junior Lien Representative; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Junior Lien Security Document as set forth in this Section 5.3(b).

5.4. Rights as Unsecured Creditors. The Junior Lien Representative and the Junior Lien Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Junior Lien Obligations in accordance with the terms of the applicable Junior Lien Documents and applicable law and to the extent not inconsistent with, or prohibited by, the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by the Junior Lien Representative or any Junior Lien Secured Party of required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Junior Lien Representative or any Junior Lien Secured Party of rights or remedies as a secured creditor in respect of Collateral or other collateral or enforcement in contravention of this Agreement of any Lien in respect of Junior Lien Obligations held by any of them or in any Insolvency or Liquidation Proceeding. In the event the Junior Lien Representative or any Junior Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Collateral, First Lien Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the First Priority Liens securing First Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Representative or the First Lien Secured Parties may have with respect to the First Lien Collateral.

5.5. First Lien Representative as Gratuitous Bailee for Perfection.

(a) The First Lien Representative agrees to hold the Pledged Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit and on behalf of the Junior Lien Representative and each Junior Lien Secured Party and any assignee thereof solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Junior Lien Security Documents, subject to the terms and conditions of this Section 5.5.

(b) The Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby appoints the First Lien Representative to act as its collateral agent under each control agreement to which it is a party for the purpose of perfecting the security interest granted in the deposit accounts, securities accounts and other accounts subject to such control agreements that constitute Collateral (collectively, the “Controlled Accounts”) pursuant to the Junior Lien Security Documents, and the First Lien Representative accepts such appointment. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral consisting of Controlled Accounts to the First Lien Representative for the benefit of the Junior Lien Representative and the Junior Lien Secured Parties.

(c) The First Lien Representative shall have no obligation whatsoever to the Junior Lien Representative or any Junior Lien Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Representative under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the benefit and on behalf of the Junior Lien Representative and each Junior Lien Secured Party for purposes of perfecting the Liens held by the Junior Lien Secured Parties.

(d) The First Lien Representative shall not have by reason of the Junior Lien Documents or this Agreement or any other document a fiduciary relationship in respect of the Junior Lien Representative or any Junior Lien Secured Party, and each of the Junior Lien Representative and the Junior Lien Secured Parties hereby waives and releases the First Lien Representative from all claims and liabilities arising pursuant to the First Lien Representative’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Collateral.

(e) Upon the Discharge of First Lien Obligations, the First Lien Representative shall (x) deliver to the Junior Lien Representative written notice of the occurrence thereof (which notice may state that such Discharge of First Lien Obligations is subject to the provisions of this Agreement, including, without limitation, Sections 5.1(a)(y), 5.7 and 6.3 hereof) (it being understood that until the delivery of such notice to the Junior Lien Representative, the Junior Lien Representative shall not be charged with knowledge of the Discharge of First Lien Obligations or required to take any actions based on such Discharge of First Lien Obligations) and (y) deliver to the Junior Lien Representative, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) together with any endorsements reasonably requested by the Junior Lien Representative (or otherwise allow the Junior Lien Representative to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Company and each Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Representative for loss or damage suffered by the First Lien Representative as a result of such transfer except for loss or damage suffered by the First Lien Representative as a result of its own willful misconduct, gross negligence or bad faith. The First Lien Representative has no obligation to follow instructions from the Junior Lien Representative or any Junior Lien Secured Party in contravention of this Agreement.

(f) Neither the First Lien Representative nor any of the First Lien Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First Lien Representative or the First Lien Secured Parties under the First Lien Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. [Reserved].

5.7. No Release if Event of Reinstatement. If at any time in connection with or after the Discharge of First Lien Obligations the Company either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the First Lien Documents and the Junior Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the related documents shall be treated as First Lien Documents for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Lien Document, the Junior Lien Representative shall promptly (at the expense of the Company) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or the First Lien Representative shall reasonably request in order to confirm to the First Lien Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the First Lien Representative the Pledged Collateral together with any necessary endorsements (or otherwise allow the First Lien Representative to obtain possession or control of such Pledged Collateral).

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing and Sale Issues. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding:

(a) if the First Lien Representative or any First Lien Secured Party shall desire to permit (or not object to) the use of cash collateral and/or to permit the Company or any other Grantor to obtain financing (whether from any First Lien Secured Party or any third party) under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens on the Collateral senior in priority to the Liens securing the Junior Lien Obligations, then the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto), any adequate protection liens granted to the First Lien Secured Parties, and any “carve out” for professional and United States Trustee fees agreed to by the First Lien Representative, on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the First Priority Liens securing the applicable First Lien Obligations;

(b) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by the First Lien Representative or any First Lien Secured Party;

(c) none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of the Company or any Grantor for which the First Lien Representative has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with this Agreement; provided that the Junior Lien Representative may object solely to any sale or bidding procedures proposed for any such sale;

(d) none of them will seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, the First Lien Collateral or any other collateral without the prior written consent of the First Lien Representative;

(e) none of them will object to, or otherwise contest (or support any other Person contesting), (i) any request by the First Lien Representative or any First Lien Secured Party for adequate protection or (ii) any objection by the First Lien Representative or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Representative’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(f) none of them will assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral or First Lien Collateral;

(g) none of them will oppose or otherwise contest (or support any Person contesting) any lawful exercise by the First Lien Representative or any First Lien Secured Party of the right to credit bid, under Section 363(k) of the Bankruptcy Code or any similar provision of any Bankruptcy Law, First Lien Obligations at any sale of Collateral or First Lien Collateral;

(h) none of them will challenge (or support any other Person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Collateral or First Lien Collateral (and the First Lien Representative and the First Lien Secured Parties agree not to challenge the validity, enforceability, perfection or priority of the Liens in favor of the Junior Lien Representative and each other Junior Lien Secured Party on the Collateral); and

(i) the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that notice received two Business Days prior to the entry of an order approving a DIP Financing and/or the use, lease, or other disposition of cash or other collateral shall be deemed to be adequate notice thereof.

6.2. Adequate Protection. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees in an Insolvency or Liquidation Proceeding that none of them shall object to or contest (a) any request by the First Lien Representative or any First Lien Secured Party for adequate protection in any form, (b) any objection by the First Lien Representative or any First Lien Secured Party to any motion, relief, action, or proceeding based on the First Lien Representative’s or any First Lien Secured Party’s claiming a lack of adequate protection, or (c) the allowance and payment of interest, fees, expenses, or other amounts of the First Lien Representative or any First Lien Secured Party as adequate protection or otherwise under Section 506(b) or (c) of the Bankruptcy Code or any similar provision of any Bankruptcy Law. If the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing and/or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any Bankruptcy Law, then the Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) will be subordinated to the Liens securing or granted as adequate protection for, and claims with respect to, the First Lien Obligations and such DIP Financing (and all obligations relating thereto) and/or use of cash collateral on the same basis as the other Liens securing and claims with respect to the Junior Lien Obligations are so subordinated to the Liens securing and claims with respect to the First Lien Obligations under this Agreement and (ii) in the event any Junior Lien Secured Party seeks or requests adequate protection, and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then the Junior Lien Secured Parties agree that the First Lien Representative shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the First Lien Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement Collateral securing or providing adequate protection for the Junior Lien Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such Collateral securing and claims with respect to the First Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Lien Obligations are so subordinated to such Liens securing and claims with respect to First Lien Obligations under this Agreement. To the extent that the First Lien Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses and/or other cash payments, then the Junior Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the First Lien Secured Parties to object to the allowance and reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Lien Secured Parties.

6.3. Preference Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor) or to or for the benefit of its creditors, because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred, and such First Lien Secured Party shall be entitled to a future Discharge of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder with respect thereto. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Any Collateral or First Lien Collateral or proceeds thereof received by any Junior Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of Section 4.2 and the other terms of this Agreement. The First Lien Representative shall use commercially reasonable efforts to give written notice to the Junior Lien Representative of the occurrence of any such Recovery (provided that the failure to give such notice shall not affect the First Lien Representative’s rights hereunder, except it being understood that until the delivery of such notice to the Junior Lien Representative, the Junior Lien Representative shall not be charged with knowledge of such Recovery or required to take any actions based on such Recovery). The Junior Lien Representative, for itself and on behalf of each Junior Lien Secured Party, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the provisions of Section 4.1 and the other terms of this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the provisions of Section 4.1 and the other terms of this Agreement.

6.4. Application. The parties hereto agree that this Agreement constitutes a “subordinated agreement” under Section 510(a) of the Bankruptcy Code or any similar provision under any Bankruptcy Law, and this Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.5. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.6. Post-Petition Interest.

(a) The Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledges and agrees that neither the Junior Lien Representative nor any Junior Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Representative or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses.

(b) Neither the First Lien Representative nor any First Lien Secured Party shall oppose or seek to challenge any claim by the Junior Lien Representative or any Junior Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens in favor of the Junior Lien Secured Parties on the Collateral (after taking into account the Liens in favor of the First Lien Secured Parties).

6.7. Nature of Obligations; Separate Classification. The Junior Lien Representative, on behalf of the Junior Lien Secured Parties, hereby acknowledges and agrees that (i) the Junior Lien Secured Parties’ claims against the Company and/or any Grantor in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Company and the Grantor in respect of the Collateral and (ii) the First Lien Obligations include all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of the Company or any Grantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Company or any Grantor in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims) under a Plan of Reorganization or other dispositive restructuring plan, then the Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, hereby acknowledge and agree that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Company and the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Representative on behalf of the Junior Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, fees and expenses, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed or allowable in whole or in part in the respective Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, with the Junior Lien Representative, for itself and on behalf of the Junior Lien Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Lien Obligations all amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Junior Lien Secured Parties).

6.8. Proofs of Claim. Subject to the limitations set forth in this Agreement, the First Lien Representative may file proofs of claim and other pleadings and motions with respect to any First Lien Obligations, any Junior Lien Obligations or the Collateral in any Insolvency or Liquidation Proceeding. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Lien Representative shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Junior Lien Secured Parties with respect to any of the Junior Lien Obligations or any of the Collateral. In furtherance of the foregoing, the Junior Lien Representative hereby appoints the First Lien Representative as its attorneys-in-fact, with full authority in the place and stead of the Junior Lien Representative and full power of substitution and in the name of the Junior Lien Secured Parties or otherwise, to execute and deliver any document or instrument that the First Lien Representative is required or permitted to deliver pursuant to this Section 6.8, such appointment being coupled with an interest and irrevocable.

6.9. Plan of Reorganization. No Junior Lien Secured Party (whether in the capacity as a secured or unsecured creditor) may support or vote in favor of any Non-Conforming Plan of Reorganization (and each shall be deemed to have voted to reject any such Non-Conforming Plan of Reorganization). Without limiting the generality of any provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the First Lien Representative shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn. Without limiting the generality of the foregoing, no Junior Lien Secured Party (whether in the capacity as a secured or unsecured creditor) may support or vote in favor of any Plan of Reorganization unless such Plan of Reorganization (a) pays off, in cash in full, all First Lien Obligations or (b) is accepted by the class of holders of First Lien Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the First Lien Secured Parties to the execution and delivery of the Junior Lien Documents to which the First Lien Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, acknowledges that it and the Junior Lien Secured Parties have, independently and without reliance on the First Lien Representative or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Junior Lien Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Junior Lien Document or this Agreement.

7.2. No Warranties or Liability. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, acknowledges and agrees that neither the First Lien Representative nor any of the First Lien Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they, in their sole discretion, may otherwise deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Lien Representative or any of the Junior Lien Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Representative nor any First Lien Secured Parties shall have any duty to the Junior Lien Representative or any Junior Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Junior Lien Documents), regardless of any knowledge thereof that they may have or be charged with. The First Lien Representative, the First Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Junior Lien Obligations, the First Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Representative and the First Lien Secured Parties, and the Junior Lien Representative and the Junior Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Junior Lien Documents; or any lack of or other matter relating to the validity, enforceability, perfection or priority of any lien creating or existing or purported to be creating or existing thereunder;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or of the terms of any Junior Lien Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Junior Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations or the Junior Lien Obligations in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Junior Lien Document, the provisions of this Agreement shall govern; provided, however, solely as it relates to matters between the ABL Agent and the ABL Secured Parties (as each term is defined in the ABL Intercreditor Agreement) on the one hand and the First Lien Secured Parties and the Junior Lien Secured Parties on the other hand, in the event of any conflict between the provisions of this Agreement and the provisions of the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall govern.

8.2. Continuing Nature of This Agreement; Severability. Subject to Section 5.1(a)(y), Section 5.7 and Section 6.3, this Agreement shall continue to be effective until the Discharge of First Lien Obligations shall have occurred or such later time as all of the Junior Lien Obligations shall have been paid in full. This is a continuing agreement of lien subordination, and the First Lien Secured Parties may continue, at any time and without notice to the Junior Lien Representative or any Junior Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Junior Lien Representative or the First Lien Representative shall be deemed to be made except as contemplated by the First Lien Documents and the Junior Lien Documents and then pursuant to an agreement or agreements in writing signed by or on behalf of the First Lien Representative and the Junior Lien Representative or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent. Notwithstanding anything in this Section 8.3 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and with the consent of First Lien Representative and the Junior Lien Representative but without the consent of any other First Lien Secured Party or Junior Lien Secured Party to (i) secure additional extensions of credit or add other parties holding First Lien Obligations or Junior Lien Obligations to the extent such indebtedness does not expressly violate the First Lien Documents or the Junior Lien Documents and (ii) in the case of such additional Junior Lien Obligations, (a) establish that the Liens on the Collateral securing such Junior Lien Obligations shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations (at least to the same extent as the Liens on the Collateral in favor of the Junior Lien Secured Parties are junior and subordinate to the Liens on the Collateral in favor of the First Lien Secured Parties pursuant to this Agreement immediately prior to the incurrence of such additional Junior Lien Obligations) and (b) provide to the holders of such Junior Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Representative) as are provided to the Junior Lien Secured Parties under this Agreement.

8.4. Information Concerning Financial Condition of Holdings, the Company and the Subsidiaries. The First Lien Representative, the First Lien Secured Parties, the Representative and the Junior Lien Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Company and the Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Junior Lien Obligations; provided, however, that nothing in this Agreement shall impose a duty on the First Lien Representative to keep itself informed of the financial condition of Holdings, the Company and the Subsidiaries or of other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or any Junior Lien Obligations beyond that which is required pursuant to the Second Lien Documents. The First Lien Representative, the First Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Representative, any First Lien Secured Party, the Junior Lien Representative or any Junior Lien Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Representative, the First Lien Secured Parties, the Junior Lien Representative and the Junior Lien Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

8.6. Application of Payments. Except as otherwise provided herein or in the ABL Intercreditor Agreement, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations by the First Lien Secured Parties in a manner consistent with the terms of the First Lien Documents, The First Lien Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement. Except as otherwise provided herein, the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, assents to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i) if to a Grantor, to it c/o J. C. Penney Corporation, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024, Attention of the Treasurer (Telecopy No. (972) 431-2044), with a copy to the General Counsel;

(ii) if to the First Lien Representative, to Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention J.C. Penney Collateral Agency Administrator;

(iii) if to the Second Lien Representative, to [            ]; or

(iv) with respect to any party hereto, to such other address as may be designated by such party in a written notice to each other party hereto

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9. Further Assurances. Each Grantor and the Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the First Lien Representative such additional documents and instruments (in recordable form, if requested) as are necessary or that the First Lien Representative may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Representative, the First Lien Secured Parties, the Junior Lien Representative, the Junior Lien Secured Parties, the Company, the Grantors consenting hereto and their respective permitted successors and assigns.

8.12. Specific Performance. The First Lien Representative may demand specific performance of this Agreement. The Junior Lien Representative, on behalf of itself and each Junior Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Representative.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.

8.15. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The First Lien Representative represents and warrants that this Agreement is binding upon the First Lien Secured Parties. The Junior Lien Representative represents and warrants that this Agreement is binding upon the Junior Lien Secured Parties.

8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First Lien Obligations and Junior Lien Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. [Reserved].

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any First Lien Document or any Junior Lien Document, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any First Lien Document or any Junior Lien Document, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Documents on the Collateral (or any other assets) as among the First Lien Secured Parties, (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Collateral as among such First Lien Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, if taking or failing to take such action, as the case may be, would otherwise constitute a breach of, or default under, any First Lien Document or any Junior Lien Document.

8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any First Lien Document or Junior Lien Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable First Lien Document or Junior Lien Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with the applicable First Lien Document or Junior Lien Document.

8.21. Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that (i) the Junior Lien Secured Parties (as among themselves) may enter into intercreditor agreements (including the Junior Lien Pari Passu Intercreditor Agreement) or

similar arrangements governing the rights, benefits and privileges as among the Junior Lien Secured Parties in respect of the Collateral, this Agreement and the other Junior Lien Documents, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral and (ii) the First Lien Secured Parties (as among themselves) may enter into intercreditor agreements (including the Junior Lien Pari Passu Intercreditor Agreement) or similar arrangements governing the rights, benefits and privileges as among the First Lien Secured Parties in respect of the Collateral, this Agreement and the other First Lien Documents, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First Lien Security Document or Junior Lien Security Document, and the provisions of this Agreement and the other First Lien Security Documents and Junior Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)). The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Junior Lien Secured Parties on the other hand. None of the Company, any Grantor or any Subsidiary of the Company or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay the First Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.22. Concerning the First Lien Representative. The First Lien Representative is acting in this Agreement solely in its capacity as Collateral Agent under the First Lien Pari Passu Intercreditor Agreement, and shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth therein and in the First Lien Documents, as if such rights, privileges and immunities were set forth herein.

8.23. Additional Grantors. The Company and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Person that becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a Grantor Joinder Agreement to each Representative. The parties hereto agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as First Lien Representative

By:
Name: Title:

[ ], as Junior Lien Representative

By:
Name: Title: Address:

S-2

CONSENT OF COMPANY AND GRANTORS-

Dated: [            ] [    ], 20[    ]

Reference is made to the Junior Priority Intercreditor Agreement dated as of the date hereof among WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Representative for the First Lien Secured Parties, and [            ], as Representative for the Junior Lien Secured Parties, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party or Junior Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement, the First Lien Documents or the Junior Lien Documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and the Junior Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Representative or the Junior Lien Representative (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Term Loan Agreement.

[Signature page follows]

S-3

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

J. C. PENNEY CORPORATION, INC.

By:
Name: Title:

J.C.PENNEY COMPANY, INC.

By:
Name: Title:

[OTHER GRANTORS]

By:
Name: Title:

Annex I

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [_] dated as of [            ], 201[    ] (the “Grantor Joinder Agreement”) to the JUNIOR PRIORITY INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Intercreditor Agreement”), among WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Representative for the First Lien Secured Parties, and [            ], as Representative for the Junior Lien Secured Parties, each other Representative from time to time party thereto, and consented to by J.C. PENNEY CORPORATION, INC. (the “Company”) and each of the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. [            ], a Subsidiary of the Company (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure [First] [Junior] Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Representatives, the Company and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgment of the Additional Grantor. The Additional Grantor represents and warrants to each Representative, the First Lien Secured Parties and the Junior Lien Secured Parties that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed counterpart of a signature page to this Grantor Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 6. Severability. In the event any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.8 of the Intercreditor Agreement.

Section 8. The Additional Grantor agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Acknowledged by:

[EACH REPRESENTATIVE], as Representative with respect to [the [ ] Agreement]

By:
Name:
Title:

EXHIBIT K TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

INCUMBENCY CERTIFICATE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Borrower”), J. C. PENNEY COMPANY, INC., a Delaware corporation, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent, and the other financial institutions party thereto.

The following persons are now duly elected and qualified officers of Borrower, each holding the respective office or offices indicated next to his or her name below, and the signature set forth opposite his or her name below is the true and genuine signature of such officer, and such officer is duly authorized to execute and deliver, on behalf of Borrower, the Funding Notice:

Name	Office	Signature

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EXHIBIT K-1

IN WITNESS WHEREOF, I have caused this Incumbency Certificate to be duly executed and delivered as of the date and at the place first written above.

By:
Name:
Title: Secretary

EXHIBIT K-2